Filed Pursuant to Rule
424(b)(3)

File No. 333-287486

April 20, 2026
PROSPECTUS
Diameter Dynamic Credit Fund

Class	Ticker Symbol
Class A Shares	DDCAX
Class I Shares	DDCIX
The Fund.
Diameter Dynamic Credit Fund, a Delaware statutory trust, is a newly organized, non-diversified,
closed-end
management investment company (the “Fund”) registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) that continuously offers its common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and is operated as an “interval fund.”
Investment Objective
. The Fund’s investment objective is to seek to generate current income and provide attractive risk-adjusted returns. There can be no assurances that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.
Investment Strategy
. To pursue its objective, the Fund will invest in a wide range of credit-related products in both the public and private credit sectors and will aim to dynamically adjust its portfolio exposures depending on the market environment. The Fund’s investment strategy will focus on three credit-related strategies: (1) a Performing Corporate Credit strategy, which includes pursuing investments in performing first and second lien bank loans (including broadly syndicated loans), secured and unsecured high yield bonds and investment grade bonds, (2) a Structured Credit strategy, which includes pursuing investments in structured credit products, including tranches of collateralized debt and loan obligations, asset backed securities, other securitizations and risk transfer or regulatory capital relief transactions and (3) a Private Credit strategy, which includes pursuing direct lending and related investments, which will largely consist of investments in the debt of private, primarily U.S. domiciled, sponsored and non-sponsored middle-market and upper middle-market companies. Under normal circumstances, the Fund will invest directly or indirectly at least 80% of its total assets (net assets plus borrowings for investment purposes) in credit instruments (including, but not limited to, loans, bonds, structured credit investments and other credit instruments) of varying maturities. The Fund may invest in non-U.S. securities, emerging markets and derivatives, and may also invest in additional strategies in the future. This 80% investment policy is not fundamental and may be changed by the Fund’s board of trustees (the “Board”) without shareholder approval and upon sixty (60) days’ notice to shareholders.
Performing Corporate Credit Strategy
. As part of its overall investment strategy and approach, the Fund will pursue investments in performing first and second lien bank loans (including broadly syndicated loans), secured and unsecured high yield bonds and investment grade bonds. The Adviser (as defined below) aims to capitalize on its expertise investing across the full credit spectrum, from new issue and performing to stressed, distressed and special situation equities to identify what it believes to be attractive performing credit and credit-related opportunities for the Fund while also seeking to identify any potential downside risk.
Structured Credit Strategy
. As a part of its overall investment strategy and approach, the Fund will also seek to invest in structured credit products, including tranches of collateralized debt and loan obligations, asset backed securities, other securitizations and risk transfer or regulatory capital relief transactions such as credit default swaps or credit-linked notes issued or structured by banks seeking to reduce the amount of regulatory capital they must hold against credit exposures. The Adviser may invest in various tranches, from senior tranches to the “equity” tranche or “residual”. The Adviser believes that its approach to fundamentally analyzing the underlying credits of a given structured credit portfolio gives it an advantage over a model-driven investor’s approach to investing in structured credit products.
Private Credit Strategy
. As a part of its overall investment strategy and approach and depending on the market environment, the Fund is planning to invest approximately 30 - 40% of its total assets in the private credit strategy, which includes direct lending and related investments. These investments will largely consist of investments in the debt of private, primarily U.S. domiciled, sponsored and non-sponsored
middle-market and upper middle-market companies. While there is no universally agreed definition of “middle-market”, we generally use the term to refer to companies with annual EBITDA between approximately $25 million and $125 million. We generally refer to companies with annual EBITDA equal to or greater than approximately $125 million as “upper middle-market companies”. Sponsored companies are typically owned by a private equity firm. The Adviser believes that the breadth of Diameter’s platform and the strength of Diameter’s connectivity can help provide the Adviser with a competitive advantage in sourcing investment opportunities for the Fund.
The Fund may invest a substantial portion of its assets in credit instruments that are rated below investment grade by credit rating agencies or that have no credit rating at all and would be rated below investment grade if they were rated. Credit instruments that are rated below investment grade (commonly referred to as “high yield” securities or “junk bonds”) are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities, an investment in the Fund should be considered speculative. The Fund may also invest substantially in distressed and defaulted securities which may involve substantial financial and business risks that can result in substantial or at times even total losses.
The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objective will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment (see “
Investments and Related Risks
” beginning on page 28 of this prospectus (the “Prospectus”). Also, consider the following:

•	The Common Shares are not listed on any stock exchange, and the Fund does not expect a secondary market in the Common Shares to develop.

•	This is a “blind pool” offering and thus shareholders will not have the opportunity to evaluate the Fund’s investments before the Fund makes them.

•	Shareholders should generally not expect to be able to sell their Common Shares (other than through the limited repurchase process), regardless of how the Fund performs.

•	Although the Fund is required to implement and has implemented a Common Share repurchase program, only a limited number of Common Shares will be eligible for repurchase by the Fund.

•	Shareholders should consider that they may not have access to the money they invest for an indefinite period of time.

•
An investment in the Fund is suitable only for investors who can bear the risks associated with limited liquidity, and therefore an investment in the Fund will not be suitable for an investor if that investor has a foreseeable need to access the money they invest.
See “Periodic Repurchase Offers and Transfers of Shares.”

•	Shareholders will bear substantial fees and expenses in connection with their investment. See “Summary of Fund Fees and Expenses.”

•
Because shareholders will be unable to sell their Common Shares or have them repurchased immediately, shareholders may find it difficult to reduce their exposure on a timely basis during a market downturn.

•
The Fund cannot guarantee that it will make distributions. If the Fund does make distributions, it may fund such distributions from sources other than net investment income, including the sale of assets, borrowings, return of capital or offering proceeds. Although the Fund generally expects to fund distributions from net investment income, the Fund has not established limits on the amounts the Fund may pay from other such sources. A return of capital is not paid from tax earnings or profits and will have the effect of reducing the tax basis of a shareholder’s Common Shares, such that when a shareholder sells its Common Shares, the sale may be subject to tax even if the Common Shares are sold for less than the original purchase price.

•
Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates may reduce future distributions to which shareholders would otherwise be entitled.

•	It is anticipated that the Fund will employ leverage, which will magnify the potential for loss on amounts invested in the Fund.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Offering	Offering Price to the Public	Proceeds to the Fund, Before Expenses
Class A Shares, per share	Current NAV	Amount invested at NAV
Class I Shares, per share	Current NAV	Amount invested at NAV

ALPS Distributors, Inc. (the “Distributor”) acts as distributor for the Fund’s Common Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 1290 Broadway, Suite 1000, Denver, CO 80203.
The date of this Prospectus is April 20, 2026

(1)
The Distributor acts as the principal underwriter of Common Shares on a best-efforts basis. The minimum initial investment in the Fund by any investor in Class A Shares is $25,000 and in Class I Shares is $1,000,000. The minimum subsequent investment in the Fund by any shareholder of Class A Shares is $1,000 and of Class I Shares is $500,000. The Adviser may waive or reduce the minimum initial investment and minimum subsequent investment for Class A Shares and Class I Shares. See “
Plan of Distribution
.”

(2)	Each class of the Fund’s Common Shares will be issued on a daily basis at a price per share equal to the net asset value (“NAV”) per share for such class.
(3)
No upfront sales load will be paid with respect to Class A Shares or Class I Shares. However, if an investor buys Class A Shares through certain financial intermediaries, the intermediaries may directly charge the investor transaction fees or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 2.00% cap on NAV for Class A Shares. Selling agents will not charge such fees on Class I Shares. Class A Shares pay to the Distributor a shareholder servicing and distribution fee that is equal to 0.75% per annum of the average daily value of the Fund’s net assets for the Class A Shares, accrued monthly and payable monthly or at such other intervals as the Fund and the Distributor mutually agree. Payment of the shareholder servicing and distribution fee will be governed by the Fund’s distribution and service plan (the “Distribution and Service Plan”), which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund in compliance with Rule 12b-1 under the Investment Company Act. Class I Shares are not subject to any shareholder servicing or distribution fees under the Distribution and Service Plan. Shareholder servicing and distribution fees are subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation.

The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objective will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment (see “
Investments and Related Risks
” beginning on page 28).
Seeding Transaction
. Simultaneously with the Fund beginning to accept offers to purchase Shares, it is intended that DIF LP (the “Predecessor Fund”) will reorganize with and transfer substantially all of its assets and liabilities to the Fund (the “Proposed Reorganization”). The Predecessor Fund has maintained an investment objective and investment policies that are substantially similar to those of the Fund and at the time of the reorganization the Predecessor Fund will be managed by an affiliated adviser of the Adviser and the same portfolio managers as the Fund. The Predecessor Fund’s investments, if any, at the time of the Proposed Reorganization will be appropriate for investment by the Fund in light of the Fund’s investment objectives and policies. The Predecessor Fund’s investment manager is Diameter Capital Partners LP, an affiliate of the Adviser.
The Proposed Reorganization is subject to approval by the Fund’s Board and the Predecessor Fund’s general partner. In considering whether to approve the Proposed Reorganization, the Board will consider whether participation in the Proposed Reorganization is in the best interests of the Fund’s existing Shareholders and whether the interests of the Fund’s existing Shareholders will be diluted as a result of the Proposed Reorganization. There is no guarantee that the Proposed Reorganization will be approved or consummated. Regardless of whether the Proposed Reorganization is consummated, the Fund will invest the proceeds from the sale of Shares in accordance with its investment objective and strategies.
Interval Fund/Repurchase Offers
. The Fund is an “interval fund,” a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV, reduced by any applicable repurchase fee. Subject to applicable law and approval of the Fund’s Board, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of each class of the Fund’s outstanding Common Shares at the NAV applicable to each such class, which is the minimum amount permitted. It is possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Common Shares repurchased. There is no assurance that shareholders will be able to tender their Common Shares when or in the amount that they desire. See “
Periodic Repurchase Offers and Transfers of Shares
.” A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s Common Shares at any time prior to the day immediately preceding the one-year
anniversary of a shareholder’s purchase of the Common Shares (on a “first in-first
out” basis) (the “Early Repurchase Deduction”). The Early Repurchase Deduction may be waived in certain specified circumstances and will be retained by the Fund for the benefit of remaining shareholders. See “
Closed-End Interval Fund Structure.
”
Leverage
. It is anticipated that the Fund will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will the leverage employed by the Fund exceed the limitations set forth in the Investment Company Act. The Investment Company Act requires that a registered investment company must comply with an asset coverage requirement of 300% of its borrowings, including amounts borrowed, measured at the time such investment company incurs the indebtedness. This requirement means that the value of such investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). See “
Leverage
.”
Securities Offered
. This Prospectus applies to the public offering of two separate classes of Common Shares of the Fund, designated as Class A Shares and Class I Shares. The Common Shares will be offered in a continuous offering. The Distributor, which acts on a reasonable best efforts basis to sell the Fund’s Common Shares, is not required to sell any specific number or dollar amount of the Fund’s Common Shares, but will use its best efforts to solicit orders for the sale of the Common Shares. The Common Shares will generally be offered for purchase on any business day, which is any day the New York Stock Exchange is open for business, in each case subject to any applicable charges and other fees, as described herein. The Common Shares will be issued at daily NAV per share. The minimum initial investment in the Fund by any investor in Class A Shares is $25,000, and in Class I Shares is $1,000,000. The minimum subsequent investment in the Fund by any shareholder of Class A Shares is $1,000, and of Class I Shares is $500,000. The Adviser may waive or reduce the minimum initial investment and minimum subsequent investment for Class A Shares and Class I Shares. No holder of Common Shares will have the right to require the Fund to redeem its Common Shares.
Unlisted
Closed-End
Interval Fund Structure; Limited Liquidity
. The Common Shares are not listed on any securities exchange, and the Fund does not expect any secondary market to develop for the Common Shares.

The Fund is designed for long-term investors and an investment in the Common Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.
Adviser
.
Diameter DCF Advisor LLC, a Delaware limited liability company, is the Fund’s investment adviser (the “Adviser”). The Adviser is a wholly-owned subsidiary of Diameter Capital Partners LP, a credit-focused investment manager with approximately $24.8 billion of assets under management as of September 30, 2025 that combines its expertise in research and trading to invest through the credit cycle and across the capital structure.
Distributor
. ALPS Distributors, Inc. acts as distributor for the Common Shares and serves in that capacity on a reasonable best efforts basis, subject to various conditions. The principal business address of the Distributor is 1290 Broadway, Suite 1000, Denver, CO 80203. The Distributor may appoint additional selling agents (each a “Dealer”) or other financial intermediaries through which investors may purchase Common Shares. See “
Plan of Distribution
.”
****
Prospective investors should read this Prospectus, which concisely sets forth information about the Fund, before deciding whether to invest in the Common Shares, and retain it for future reference. A Statement of Additional Information (“SAI”), dated April 20, 2026, containing additional information about the Fund, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. Investors may request a free copy of the SAI by calling 833-891-0802 or by writing to the Fund. Investors can get the same information for free from the SEC’s website (http://www.sec.gov). Investors may also
e-mail
requests for these documents to publicinfo@sec.gov. In addition, investors may request copies of the Fund’s prospectus, semi-annual and annual reports or other information about the Fund or make shareholder inquiries by calling 833-891-0802. The Fund’s Prospectus, annual and semi-annual reports, when produced, will be available at the Fund’s website (www.diameterdynamiccredit.com) free of charge. Information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus.
Investors should not construe the contents of this Prospectus as legal, tax or financial advice. Investors should consult with their own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.
The Fund’s Common Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve
Board
, or any other government agency.

Investors should rely only on the information contained in or incorporated by reference into
this Prospectus. The Fund has not authorized any other person to provide investors with different information. If anyone provides investors with different or inconsistent information, investors should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Investors should assume that the information in this Prospectus is accurate only as of the date of this Prospectus or another date set forth in this Prospectus. The Fund’s business, financial condition, and prospects may have changed since th
at date.

i

PROSPECTUS SUMMARY
This is only a summary of certain information contained in this Prospectus relating to Diameter Dynamic Credit Fund. This summary may not contain all of the information that prospective investors should consider before investing in the Fund’s common shares of beneficial interest (“Common Shares”). Investors should review the more detailed information contained in this Prospectus and in the Statement of Additional Information (the “SAI”).

The Fund	Diameter Dynamic Credit Fund (the “Fund”) is a
closed-end
management investment company structured as an “interval fund” and registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was organized as a Delaware statutory trust on May 2, 2025. The Fund is non-diversified,
which means that under the Investment Company Act, it is not limited in the percentage of its assets that it may invest in any single issuer of securities.

The Fund offers two separate classes of Common Shares, designated as Class A Shares (“Class A Shares”) and Class I Shares (“Class I Shares”). Class A Shares and Class I Shares are subject to different fees and expenses. The Fund may offer additional classes of Common Shares in the future. The Fund has received an exemptive order from the Securities and Exchange Commission (“SEC”) permitting the Fund’s multi-class structure.

Simultaneously with the Fund beginning to accept offers to purchase Shares (defined below), it is intended that DIF LP (the “Predecessor Fund”) will reorganize with and transfer substantially all of its assets and liabilities to the Fund (the “Proposed Reorganization”). The Predecessor Fund has maintained an investment objective and investment policies that are substantially similar to those of the Fund. The Predecessor Fund’s investments, if any, at the time of the Proposed Reorganization will be appropriate for investment by the Fund in light of the Fund’s investment objectives and policies. The Predecessor Fund’s investment manager is Diameter Capital Partners LP (“Diameter Capital Partners” and, collectively with its subsidiaries and affiliated entities, “Diameter”), an affiliate of the Adviser.

The Proposed Reorganization is subject to approval by the Fund’s Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”) and the Predecessor Fund’s general partner. In considering whether to approve the Proposed Reorganization, the Board will consider whether participation in the Proposed Reorganization is in the best interests of the Fund’s existing shareholders and whether the interests of the Fund’s existing shareholders will be diluted as a result of the Proposed Reorganization. There is no guarantee that the Proposed Reorganization will be approved or consummated. Regardless of whether the Proposed Reorganization is consummated, the Fund will invest the proceeds from the sale of Shares in accordance with its investment objective and strategies.

The Adviser	Diameter DCF Advisor LLC is the Fund’s investment adviser (the “Adviser”) and provides day-to-day
investment management services to the Fund. Its principal place of business is located at 50 Hudson Yards, Suite 6600A, New York, NY 10001. The Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a wholly-owned subsidiary of Diameter Capital Partners, a credit-focused investment adviser that focuses on the full spectrum of credit investing, from performing to distressed. As of September 30, 2025, Diameter Capital Partners had over $24.8 billion in assets under management and advisement (including discretionary and non-discretionary
accounts).

Investment Objective and Strategies	The Fund’s investment objective is to seek to generate current income and provide attractive risk-adjusted returns. The Fund’s investment objective is not a fundamental policy of the Fund and may be changed by the Fund’s Board without prior shareholder approval.

To pursue its objective, the Fund will invest in a wide range of credit-related products in both the public and private credit sectors and will aim to dynamically adjust its portfolio exposures depending on the market environment. The Fund’s investment strategy will focus on three credit-related strategies: (1) a Performing Corporate Credit strategy, which includes pursuing investments in performing first and second lien bank loans (including broadly syndicated loans), secured and unsecured high yield bonds and investment grade bonds, (2) a Structured Credit strategy, which includes pursuing investments in structured credit products, including tranches of collateralized debt and loan obligations, asset backed securities, other securitizations and risk transfer or regulatory capital relief transactions and (3) a Private Credit strategy, which includes pursuing direct lending and related investments, which will largely consist of investments in the debt of private, primarily U.S. domiciled, sponsored and non-sponsored middle-market and upper middle-market companies. Under normal circumstances, the Fund will invest directly or indirectly at least 80% of its total assets (net assets plus borrowings for investment purposes) in credit instruments (including, but not limited to, loans, bonds, structured credit investments and other credit instruments) of varying maturities. The Fund may invest in non-U.S. securities, emerging markets and derivatives, and may also invest in additional strategies in the future. This 80% investment policy is not fundamental and may be changed by the Board without shareholder approval and upon sixty (60) days’ notice to shareholders.

Performing Corporate Credit Strategy
. As part of its overall investment strategy and approach, the Fund will pursue investments in performing first and second lien bank loans (including broadly syndicated loans), secured and unsecured high yield bonds and investment grade bonds. The Adviser aims to capitalize on its expertise investing across the full credit spectrum, from new issue and performing to stressed, distressed and special situation equities to identify what it believes to be attractive performing credit and credit-related opportunities for the Fund while also seeking to identify any potential downside risk. The Adviser believes that its approach to combining its expertise in trading and research allows it to identify the early development of any potential microcycles in order to dynamically trade certain positions as fundamentals unfold.

Structured Credit Strategy
. As a part of its overall investment strategy and approach, the Fund will also seek to invest in structured credit products, including tranches of collateralized debt and loan obligations, asset backed securities, other securitizations and risk transfer or regulatory capital relief transactions such as credit default swaps or credit-linked notes issued or structured by banks seeking to reduce the amount of regulatory capital they must hold against credit exposures. The Adviser may invest in various tranches, from senior tranches to the “equity” tranche or “residual”. The Adviser believes that its approach to fundamentally analyzing the underlying credits of a given structured credit portfolio gives it an advantage over a model-driven investor’s approach to investing in structured credit products.

Private Credit Strategy
. As a part of its overall investment strategy and approach and depending on the market environment, the Fund is planning to invest approximately 30 - 40% of its total assets in the private credit strategy, which includes direct lending and related investments. These investments will largely consist of investments in the debt of private, primarily U.S. domiciled, sponsored and non-sponsored
middle-market and upper middle-market companies. While there is no universally agreed definition of “middle-market”, we generally use the term to refer to companies with annual EBITDA between approximately $25 million and $125 million. We generally refer to companies with annual EBITDA equal to or greater than approximately $125 million as “upper middle-market companies”. Sponsored companies are typically owned by a private equity firm. Diameter has broad expertise and experience investing at all levels of a company’s capital structure, and its investment team has worked diligently over many years to build strategic relationships with global investment banks, financial intermediaries, private equity sponsors and other alternative investment firms, trading desks, financial advisers, corporates and existing investors. The Adviser believes that the breadth of Diameter’s platform and the strength of Diameter’s connectivity can help provide the Adviser with a competitive advantage in sourcing investment opportunities for the Fund. The Adviser expects that it will be able to leverage these relationships into multiple and varied origination channels to find and execute attractive investment opportunities for the Fund. A portion of the Fund’s portfolio may consist of loans or debt instruments issued by
non-U.S.
borrowers (expected to be mostly Western European and Canadian).

Notwithstanding the Fund’s intent to invest across a variety of industries, with respect to 75% of its assets, the Fund expects to hold securities of a single portfolio company that will comprise more than 5% of its total assets and/or more than 10% of the outstanding voting securities of the portfolio company. For that reason, the Fund is classified as a non-diversified
management investment company under the Investment Company Act.

There can be no assurances that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful. The Fund is not intended as, and investors should not construe it to be, a complete investment program. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.

Leverage	It is anticipated that the Fund will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will the leverage employed by the Fund exceed the limitations set forth in the Investment Company Act.

The Investment Company Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time such investment company incurs the indebtedness. This requirement means that the value of such investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).

The Fund intends to incur leverage in the form of borrowings, which may include loans from certain financial institutions and the issuance of debt securities. The Fund may also, to a limited extent, use reverse repurchase agreements or similar transactions and derivatives, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, without limitation, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and, when-issued, delayed delivery and forward commitment transactions.

The Fund may also incur leverage through the issuance of preferred shares. Under the Investment Company Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance, the value of the Fund’s total assets (minus any liabilities not representing senior securities) is at least 200% of the aggregate amount of senior securities representing indebtedness plus the liquidation value of the outstanding preferred shares (i.e., the liquidation value plus the amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total assets, after subtracting any liabilities not representing senior securities).

In determining whether to borrow money, the Fund will analyze the maturity, covenant package and rate structure of any proposed borrowings as well as the risks of such borrowings compared to its investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund. The Fund may pledge and may grant a security interest in all of its assets under the terms of any debt instruments that it enters into with lenders. In addition, from time to time, the Fund’s losses on investments may result in the liquidation of other investments held by the Fund.

The amount and cost of leverage, which is often priced on a floating rate basis, may vary frequently and may increase the Fund’s volatility. Changes in NAV can be amplified with the use of leverage. See “
Leverage
”.

Periodic Repurchase Offers
As an “interval fund,” the Fund has adopted a fundamental policy to make quarterly repurchase offers, at per-class
net asset value (“NAV”), of not less than 5% nor more than 25% of the Fund’s outstanding Common Shares on the repurchase request deadline.
For each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of each class of the Fund’s outstanding Common Shares at the NAV applicable to each such class, which is the minimum amount permitted. If the value of Common Shares tendered by investors for repurchase exceeds the value the Fund intended to repurchase, the Fund may elect to repurchase less than the full number of Common Shares tendered. In such event, shareholders will have their Common Shares repurchased on a pro rata basis, and tendering shareholders will not have all of their tendered Common Shares repurchased by the Fund.
Shareholders tendering Common Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be no more than fourteen (14) days prior to the Valuation Date. See “
Determination of Net Asset Value
.”

A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s Common Shares at any time prior to the day immediately preceding the one-year
anniversary of a shareholder’s purchase of the Common Shares (on a “first in-first
out” basis) (the “Early Repurchase Deduction”). The Early Repurchase Deduction may be waived in certain specified circumstances and will be retained by the Fund for the benefit of remaining shareholders.

Common Shares in the Fund provide limited liquidity, since shareholders will not be able to redeem Common Shares on a daily basis. A shareholder may not be able to tender its Common Shares in the Fund promptly after it has made a decision to do so. Liquidity will be provided only through repurchase offers made quarterly by the

Fund. Common Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Common Shares, and Common Shares should be viewed as a long-term investment.

Distributions; Distribution Reinvestment Plan
The Fund intends to distribute all or substantially all of its net earnings and realized gains, if any, in the form of dividends from net investment income (“dividends”) and distributions of net realized capital gains (“capital gain distributions,” and together with dividends, “distributions”). The Fund intends to declare dividends daily and distribute dividends to shareholders of record on a quarterly basis. The Fund does not have a fixed distribution rate nor does it guarantee that it will pay any distributions in any particular period.

Each shareholder whose Common Shares are registered in its own name will automatically be a participant in the Fund’s distribution reinvestment program (the “DRIP”), pursuant to which all income dividends and/or capital gains distributions will be automatically reinvested on behalf of such shareholder in Common Shares priced at the then-current NAV, unless such shareholder specifically elects to receive income dividends and/or capital gains distributions in cash. A shareholder may make such an election at any time. A shareholder receiving Common Shares under the DRIP instead of cash distributions may still owe taxes and, because the Common Shares are generally illiquid, may need other sources of funds to pay any taxes due. Inquiries concerning income dividends and/or capital gains distributions should be directed to the Fund’s administrator, ALPS Fund Services, Inc. (the “Administrator”) by mail at Diameter Capital Partners PO Box 219070, Kansas City, MO 64121-9070 or by calling the Administrator at 833-697-4987.

Distributor
ALPS Distributors, Inc. acts as distributor for the Common Shares (the “Distributor”) and is located at 1290 Broadway, Suite 1000, Denver, CO 80203. The Fund’s Shares are offered for sale through the Distributor at NAV. Although no upfront sales loads will be paid with respect to Class A Shares or Class I Shares, with respect to any Class A Shares that may be offered in the future, certain financial intermediaries may directly charge the investor transaction fees or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 2.00% cap on NAV for Class A Shares. Selling agents will not charge such fees on Class I Shares. The Distributor may appoint additional selling agents (each a “Dealer”) or other financial intermediaries through which investors may purchase Common Shares. Dealers or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this prospectus. Any terms and conditions imposed by a Dealer or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a shareholder’s ability to purchase the Common Shares or tender the

Common Shares for repurchase, or otherwise transact business with the Fund. Investors should consult with their Dealers about any additional fees or charges their Dealers might impose on each class of Common Shares in addition to any fees imposed by the Fund.

Class A Shares pay to the Distributor a shareholder servicing and distribution fee that is equal to 0.75% per annum of the average daily value of the Fund’s net assets for the Class A Shares. Class I Shares are not subject to any shareholder servicing or distribution fees. The Fund may also pay fees to financial intermediaries for sub-administration, sub-transfer agency, sub-accounting and other administrative services outside of its Distribution and Servicing Plan.

Additionally, the Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to Dealers in connection with the sale of Common Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including but not limited to access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount. Payments of Additional Compensation may be fixed dollar amounts, based on the aggregate value of outstanding Shares held by common shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

See “ Plan of Distribution ”.

Fees and Expenses
The Fund bears its own operating expenses (including, without limitation, its offering expenses not paid by the Adviser). A more detailed discussion of the Fund’s expenses can be found under “
Summary of Fund Fees and Expenses
”.

Management Fee
. The Fund pays the Adviser a management fee (the “Management Fee”) in an amount equal to 1.25% of the Fund’s average daily Managed Assets (as defined below), payable quarterly in arrears. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). See “
Management of the Fund
.” The Management Fee is paid before giving effect to any repurchase of Common Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund.

Administration Fee
. The Fund pays the Administrator an annual fee calculated based upon the average NAV of the Fund, subject to a minimum annual fee (the “Administration Fees”). The Administration Fees are paid to the Administrator out of the assets of the Fund, and therefore they decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket
expenses. See “
Administration and Accounting Services
.”

Expense Limitation and Reimbursement Agreement.
The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement
Agreement
”) with the Fund, whereby the Adviser has agreed to waive the Management Fee and/or to assume or reimburse expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding the Management Fee; any taxes; fees and interest payments on borrowed funds; shareholder servicing and distribution fees; brokerage and distribution costs and expenses; acquired fund fees and expenses (as determined in accordance with SEC Form
N-2);
expenses incurred in connection with any merger or reorganization; and extraordinary or non-routine
expenses, such as litigation expenses) (“Total Annual Expenses”) do not exceed 0.75% of the average daily net assets of Class A Shares and Class I Shares (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit in place at the time of the Waiver and the current Expense Limit. Unless earlier terminated by the Board, the Expense Limitation and Reimbursement Agreement has an initial two-year
term. The Expense Limitation and Reimbursement Agreement may be renewed at the Adviser’s discretion for consecutive one-year terms thereafter. The Adviser may not terminate the Expense Limitation and Reimbursement Agreement during the initial term. After the initial term, the Expense Limitation and Reimbursement Agreement may be terminated, without the payment of any penalty, by the Fund at any time, with or without notice, or by the Adviser upon thirty days’ written notice prior to the end of the then current term. See “
Management of the Fund
.”

The Offering
The minimum initial investment in the Fund by any investor in Class A Shares is $25,000 and in Class I Shares is $1,000,000. The minimum subsequent investment in the Fund by any shareholder of Class A Shares is $1,000, and of Class I Shares is $500,000. The Adviser may waive or reduce the minimum initial investment and minimum subsequent investment for Class A Shares and Class I Shares.

The Common Shares will be offered in a continuous offering. Common Shares will generally be offered for purchase on any day the New York Stock Exchange (“NYSE”) is open for business (each, a

“Business Day”), except that Common Shares may be offered more or less frequently as determined by the Board in its sole discretion. Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund. Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors.

A prospective investor must submit a completed investor application on or prior to the acceptance date set by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Common Shares in the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Common Shares at any time in the Board’s sole discretion.

Custodian and Transfer Agent	The Bank of New York Mellon will serve as the Fund’s custodian, and SS&C GIDS, Inc. will serve as the Fund’s transfer agent.

Administrator	ALPS Fund Services, Inc. will serve as the Fund’s administrator and fund accountant.

Principal Risk Considerations
The Fund is subject to substantial risks, including market risks and strategy risks. The Fund is also subject to risks associated with the investment strategies employed by the Adviser, which may include credit risks, prepayment risks, valuation risks, and interest rate risks. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested. Some of the more significant risks relating to an investment in the Fund include those listed below. A discussion of the risks associated with an investment in the Fund can be found under “Investments and Related Risks.”

•	There is no assurance that the Fund will achieve its investment objective.

•	A shareholder should not expect to be able to sell all or most of its Common Shares regardless of how the Fund performs.

•	A shareholder should consider that it may not have access to the money it invests for an extended period of time.

•	The Fund does not intend to list its Common Shares on any securities exchange, and the Fund does not expect a secondary market in its Common Shares to develop in the absence of any listing.

•	Because a shareholder may be unable to sell its Common Shares, a shareholder will be unable to reduce its exposure in any market downturn.

•	The Fund has elected to operate as an “interval fund” and will make periodic repurchase offers, but only a limited number of

Common Shares will be eligible for repurchase, and repurchase offers and the need to fund repurchase obligations may affect the Fund’s ability to be fully invested or force the Fund to maintain a higher percentage of assets in liquid investments, which may harm the Fund’s investment performance.

•	An investment in the Fund is suitable only for investors who can bear the risks associated with limited liquidity. See “ Periodic Repurchase Offers and Transfers of Shares .”

•	Investors will bear substantial fees and expenses in connection with their investments. See “ Summary of Fund Fees and Expenses .”

•
The Fund is subject to special risks associated with investments in its structured credit strategy, which involves the pooling of debt obligations and investments in structured products. Holders of such obligations and structured products bear numerous risks including but not limited to risks of the underlying investments, index or reference obligation risk, and counterparty risk.

•
The Fund is subject to special risks associated with investments in credit strategies. Performing corporate credit, structured credit and private credit strategies are subject to a high degree of risk, and investments within such strategies may be adversely affected by credit changes, interest rate fluctuations, the financial condition of the U.S. and global corporate market, tax, legislative, regulatory, political or government changes and the financial conditions of issuers, which may pose significant credit risks (i.e., the risk that an issuer of a security will fail to pay principal and interest in a timely manner, reducing the associated total return) that result in issuer default.

•
The Fund is subject to special risks associated with investments in non-U.S. securities, including possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the non-U.S. securities to shareholders located outside the country of the issuer, whether from currency blockage or otherwise. The Fund is also subject to special risks associated with investments in so-called “emerging markets”. Non-U.S. securities of issuers in emerging markets (or lesser developed countries, including countries that may be considered “frontier” markets) are particularly speculative and entail all of the risks of investing in non-U.S. Securities but to a heightened degree.

•
The Fund is subject to special risks associated with investments in derivatives. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own.

•
There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Adviser, its affiliates and their respective employees with respect to the management of accounts for other clients.

•
The Fund cannot guarantee that it will make distributions. If the Fund does make distributions, it may fund such distributions from sources other than net investment income, including the sale of assets, borrowings, return of capital or offering proceeds. Although the Fund generally expects to fund distributions from net investment income, the Fund has not established limits on the amounts the Fund may pay from other such sources. A return of capital is not paid from tax earnings or profits and will have the effect of reducing the tax basis of a shareholder’s Common Shares, such that when a shareholder sells its Common Shares, the sale may be subject to tax even if the Common Shares are sold for less than the original purchase price.

•	Distributions funded by a return of capital can reduce the amount of capital available to the Fund for investment, potentially impacting the Fund’s ability to achieve its investment objectives.

•
Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates may reduce future distributions to which shareholders would otherwise be entitled.

•
The Fund may utilize leverage to the maximum extent permitted by the Investment Company Act or other law for investment and other general corporate purposes, which will magnify the potential for loss on amounts invested in the Fund. See “
Leverage
” and “
Risks—Leverage Risk
.”

•
The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below-investment-grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the given issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Unlisted Closed-End Fund
The Fund does not intend to list the Common Shares on any securities exchange, unlike traditional listed closed-end
funds. The Fund is designed for long-term investors and an investment in the Common Shares, unlike an investment in a traditional listed closed-end
fund,

should be considered illiquid. An investment in the Common Shares is not suitable for investors who need access to the money they invest. Unlike shares of open-end
funds (commonly known as mutual funds), which generally are redeemable on a daily basis, the Common Shares will not be redeemable at an investor’s option. Notwithstanding that the Fund will conduct periodic repurchase offers, investors should not expect to be able to sell their Common Shares when and/or in the amount desired, regardless of how the Fund performs. See “
Closed-End
Interval Fund Structure
”.

Summary of Taxation
The Fund intends to elect to be treated and to qualify as a “regulated investment company” for U.S. federal income tax purposes (a “RIC”) under Subchapter M of the U.S. Internal Revenue code of 1986, as amended (the “Code”). As a RIC, the Fund will generally not be subject to federal corporate income tax, provided that, among other things, it distributes its net income and gains to shareholders each year. See “
Certain U.S. Federal Income
Tax Matters
.”

Tax Year and Fiscal Year	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on December 31. The Fund’s taxable year is the 12-month period ending on December 31.

SUMMARY OF FUND FEES AND EXPENSES
The following tables describe the aggregate fees and expenses that the Fund expects to incur and that the shareholders can expect to bear, either directly or indirectly, through the Fund’s investments. More information about these and other discounts is available from an investor’s financial professional and in the section titled “
Plan of Distribution
”.

	Class A Shares	Class I Shares
Shareholder Transaction Expenses (Fees Paid Directly From Your Investment):
Maximum Sales Charge (Load) (1)	N/A	N/A
Maximum Early Repurchase Deduction (2)	2.00%	2.00%

Annual Expenses (as a Percentage of Net Assets Attributable to our Shares) (3)
Management Fee (4)	1.56%	1.56%
Shareholder Servicing and/or Distribution Fees (5)	0.75%	None
Fees and Interest Payments on Borrowed Funds (6)	0.84%	0.84%
Acquired Fund Fees and Expenses (6)	0.00%	0.00%
Other Expenses (6)	0.71%	0.71%
Total Annual Expenses	3.86%	3.11%
Less: Amount Paid or Absorbed Under Expense Limitation and Reimbursement Agreement (7)	0.00%	0.00%
Net Annual Expenses (7)	3.86%	3.11%

(1)
No upfront sales load will be paid with respect to Class A Shares or Class I Shares. However, if an investor buys Class A Shares through certain financial intermediaries, such intermediaries may directly charge the investor transaction fees or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 2.00% cap on NAV for Class A Shares. Selling agents will not charge such fees on Class I Shares. Please consult the applicable selling agent for additional information.

(2)
A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of a shareholder’s Common Shares at any time prior to the day immediately preceding the one-year
anniversary of a shareholder’s purchase of the Common Shares (on a “first in-first
out” basis) (the “Early Repurchase Deduction”). The
one-year
holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the Repurchase Pricing Date used in the repurchase of such Common Shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; due to trade or operational error; and repurchases of Common Shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Fund. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.

(3)
This table summarizes the expenses of the Fund and is designed to help investors understand the costs and expenses they will bear, directly or indirectly, by investing in the Fund. The figures in this table assume an average Managed Assets (defined below) of $750 million. For purposes of determining net assets in fee table calculations, derivatives are valued at market value.

(4)
The Management Fee will be paid to the Adviser in an amount equal to 1.25% of the Fund’s average daily Managed Assets, payable quarterly in arrears. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). The Management Fee will decrease the net profits or increase the net losses of the Fund. Because the Adviser’s Management

Fee is based on Managed Assets, the Management Fee will be higher if the Fund utilizes leverage. The investment management fee figure shown in the table above is computed as a percentage of the Fund’s net assets, which differs from the Fund’s Managed Assets, and accordingly the figure shown in the table above differs from the Fund’s Management Fee rate.

(5)
Investors may pay a shareholder servicing and distribution fee for
Class
A Shares equal to 0.75% per annum of the average daily value of the Fund’s net assets for the Class A Shares, accrued daily and payable monthly. Payment of the shareholder servicing and distribution fee will be governed by the Fund’s distribution and service plan (the “Distribution and Service Plan”) for Class A Shares, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Shares in compliance with Rule
12b-1
under the Investment Company Act. Class I Shares are not subject to any shareholder servicing and distribution fees. See “
Plan of Distribution
”.

(6)
Fees and Interest Payments on Borrowed Funds, “Other Expenses” (as defined below), and Acquired Fund Fees and Expenses represent estimated amounts for the current fiscal year. Acquired Fund Fees and Expenses will be indirectly borne by the Fund’s shareholders. “Other Expenses” include administration, accounting, legal and auditing fees, transfer agency, organization and offering expenses and fees payable to the Fund’s Trustees. The amount presented in the table estimates the amounts the Fund expects to pay for the current fiscal year.

(7)
The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive the Management Fee and/or to assume or reimburse expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding the Management Fee; any taxes; fees and interest payments on borrowed funds; shareholder servicing and distribution fees; brokerage and distribution costs and expenses; acquired fund fees and expenses (as determined in accordance with SEC Form
N-2);
expenses incurred in connection with any merger or reorganization; and extraordinary or non-routine
expenses, such as litigation expenses) (“Total Annual Expenses”) do not exceed 0.75% of the average daily net assets of Class A Shares and Class I Shares (the “Expense Limit”). Because the Management Fee; taxes; fees and interest payments on borrowed funds; shareholder servicing and distribution fees; brokerage and distribution costs and expenses; acquired fund fees and expenses; expenses incurred in connection with any merger or reorganization; and extraordinary or non-routine
expenses are excluded from the Expense Limit, the expenses that investors in the Fund will ultimately be responsible to bear for the current fiscal year (after fee waivers and expense reimbursements) are expected to exceed the Expense Limit. The Net Annual Expenses are estimated to be approximately 3.86% (including the 0.75% shareholder servicing and distribution fee) for Class A Shares and 3.11% for Class I Shares. For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit in place at the time of the Waiver and the current Expense Limit. Unless earlier terminated by the Board, the Expense Limitation and Reimbursement Agreement has an initial two-year
term. The Expense Limitation and Reimbursement Agreement may be renewed at the Adviser’s discretion for consecutive one-year terms thereafter. The Adviser may not terminate the Expense Limitation and Reimbursement Agreement during the initial term. After the initial term, the Expense Limitation and Reimbursement Agreement may be terminated, without the payment of any penalty, by the Fund at any time, with or without notice, or by the Adviser upon thirty days’ written notice prior to the end of the then current term.

Example
The following example is intended to help investors compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes a $1,000 investment and that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown. The expenses in the example do not reach the Expense Limit. If they did, Waivers in connection with the expense limitation for the 1 Year period and the first two years of the 3 Years, 5 Years and 10 Years periods would be reflected. The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the SEC applicable to all registered investment companies.
The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Common Shares.

	1 Year	3 Years	5 Years	10 Years
Class A Shares	$40	$120	$202	$415
Class I Shares	$32	$97	$165	$346
While the example assumes a $1,000 investment and a 5% annual return on investment before fees and expenses, the Fund’s performance will vary and may result in an annual return that is greater or less than this. The example above excludes the Early Repurchase Deduction which would apply if Shares were repurchased within one year of their purchase. If an investor’s Common Shares are repurchased within one year of their purchase, the Common Shares would incur the 2.00% Early Repurchase Deduction. This example should not be considered a representation of any particular shareholder’s future expenses.

FINANCIAL HIGHLIGHTS
Because the Fund has no performance history as of the date of this Prospectus, there are no financial highlights for the Fund.

THE FUND
The Fund is a
non-diversified,
closed-end
management investment company registered under the Investment Company Act. The Fund was organized as a Delaware statutory trust on May 2, 2025, pursuant to a Certificate of Trust, governed by the laws of the State of Delaware. The Fund has no operating history. The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”). The Fund’s principal office is located at 50 Hudson Yards, Suite 6600A, New York, NY 10001, and its telephone number is 833-891-0802.

USE OF PROCEEDS
The proceeds from the continuous offering of the Fund’s Common Shares, not including the amount of any sales charges or the Fund’s fees and expenses (including, without limitation, offering expenses not paid by the Adviser), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable (and in any event not later than six months after receipt, subject to market conditions and the availability of suitable investments) and, to the extent proceeds are held in cash, to pay dividends or expenses, to satisfy repurchase offers or for temporary defensive purposes.
Delays in fully investing the Fund’s assets may occur, for example, because of the time required to complete certain transactions pursuant to certain of the Fund’s strategies and because the Adviser’s ability to find suitable investments may be delayed. While the Fund’s investments are expected to be partially-invested within three months, the aforementioned delays may inhibit the Fund from being fully-invested at all times. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to shareholders.
To the extent required to comply with diversification or other requirements during the startup period, the Fund may invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments, which the Adviser expects will earn yields substantially lower than the interest, dividend or other income that it anticipates receiving in respect of suitable portfolio investments. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

THE FUND’S INVESTMENTS
Investment Objective and Strategies
Investment Objective.
The Fund’s investment objective is to seek to generate current income and provide attractive risk-adjusted returns. There can be no assurances that the Fund’s investment objective will be achieved or that the Fund’s investment program will be successful.
Investment Strategy.
To pursue its objective, the Fund will invest in a wide range of credit-related products in both the public and private credit sectors and will aim to dynamically adjust its portfolio exposures depending on the market environment. The Fund’s investment strategy will focus on three credit-related strategies: (1) a Performing Corporate Credit strategy, which includes pursuing investments in performing first and second lien bank loans (including broadly syndicated loans), secured and unsecured high yield bonds and investment grade bonds, (2) a Structured Credit strategy, which includes pursuing investments in structured credit products, including tranches of collateralized debt and loan obligations, asset backed securities, other securitizations and risk transfer or regulatory capital relief transactions and (3) a Private Credit strategy, which includes pursuing direct lending and related investments, which will largely consist of investments in the debt of private, primarily U.S. domiciled, sponsored and non-sponsored middle-market and upper middle-market companies. Under normal circumstances, the Fund will invest directly or indirectly at least 80% of its total assets (net assets plus borrowings for investment purposes) in credit instruments (including, but not limited to, loans, bonds, structured credit investments and other credit instruments) of varying maturities. The Fund may invest in non-U.S. securities, emerging markets and derivatives, and may also invest in additional strategies in the future. This 80% investment policy is not fundamental and may be changed by the Fund’s Board without shareholder approval and upon sixty (60) days’ notice to shareholders.
Performing Corporate Credit Strategy
. As part of its overall investment strategy and approach, the Fund will pursue investments in performing first and second lien bank loans (including broadly syndicated loans), secured and unsecured high yield bonds and investment grade bonds. The Adviser aims to capitalize on its expertise investing across the full credit spectrum, from new issue and performing to stressed, distressed and special situation equities to identify what it believes to be attractive performing credit and credit-related
opportunities for the Fund while also seeking to identify any potential downside risk. The Adviser believes that its approach to combining its expertise in trading and research allows it to identify the early development of any potential microcycles in order to dynamically trade certain positions as fundamentals unfold.
Structured Credit Strategy.
As a part of its overall investment strategy and approach, the Fund will also seek to invest in structured credit products, including tranches of collateralized debt and loan obligations, asset backed securities, other securitizations and risk transfer or regulatory capital relief transactions such as credit default swaps or credit-linked notes issued or structured by banks seeking to reduce the amount of regulatory capital they must hold against credit exposures. The Adviser may invest in various tranches, from senior tranches to the “equity” tranche or “residual”. The Adviser believes that its approach to fundamentally analyzing the underlying credits of a given structured credit portfolio gives it an advantage over a model-driven investor’s approach to investing in structured credit products.
Private Credit Strategy.
As a part of its overall investment strategy and approach and depending on the market environment, the Fund is planning to invest approximately 30 - 40% of its total assets in the private credit strategy, which includes direct lending and related investments. These investments will largely consist of investments in the debt of private, primarily U.S. domiciled, sponsored and non-sponsored
middle-market and upper middle-market companies. While there is no universally agreed definition of “middle-market”, we generally use the term to refer to companies with annual EBITDA between approximately $25 million and $125 million. We generally refer to companies with annual EBITDA equal to or greater than approximately $125 million as “upper middle-market companies”. Sponsored companies are typically owned by a private equity firm. Diameter has broad expertise and experience investing at all levels of a company’s capital structure, and its investment team has worked diligently over many years to build strategic relationships with global investment banks, financial intermediaries, private equity sponsors and other alternative investment firms, trading desks, financial advisers, corporates and existing investors. The Adviser believes that the breadth of Diameter’s platform and the strength of Diameter’s connectivity can help provide the Adviser with a competitive advantage in sourcing investment opportunities for the Fund. The Adviser expects that it will be able to leverage these relationships into multiple and varied origination channels to find and execute attractive investment opportunities for the Fund.
The Adviser will focus on companies that it considers to be high quality, performing borrowers in stable or growing industries (i.e., industries that have experienced stable rates of earnings or industries that have experienced above-average rates of earnings growth). The Adviser’s process will prioritize borrower quality and capital preservation over yield, to select investments that offer current income.
Some of the debt may be directly originated by the Adviser or an affiliate, meaning that the Adviser or such affiliate will negotiate and structure material terms of the transaction other than just the price. Alternatively, the Adviser or an affiliate may participate in transactions where third parties are equally or more involved in the negotiation and structuring with the company, including club deals, or transactions with a bank or advisor acting as an intermediary.
It is expected that most of the investments within the private credit strategy will be composed of first lien loans to U.S. borrowers, but that may fluctuate from time to time.
The Adviser believes that investments in middle-market and upper middle-market companies will allow the Fund to target a class of borrowers whose financing needs may be overlooked in the current private credit markets, as incumbent asset managers target underwriting to large borrowers. Further, the Adviser believes that investments in both sponsored and non-sponsored
borrowers will increase the Fund’s origination opportunities. The broader Diameter platform (as discussed below) greatly expands the Adviser’s contacts into sponsor firms and non-sponsor
channels including global investment banks, financial intermediaries and advisers, alternative investment firms, and family offices. The Adviser believes that the Diameter platform’s broader contacts will greatly enhance its proprietary origination efforts.
The Adviser will seek to achieve downside protection through contractual means or structural terms, including by generally seeking a senior position in the capital structure of portfolio companies (e.g., first lien loans), requiring a total return that appropriately compensates the Fund for credit risk, and requiring certain covenants and restrictions in our negotiations with portfolio companies, including certain affirmative and negative covenants, default penalties, lien protections and change of control provisions.
A portion of the Fund’s portfolio may consist of loans or debt instruments issued by
non-U.S.
borrowers (expected to be mostly Western European and Canadian).
Other Investment Strategies and Approaches.
The Fund intends to target a diversified portfolio of investments, with a focus on what percentage of the total portfolio is constituted by a single asset or single industry. The Adviser’s assessment of concentration percentages and diversification metrics will be based on a targeted, fully ramped total portfolio size. The Adviser will monitor the Fund’s portfolio for industry balance, using industry and market metrics as key indicators, to seek to reduce the effects of economic downturns associated with any particular industry or market sector. The holding size in each private credit position will be determined based on a number of factors, including the anticipated return of an investment, pricing, terms and structure, and targeted portfolio metrics for sector, loan-to-value, EBITDA ranges and geography.
Notwithstanding the Fund’s intent to invest across a variety of industries, with respect to 75% of its assets, the Fund may hold securities of a single portfolio company that will comprise more than 5% of its total assets and/or more than 10% of the outstanding voting securities of the portfolio company. For that reason, the Fund is classified as a non-diversified
management investment company under the Investment Company Act.
Subsidiaries.
The Fund may make investments or originate loans through direct and indirect wholly owned subsidiaries (“Subsidiaries”). The Fund may form a Subsidiary in order to pursue its investment objective and strategies in a potentially tax-efficient
manner or for the purpose of facilitating its use of permitted borrowings. Except as otherwise provided, references to the Fund’s investments also will refer to any Subsidiary’s investments, as applicable. Such Subsidiaries may not be registered under the Investment Company Act; however, the Fund will wholly own and control any Subsidiaries.
The Board has oversight responsibility for the investment activities of the Fund, including its investment in any Subsidiary and the Fund’s role as sole direct or indirect shareholder of any Subsidiary. To the extent applicable to the investment activities of a Subsidiary, the Subsidiary will follow the same compliance policies and procedures as the Fund. The Fund would “look through” any such Subsidiary to determine compliance with its investment policies. The Fund will comply with Section 8 and Section 18 of the 1940 Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any Subsidiary. Any Subsidiary also would comply with Section 17 of the 1940 Act relating to affiliated transactions and custody. In determining which investments should be bought and sold for a Subsidiary, the Adviser will treat the assets of any Subsidiary as if the assets were held directly by the Fund, as appropriate. The financial statements of any Subsidiary would be consolidated with those of the Fund.
If the Fund uses one or more Subsidiaries to make investments, such Subsidiaries will bear their respective organizational and operating fees, costs, expenses and liabilities and, as a result, the Fund will indirectly bear these fees, costs, expenses and liabilities. As the Subsidiaries will be wholly-owned, they will have the same investment strategies (or a subset thereof) as the Fund. The Fund complies with the provisions of the Investment Company Act governing capital structure and leverage on an aggregate basis with the Subsidiaries. The Adviser will serve as investment adviser to each Subsidiary. The Subsidiaries will comply with the provisions relating to affiliated transactions and custody of the Investment Company Act. The Bank of New York Mellon will serve as the custodian to the Subsidiaries. The Fund does not intend to create or acquire primary control of any entity which engages in investment activities in securities or other assets other than entities wholly-owned by the Fund.
Overview of Investment Process
The Fund’s investment activities will be managed by the Adviser. The Adviser will source and manage the Fund’s portfolio through a team of investment professionals led by Scott Goodwin, Jonathan Lewinsohn, who are the co-founders and co-managing partners of Diameter (together, the “Managing Partners”) and Joshua Green (together with the Managing Partners, the “Portfolio Managers”).
Performing Corporate Credit and Structured Credit Strategy:
Portfolio Management.
Portfolio management decisions around industry and sector composition, and position sizing will be made by the Portfolio Managers.
The Adviser believes that its approach to combining its expertise in trading and research allows it to identify the early development of any potential microcycles in order to dynamically trade certain positions as fundamentals unfold.
The Adviser seeks to combine technical knowledge of market conditions with the type of deep fundamental approach often associated with equity and distressed debt investors. The Adviser expects that its combination of research and trading in the portfolio management function will increase the Adviser’s ability to quickly respond to changing market conditions.

The Adviser focuses its analysis on cycles. This includes attention to general macroeconomic progressions; however, it also entails attention to less pronounced cycles that develop in specific industries. The Adviser believes these industry microcycles have represented the best opportunity for most of this century in areas as diverse as telecom, autos, financials, muni bonds, European sovereigns, energy, retail and healthcare. The Adviser believes that by combining its extensive research and trading skills, it can identify the early development of these microcycles and proactively trade appropriate positions as the cycles become more pronounced.
The Adviser will employ a rigorous approach to research and security selection. The Managing Partners, which are two of the three Portfolio Managers, have successfully built the Diameter platform into a research-driven proprietary investment and trading businesses and Diameter believes it has recruited and trained best-in-class
investment professionals. Specifically, the Portfolio Managers will work together to supervise research analysts and traders, direct their areas of work on a regular basis, identify the best risk opportunities, and evaluate investments on a continuing basis.
Research Process
.
Research at the Adviser begins by placing companies and industries in their macroeconomic context. This may involve exploring considerations such as: In what economic conditions have target companies usually thrived? Which economic indices are most correlated to their revenues? What evidence is there that historical relationships are persisting or breaking down? The Adviser continues with bottom-up
microeconomic work, examining companies’ working capital and cost buildups. For example, the Adviser may consider: How might a small change in revenues or costs impact a company’s profitability? As relevant, the Adviser will consider the goals and incentives of a portfolio company’s management team, to assess likely actions such companies might take, particularly during periods of industry dislocation, and how it will affect such companies’ performance. Finally, the Adviser will make decisions to invest in certain positions by identifying the most attractive securities and trading technicals.
The Adviser believes that its use of industry-focused analysts who are experts in their respective areas will enable the Fund to quickly adjust to new market conditions and effectively trade around dislocations.
The Adviser will take a disciplined approach to investment research, analyzing companies on a bottom-up, standalone basis, and combining such findings with thematic sectoral macro research. Each analyst on the investment team will regularly present his or her sector macro views to the broader investment team. Broadly, the Adviser will make a comprehensive distressed-style valuation of all relevant potential investments across the credit spectrum. Among other things, the Adviser’s research process is meant to assess the following:

•	industry attractiveness, secular trends and potential macro impact;

•	the issuer’s position within the industry as well as latest operating trends;

•	fixed versus variable costs to predict how changes in revenue will impact profitability;

•	management incentives in changing circumstances;

•	industry experts’ views who can assist with knowns and unknowns;

•	secular decliners where rating agencies have not yet acted;

•	working capital needs; and

•	any overlooked public information, such as year-to-year changes in risk factors, covenants or tax status.
The Adviser plans to have a dual focus on assets and liabilities which should allow for a wide range of downside protected investments.
Trading
.
The Adviser believes that its trading capabilities are a key element of its overall investment strategy and risk management process. The Adviser will dynamically trade the Fund’s positions as the individual fundamentals of its underlying portfolio companies unfold, and the Adviser will reallocate the Fund’s investments across its three strategies and its other investments, as applicable. The Adviser believes that its ability to dynamically enter, exit, and potentially re-enter
positions without materially impacting market pricing should give the Fund a competitive advantage. The Adviser will focus its trading efforts for the Fund on having long term relationships with sell-side counterparties and providing fast responses with bids, offers, or feedback to the sell-side when opportunities arise in investments that the Fund has proactively underwritten in advance of a potential dislocation.
Portfolio Monitoring
.
The Adviser’s research and trading teams will be responsible for closely monitoring Fund positions at all times, including by updating the Portfolio Managers on financial performance, company management, covenant compliance and event triggers. The Adviser’s personnel will be expected to attend lender conferences, management meetings and facility visits. The Adviser will often engage in restructuring discussions with advisors to both creditors and borrowers, company management, company sponsors or fellow lenders.
Risk Management
.
The Adviser seeks to manage risk actively in order to protect its capital and enhance the stability of its returns. The Adviser will actively monitor the Fund’s industry and company concentration, portfolio liquidity by individual position and risk bucket, interest rate exposure and foreign exchange exposure. The Fund will seek to hedge currency and interest rate risk exposure, where it believes appropriate. The Fund’s primary risk metric will likely be an estimation of potential downside for each investment. The Adviser uses position level beta and individualized liquidity score to help manage risk. For long performing credit investments, extreme downside is estimated using a jump-to-default
scenario that estimates the potential loss incurred if the performing issuer defaults on its obligations. The Adviser will consider the maximum loss that it believes can result from each position and will seek to keep the Fund’s total portfolio exposure within acceptable levels. The Adviser expects to analyze both upside and downside scenarios by engaging in a full revaluation of the portfolio to credit spread widening and tightening, high-yield index beta adjusted scenarios and S&P scenarios.
Portfolio risk will be reviewed daily by the investment team and monthly by a formal risk management committee.
Private Credit Strategy:
Portfolio Management.
The Portfolio Managers will evaluate and approve investments made by the Fund pursuant to its Private Credit strategy.
Disciplined Investment Philosophy.
The Private Credit strategy is intended to maximize current income and minimize the risk of capital loss. The Adviser intends to employ a rigorous investment approach focused on what it considers to be quality borrowers and portfolio construction, to emphasize capital preservation over yield. This investment approach will involve a multi-step underwriting process for each investment opportunity, as well as ongoing monitoring of each completed investment, with a particular emphasis on quickly identifying investments that are underperforming.
Portfolio Structure.
In addition to focusing the Fund’s investments on middle-market and upper middle-market companies, the Fund seeks to invest across various industries. The Adviser will monitor the Fund’s investment portfolio to ensure that the Fund has acceptable industry balance, using industry and market metrics as key indicators. By monitoring the Fund’s investment portfolio for industry balance, the Adviser seeks to reduce the effects of economic downturns associated with any particular industry or market sector.
Investment Focus.
We believe that Private Credit strategy’s focus on middle-market and upper middle-market companies will allow us to target a class of borrowers whose financing needs may be overlooked in the current private credit markets, as incumbent asset managers target underwriting to large borrowers. Further, we believe that our focus on both sponsored and non-sponsored
borrowers will increase our origination opportunities. Our dedicated Private Capital investment team has established prior relationships with private equity sponsor firms, as well as
non-sponsor
contacts. The broader Diameter platform greatly expands our contacts into sponsor firms and non-sponsor
channels including global investment banks, financial intermediaries and advisers, alternative investment firms, and family offices. We believe that the dedicated team’s existing contacts combined with the Diameter platform’s broader contacts will greatly enhance our proprietary origination efforts.
Synergies with Larger Diameter Platform.
Diameter Capital Partners LP (“Diameter Capital Partners” and, collectively with its subsidiaries and affiliated entities, “Diameter”) is a credit-focused investment adviser that focuses on the full spectrum of credit investing, from performing to distressed. It is headquartered in New York and maintains offices in Florida and London. As of September 30, 2025, Diameter Capital Partners employs 67 investment professionals and has approximately $24.8 billion in assets under management.
The Adviser believes it will realize significant synergies by being a part of the broader Diameter platform and that it can benefit from those synergies in the following ways:

•
Sourcing Investment Opportunities:
 We believe Diameter has broad expertise and experience investing at all levels of a company’s capital structure, and its investment team has worked diligently over many years to build strategic relationships with global investment banks, financial intermediaries, private equity sponsors and other alternative investment firms, trading desks, financial advisers, corporates and existing investors. The Adviser believes that the breadth of Diameter’s platform and the strength of its connectivity can help provide the Adviser a competitive advantage in sourcing investment opportunities for the Fund. It has a broad and diverse investor base, which includes family offices, pension plans and other sophisticated investors. The Adviser expects that it will be able to leverage these relationships into multiple and varied origination channels to find and execute attractive investment opportunities for the Fund.

•
Underwriting Investment Opportunities:
 The Adviser’s investment team is centrally located in New York, Florida and London alongside the other investment professionals of the larger Diameter platform. The Adviser believes that this proximity allows for a collaborative culture, which in turn promotes knowledge sharing. Diameter’s investment process for the rest of its businesses has sought to focus on “breadth and depth” of sector coverage. Subject to Diameter Capital Partners’ policies and procedures, including those regarding the management of conflicts of interest, the Adviser’s investment team will collaborate with the investment professionals of the larger Diameter platform, which will allow the Adviser to easily access industry knowledge and the deep sector expertise of Diameter Capital Partners analysts when relevant to a specific investment.

•
Non-Investment
 Side Expertise.
 The Adviser will benefit from the broader Diameter platform’s dedicated legal and restructuring expertise and its experienced accounting, operational, tax and compliance resources.

Temporary Defensive Positions
The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategy, such as in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that a large portion of the Fund’s assets should be invested in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, municipal bonds, bank accounts, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities and other high-quality debt instruments maturing in one year or less from the time of investment. In these and in other cases, the Fund may not achieve its investment objective. The Adviser may invest the Fund’s cash balances in any investments it deems appropriate.

Portfolio Turnover
The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) may vary from year to year and will not be a limiting factor when the Adviser deems portfolio changes appropriate.
The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held, when in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. If securities are not held for the applicable holding periods, gain or loss from sales will be short-term capital gain or loss and dividends paid on them will not qualify for the advantageous federal tax rates.

LEVERAGE
It is anticipated that the Fund will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will the leverage employed by the Fund exceed the limitations set forth in the Investment Company Act.
The Investment Company Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time such investment company incurs the indebtedness. This requirement means that the value of such investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).
The Fund intends to incur leverage in the form of borrowings, which may include loans from certain financial institutions and the issuance of debt securities. The Fund may also, to a limited extent, use reverse repurchase agreements or similar transactions and derivatives, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, without limitation, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions.
The Fund may also incur leverage through the issuance of preferred shares. Under the Investment Company Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total assets (minus any liabilities not representing senior securities) is at least 200% of the aggregate amount of senior securities representing indebtedness plus the liquidation value of the outstanding preferred shares (i.e., the liquidation value plus the amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total assets, after subtracting any liabilities not representing senior securities). In determining whether to borrow money, the Fund will analyze the maturity, covenant package and rate structure of any proposed borrowings as well as the risks of such borrowings compared to its investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund. The Fund may pledge and may grant a security interest in all of its assets under the terms of any debt instruments that it enters into with lenders. In addition, from time to time, the Fund’s losses on investments may result in the liquidation of other investments held by the Fund.
The amount and cost of leverage, which is often priced on a floating rate basis, may vary frequently and may increase the Fund’s volatility. Changes in NAV can be amplified with the use of leverage.
In response to changes in market conditions, such as rising short-term interest rates or increased volatility, the Adviser may take steps to reduce the negative impact of leverage on common shareholders. This may include shortening the average maturity of the portfolio, reallocating assets into short-term securities, or reducing the level of leverage by repaying outstanding borrowings. These actions are taken with the goal of maintaining the Fund’s risk profile while maximizing returns. However, the success of these strategies is dependent on the Adviser’s ability to accurately predict market movements, and there is no guarantee that such efforts will mitigate leverage risk effectively.
When market conditions are favorable and leverage is expected to benefit shareholders, the Fund may increase leverage by entering into new credit facilities, expanding existing facilities, or issuing preferred shares, subject to regulatory limits. The Fund continuously evaluates the costs and benefits of leverage, adjusting the level of leverage as necessary to optimize the portfolio’s performance while managing risk.
The Fund’s use of derivatives, such as swaps, options, and futures, may also create indirect leverage by increasing the Fund’s exposure to certain assets without requiring a direct investment. While these instruments can help manage interest rate, credit, or market risks, they also introduce additional complexities and risks. The Adviser carefully assesses these risks and integrates them into the broader risk management framework.

The following table illustrates the effect of leverage on returns from an investment in our Shares, assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $625,000,000 in average total assets, (ii) a weighted average cost of funds of 4.83%, (iii) $125,000,000 in borrowings outstanding (i.e. assumes the Fund borrows funds equal to 25% of its average net assets during such period) and (iv) $500,000,000 in average shareholders’ equity. In order to compute the corresponding return to shareholders, the “Assumed Return on the Fund’s Portfolio (Net of Expenses)” is multiplied by the assumed average total assets to obtain an assumed return to the Fund. From this amount, the interest expense is calculated by multiplying the assumed weighted average cost of funds by the assumed borrowings outstanding, and the product is subtracted from the assumed return to the Fund in order to determine the return available to shareholders. The return available to shareholders is then divided by shareholders’ equity to determine the corresponding return to shareholders. Actual interest payments may be different.

Assumed Return on Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%

Corresponding Return to Common Stockholders	-13.71%	-7.46%	1.21%	5.04%	11.29%

Similarly, assuming (i) $
625,000,000
in average total assets, (ii) a weighted average cost of funds of
4.83
% and (iii) $
125,000,000
in borrowings outstanding, the Fund’s assets would need to yield an annual return (net of expenses) of approximately
1.21
% in order to cover the annual interest payments on the Fund’s outstanding borrowings.

INVESTMENTS AND RELATED RISKS

Investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of the Fund’s Common Shares could decline, and investors may lose all or part of their investment.
Investors should be aware that in light of the current uncertainty, volatility and distress in economies, financial markets, and labor and health conditions all over the world, the risks below are heightened significantly compared to normal conditions. The fact that a particular risk below is not specifically identified as being heightened under current conditions does not mean that the risk is not greater than under normal conditions.
References to “we” and “our” in this section of the Prospectus refer to the Fund.
Risks Related to the Fund’s Business and Structure
No Operating History.
The Fund has not commenced operations and therefore has no operating history upon which potential investors may evaluate past or future performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of an investor’s investment could decline substantially or an investor’s investment could become worthless. There may be delays in investing substantially all of the capital raised by us in this offering due to the time necessary to identify, evaluate, structure, negotiate and close suitable investments in our performing corporate credit strategy, structured credit strategy and private credit strategy.
To the extent required to comply with diversification and other requirements, or otherwise deemed appropriate, during the startup period, we will use funds to invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will earn yields substantially lower than the interest, dividend or other income that we anticipate receiving in respect of suitable portfolio investments. We may not be able to pay any significant dividends during the startup period, and any such dividends may be substantially lower than the dividends we expect to pay when our portfolio is fully invested.
We will pay a management fee to the Adviser throughout this interim period. If the management fee and our other expenses exceed the return on any temporary investments, our equity capital will be eroded.
While we believe that the past professional experiences of the Adviser’s investment team, including investment and financial experience of the Adviser’s senior management, will increase the likelihood that the Adviser will be able to manage the Fund successfully, there can be no assurance that this will be the case.
Non-Diversified
Status.
We are classified as a
non-diversified
investment company within the meaning of the Investment Company Act, which means that we are not limited by the Investment Company Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Under the Investment Company Act, a “diversified” investment company is required to invest at least 75% of the value of its total assets in cash and cash items, government securities, securities of other investment companies and other securities limited in respect of any one issuer to an amount not greater than 5% of the value of the total assets of such company and no more than 10% of the outstanding voting securities of such issuer. As a non-diversified
investment company, we are not subject to this requirement. To the extent that we assume large positions in the securities of a small number of issuers, or within a particular industry, our NAV may fluctuate to a greater extent than that of a

2
8

diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company or to a general downturn in the economy.
The Adviser will endeavor to build and manage a diversified portfolio of investments with representation in various industries and economic sectors, geographic regions and deal types which may include growth financings and recapitalizations. Despite the foregoing objectives, the Fund may be concentrated in certain industries and/or economic sectors, geographic regions and/or deal types. The Fund also may be more concentrated than other funds with similar diversification objectives.
However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code, which include single issuer concentration limits. See “
Certain U.S. Federal Income
Tax Matters – Taxation as a Regulated Investment Company.
”
Our Board May Amend our Declaration of Trust Without Prior Shareholder Approval.
Our Board may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement the Declaration of Trust, including without limitation to classify the Board, to impose advance notice provisions for Trustee nominations or for shareholder proposals and to require super-majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature. See “
Delaware Law and Certain Provisions in the Declaration of Trust—Amendment of the Declaration of Trust.
” The Fund’s Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to open-end status.
Closed-End
Interval Fund; Illiquidity of Common Shares.
The Fund is structured as an “interval fund” and designed primarily for long-term investors. An investment in the Common Shares should be considered illiquid. The Common Shares are appropriate only for investors who are seeking an investment in less liquid or illiquid portfolio investments within an illiquid fund. An investment in the Common Shares is not suitable for investors who need access to the money they invest. Unlike open-end
funds, which generally permit redemptions on a daily basis, the Common Shares are not redeemable at an investor’s option. Unlike the shares of listed closed-end
funds, the Common Shares are not listed for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Common Shares in the foreseeable future. The NAV of the Common Shares may be volatile and the Fund’s use of leverage will increase this volatility. As the Common Shares are not traded, investors may not be able to dispose of their investment in the Fund when or in the amount desired, no matter how the Fund performs.
Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV, the number of Common Shares tendered in connection with a repurchase offer may exceed the number of Common Shares the Fund has offered to repurchase, in which case the Fund may not repurchase all of a shareholder’s Common Shares tendered in that offer. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Common Shares. Hence, shareholders may not be able to sell their Common Shares when and/or in the amount that they desire.
See
“
Repurchase Offers Risk
”.
Large Shareholder Risk.
To the extent a large proportion of Common Shares is held by a small number of shareholders (or a single common shareholder), including affiliates of the Adviser, the Fund is subject to the risk that these shareholders may seek to sell Common Shares (including after expiration of any applicable
“lock-up
period”) in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. Furthermore, it is possible that in response to a repurchase offer, the total amount of Common Shares tendered by a small number of shareholders (or a single common shareholder) may exceed the number of Common Shares that the Fund has offered to repurchase. If a repurchase offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder.
See
“
Repurchase Offers Risk
”.

2
9

Repurchase Offers Risk.
The Fund is an “interval fund” and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, will conduct quarterly repurchase offers of the Fund’s outstanding Common Shares at NAV, with the size of the repurchase offer subject to approval of the Board. In all cases, such repurchase offers will be for at least 5% and not more than 25% of its outstanding Common Shares at NAV, pursuant to Rule
23c-3
under the Investment Company Act. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Common Shares under ordinary circumstances. The Fund believes that these repurchase offers are generally beneficial to its shareholders, and repurchases may be funded from available cash, borrowings, subscription proceeds or sales of portfolio securities. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other cash equivalents held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments, including illiquid investments. If the Fund employs investment leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect common shareholders who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income. If a repurchase offer is oversubscribed, the Fund may, but is not required to, determine to increase the amount repurchased by up to 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund may be a taxable event to shareholders. See “
Certain U.S. Federal Income Tax Matters – Taxation as a Regulated Investment Company
.”
Distributions Risk
.
Any distributions the Fund makes will be at the discretion of the Board, considering factors such as the Fund’s earnings, cash flow, capital and liquidity needs and general financial condition and the requirements of Delaware law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time. The Fund may not achieve investment results that will allow it to make a specified or stable level of cash distributions and its distributions may decrease over time. In addition, the Fund may be limited in its ability to make distributions.
Valuation Risk.
Under the Investment Company
Act
, we are required to carry our portfolio investments at market value or, if there is no readily available market value, in accordance with rule
2a-5,
at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our Board. There is not a public market for certain of the private assets in which we plan to invest. We expect that many of our investments will not be publicly-traded or actively traded on a secondary market. The Board’s valuation designee, as further described below, will value these securities daily at fair value as determined in good faith as required by the Investment Company Act, but generally based on the most recent monthly (or, in certain cases, quarterly) mark. Between monthly (or, in certain cases, quarterly) valuations the valuation designee will consider daily whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the monthly process.

As part of the valuation process, the valuation designee will generally take into account relevant factors in determining the fair value of the Fund’s investments, without market quotations, some of which are loans, including and in combination, as relevant: (i) the estimated enterprise value of a portfolio company; (ii) the nature and realizable value of any collateral; (iii) the portfolio company’s ability to make payments based on its earnings and cash flow; (iv) the markets in which the portfolio company does business; (v) a comparison of the portfolio company’s securities to any similar publicly traded securities; and (vi) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. Our determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded
securities existed. Due to this uncertainty, our fair value determinations may cause our NAV on a given date to materially differ from the value that we may ultimately realize upon the sale of one or more of our investments. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from what was previously the value, and such differences could be material.
Part of our investment strategy is to invest in illiquid debt and equity securities of private companies. Most of these investments will not have a readily available market price, and we value these investments at fair value as determined in good faith as required by the Investment Company Act in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.
Risks Related to Cybersecurity and Cyber Incidents.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to, use, alteration or destruction of our information systems for purposes of misappropriating assets, obtaining ransom payments, stealing confidential information, corrupting data or causing operational disruption, or may involve phishing. The results of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. The costs related to cybersecurity incidents may not be fully insured or indemnified. We, our Adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, may be ineffective and do not guarantee that a cyber incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident.
Third parties with which we do business (including, but not limited to, key service providers, such as accountants, custodians, transfer agents and administrators, and the issuers of securities in which we invest) may also be sources or targets of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information and assets, as well as certain investor, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, we cannot control the cybersecurity plans and systems put in place by these third parties and ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Privacy and information security laws and regulation changes, and compliance with those changes, may also result in cost increases due to system changes and the development of new administrative processes.

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Additionally, investments of Diameter’s funds, including the Fund, and other Diameter entities have involved and/or may in the future involve companies that have experienced cyber-events and/or that may become involved in future cyber events. Cybersecurity events also could affect other Diameter and/or affiliated entities. Such cyber security attacks are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data.
A cybersecurity breach may cause the Fund to lose proprietary information, suffer data corruption or expose information to misuse, which could have material adverse effects on the Fund. Sensitive information which may be breached in the event of a cybersecurity threat includes, without limitation, information regarding the Fund’s investment activities and shareholders (including personal information of any shareholder and, if applicable, its underlying investors, beneficial owners and/or control persons). Cybersecurity breaches of Diameter’s (including the Adviser) and the Fund’s third-party service providers or portfolio investments may also subject the Fund to many of the same risks associated with direct cybersecurity breaches. Moreover, any such breaches could result in reputational harm to Diameter, the Adviser, the Fund and/or, as applicable, a portfolio investment, could subject any such entity and its affiliates to legal claims and could otherwise adversely affect any such entity’s business and financial performance, which could directly or indirectly adversely affect the Fund.
Cybersecurity risks also require Diameter to undertake ongoing preventative measures and to incur compliance costs.
Risks Related to Compliance with the SEC’s Regulation Best Interest.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the prior standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. Regulation Best Interest, which was adopted in June 2020, may negatively impact whether broker-dealers and their associated persons recommend the offering to retail customers. If Regulation Best Interest reduces our ability to raise capital in the offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objectives and would result in our fixed operating costs representing a larger percentage of our gross income.
Inflation and Supply Chain Risk.
Inflation and rapid fluctuations in inflation rates have in the past had, and may in the future have, negative effects on economies and financial markets, particularly in emerging economies. For example, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on investments. In an attempt to stabilize inflation, countries may impose wage and price controls or otherwise intervene in the economy. Governmental efforts to curb inflation often have negative effects on the level of economic activity. Recent and potential future U.S. tariff policies may contribute to inflationary pressures by increasing the cost of imported goods and materials, which could in turn prompt further economic intervention. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on the Fund’s returns.
Trade Negotiations and Government Actions Risk
. In recent years, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has made proposals and taken actions related thereto, and has proposed and/or taken actions to increase tariffs or other duties on goods or products being imported into the U.S. For example, the U.S. government has imposed, and may in the future increase, tariffs on certain foreign goods, including from China, such as steel and aluminum. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods. Recently, the current U.S. presidential administration has proposed and/or imposed significant increases to tariffs on goods imported into the U.S., including from China, Canada and Mexico. It is impossible to predict how or what tariffs will be imposed or what retaliatory measures other countries, including China, may take in response to tariffs proposed or imposed by the U.S. Such uncertainty and/or tariffs or counter-measures could further increase costs,

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decrease margins, reduce the competitiveness of products and services offered by current and future portfolio companies in which the Fund invests and adversely affect the revenues and profitability of portfolio companies whose businesses rely on imported goods.
There is uncertainty as to further actions that may be taken under the current U.S. presidential administration with respect to U.S. trade policy, including with respect to such tariffs. Further governmental actions related to the imposition of tariffs or other trade barriers, or changes to international trade agreements or policies, could create further regulatory uncertainty for the portfolio companies in which the Fund invests and adversely affect their businesses and financial condition, particularly to the extent the revenues and profitability of their businesses rely on goods imported from outside of the United States.
Risks Related to Uncertainty About Financial Stability.
S&P, Moody’s and Fitch downgraded the federal government’s credit rating from AAA to AA+, AAA to AA+ and Aaa to Aa1, respectively, on August 11, 2011, August 1, 2023 and May 16, 2025, respectively. Further downgrades or warnings by rating agencies, and the government’s credit and deficit concerns in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our Common Shares.
In recent years, the Federal Reserve’s benchmark federal funds rate has moved through several phases. It was gradually increased in 2017 to 2018, cut multiple times in 2019 and 2020, raised sharply in 2022 to 2023, and then eased in 2024 and September 2025. As of late 2025, further cuts remain possible, depending on evolving economic conditions. Further changes in key economic indicators, such as the unemployment rate or inflation, could lead to additional changes to the target range for the federal funds rate that may cause instability or may negatively impact our ability to access the debt markets on favorable terms. The election of a new U.S. president for a term that commenced in 2025, coupled with a consolidation of party control of both chambers of Congress, has led to new legislative and regulatory initiatives and the roll-back of certain initiatives of the previous presidential administration, which may impact our business and our portfolio investments’ businesses in unpredictable ways. Areas subject to potential change or amendment include the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the authority of the Federal Reserve and the Financial Stability Oversight Council. Additionally, under the narrowly divided control of the Congress, the likelihood of a failure to increase the debt ceiling and a default by the federal government is increased. The United States has already and may continue to increase tariffs and potentially withdraw from, renegotiate or enter into various trade agreements and take other actions that has changed and would continue to change current trade policies of the United States. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a significant adverse effect on our business, financial condition and results of operations.
Risks Related to Economic Recession or Downturn.
The Fund and its investments may be susceptible to economic slowdowns or recessions. Therefore, our non-performing
assets may increase and the value of our portfolio may decrease during these periods as we are required to record our investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our and our portfolio companies’ funding costs, limit our and our portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to us or our portfolio companies. These events could prevent us from increasing investments and harm our operating results.
Investment and Market Risk.
An investment in the Fund’s Common Shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund’s Common Shares represents an indirect investment in the portfolio of floating rate instruments, other securities and derivative

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investments owned by the Fund, and the value of these investments may fluctuate, sometimes rapidly and unpredictably. At any point in time an investment in the Fund’s Common Shares may be worth less than the original amount invested, even after taking into account distributions paid by the Fund and the ability of common shareholders to reinvest dividends. The Fund may also use leverage, which would magnify the Fund’s investment, market and certain other risks.
Interest Rate Risk.
Because we may borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. Rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise and trading prices tend to fluctuate more for fixed-rate securities that have longer maturities. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and also could increase our interest expense, thereby decreasing our net income.
In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates, while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.
If interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.
A significant portion of our debt investments are expected to be based on floating rates, such as SOFR, EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our Common Shares and our rate of return on invested capital. On one hand, a reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net interest income, which also could be negatively impacted by our borrowers making prepayments on their loans. On the other hand, an increase in interest rates could increase the interest repayment obligations of our borrowers and result in challenges to their financial performance and ability to repay their obligations.
An increase in interest rates could also decrease the value of any investments we hold that earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Moreover, an increase in interest rates available to investors could make investment in our Common Shares less attractive if we are not able to increase our dividend rate, which could reduce the value of our Common Shares. Federal Reserve policy, including with respect to certain interest rates and the decision to end its quantitative easing policy, may also adversely affect the value, volatility and liquidity of dividend-and
interest-paying securities. Market volatility, rising interest rates and/or a return to unfavorable economic conditions could adversely affect our business.

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A rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments.
We may enter into and borrow under credit facilities. Our credit facilities may be subject to variable rates that expose us to interest rate risk. We may also incur additional indebtedness subject to variable rates in the future. When interest rates increase, our debt service obligations on the variable rate indebtedness increase even though the amount borrowed remains the same.
U.S. dollar borrowings under our credit facilities may bear interest at a rate derived from SOFR. SOFR is a relatively new reference rate and has a very limited history. The future performance of SOFR cannot be predicted based on its limited historical performance. Since the initial publication of SOFR in April 2018, changes in SOFR have, on occasion, been more volatile than changes in other benchmark or market rates. The use of SOFR is relatively new, and there could be unanticipated difficulties or disruptions with the calculation and publication of SOFR. Additionally, any successor rate to SOFR under our revolving credit facility may not have the same characteristics as SOFR. As a result, the amount of interest we may pay on our revolving credit facility is difficult to predict.
We will regularly measure our exposure to interest rate risk. We will assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate-sensitive assets to our interest rate-sensitive liabilities. Based on that review, we will determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates. We may in the future hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of changes in interest rates with respect to our portfolio investments.
Force Majeure Risk.
The Fund may be affected by force majeure events (
e.g.
, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, nationalization of industry and labor strikes). Force majeure events could adversely affect the ability of the Fund or a counterparty to perform its obligations. The liability and cost arising out of a failure to perform obligations as a result of a force majeure event could be considerable and could be borne by the Fund. Certain force majeure events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting the Fund. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control, could result in a loss to the Fund if an investment is affected, and any compensation provided by the relevant government may not be adequate.
Technological or Other Innovations and Industry Disruptions Risk.
Recent trends in the market generally, including technological developments in artificial intelligence, have disrupted the industry with technological or other innovations. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect the Fund and/or its portfolio companies or alter the market practices that help frame its strategy. Any of these new approaches could damage the Fund’s investments, significantly disrupt the market in which it operates and subject it to increased competition, which could materially and adversely affect its business, financial condition and results of investments. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not have been foreseeable at the time the Fund made the investment. Furthermore, the Fund could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.
Changes in Laws or Regulations Risk.
The Fund, the portfolio companies, and other counterparties are subject to regulation at the local, state and federal levels. New legislation may be enacted, or new interpretations, rulings or regulations could be adopted, including those governing the types of investments the Fund is permitted to make, any of which could harm the Fund and its shareholders, potentially with retroactive effect.

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Additionally, any changes to or repeal of the laws and regulations governing the Fund’s operations relating to permitted investments may cause the Fund to alter its investment strategy to avail the Fund of new or different opportunities. Such changes could result in material differences to the Fund’s strategies and plans as set forth in this prospectus and may result in the Fund’s investment focus shifting from the areas of expertise of the Adviser to other types of investments in which the Adviser may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on the Fund’s financial condition and results of operations and the value of a shareholder’s investment.
Regulatory Oversight Risk
. The Fund’s business and the businesses of the Adviser, the Distributor and their respective affiliates are subject to extensive regulation, including periodic examinations, inquiries and investigations, which may result in enforcement and other proceedings, by governmental agencies and self-regulatory organizations in the jurisdictions in which the Fund, the Adviser, the Distributor and their respective affiliates operate around the world, including by the SEC and various other U.S. federal, state and local agencies. These authorities have regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities.
In addition, if previously enacted laws are amended or if new legislative or regulatory reforms are adopted, this could have further impact on the Fund’s industry. Changes in administration have lead to, and may continue to lead to, leadership changes at a number of U.S. federal regulatory agencies with oversight over the U.S. financial services industry. Such changes would pose uncertainty with respect to such agencies’ ongoing policy priorities and could lead to increased regulatory enforcement activity in the financial services industry. Any changes or reforms may impose additional costs on the Fund’s current or future investments, require the attention of senior management or result in other limitations on the Fund’s business or investments. The Fund is unable to predict at this time the likelihood or effect of any such changes or reforms.
Risks Related to Restrictions on Entering into Transactions with Affiliates.
The Investment Company Act limits the Fund’s ability to enter into certain transactions with certain of the Fund’s affiliates. As a result of these restrictions, the Fund may be prohibited from buying or selling any security directly from or to any portfolio company of or fund managed by Diameter or any of its affiliates. However, the Fund may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Adviser between the interests of the Fund and the portfolio company, in that the ability of the Adviser to recommend actions in the best interest of the Fund might be impaired. The Investment Company Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Fund. Although certain affiliates of the Adviser have received an exemptive order from the SEC that permits the Fund, among other things, to co-invest with
certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, it may only do so in accordance with certain terms and conditions that limit the types of transactions the Fund may engage in. Moreover, while the Fund and certain of its affiliates have also applied for a revised exemptive order from the SEC, even if it is granted, the revised exemptive order would also contain terms and conditions that limit the types of transactions the Fund would be able to engage in.
The decision by Diameter, the Adviser or their respective affiliates to allocate an opportunity to another entity could cause us to forgo an investment opportunity that we otherwise would have made. We also generally will be unable to invest in any issuer in which Diameter Capital Partners and its affiliates (including the Adviser) or a fund managed by Diameter Capital Partners or its affiliates has previously invested or in which they are making an investment. Similar restrictions limit our ability to transact business with our officers or trustees or their affiliates. These restrictions may limit the scope of investment opportunities that would otherwise be available to us.
Although, as a general matter, Section 17 of the Investment Company Act restricts the ability of the Fund to engage (except in certain limited circumstances) in transactions with “affiliated persons” of investment

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companies, certain of the Fund’s affiliates have obtained from the SEC a co-investment
order that permits a broader range of affiliated transactions, subject to a variety of conditions and requirements, that would apply to the Fund. Thus, subject to the requirements of such co-investment
order (or any future co-investment order applicable to the Fund), the Fund will be permitted to co-invest
alongside affiliates in a broader range of affiliated transactions.
No Guarantee of Obtaining Licenses.
We are required to have and may be required in the future to obtain various state licenses to, among other things, originate commercial loans, and we may be required to obtain similar licenses from other authorities (including those outside of the United States) in the future, in connection with one or more investments. Applying for and obtaining required licenses can be costly and take several months. We cannot assure investors that we will maintain or obtain all of the licenses that we need on a timely basis. We also are and will be subject to various information and other requirements to maintain and obtain these licenses, and we cannot assure investors that we will satisfy those requirements. Our failure to maintain or obtain licenses that we require, now or in the future, might restrict investment options and have other adverse consequences.
Risks Related to the Fund’s Investment Strategy and
Activities
Risk of Investment Strategy.
An investor should be aware that it may lose all or part of its investment in the Fund. All investments involve the risk of loss of capital. The Adviser believes that the Fund’s investment program and research techniques moderate this risk through a careful selection of securities and other financial instruments. However, no guarantee or representation is made that the Fund’s investment program will be successful. The Fund’s investment program may utilize such investment techniques as option transactions and forward contracts, which practices can, in certain circumstances, increase the adverse impact to which the Fund’s portfolio may be subject.
Investments Generally.
All investments risk the loss of capital. Such investments are subject to investment-specific price fluctuations as well as to macro-economic, market and industry-specific conditions, including but not limited to national and international economic conditions, domestic and international financial policies and performance, conditions affecting particular investments such as the financial viability, sales and product lines of corporate issuers, national and international politics and governmental events, and changes in income tax laws. No guarantee or representation is made that the Fund’s investment program will be successful. The Fund’s investment program involves, without limitation, risks associated with limited diversification and concentration, investments in speculative assets and the use of speculative investment strategies and techniques, interest rates, volatility, tracking risks in hedged positions, credit deterioration or default risks, systems risks and other risks inherent in the Fund’s activities. Certain investment techniques of the Fund can, in certain circumstances, magnify the impact of adverse market moves to which the Fund may be subject. In addition, the Fund’s investments may be materially affected by conditions in the financial markets and overall economic conditions occurring globally and in particular markets where the Fund may invest its assets.
The Fund’s methods of minimizing such risks may not accurately predict future risk exposures. Risk management techniques are based in part on the observation of historical market behavior, which may not predict market divergences that are larger than historical indicators. Also, information used to manage risks may not be accurate, complete or current, and such information may be misinterpreted.
General Economic and Market Conditions.
The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the trading strategies which are based on the predicated outcomes of macroeconomic themes.

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Concentrated Investment Strategy.
The Fund will not be broadly diversified, but rather will concentrate on credit investments across its performing credit, structured credit and private credit strategies. The undiversified nature of the Fund’s trading can be expected to result in increased performance volatility and risk.
High-Yield and Distressed Securities.
The Fund expects to trade high-yield and distressed credit instruments. These instruments are subject to substantial risk of default, bankruptcy, moratorium, etc.
, as they are by definition issued by or referenced to issuers in precarious and often declining financial condition. Valuing high-yield and distressed credit instruments is an inherently uncertain process due to the lack of available market prices and the uncertain financial condition of the issuers (and the lack of reliable information concerning such issuers’ financial condition). The mispricings on which the Fund will attempt to capitalize in its investing reflect both the risk and the uncertainty of high-yield and distressed investments. The long-term and illiquid nature of many of these investments increases their risk, as the Fund will generally be unable to exit these investments in order either to recognize profits or limit losses. High-yield and distressed securities exhibit high mark-to-market
volatility, require extensive due diligence and medium- to long-term holding periods, are generally illiquid and demand constant monitoring and carefully engineered exit strategies.
Structured Credit Products.
Special risks may be associated with investments in structured credit products, collateralized debt obligations, synthetic credit portfolio transactions and asset-backed securities. For example, synthetic portfolio transactions may be structured with two or more classes of tranches that receive different proportions of the interest and principal distributions on a pool of credit assets. The yield to maturity of a tranche may be extremely sensitive to the rate of defaults in the underlying reference portfolio. A rapid change in the rate of defaults may have a material adverse effect on the yield to maturity. It is therefore possible that the Fund may incur losses on its investments in structured products regardless of their ratings by S&P or Moody’s. Additionally, the securities in which the Fund is authorized to invest include securities that are subject to legal or contractual restrictions on their resale or for which there is a relatively inactive trading market. Securities subject to resale restrictions may sell at a price lower than similar securities that are not subject to such restrictions. Investments in the junior subordinated tranche of structured credit products such as collateralized debt obligations tend to be highly levered; this may magnify the adverse impact on the tranche as a result of changes in the market value of the underlying assets.
Financing Arrangements; Availability of Credit
. The Fund will use leverage as part of its strategy, and, as a result, the Fund may depend on the availability of credit in order to finance its portfolio. Such leverage may be in the form of imbedded leverage inherent in the investments the Fund makes including subordinated classes of structured credit products such as CDOs and CLOs as well as leverage inherent in certain derivative instruments and in short investments. There can be no assurance that the Fund will be able to maintain adequate financing arrangements under all market circumstances. As a general matter, the banks and dealers that provide financing to the Fund can apply essentially discretionary margin, haircut, financing, security and collateral valuation policies. Changes by banks and dealers in such policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances or governmental, regulatory or judicial action, may result in margin calls, loss of financing, forced liquidation of positions at disadvantageous prices, termination of swap and repurchase agreements and cross-defaults to agreements with other dealers. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market participants at or about the same time. The imposition of such limitations or restrictions could compel the Fund to liquidate all or a portion of its portfolio at disadvantageous prices.
During the 2008 financial crisis the availability of financing for speculative strategies was materially restricted. In addition, many dealers materially increased the cost and margin requirements applicable to outstanding financing, which materially adversely affected certain funds.
Directional Trading.
Certain of the positions taken by the Fund will be designed to profit from forecasting absolute price movements in a particular instrument or asset class. Predicting future prices is inherently uncertain and the losses incurred, if the market moves against a position, will often not be hedged. The speculative aspect

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of attempting to predict absolute price movements is generally perceived to exceed that involved in attempting to predict relative price fluctuations.
Lack of Effective Securities Interests.
Certain higher risk debt investors make a policy of acquiring only secured debt so that they have good assurances of receiving back their principal even in the event of a default. In the case of the Fund, on the other hand, the Adviser recognizes that certain instruments may not be paid in full and, in fact, may be a complete loss. In addition, when the Fund holds participations in a loan, the Fund may not have the right to vote for or waive enforcement of any default by an obligor, and/or the selling institution may not consider the interests of the Fund in connection with its actions.
Hedging Transactions
. The Fund may utilize securities for risk management purposes in order to: (i) protect against possible changes in the market value of the Fund’s investment portfolio resulting from fluctuations in the markets and changes in interest rates; (ii) protect the Fund’s unrealized gains in the value of its investment portfolio; (iii) facilitate the sale of any securities; (iv) enhance or preserve returns, spreads or gains on any security in the Fund’s portfolio; (v) hedge against a directional trade; (vi) hedge the interest rate, credit or currency exchange rate on any of the Fund’s securities; (vii) protect against any increase in the price of any securities the Fund anticipates purchasing at a later date; or (viii) act for any other reason that the Adviser deems appropriate. The Fund will not be required to hedge any particular risk in connection with a particular transaction or its portfolio generally. The Adviser may be unable to anticipate the occurrence of a particular risk and, therefore, may be unable to attempt to hedge against it. While the Fund may enter into hedging transactions to seek to reduce risk, such transactions may result in a poorer overall performance for the Fund than if it had not engaged in any such hedging transaction. Moreover, the portfolio will always be exposed to certain risks that cannot be hedged.
Hedging Risks.
The Fund may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the Investment Company Act. These financial instruments may be purchased on exchanges or may be individually negotiated and traded in over-the-counter
markets. Use of such financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase the Fund’s losses. Further, hedging transactions may reduce cash available to pay distributions to the Fund’s shareholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act could adversely impact an issuer’s ability to hedge risks associated with the Fund’s investments. Such transactions may be subject to special and complex U.S. federal income tax provisions that may, among other things, make it more difficult for the Fund to comply with certain U.S. federal income tax requirements applicable to RICs if the tax characterization of the Fund’s investments is not clear or if the tax treatment of the income from such investments was successfully challenged by the Internal Revenue Service.
Spread Widening Risks.
For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the prices of the debt instruments and other securities in which the Fund invests may decline substantially. In particular, purchasing debt instruments or other assets at what may appear to be “undervalued” or “discounted” levels is no guarantee that these assets will not be trading at even lower levels at a time of valuation or at the time of sale. It may not be possible to predict, or to hedge against, such “spread widening” risk. Additionally, the perceived discount in pricing from previous environments described herein may still not reflect the true value of the assets underlying debt instruments in which the Fund invests and therefore further deteriorations in value with respect thereto may occur following the Fund’s investment therein.
Undervalued Investments Risk.
The Fund’s investment strategy with respect to certain types of investments may be based, in part, upon the
premise that certain investments (either held directly or indirectly) that are

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otherwise performing may from time to time be available for purchase by the Fund at “undervalued” or “discounted” prices. Purchasing interests at what may appear to be “undervalued” levels is no guarantee that these investments will generate attractive risk-adjusted returns to the Fund or will not be subject to further reductions in value. No assurance can be given that investments can be acquired or realized at favorable prices or that the market for such interests will continue to improve since this depends, in part, upon events and factors outside the control of the Adviser. In addition, there can be no assurance that current market conditions may not deteriorate during the life of the Fund, which could have a materially adverse effect on the assets of the Fund. Actual or perceived trends in debt markets do not guarantee, predict or forecast future events, which may differ significantly from those implied by such trends.
Risks Related to the Lack of Liquidity in our Investments.
The illiquidity of our investments may make it difficult for us to sell positions if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which
we had previously recorded these investments.
Risks Related to OID and PIK.
There are certain risks associated with holding debt obligations that have original issue discount or payment-in-kind
interest.
Original issue discount, or OID, may arise if we hold securities issued at a discount, receive warrants in connection with the making of a loan, or in certain other circumstances.
The higher interest rates of OID instruments reflect the payment deferral and increased credit risk associated with these instruments, and OID instruments generally represent a significantly higher credit risk than coupon loans. Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.
OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. OID income may also create uncertainty about the source of our cash dividends. In addition, market prices of OID instruments are more volatile because they are affected to a greater extent by interest rate changes than instruments that pay interest periodically in cash.
For accounting purposes, any cash dividends to shareholders representing OID income are not treated as coming from paid-in
capital, even if the cash to pay them comes from the proceeds of issuances of our Common Shares. As a result, despite the fact that a dividend representing OID income could be paid out of amounts invested by our shareholders, the Investment Company Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.
Zero Coupon, Original Issue Discount and
Payment-In-Kind
Instruments Risk.
To the extent that the Fund invests in original issue discount or payment-in-kind
(“PIK”) instruments and the accretion of original issue discount or PIK interest income constitutes a portion of the Fund’s income, it will be exposed to risks associated with the requirement to include such non-cash
income in taxable and accounting income prior to receipt of cash, including the following: (i) the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (ii) original issue discount and PIK instruments may have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral; (iii) an election to defer PIK interest payments by adding them to the principal on such instruments increases the Fund’s future investment income which increases the Fund’s net assets and, as such, increases the Adviser’s future base management fees at a compounding rate; (iv) market prices of PIK instruments and other zero-coupon
instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero-coupon
debt instruments, PIK instruments are generally more volatile than cash pay securities;

(v) the deferral of PIK interest on an instrument increases the loan-to-value
ratio, which is a measure of the riskiness of a loan, with respect to such instrument; (vi) even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan; (vii) for accounting purposes, cash distributions to investors representing original issue discount income do not come from paid-in
capital, although they may be paid from the offering proceeds. Thus, although a distribution of original issue discount income may come from the cash invested by investors, the Investment Company Act does not require that investors be given notice of this fact; (viii) the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes may have a negative impact on liquidity, as it represents a non-cash
component of the Fund’s investment company taxable income that may require cash distributions to shareholders in order to qualify for and maintain the Fund’s tax treatment as a RIC; and (ix) original issue discount may create a risk of non-refundable
cash payments to the Adviser based on
non-cash
accruals that may never be realized.
Because investors in zero coupon or PIK bonds receive no cash prior to the maturity or cash payment date applicable thereto, an investment in such securities generally has a greater potential for complete loss of principal and/or return than an investment in debt securities that make periodic interest payments. Such investments are more vulnerable to the creditworthiness of the issuer and any other parties upon which performance relies.
Failure to Maintain RIC Tax Treatment Risk.
To qualify for and maintain RIC tax treatment under Subchapter M of the Code, the Fund must, among other things, meet annual distribution, income source and quarterly asset diversification requirements. Each of the aforementioned ongoing requirements for the Fund’s qualification as a RIC requires that the Fund obtain information from or about the underlying investments in which it invests, and the Fund may have difficulty complying with these requirements. In particular, if the Fund has equity investments in portfolio companies or other vehicles that are treated as partnerships or other pass-through entities for tax purposes, it may not have control over, or receive accurate information about, the underlying income and assets of those portfolio companies or other vehicles that are taken into account in determining the Fund’s compliance with the income source and quarterly asset diversification requirements. If the Fund does not receive sufficient information from such investments, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.
If, before the end of any quarter of its taxable year, the Fund believes it may fail the Diversification Tests (as defined below), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified
assets, may be difficult to pursue because of the limited liquidity of certain of the Fund’s investments. While relevant tax provisions afford a RIC a
30-day
period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified
assets, the constraints on the Fund’s ability to effect a sale of an investment may limit the Fund’s use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but it may be subject to a penalty tax in connection with its use of those savings provisions.
If the Fund fails to satisfy the Diversification Tests or other RIC requirements, it may fail to qualify as a RIC under the Code, and if the Fund fails to qualify as a RIC, it would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes), which could substantially reduce its net assets, the amount of income available for distribution and the amount of the Fund’s distributions, and distributions to the shareholders generally would be treated as corporate dividends.
See
“
Certain U.S. Federal Income
Tax Matters –
Taxation as a Regulated Investment Company.
”
In addition, the Fund is required each December to make certain “excise tax” calculations based on income and gain information that must be obtained from certain of its investments. If the Fund does not receive sufficient information from such investments, it risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income (in addition to the corporate income tax). The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of its current and accumulated earnings and profits for the relevant period (i.e., a return of capital).

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In order to comply with the RIC rules or for other reasons, the Fund may structure its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may hold such investments through one or more U.S. or
non-U.S.
corporation(s) (or other entity treated as such for U.S. federal income tax purposes), and the Fund would indirectly bear any U.S. or
non-U.S.
taxes imposed on such corporation(s). The Fund’s need to hold such investments through such U.S. or
non-U.S.
corporation(s) in order to satisfy the 90% Gross Income Test (as defined below) may jeopardize its ability to satisfy the Diversification Tests, which may make it difficult for the Fund to qualify as a RIC for U.S. federal income tax purposes. The Fund may also be unable to make investments that it would otherwise determine to make as a result of the desire to qualify for the RIC rules.
In addition, the Fund may directly or indirectly invest in certain investments located outside the United States. Such investments may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse U.S. tax consequences can be associated with certain foreign investments, including potential U.S. withholding taxes on foreign entities with respect to their U.S. investments and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as “controlled foreign corporations” or “passive foreign investment companies.”
The Fund may retain some income and capital gains in the future, including for purposes of providing the Fund with additional liquidity, which amounts would be subject to the 4% U.S. federal excise tax to the extent they exceed the Excise Tax Distribution Requirements (as defined below), in addition to the corporate income tax. In that event, the Fund will be liable for the tax on the amount by which the Fund does not meet the foregoing distribution requirement.
See
“
Certain U.S. Federal Income
Tax Matters – Taxation as a Regulated Investment Company
.”
Return of Capital Risk
. The Fund may fund its cash distributions to shareholders from any sources of funds available to it, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital
gains proceeds from the sale of assets, dividends or other distributions paid to the Fund on account of preferred and common equity investments in portfolio companies and fee and expense reimbursement waivers from the Adviser, if any. The Fund’s ability to pay distributions, if any, might be adversely affected by, among other things, the impact of one or more of the risk factors described in this prospectus. All distributions are and will be paid at the discretion of the Board and will depend on the Fund’s earnings, the Fund’s financial condition, maintenance of the Fund’s RIC status and such other factors as the Board may deem relevant from time to time. The Fund cannot assure shareholders that it will continue to pay distributions to its shareholders in the future. In the event that the Fund encounters delays in locating suitable investment opportunities, the Fund may pay all or a substantial portion of its distributions from borrowings or sources other than net investment income in anticipation of future cash flow, which may constitute a return of shareholders’ capital. Distributions funded by a return of capital can reduce the amount of capital available to the Fund for investment, potentially impacting the Fund’s ability to achieve its investment objectives. A return of capital is not paid from tax earnings or profits and will have the effect of reducing the tax basis of a shareholder’s Common Shares, such that when a shareholder sells its Common Shares the sale may be subject to tax, even if the Common Shares are sold for less than the original purchase price.
Recognizing Income Before or Without Receiving Cash Risk.
For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon
securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. The Fund may also have to include in income other amounts that it has not yet received in cash, such as deferred loan

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origination fees that are paid after origination of the loan or are paid in non-cash
compensation such as warrants or stock or income from investments in portfolio companies or other vehicles that are treated as partnerships or other pass-through entities for tax purposes. The Fund anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Furthermore, the Fund intends to elect to amortize market discount and include such amounts in the Fund’s taxable income on a current basis, instead of upon disposition of the applicable debt obligation.
Because any original issue discount, market discount or other amounts accrued will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its shareholders in order to satisfy the annual distribution requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for taxation as a RIC under Subchapter M of the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may not qualify for or maintain RIC tax treatment and thus the Fund may become subject to corporate-level income tax.
Counterparty Risk
. The Fund is subject to credit risk with respect to the counterparties to any derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or the Fund’s hedge counterparty in the case of OTC instruments) purchased by the Fund. Counterparty risk is the risk that the other party in a derivative transaction will not fulfill its contractual obligation. Changes in the credit quality of the companies that serve as the Fund’s counterparties with respect to their derivative transactions will affect the value of those instruments. By entering into derivatives transactions, the Fund assumes the risks that these counterparties could experience financial or other hardships that could call into question their continued ability to perform their obligations. In the case of a default by the counterparty, the Fund could become subject to adverse market movements while replacement transactions are executed. The ability of the Fund to transact business with any one or number of counterparties, the possible lack of a meaningful and independent evaluation of such counterparties’ financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Furthermore, concentration of derivatives in any particular counterparty would subject the Fund to an additional degree of risk with respect to defaults by such counterparty.
The Adviser evaluates and monitors the creditworthiness of counterparties in order to ensure that such counterparties can perform their obligations under the relevant agreements. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial or other difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a dissolution, assignment for the benefit of creditors, liquidation, winding-up,
bankruptcy or other analogous proceedings. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value upon the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying assets. The Fund may obtain only a limited recovery or may obtain no recovery at all in such circumstances. In addition, regulations that were adopted in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in certain financial contracts, including many derivatives contracts, terms that delay or restrict the rights of counterparties, such as the Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that such counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings.
Certain categories of interest rate and credit default swaps are subject to mandatory clearing, and more categories may be subject to mandatory clearing in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivative transactions because generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of

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financial obligations. However, there can be no assurance that a clearing house, or its members, will satisfy the clearing house’s obligations (including, but not limited to, financial obligations and legal obligations to segregate margins collected by the clearing house) to the Fund. Counterparty risk with respect to certain exchange-traded and over-the-counter
derivatives may be further complicated by recently enacted U.S. financial reform legislation.
See
“
Derivatives Risk.
”
Joint Ventures Risk.
From time to time, the Fund may hold a portion of its investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors (collectively, “joint ventures”). Joint venture investments involve various risks, including risks similar to those associated with a direct investment in a portfolio company, the risk that the Fund will not be able to implement investment decisions or exit strategies because of limitations on the Fund’s control under applicable agreements with joint venture partners, the risk that a joint venture partner may become bankrupt or may at any time have economic or business interests or goals that are inconsistent with those of the Fund, the risk that a joint venture partner may be in a position to take action contrary to the Fund’s objectives, the risk of liability based upon the actions of a joint venture partner and the risk of disputes or litigation with such partner and the inability to enforce fully all rights (or the incurrence of additional risk in connection with enforcement of rights) one partner may have against the other, including in connection with foreclosure on partner loans, because of risks arising under state law. The Fund’s ability to exercise control or significant influence over management in these cooperative efforts will depend upon the nature of the joint venture arrangement, and certain joint venture arrangements may pose risks of impasse if no single party controls the joint venture, including the risk that the Fund will not be able to implement investment decisions or exit strategies because of limitations on the Fund’s control under applicable agreements with joint venture partners. In addition, the Fund may, in certain cases, be liable for actions of the Fund’s joint venture partners.
The joint ventures in which the Fund participates may sometimes be allocated investment opportunities that might have otherwise gone entirely to the Fund, which may reduce the Fund’s return on equity. Additionally, the Fund’s joint venture investments may be held on an unconsolidated basis and at times may be highly leveraged. Such leverage would not count toward the investment limits imposed on the Fund by the Investment Company Act. If an investment in an unconsolidated joint venture were to be consolidated for any reason, the leverage of such joint venture could impact the Fund’s ability to maintain the minimum coverage ratio of total assets to total borrowings and other senior securities required under the Investment Company Act, which could have an effect on the Fund’s operations and investment activities. See “
Leverage Risk
.”
Investing Alongside Other Third Parties Risk.
The Fund may invest alongside third parties through joint ventures, partnerships or other entities in the future. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that such third party may at any time have economic or business interests or goals which are inconsistent with the Fund’s, or may be in a position to take action contrary to the Fund’s investment objective. In addition, the Fund may in certain circumstances be liable for actions of such third party.
More specifically, joint ventures involve a third party that has approval rights over activity of the joint venture. The third party may take actions that are inconsistent with the Fund’s interests. For example, the third party may decline to approve an investment for the joint venture that the Fund otherwise wants the joint venture to make. A joint venture may also use investment leverage which magnifies the potential for gain or loss on amounts invested. Generally, the amount of borrowing by the joint venture is not included when calculating the Fund’s total borrowing and related leverage ratios and is not subject to asset coverage requirements imposed by the Investment Company Act. If the activities of the joint venture were required to be consolidated with the Fund’s activities because of a change in GAAP rules or SEC staff interpretations, it is likely that the Fund would have to reorganize any such joint venture.
Competition Risk.
Other public and private entities, including commercial banks, commercial financing companies, business development companies, registered investment companies and other investment funds and

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insurance companies, compete with us to make the types of investments that we make. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we have and offer a wider array of financial services. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we match our competitors’ pricing, terms and structure, however, we may experience decreased net interest income and increased risk of credit loss.
In addition, many competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a registered investment company or the restrictions that the Code imposes on us as a RIC. As a result, we face additional constraints on our operations, which may put us at a competitive disadvantage. As a result of this existing and potentially increasing competition, we may not be able to take advantage of attractive investment opportunities and we cannot assure investors that we will be able to identify and make investments that are consistent with our investment objective. The competitive pressures we face could have a material adverse effect on our ability to achieve our investment objective.
Potential Strategy Saturation.
The amount of capital committed to “alternative investment strategies” and credit related strategies has increased dramatically during recent years and at the same time, market conditions have become significantly more adverse to many of such strategies than they were in previous years. The profit potential of the Fund may be materially reduced as a result of the “saturation” of the alternative investment field.
Risk of Borrowing.
As part of our business strategy, we intend to borrow from and may in the future issue senior debt securities to banks, insurance companies and other lenders. Holders of these loans or senior securities would have fixed-dollar claims on our assets that have priority over the claims of our shareholders. If the value of our assets decreases, leverage will cause our net asset value to decline more sharply than it otherwise would have without leverage. Similarly, any decrease in our income would cause our net income to decline more sharply than it would have if we had not borrowed. This decline could negatively affect our ability to make dividend payments on our Common Shares. In addition, we would have to service any additional debt that we incur, including interest expense on debt and dividends on preferred shares that we may issue, as well as the fees and costs related to the entry into or amendments to debt facilities. Our ability to service our borrowings depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. In addition, the Management Fee is payable based on our Managed Assets, including cash and assets acquired through the use of leverage, which may give our Adviser an incentive to use leverage to make additional investments. Even in the event the value of an investor’s investment declines, the Management Fee will still be payable to the Adviser. The amount of leverage that we employ will depend on our Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure investors that we will be able to obtain credit at all or on terms acceptable to us.
We may enter into credit facilities or issue debt pursuant to indentures that may impose financial and operating covenants that restrict our business activities, remedies on default and similar matters. Our compliance with these covenants depends on many factors, some of which are beyond our control. Failure to comply with these covenants could result in a default. If we were unable to obtain a waiver of a default from the lenders or holders of that indebtedness, as applicable, those lenders or holders could accelerate repayment under that indebtedness. An acceleration could have a material adverse impact on our business, financial condition and results of operations. Lastly, we may be unable to obtain additional leverage, which would, in turn, affect our return on capital.
Risk of Indebtedness.
Our indebtedness could adversely affect our business, financial condition or results of operations. We cannot assure investors that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion

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of our indebtedness on or before it matures. We cannot assure investors that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. We cannot assure investors that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to our shareholders or on terms that would not require us to breach the terms and conditions of our existing or future debt agreements.
Leverage Risk.
The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s investment purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, leverage magnifies the Fund’s exposure to declines in the value of one or more underlying reference assets or creates investment risk with respect to a larger pool of assets than the Fund would otherwise have and may be considered a speculative technique. The value of an investment in the Fund will be more volatile, and other risks tend to be compounded if and to the extent the Fund borrows or uses derivatives or other investments that have embedded leverage. The use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times of a “credit crunch” or during general market turmoil. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its interests in investment funds at inopportune times, which may further depress the Fund’s returns.
Credit Facility Provisions Risk.
A credit facility may be backed by all or a portion of the Fund’s loans and securities on which the lenders will have a security interest. The Fund may pledge up to 100% of its assets and may grant a security interest in all of the Fund’s assets under the terms of a debt instrument the Fund enters into with lenders. The Fund expects that any security interests it grants will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, the Fund expects that the custodian for its securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If the Fund were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of the Fund’s assets securing such debt, which would have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows. In connection with one or more credit facilities entered into by the Fund, distributions to shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby.
In addition, any security interests and/or negative covenants required by a credit facility may limit the Fund’s ability to create liens on assets to secure additional debt and may make it difficult for the Fund to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if the Fund’s borrowing base under a credit facility were to decrease, the Fund may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of the Fund’s assets are secured at the time of such a borrowing base deficiency, the Fund could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on its ability to fund future investments and to make distributions.
In addition, the Fund may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio

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performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on the Fund’s business and financial condition. This could reduce the Fund’s liquidity and cash flow and impair its ability to grow its business.
Risks Related to the Fund’s
Investments
Debt Instruments
. The debt instruments
in which the Fund will invest may be subject to price volatility due to various factors including, but not limited to, changes in interest rates, market perception of the creditworthiness of the issuer and general market liquidity. The Fund will invest in non-investment
grade debt securities, which are typically subject to greater market fluctuations and risks of loss of income and principal than lower yielding, investment grade securities and are often influenced by many of the same unpredictable factors which affect equity prices. In addition to the sensitivity of debt securities to overall interest-rate movements, debt securities involve a fundamental credit risk based on the issuer’s ability to make principal and interest payments on the debt it issues. The Fund’s investments in debt instruments may experience substantial losses due to adverse changes in interest rates and the market’s perception of any particular issuer’s creditworthiness, which may inhibit such issuer’s ability to refinance, restructure or otherwise experience recovery. The Fund also will invest in certain hybrid debt arrangements, which are subject to risks in addition to the conventional risks of general interest-rate movements and the issuer’s ability to pay the debt in accordance with its terms.
Corporate Bonds Risk.
The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments.
Distressed and Defaulted Credits
. The Fund will invest in securities of issuers in weak financial condition or default, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a tribunal’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (e.g., until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made.
Bank Loans
. The Fund will invest in loans and participations therein originated by banks and other financial institutions. These investments may include highly leveraged loans to borrowers whose credit is rated below investment grade. Such loans are typically private corporate loans that are negotiated by one or more commercial

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banks or financial institutions and syndicated among a group of commercial banks and financial institutions. In order to induce the lenders to extend credit and to offer a favorable interest rate, the borrower often provides the lenders with extensive information about its business that is not generally available to the public. To the extent that the Fund obtains such information and it is material and nonpublic, the Fund will be unable to trade in the securities of the borrower until the information is disclosed to the public or otherwise ceases to be material, nonpublic information.
The Fund may invest directly or through participations in loans with revolving credit features or other commitments or guarantees to lend funds in the future. A failure by the Fund to advance requested funds to a borrower could result in claims against the Fund and in possible assertions of offsets against amounts previously lent.
The Fund may acquire interests in bank loans and other debt obligations either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. A participation interest in a portion of a debt obligation typically results in a contractual relationship with only the institution acting as a lender under the credit agreement, not with the borrower. As a holder of a participation interest, the Fund generally will have no right to exercise the rights of the lender under the credit agreement, including the right to enforce compliance by the borrower with the terms of the loan agreement, approve amendments or waivers of terms, nor will the Fund have any rights of set-off
against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.
Risks Associated with Issuers in Bankruptcy and/or Liquidation
. Investments made by the Fund may become
non-performing
or enter into default, and the issuer or obligor may be forced to enter into bankruptcy or liquidation proceedings. Events within a bankruptcy case are frequently adversarial and beyond the control of creditors. While creditors generally are afforded an opportunity to object to significant actions, a bankruptcy court may approve actions that may be contrary to the interests of the Fund. Furthermore, creditors and equity holders may lose their ranking and priority when they take over management and functional operating control of a debtor.
The duration of a bankruptcy cannot be estimated with any degree of certainty. Generally, no interest will be permitted to accrue during, and, therefore, return on investment may be adversely affected by, the passage of time during which a plan of reorganization of a debtor is being negotiated, approved by the creditors and confirmed by a bankruptcy court.
The Adviser, on behalf of the Fund, may seek representation on creditors’ committees, equity holders’ committees or other groups to ensure preservation or enhancement of the Fund’s position as a creditor or equity holder. A member of any such committee or group may owe certain obligations generally to all parties similarly situated that the committee represents. If the Adviser concludes that its obligations owed to the other parties as a committee or group member conflict with its duties owed to the Fund, it may decide to resign from that committee or group, and the Fund may not realize the benefits, if any, of the Adviser’s participation on the committee or group. In addition, if the Fund is represented on a committee or group, it may be restricted or prohibited under applicable law from disposing of its investments in that debtor while it continues to be represented on such committee or group.
Equities
. The Fund may invest in equities (particularly in connection with its private credit strategy), deferred interest obligations and other investments which do not produce current income for the Fund. Equity prices are directly affected by issuer-specific events, as well as general market conditions. In addition, in many countries investing in equity is subject to heightened regulatory and self-regulatory scrutiny as compared to investing in debt or other financial instruments.

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Derivative Instruments Generally
. Certain swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, the risk of non-performance
by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty, legal risk and operations risk. Derivatives traded over-the-counter
may not have an authoritative source of valuation and the models used to value such derivatives is subject to change. In addition, the Fund may, in the future, take advantage of opportunities. Special risks may apply in the future that cannot be determined at this time with respect to certain other derivative instruments that are not presently contemplated for use or that are currently not available. The regulatory and tax environment for derivative instruments in which the Fund may participate is evolving, and changes in the regulation or taxation of such securities may have a material adverse effect on the Fund.

•
Call Options
. The seller (writer) of a call option which is covered (i.e., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option. The securities necessary to satisfy the exercise of an uncovered call option may be unavailable for purchase, except at much higher prices, thereby reducing or eliminating the value of the premium. Purchasing securities to cover the exercise of an uncovered call option can cause the price of the securities to increase, thereby exacerbating the loss. The buyer of a call option assumes the risk of losing its entire premium investment in the call option.

•
Put Options
. The seller (writer) of a put option which is covered (i.e., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security if the market price falls below the exercise price of the option. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The buyer of a put option assumes the risk of losing its entire investment in the put option.

•
Index or Index Options
. The value of an index or index option fluctuates with changes in the market values of the securities included in the index. Because the value of an index or index option depends upon movements in the level of the index rather than the price of a particular security, whether the Fund will realize appreciation or depreciation from the purchase or writing of options on indices depends upon movements in the level of instrument prices in the security market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of particular securities.

•
Index Futures
. The price of index futures contracts may not correlate perfectly with the movement in the underlying index because of certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, shareholders may close futures contracts through offsetting transactions that would distort the normal relationship between the index and futures markets. Second, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause price distortions. Successful use of index futures contracts by the Fund also is subject to the Adviser’s ability to correctly predict movements in the direction of the market.

•
Swaps
. Whether the Fund’s use of swap agreements or swaptions will be successful will depend on the Adviser’s ability to select appropriate transactions for the Fund. Swap agreements and options on swap agreements (“swaptions”) can be individually negotiated and structured to include exposure to a variety of different types of investments, asset classes or market factors. Depending on their structure, swap agreements may increase or decrease the holder’s exposure to, for example, equity securities, long-term or short-term interest rates, foreign currency values, credit spreads or other factors. Swap agreements

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can take many different forms and are known by a variety of names. Swap transactions may be highly illiquid and may increase or decrease the volatility of the Fund’s portfolio. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or insolvency of its counterparty. The Fund will also bear the risk of loss related to swap agreements, for example, for breaches of such agreements or the failure of the Fund to post or maintain required collateral. It is possible that developments in the swap markets, including potential government regulation, could adversely affect the Fund’s ability to terminate swap transactions or to realize amounts to be received under such transactions.

•
Futures Contracts
. The value of futures contracts depends upon the price of the securities, such as commodities, underlying them. The prices of futures contracts are highly volatile, and price movements of futures contracts can be influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, as well as national and international political and economic events and policies. In addition, investments in futures contracts are also subject to the risk of the failure of any of the exchanges on which the Fund’s positions trade or of its clearing houses or counterparties. Futures positions may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in that contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses or prevent it from entering into desired trades. Also, low margin or premiums normally required in such trading may provide a large amount of leverage, and a relatively small change in the price of a security or contract can produce a disproportionately larger profit or loss. In extraordinary circumstances, a futures exchange or the CFTC could suspend trading in a particular futures contract, or order liquidation or settlement of all open positions in such contract.

•
Forward Contracts
. Banking authorities generally do not regulate trading in forward contracts. The principals who deal in the forward contract market are not required to continue to make markets in such contracts. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. The imposition of credit controls or price risk limitations by governmental authorities may limit such forward trading to less than that which the Adviser would otherwise recommend, to the possible detriment of the Fund. In its forward trading, the Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which the Fund trades. Fund assets on deposit with such principals will also generally not be protected by the same segregation requirements imposed on certain regulated brokers in respect of customer funds on deposit with them. The Adviser may order trades for the Fund in such markets through agents. Accordingly, the insolvency or bankruptcy of such parties could also subject the Fund to the risk of loss.

•
Contracts for Differences
. Contracts for differences (“CFDs”) are privately negotiated contracts between two parties, buyer and seller, stipulating that the seller will pay to or receive from the buyer the difference between the nominal value of the underlying instrument at the opening of the contract and that instrument’s value at the end of the contract. The underlying instrument may be a single security, stock basket or index. A CFD can be set up to take either a short or long position on the underlying instrument. The buyer and seller are both required to post margin, which is adjusted daily. The buyer will also pay to the seller a financing rate on the notional amount of the capital employed by the seller less the margin deposit. A CFD is usually terminated at the buyer’s initiative. As is the case with owning any financial instrument, there is the risk of loss associated with buying a CFD. There may be liquidity risk if the underlying instrument is illiquid because the liquidity of a CFD is based on the liquidity of the underlying instrument. A further risk is that adverse movements in the underlying security will require the buyer to post additional margin. CFDs also carry counterparty risk, i.e., the risk that the counterparty to the CFD transaction may be unable or unwilling to make payments or to otherwise honor its financial obligations under the terms of the contract. If the counterparty were to do so, the value of the contract may be reduced. Entry into a CFD transaction may, in certain circumstances, require the payment of an initial margin and adverse market movements against the underlying stock may require the buyer to make additional margin payments. CFDs may be considered illiquid. To the extent that there is an imperfect correlation between the return on the Fund’s obligation to its counterparty under the CFDs and the return on related assets in its portfolio, the CFD transaction may increase the Fund’s financial risk.

•
Credit Default Swaps
. The Fund may purchase and sell credit derivative contracts – primarily credit default swaps – both for hedging and other purposes. The typical credit default swap contract requires the seller to pay to the buyer, in the event that a particular reference entity experiences specified credit events, the difference between the notional amount of the contract and the value of a portfolio of securities issued by the reference entity that they buyer delivers to the seller. In return, the buyer agrees to make periodic payments equal to a fixed percentage of the notional amount of the contract. The Fund may also sell credit default swaps on a basket of reference entities as part of a synthetic collateralized debt obligation transaction.

As a buyer of credit default swaps, the Fund will be exposed to the risk that deliverable securities will not be available in the market, or will be available only at unfavorable prices, as would be the case in a so-called
“short squeeze.” While the credit default swap market auction protocols reduce this risk, it is still possible that an auction will not be organized or will be unsuccessful. In certain instances of issuer defaults or restructurings (for those credit default swaps for which restructuring is specified as a credit event), it has been unclear under the standard industry documentation for credit default swaps whether or not a “credit event” triggering the seller’s payment obligation has occurred. The creation of the new ISDA Credit Derivative Determination Committee (the “Determination Committee”) is intended to reduce this uncertainty and create uniformity across the market, although it is possible that the Determinations Committee will not be able to reach a resolution or do so on a timely basis. In either of these cases, the Fund would not be able to realize the full value of the credit default swap upon a default by the reference entity.
As a seller of credit default swaps, the Fund will incur leveraged exposure to the credit of the reference entity and is subject to many of the same risks it would incur if it were holding debt securities issued by the reference entity. However, the Fund will not have any legal recourse against the reference entity and will not benefit from any collateral securing the reference entity’s debt obligations. In addition, the credit default swap buyer will have broad discretion to select which of the reference entity’s debt obligations to deliver to the Fund following a credit event and will likely choose the obligations with the lowest market value in order to maximize the payment obligations of the Fund.
Credit default swaps generally trade on the basis of theoretical pricing and valuation models, which may not accurately value such swap positions when established or when subsequently traded or unwound under actual market conditions.
It appears that there are likely to be widespread defaults under certain credit default swaps as a result of the current credit market disruptions. The credit derivative market may become subject to increased regulation, which could increase costs or even prevent participation by the Fund.
Failure to Enter into Offsetting Trade
. To the extent the Fund invests in a futures contract or option long, unless an offsetting trade is made, the Fund would be required to take physical delivery of the commodity underlying the future or option. To the extent the Adviser fails to enter into such offsetting trade prior to the expiration of the contract, the Fund may suffer a loss since neither the Fund nor the Adviser has the operational capacity to accept physical delivery of commodities.

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Illiquid Investments
. The Fund may invest in restricted, as well as thinly-traded, instruments and securities (including privately placed securities and instruments). The Fund may also make investments in privately held companies or special purpose entities, provided that it is allowed under the applicable regulation. There may be no trading market for these securities and instruments, and the Fund might only be able to liquidate these positions, if at all, at disadvantageous prices. As a result, the Fund may be required to hold such securities despite adverse price movements. In addition, if the Fund makes a short sale of an illiquid security or instrument, it may have difficulty in covering the short sale, resulting in a potentially unlimited loss on that position.
Convertible Securities Risk
.
Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles its holder to receive interest that is generally paid or accrued on debt or a dividend that is paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.
Many convertible securities have credit ratings that are below investment grade and are subject to the same risks as an investment in lower-rated debt securities (commonly known as “junk bonds”). Lower-rated debt securities involve greater risks than investment grade debt securities. Lower-rated debt securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. The credit rating of a company’s convertible securities is generally lower than that of its non-convertible
debt securities. Convertible securities are normally considered “junior” securities—that is, the company usually must pay interest on its non-convertible
debt securities before it can make payments on its convertible securities. If the issuer stops paying interest or principal, convertible securities may become worthless and the Fund could lose its entire investment.
Additionally, a convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective.
Warrants
. The Fund expects to invest, or receive as additional consideration for its credit investments, warrants from time to time. Warrants are generally exercisable for a set period of time at a purchase price is based on the valuation of the underlying security as of a certain date. If the price of the underlying security does not exceed the exercise price of a warrant when it is exercisable, the warrant may not have any value. Additionally, until the Fund exercises the warrant, it generally will not provide the Fund with any rights of a holder of such security.
Purchasing Securities in Initial Public Offerings
. The Fund purchases securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company, lack of revenues and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing

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market prices. Such risks may be exacerbated if one or more Other Accounts (defined below) attempt to buy or sell the same securities as the Fund in any public offering. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.
Lender Liability Considerations and Equitable Subordination
. In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the obligor or has assumed a degree of control over the obligor that creates a fiduciary duty owed to the obligor or its other creditors or shareholders. Because of the nature of the loans, the Fund could be subject to allegations of lender liability made against it with respect to U.S. investments, if any, as part of a group of lenders and may be liable for pro rata liabilities of the agent or lead lender. In addition, under common law principles that in some cases form the basis for lender liability claims, if a lending institution (i) intentionally takes an action that results in the undercapitalization of an obligor to the detriment of other creditors of such obligor, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a stockholder to dominate or control an obligor to the detriment of other creditors of such obligor, a court may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination”. Because of the nature of certain of the loans, the Fund could be subject to claims from creditors of an obligor that loans issued by such obligor should be equitably subordinated.
Market and Credit Risks of Debt Securities.
Debt securities are subject to credit and interest rate risks. “Credit risk” refers to the likelihood that an issuer will default in the payment of principal and/or interest on an instrument and how this risk changes over time. Financial strength and solvency of an issuer and the priority of the lien are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Certain of the Fund’s investments may provide for payment-in-kind
interest, which has a similar effect of deferring current cash payments. In addition, certain of the Fund’s investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. Further, credit risk may change over the life of an instrument and debt instruments that are rated by rating agencies are subject to downgrade at a later date. The Fund will be dependent upon the judgment of the Adviser as to the credit quality of the investments. There can be no assurance that the Adviser will be successful in assessing the credit risk of the different investments or mitigating the impact of credit risk changes.
Real Estate Investment Trust Risk
. The Fund may invest in Real Estate Investment Trusts (“REITs”). REITs are companies that invest primarily in income-producing real estate or real estate-related loans or interests. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. REITs are not taxed on income distributed to shareholders, provided they comply with the applicable requirements of the Code. Debt securities issued by REITs are, for the most part, general and unsecured obligations and are subject to risks associated with REITs. Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. An equity REIT may be affected by changes in the value of the underlying properties owned by the REIT. A mortgage REIT may be affected by changes in interest rates and the ability of the issuers of its portfolio mortgages to repay their obligations. REITs are dependent upon the skills of their managers and are not diversified. REITs are generally dependent upon maintaining cash flows to repay borrowings and to make distributions to shareholders and are subject to the risk of default by lessees or borrowers. REITs whose underlying assets are concentrated in properties used by a particular industry, such as health care or geographic

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area, are also subject to risks associated with such industry or geographic area. REITs are also subject to interest rate risk. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. REITs may have limited financial resources, may trade less frequently and in a limited volume, and may be subject to more abrupt or erratic price movements than larger company securities.
Commercial Mortgage Loans
. The Fund or a REIT may invest in commercial mortgage loans. Mortgage loans on commercial properties often are structured so that a substantial portion of the loan principal is not amortized over the loan term but is payable at maturity, and thus the repayment of the loan principal often depends upon the future availability of real estate financing from the existing or an alternative lender and/or upon the current value and salability of the real estate. Therefore, the unavailability of real estate financing may lead to default. Many commercial mortgage loans are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on such mortgage loans, payments on such loans are likely to be adversely affected. The ultimate extent of the loss, if any, may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed in lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property’s location, the legal status of title to the property, its physical condition and financial performance, environmental risks and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related loans. Revenues from the assets underlying such loans may be retained by the borrower and the return on investment may be used to make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court-appointed receiver to control collateral cash flow.
Risk Transfer Transactions
. The Fund may make investments in synthetic securitizations, including investments in instruments issued directly or indirectly by banks and/or other financial institutions that are intended to reduce such entities’ regulatory capital obligations (“Risk Transfer Transactions”). Such synthetic securitizations are expected to expose clients to risks related to both (a) the instruments in which such clients are expected to invest directly (i.e., the credit-linked notes, financial guarantees, financial guarantee-linked notes, credit protection agreements, other credit risk transfer instruments, and other instruments related to synthetic securitizations (or combination thereof) that are issued, directly or indirectly, by such banks and/or other financial institutions), and (b) the “underlying exposures” referenced by or related to such instruments (i.e., the securities, instruments, interests, and/or property underlying any such synthetic securitization). Risk Transfer Transactions are extremely complex and subject to various material risks, including risks related to the relevant underlying exposures. Such risks include counterparty non-performance,
credit, illiquidity, lack of transparency, adverse selection, market, geographical concentration, legal, basis, operational, and regulatory risks. Synthetic securitizations typically are divided into tranches representing different degrees of credit quality, with mezzanine and other junior tranches being subordinate to senior tranches. The Fund is expected to invest in such subordinated junior tranches, including “first-loss” positions (which could represent all or substantially all of investments). It is expected that the returns on the junior tranches of a synthetic securitization would be particularly sensitive to the rate of defaults in such synthetic securitization’s underlying exposures, and junior tranches would be expected to be subject to a risk of loss that is (possibly materially) higher than the risk of loss applicable to more senior tranches. However, there are no restrictions on the tranches in which the Fund may directly or indirectly invest. In addition, synthetic securitizations typically will be highly illiquid. There is expected to be no (or only a limited) secondary market for certain such assets and, to the extent a market exists, no assurance can be given that such market will continue to exist in the future. Further, banks and other financial institutions are heavily regulated, and the regulatory capital requirements applicable to such institutions are often complex and may be open to interpretation. Accordingly, the Fund would be subject to significant regulatory risk in connection with synthetic securitizations, including with respect to Risk Transfer Transactions in particular. Such risks include the risk of regulatory sanction, reputational harm, regulatory decisions or actions that result in

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the premature unwinding of the applicable transaction, and changes in applicable regulatory capital and/or other similar laws or regulations and/or their interpretation. Similarly, certain synthetic securitizations may be deemed by relevant authorities to constitute insurance products. Because the Fund is not expected to obtain a license to provide insurance, any such synthetic securitization could expose the Fund to liability for unlicensed insurance activity. In addition, any such synthetic securitization could expose clients to negative tax consequences. The Fund is expected to pursue synthetic securitizations with various types of underlying exposures. Such underlying exposures are expected to include corporate loans, small and medium enterprise loans, revolving credit facilities, project finance loans, fund finance loans, leases, shipping and airline loans, commercial loans (including commercial real estate), mortgage loans, consumer loans, and/or derivatives (i.e., in “credit valuation adjustment” transactions). Further, such underlying exposures might be secured and/or unsecured and might be investment grade and/or sub-investment
grade. There is no limitation on the types of synthetic securitizations and underlying exposures that the Fund can pursue and/or on the geographic location of any such synthetic securitization or underlying exposure. In particular, such underlying exposures may be located in any region, including in one or more emerging markets, and therefore may be subject to various political, social, economic, market, and/or other risks related to investing and trading in, or otherwise related to, international markets and/or with international counterparties, any of which could increase the likelihood of a default or other credit event. Further, the underlying exposures associated with a particular synthetic securitization might be uniform or varied in nature, and in certain cases the Adviser is expected not to have significant (or any) information about such underlying exposures. In addition, the performance of certain underlying exposures is expected to be correlated (e.g., if the underlying exposures are uniform and/or otherwise subject to the same types of market and/or other risks), and the risks associated with any such correlated underlying exposures are expected to be particularly acute.
Private Credit Risk.
Typically, private credit investments are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Fund may not be able to resell some of its holdings for extended periods, which may be several years. Investments in private securities are illiquid, can be subject to various restrictions on resale, and there can be no assurance that the Fund will be able to realize the value of such investments in a timely manner. See “
Closed-End
Interval Fund Structure
.” Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations.
Price Declines in the U.S. Corporate Debt Market Risk.
Conditions in the U.S. corporate debt market may deteriorate, which may cause pricing levels to similarly decline or be volatile. During the 2008-2009 financial crisis, many institutions were forced to raise cash by selling their interests in performing assets in order to satisfy margin requirements or the equivalent of margin requirements imposed by their lenders and/or, in the case of hedge funds and other investment vehicles, to satisfy widespread redemption requests. This resulted in a forced deleveraging cycle of price declines, compulsory sales, and further price declines, with falling underlying credit values, and other constraints resulting from the credit crisis generating further selling pressure. If similar events occurred in the corporate debt market, the Fund’s NAV could decline through an increase in unrealized depreciation and incurrence of realized losses in connection with the sale of the Fund’s investments, which could have a material adverse impact on the Fund’s business, financial condition and results of operations.
Yield and Ratings Risk.
The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Adviser will consider such an event in determining whether the Fund should continue to hold the security.

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Structured Products Risk.
The Fund may invest its assets in structured products, including the rated debt tranches of CLOs, floating rate mortgage-backed securities and credit linked notes. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.
The Fund may have the right to receive payments only from the structured product, and generally will not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.
Investments in structured notes involve risks, including credit risk and market risk. Where the Fund’s investments in structured notes will be based upon the movement of one or more factors, including currency exchange rates, interest rates, referenced bonds and stock indices, depending on the factor used and the use of multipliers or deflators, changes in interest rates and movement of the factor may cause significant price fluctuations. Additionally, changes in the reference instrument or security may cause the interest rate on the structured note to be reduced to zero, and any further changes in the reference instrument may then reduce the principal amount payable on maturity. Structured notes may be less liquid than other types of securities and more volatile than the reference instrument or security underlying the note.
CLO Risk.
In addition to the general risks associated with debt securities and structured products discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; (iv) the potential of spread compression in the underlying loans of the CLOs, which could reduce credit enhancement in the CLOs; and (v) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
CLO junior debt securities that the Fund may acquire are subordinated to more senior tranches of CLO debt. CLO junior debt securities are subject to increased risks of default relative to the holders of superior priority interests in the same securities. In addition, at the time of issuance, CLO equity securities are under-collateralized in that the liabilities of a CLO at inception exceed its total assets. Though not exclusively, the Fund will typically be in a first loss or subordinated position with respect to realized losses on the assets of the CLOs in which it is invested. The Fund may recognize phantom taxable income from its investments in the subordinated tranches of CLOs.
Between the closing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of interest or principal payments received by the holders of the CLO debt securities and distributions of the CLO on equity securities and could result in early redemptions which may cause CLO debt and equity investors to receive less than the face value of their investment.

The failure by a CLO in which the Fund invests to satisfy financial covenants, including with respect to adequate collateralization and/or interest coverage tests, could lead to a reduction in the CLO’s payments to the Fund. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments the Fund would otherwise be entitled to receive. Separately, the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment the Fund may make. If any of these occur, it could adversely affect the Fund’s operating results and cash flows.
The Fund’s CLO investments are exposed to leveraged credit risk. If certain minimum collateral value ratios and/or interest coverage ratios are not met by a CLO, primarily due to senior secured loan defaults, then cash flow that otherwise would have been available to pay distributions to the Fund on its CLO investments may instead be used to redeem any senior notes or to purchase additional senior secured loans, until the ratios again exceed the minimum required levels or any senior notes are repaid in full.
When investing in CLOs, the Fund may invest in any level of a CLO’s subordination chain, including subordinated (lower-rated) tranches and residual interests (the lowest tranche). CLOs are typically highly levered and therefore, the junior debt and equity tranches that the Fund may invest in are subject to a higher risk of total loss and deferral or nonpayment of interest than the more senior tranches to which they are subordinated. In addition, the Fund will generally have the right to receive payments only from the CLOs, and will generally not have direct rights against the underlying borrowers or entities that sponsored the CLOs. Furthermore, the investments the Fund makes in CLOs are at times thinly traded or have only a limited trading market. As a result, investments in such CLOs may be characterized as illiquid securities.
Asset Backed Securities Risk.
Asset backed securities (“ABS”) and other securitizations, are generally limited recourse obligations of a special purpose vehicle issuer of such instruments (“Securitization Vehicles”) payable solely from the underlying assets (“Securitization Assets”) of the issuer or proceeds thereof. Consequently, holders of equity or other securities issued by Securitization Vehicles must rely solely on distributions on the Securitization Assets or proceeds thereof for payment in respect thereof. The Securitization Assets may include, without limitation, broadly-syndicated leveraged loans, middle-market bank loans, collateralized debt obligation debt tranches, trust preferred securities, insurance surplus notes, asset-backed securities, consumer loans, other receivables, mortgages, REITs, high-yield bonds, mezzanine debt, second-lien leverage loans, credit default swaps and emerging market debt and corporate bonds, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks.
The investment characteristics of ABS differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal can generally be prepaid at any time because the underlying loans or other assets generally can be prepaid at any time.
The collateral supporting ABS is generally of shorter maturity than certain other types of loans and is less likely to experience substantial prepayments. ABS are often backed by pools of any variety of assets, including, for example, leases, mobile home loans and aircraft leases, which represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The market value of an ABS is affected by changes in the market’s perception of the asset backing the ABS and the creditworthiness of the servicer for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.
The value of ABS, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. The price paid by the Fund for such securities, the yield the Fund expects to receive from such securities and the average life of such securities are based on a number of unpredictable factors, including the anticipated rate of prepayment of the underlying assets, and are therefore subject to the risk that the asset-backed security will lose value. ABS are also subject to the general risks associated with investing in physical assets such as real estate; that is, they could lose value if the value of the underlying asset declines.

Holders of ABS bear various other risks, including credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks and legal risks.
Credit risk arises from (i) losses due to defaults by obligors under the underlying collateral and (ii) the issuing vehicle’s or servicer’s failure to perform their respective obligations under the transaction documents governing the ABS. These two risks can be related, as, for example, in the case of a servicer that does not provide adequate credit-review scrutiny to the underlying collateral, leading to a higher incidence of defaults.
Market risk arises from the cash flow characteristics of the ABS, which for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the investor in the event that credit losses in the portfolio rise well above expected levels.
Interest rate risk arises for the issuer from (x) the pricing terms on the underlying collateral, (y) the terms of the interest rate paid to holders of the ABS and (z) the need to mark to market the excess servicing or spread account proceeds carried on the issuing vehicle’s balance sheet. For the holder of the security, interest rate risk depends on the expected life of the ABS, which can depend on prepayments on the underlying assets or the occurrence of wind-down or termination events. If the servicer becomes subject to financial difficulty or otherwise ceases to be able to carry out its functions, it could be difficult to find other acceptable substitute servicers and cash flow disruptions or losses can occur, particularly with underlying collateral comprised of non-standard
receivables or receivables originated by private retailers who collect many of the payments at their stores.
Structural and legal risks include the possibility that, in a bankruptcy or similar proceeding involving the originator or the servicer (often the same entity or affiliates), a court having jurisdiction over the proceeding could determine that, because of the degree to which cash flows on the assets of the issuing vehicle potentially have been commingled with cash flows on the originator’s other assets (or similar reasons), (a) the assets of the issuing vehicle could be treated as never having been truly sold by the originator to the issuing vehicle and could be substantively consolidated with those of the originator, or (b) the transfer of such assets to the issuer could be voided as a fraudulent transfer. The time and expense related to a challenge of such a determination also could result in losses and/or delayed cash flows.
In addition, investments in subordinated ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks can be further pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities in an ABS issue generally absorb all losses from default before any other class of securities in such issue is at risk, particularly if such securities have been issued with little or no credit enhancement equity. Such securities, therefore, possess some of the attributes typically associated with equity investments.
Another risk associated with ABS is that the collateral that secures an ABS, such as credit card receivables, could be unsecured. In the case of credit card receivables, debtors are additionally entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. For ABS that are backed by automobile receivables, such ABS pose a risk because most issuers of such ABS permit the servicers to retain possession of the underlying obligations. Because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the ABS potentially will not have a proper security interest in all of the obligations backing such ABS. Therefore, there is a possibility that recoveries on repossessed collateral will not, in some cases, be available to support payments on these securities. As the foregoing shows, an underlying risk of investing in ABS is the dependence on debtors to timely pay their consumer loans.
In the case of ABS structured using Securitization Vehicles, Securitization Assets are typically actively managed by an investment manager, which may be the Adviser or its affiliates, and as a result, the Securitization

Assets will be traded, subject to rating agency and other constraints, by such investment manager. The aggregate return on these equity securities will depend in part upon the ability of each such investment manager to actively manage the related portfolio of Securitization Assets.
Mortgage-Backed Securities Risk.
The collateral underlying mortgage-backed securities generally consists of commercial mortgages or real property that has a residential, multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. Commercial mortgage-backed securities (“CMBS”) have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow all or a substantial portion of the loan balance to be paid at maturity, commonly known as a “balloon payment,” and are usually non-recourse
against the commercial borrower. Investments in CMBS are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risks. These risks may be magnified by volatility in the credit and commercial real estate markets. The investment characteristics of CMBS differ from traditional debt securities in a number of respects, and are similar to the characteristics of structured credit products in which investors participate through a trust or other similar conduit arrangement. As described more fully above, commercial mortgage loans are obligations of the borrowers thereunder and are not typically insured or guaranteed by any other person or entity. While the Fund intends to vigorously analyze and underwrite its CMBS investments from a fundamental real estate perspective, there can be no assurance that underwriting practices will yield their desired results, and there can be no assurance that the Fund will be able to effectively achieve its investment objective or that expected returns will be achieved.
In general, if prevailing interest rates fall significantly below the interest rates on the related mortgage loans, the rate of prepayment on the underlying mortgage loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the interest rates on the related mortgages, the rate of prepayment would be expected to decrease, which could reduce the returns on certain residual mortgage-backed securities in which the Fund may invest. In addition, rising rates may increase the frequency of defaults on certain floating-rate mortgage-backed securities.
Platform Risk.
Payments on whole loans or securities representing the right to receive principal and interest payments due on loans are received only if the platform servicing the loans receives the borrower’s payments on such loans and passes such payments through to the Fund. If a borrower is unable or fails to make payments on a loan for any reason, the Fund may be greatly limited in its ability to recover any outstanding principal or interest due, as (among other reasons) the Fund may not have direct recourse against the borrower or may otherwise be limited in its ability to directly enforce its rights under the loan, whether through the borrower or the platform through which such loan was originated, the loan may be unsecured or under-collateralized and/or it may be impracticable to commence a legal proceeding against the defaulting borrower.
TRS Agreements Risk.
A total return swap (“TRS”) is a contract in which one party agrees to make periodic payments to another party based on the change in the market value of the assets underlying the TRS, which may include a specified security, basket of securities or securities indices during a specified period, in return for periodic payments based on a fixed or variable interest rate. For example, if an investment fund wished to invest in a senior loan, it could instead enter into a TRS and receive the total return of the senior loan, less the “funding cost,” which would be a floating interest rate payment to the counterparty. A TRS effectively adds leverage to a portfolio by providing investment exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Because of the unique structure of a TRS, a TRS often offers lower financing costs than are offered through more traditional borrowing arrangements. The Fund would typically have to post collateral to cover this potential obligation.
A TRS is subject to market risk, liquidity risk and risk of imperfect correlation between the value of the TRS and the loans underlying the TRS. In addition, the Fund may incur certain costs in connection with the TRS that could in the aggregate be significant. A TRS is also subject to the risk that a counterparty will default on its payment obligations thereunder or that the Fund will not be able to meet its obligations to the counterparty.

Syndications Risk.
An investment may be made with the expectation of offering a portion of its interests therein as a co-investment
opportunity to third-party investors. There can be no assurance that the Fund will be successful in syndicating any such co-investment,
in whole or in part, that the closing of such
co-investment
will be consummated in a timely manner, that any syndication will take place on terms and conditions that will be preferable for the Fund or that expenses incurred by the Fund with respect to any such syndication will not be substantial. In the event that the Fund is not successful in syndicating any such co-investment,
in whole or in part, the Fund may consequently hold a greater concentration and have more exposure in the related investment than initially was intended, which could make the Fund more susceptible to fluctuations in value resulting from adverse economic and/or business conditions with respect thereto. Moreover, an investment by the Fund that is not syndicated to co-investors
as originally anticipated could significantly reduce the Fund’s overall investment returns.
Direct Lending Risk.
The Fund may make direct loans and engage in direct lending, which practice involves certain risks. If a loan is foreclosed, the Fund could become part owner of any collateral and would bear the costs and liabilities associated with owning and disposing of the collateral. As a result, the Fund may be exposed to losses resulting from default and foreclosure. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying assets will further reduce the proceeds and thus increase the loss. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the loan. In the event of a reorganization or liquidation proceeding relating to the borrower, the Fund may lose all or part of the amounts advanced to the borrower. There is no assurance that the protection of the Fund’s interests is adequate, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, there is no assurance that claims will not be asserted that might interfere with enforcement of the Fund’s rights.
There are no restrictions on the credit quality of the Fund’s loans. Loans may be deemed to have substantial vulnerability to default in payment of interest and/or principal. There can be no assurance as to the levels of defaults and/or recoveries that may be experienced on loans in which the Fund has invested. Certain of the loans in which the Fund may invest have large uncertainties or major risk exposures to adverse conditions, and may be considered to be predominantly speculative. Generally, such loans offer a higher return potential than better quality loans, but involve greater volatility of price and greater risk of loss of income and principal. The market values of certain of these loans also tend to be more sensitive to changes in economic conditions than better quality loans.
Loans to issuers operating in workout modes or under Chapter 11 of the U.S. Bankruptcy Code or the equivalent laws of member states of the European Union (“EU”) are, in certain circumstances, subject to certain potential liabilities that may exceed the amount of the loan. For example, under certain circumstances, lenders who have inappropriately exercised control of the management and policies of a debtor may have their claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions.
Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent the Fund seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Fund will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, the Fund may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Fund and its investments.

Distressed Lending Risk.
As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure investors that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.
Restructurings
.
Investments in companies operating in workout or bankruptcy modes present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action.
Bankruptcy Cases.
One or more of our portfolio companies may be or may become involved in bankruptcy or other reorganization or liquidation proceedings. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, we cannot assure investors that a bankruptcy court would not approve actions that may be contrary to our interests. There also are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower. If one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of our claim to that of other creditors.
The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower. It is subject to unpredictable and lengthy delays, and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.
In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender liability claim (alleging that we misused our influence on the borrower for the benefit of its lenders), if, among other things, the borrower requests significant managerial assistance from us and we provide that assistance.
First-Lien Debt
.
When we make a first-lien loan, we generally take a security interest in the available assets of the portfolio company, including the equity interests of its subsidiaries, which we expect to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, our lien is, or could become, subordinated to claims of other creditors. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or at all, or that we will be able to collect on the loan should we need to enforce our remedies. In addition, in connection with our “last out” first-lien loans, we enter into agreements among lenders. Under these agreements, our interest in the collateral of the first-lien loans may rank junior to those of other lenders in the loan under certain circumstances. This may result in greater risk and loss of principal on these loans.

Second-Lien and Mezzanine Debt
.
Our investments in second-lien and mezzanine debt generally are subordinated to senior loans and will either have junior security interests or be unsecured. As such, other creditors may rank senior to us in the event of insolvency. This may result in greater risk and loss of principal.
Nature of Mezzanine Debt Securities Risk.
Mezzanine debt securities generally will be unrated or have ratings or implied or imputed ratings below investment grade. They will be obligations of corporations, partnerships or other entities that are generally unsecured, typically are subordinated to other obligations of the obligor and generally have greater credit and liquidity risk than is typically associated with investment grade corporate obligations. While mezzanine debt investments and other loans or unsecured investments can benefit from the same or similar covenants as those enjoyed by the indebtedness ranking more senior to such investments and can benefit from cross-default provisions and security over the issuer’s assets, some or all of such terms might not be part of particular investments (for example, such investments might not be protected by financial covenants or limitations upon incurrence of additional indebtedness by the issuer). Accordingly, the risks associated with mezzanine debt securities include a greater possibility that adverse changes in the financial condition of the obligor or in general economic conditions (including a sustained period of rising interest rates or an economic downturn) could adversely affect the obligor’s ability to pay principal and interest on its debt. Many obligors on mezzanine debt securities are highly leveraged, and specific developments affecting such obligors, including reduced cash flow from operations or the inability to refinance debt at maturity, can also adversely affect such obligors’ ability to meet debt service obligations. Mezzanine debt securities are often issued in connection with leveraged acquisitions or recapitalizations, in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated. Default rates for mezzanine debt securities have historically been higher than has been the case for investment grade securities.
Emerging Markets Investments Risk.
Non-U.S. securities of issuers in so-called “emerging markets” (or lesser developed countries, including countries that may be considered “frontier” markets) are particularly speculative and entail all of the risks of investing in Non-U.S. Securities but to a heightened degree. “Emerging market” countries generally include every nation in the world except developed countries, that is, the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments; (iv) national policies that may limit the Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property.
Foreign investment in certain emerging market countries may be restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in certain emerging market issuers and increase the costs and expenses of the Fund. Certain emerging market countries require governmental approval prior to investments by foreign persons in a particular issuer, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors.
Emerging markets are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely.
Many emerging markets have histories of political instability and abrupt changes in policies and these countries may lack the social, political and economic stability characteristic of more developed countries. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that the Fund could lose the entire value of its investments in the affected market. Some countries have pervasiveness of corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. National policies that may limit the Fund’s investment opportunities include restrictions on investment in issuers or industries deemed sensitive to national interests. In such a dynamic environment, there can be no assurances that any or all of these capital markets will continue to present viable investment opportunities for the Fund.
Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. Governmental laws or restrictions applicable to such investments. Sometimes, they may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because the Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost.
The Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation. In addition, communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.
Equity and Other Investments.
 When we invest in first-lien debt, second-lien debt or mezzanine debt, we may acquire equity securities, such as warrants, options and convertible instruments. In addition, we may invest directly in the equity securities of the portfolio companies. We intend to dispose of these equity interests and realize gains upon our disposition of these interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.
Equity Securities Risk
.
Equity securities include common stocks, preferred stocks, convertible securities, limited partnership interests and warrants. This may include the equity securities of private credit sponsors. Common stocks and preferred stocks represent shares of ownership in a corporation. Preferred stocks usually have specific dividends and rank after bonds and before common stock in claims on assets of the corporation should it be dissolved. Increases and decreases in earnings are usually reflected in a corporation’s stock price.

Convertible securities are debt or preferred equity securities convertible into common stock. Usually, convertible securities pay dividends or interest at rates higher than common stock, but lower than other securities. Convertible securities usually participate to some extent in the appreciation or depreciation of the underlying stock into which they are convertible.
Preferred securities, which are a form of hybrid security (i.e., a security with both debt and equity characteristics), may pay fixed or adjustable rates of return. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities, however, unlike common stocks, participation in the growth of an issuer may be limited. Distributions on preferred securities are generally payable at the discretion of the issuer’s board and after the company makes required payments to holders of its bonds and other debt securities. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt securities to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies. Preferred securities may be less liquid than common stocks. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. Preferred shareholders may have certain rights if distributions are not paid but generally have no legal recourse against the issuer and may suffer a loss of value if distributions are not paid. Generally, preferred shareholders have no voting rights with respect to the issuer unless distributions to preferred shareholders have not been paid for a stated period, at which time the preferred shareholders may elect a number of Trustees to the issuer’s board. Generally, once all the distributions have been paid to preferred shareholders, the preferred shareholders no longer have voting rights.
Warrants are options to buy a stated number of shares of common stock at a specified price anytime during the life of the warrants. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities. The Fund could lose the value of a warrant or right if the right to subscribe to additional Common Shares is not exercised prior to the warrant’s or right’s expiration date. The market for warrants and rights may be very limited and there may at times not be a liquid secondary market for warrants and rights.
Preferred Shares.
 To the extent we invest in preferred securities, we may incur particular risks, including:

•
preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for U.S. federal income tax purposes before we receive such distributions;

•
preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore are subject to greater credit risk than more senior debt instruments; and

•
generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board; generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights

In addition, our investments generally involve a number of significant risks, including:

•
the companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

•
the companies in which we invest typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•
the companies in which we invest are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•
the companies in which we invest generally have less predictable operating results, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•
the debt investments in our portfolio generally have a significant portion of principal due at the maturity of the investment, which would result in a substantial loss to us if such borrowers are unable to refinance or repay their debt at maturity;

•	our executive officers, Trustees and Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies;

•
the companies in which we invest generally have less publicly available information about their businesses, operations and financial condition and, if we are unable to uncover all material information about these companies, we may not make a fully informed investment decision; and

•
the companies in which we invest may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Subordinated Debt
. Our subordinated debt investments will generally rank junior in priority of payment to senior debt and will generally be unsecured. This may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our shareholders to non-cash
income. Because we will not receive any principal repayments prior to the maturity of some of our subordinated debt investments, such investments will be of greater risk than amortizing loans.
Junior, Unsecured Securities.
Our strategy may entail acquiring securities that are junior or unsecured instruments. While this approach can facilitate obtaining control and then adding value through active management, it also means that certain of the Fund’s investments may be unsecured. If a portfolio company becomes financially distressed or insolvent and does not successfully reorganize, we will have no assurance (compared to those distressed securities investors that acquire only fully collateralized positions) that we will recover any of the principal that we have invested. Similarly, investments in “last out” pieces of unitranche loans will be similar to second lien loans in that such investments will be junior in priority to the “first out” piece of the same unitranche loan with respect to payment of principal, interest and other amounts. Consequently, the fact that debt is secured does not guarantee that we will receive principal and interest payments according to the debt’s terms, or at all, or that we will be able to collect on the debt should it be forced to enforce its remedies.
While such junior or unsecured investments may benefit from the same or similar financial and other covenants as those enjoyed by the indebtedness ranking more senior to such investments and may benefit from cross-default provisions and security over the issuer’s assets, some or all of such terms may not be part of particular investments. Moreover, our ability to influence an issuer’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under typical subordination terms, senior creditors are able to block the acceleration of the junior debt or the exercise by junior debt holders of other rights they may have as creditors. Accordingly, we may not be able to take steps to protect investments in a timely manner or at all, and there can be no assurance that our rate of return objectives or any particular investment will be achieved. In addition, the debt securities in which we will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and are not expected to be rated by a credit rating agency.
Early repayments of our investments may have a material adverse effect on our investment objective. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity investments may become worthless.
There can be no assurance that attempts to provide downside protection through contractual or structural terms with respect to our investments will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk. Furthermore, we have limited flexibility to negotiate terms when purchasing newly issued investments in connection with a syndication of mezzanine or certain other junior or subordinated investments or in the secondary market.
“Covenant-lite” Obligations
. We may invest in, or obtain exposure to, obligations that may be “covenant- lite,” which means such obligations lack certain financial maintenance covenants. While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower, as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is required under a covenant-heavy loan agreement. Should a loan we hold begin to deteriorate in quality, our ability to negotiate with the borrower may be delayed under a covenant-lite loan compared to a loan with full maintenance covenants. This may in turn delay our ability to seek to recover its investment.
Fixed-Income Securities Risks.
Fixed-income securities in which the Fund may invest, including as part of the Fund’s performing corporate credit strategy, are generally subject to the following risks:

•
Issuer and Spread Risk
.
The value of fixed-income securities may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods and services, historical and prospective earnings of the issuer and the value of the assets of the issuer. In addition, wider credit spreads and decreasing market values typically represent a deterioration of a debt security’s credit soundness and a perceived greater likelihood of risk or default by the issuer.

•
Credit Risk.
Credit risk is the risk that an underlying issuer or borrower will be unable to make principal and interest payments on its outstanding debt or other payment obligations when due or otherwise defaults on its obligations to the Fund and/or that the guarantors or other sources of credit support for such persons do not satisfy their obligations. The Fund’s return to shareholders would be adversely impacted if an underlying issuer of debt investments or other instruments or a borrower under a loan in which the Fund invests were to become unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment
of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. In addition, in the event of bankruptcy of a borrower, shareholders could experience delays or limitations with respect to the Fund’s ability to enforce rights against and realize the benefits of the collateral securing an investment. Under certain circumstances, collateral securing an investment may be released without the consent of the Adviser and/or the shareholder or the shareholder’s expected rights to such collateral could, under certain circumstances, be voided or disregarded. The Fund’s investments in secured debt may be unperfected for a variety of reasons, including the failure to make required filings by lenders and, as a result, the shareholder may not have priority over other creditors as anticipated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable

common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, certain instruments may provide for payments-in-kind,
which have a similar effect of deferring current cash payments. In such cases, a portfolio company’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the likelihood of which is uncertain.
With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement or indenture that governs loans or securities of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or result in a pre-payment
(in whole or in part) of the Fund’s investment.
Similarly, while the Adviser will generally target investing the Fund’s assets in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Portfolio companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or economic and financial market downturns and dislocations. As a result, companies that the Adviser expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress.

•
Call Risk.
There is a risk that issuers may exercise a right to redeem a fixed income security earlier than expected (a “call”). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer’s credit quality). If an issuer calls a security that the Fund has invested in, the Fund may not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

•
Prepayment Risk
. The Fund is subject to the risk that the investments it makes in its portfolio companies may be repaid prior to maturity. When this occurs, the Fund will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and the Fund could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, the Fund’s results of operations could be materially adversely affected if one or more of the portfolio companies elect to prepay amounts owed to the Fund. Additionally, prepayments, net of prepayment fees, could negatively impact the Fund’s return on equity.

•
Reinvestment Risk.
Reinvestment risk is the risk that income from the Fund’s portfolio will decline if the Fund invests the proceeds from matured, traded or called fixed-income securities at market interest rates that are below the Fund portfolio’s current earnings rate.

•
Duration and Maturity Risk.
The Fund has no set policy regarding the duration or maturity of the fixed-income securities it may hold. In general, the longer the duration of any fixed-income securities in the Fund’s portfolio, the more exposure the Fund will have to the interest rate risks described above. The Adviser may seek to adjust the portfolio’s duration or maturity based on its assessment of current and projected market conditions and any other factors that the Adviser deems relevant. There can be no assurance that the Adviser’s assessment of current and projected market conditions will be correct or that any strategy to adjust the portfolio’s duration or maturity will be successful at any given time.

Below Investment Grade Risk
. The Fund may invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade (rated Ba/BB or below, or judged to be of comparable quality by the Adviser) if they were rated. Below investment grade securities, which are often referred to as “high yield” or “junk,” have predominantly speculative characteristics with respect to the given issuer’s capacity to pay interest and repay principal. Lower grade securities, though often high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. They may also be difficult to value and illiquid. The major risks of below investment grade securities include: (i) below investment grade securities may be issued by less creditworthy issuers. Issuers of below investment grade securities may have a larger amount of outstanding debt relative to their assets than issuers of investment grade securities. These issuers are more vulnerable to financial setbacks and recession than more creditworthy issuers, which may impair their ability to make interest and principal payments. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of holders of below investment grade securities, leaving few or no assets available to repay holders of below investment grade securities; (ii) prices of below investment grade securities are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of below investment grade securities than on other higher-rated fixed-income securities. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities; (iii) issuers of below investment grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing; (iv) below investment grade securities frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If the issuer redeems below investment grade securities, the Fund may have to invest the proceeds in securities with lower yields and may lose income; (v) below investment grade securities may be less liquid than higher-rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the below investment grade securities market, and there may be significant differences in the prices quoted by the dealers. Judgment may play a greater role in valuing these securities and the Fund may be unable to sell these securities at an advantageous time or price; (vi) the Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.
The prices of fixed-income securities generally are inversely related to interest rate changes; however, below investment grade securities historically have been somewhat less sensitive to interest rate changes than higher quality securities of comparable maturity because credit quality is also a significant factor in the valuation of lower grade securities. On the other hand, an increased rate environment results in increased borrowing costs generally, which may impair the credit quality of low-grade
issuers and thus have a more significant effect on the value of some lower grade securities. In addition, a low rate environment may result in traditional investment grade oriented investors being forced to accept more risk in order to maintain income. In a rising rate environment, buyers of lower grade securities may exit the market and reduce demand for lower grade securities, potentially resulting in greater price volatility.
The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Fund invests in lower grade securities that have not been rated by a rating agency, the Fund’s ability to achieve its investment objective will be more dependent on the Adviser’s credit analysis than would be the case when the Fund invests in rated securities.
For securities rated in the lower rating categories (rated as low as D, or unrated but judged to be of comparable quality by the Adviser), the risks associated with below investment grade instruments are more pronounced. The credit rating of a high-yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.
High Yield Debt Risk
. The Fund may invest in debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities. In most cases, such debt will be rated below “investment grade” or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. The market for high yield securities has experienced periods of volatility and reduced liquidity. Securities in the lower rated categories and comparable non-rated
securities are subject to greater risk of loss of principal and interest than higher rated and comparable non-rated
securities and are generally considered to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. They are also generally considered to be subject to greater risk than securities with higher ratings or comparable non-rated
securities in the case of deterioration of general economic conditions. High yield securities may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities may also not be protected by financial covenants or limitations on additional indebtedness. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and/or services in the industry in which the issuer operates would likely have a material adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities.
Loan Assignments and Participations Risk.
As the assignee of a loan, the Fund typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, the Fund may not be able to unilaterally enforce all rights and remedies under the loan and with regard to any associated collateral. Because assignments may be arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. In addition, if the loan is foreclosed, the Fund could become part owner of any collateral and could bear the costs and liabilities of owning and disposing of the collateral. The Fund may be required to pass along to a purchaser that buys a loan from the Fund by way of assignment a portion of any fees to which the Fund is entitled under the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off
against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Fund will be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off
between the lender and the borrower.
Loan Interests Risk.
Loan interests generally are subject to restrictions on transfer, and the Fund may be unable to sell its loan interests at a time when it may otherwise be desirable to do so or may be able to sell them promptly only at prices that are less than what the Fund regards as their fair market value. Accordingly, loan interests may at times be illiquid. Loan interests may be difficult to value and may have extended settlement periods (the settlement cycle for many bank loans exceeds 7 days). Extended settlement periods may result in cash not being immediately available to the Fund. As a result, during periods of unusually heavy repurchases, the Fund may have to sell other investments or borrow money to meet its obligations. A significant portion of floating rate loans may be “covenant lite” loans that may contain fewer or less restrictive constraints on the borrower and/or may contain other characteristics that would be favorable to the borrower, limiting the ability of lenders to take legal action to protect their interests in certain situations. Interests in loans made to finance highly leveraged companies or to finance corporate acquisitions or other transactions may be especially vulnerable to adverse changes in economic or market conditions. Interests in secured loans have the benefit of collateral and, typically, of restrictive covenants limiting the ability of the borrower to further encumber its assets. There is a risk that the value of any collateral securing a loan in which the Fund has an interest may decline and that the collateral may not be sufficient to cover the amount owed on the loan. In the event the borrower defaults, the Fund’s access to the collateral may be limited or delayed by bankruptcy or other insolvency laws. Further, in the event of a default, second or lower lien secured loans, and unsecured loans, will generally be paid only if the value of the collateral exceeds the amount of the borrower’s obligations to the senior secured lenders, and the remaining collateral may not be sufficient to cover the full amount owed on the loan in which the Fund has an interest. Further, there is a risk that a court could take action with respect to a loan that is adverse to the holders of the loan and the Fund may need to retain legal counsel to enforce its rights in any resulting event of default, bankruptcy, or similar situation. Interests in loans expose the Fund to the credit risk of the underlying borrower and may expose the Fund to the credit risk of the lender.
Repurchase Agreements Risk.
Subject to its investment objective and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Adviser, present minimal credit risk. The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation.
In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (i) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (ii) possible lack of access to income on the underlying security during this period; and (iii) expenses of enforcing its rights. In addition, as described above, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited.
The Adviser will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Adviser will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.
Reverse Repurchase Agreements Risk.
The Fund may use reverse repurchase agreements, which involves many of the same risks involved in the Fund’s use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that the Fund has sold but remains obligated to repurchase. In addition, there is a risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may
effectively be

restricted pending such decision. Also, in entering into reverse repurchase agreements, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, due to the interest costs associated with reverse repurchase agreements transactions, the Fund’s NAV will decline, and, in some cases, the Fund may be worse off than if it had not used such instruments. If the Fund enters into reverse repurchase agreements and similar financing transactions in reliance on the exemption in Rule
18f-4(d),
the Fund may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule
18f-4
with respect to such transactions.
Cash Equivalents and Short-Term Debt Securities Risk
.
For temporary defensive purposes, a fund may invest up to 100% of its assets in cash
equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

•
U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market
value of their securities. Consequently, the value of such securities may fluctuate.

•
Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

•	Repurchase agreements, which involve purchases of debt securities.

•
Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Non-U.S
.
Securities
. We may invest in
non-U.S.
securities, which may include securities denominated in U.S. dollars or in
non-U.S.
currencies, to the extent permitted by the Investment Company Act. Because evidence of ownership of such securities usually is held outside the United States, we would be subject to additional risks if we invested in
non-U.S.
securities, which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions, which might adversely affect or restrict the payment of principal and interest on the
non-U.S.
securities to shareholders located outside

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the country of the issuer, whether from currency blockage or otherwise. Because
non-U.S.
securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected unfavorably by changes in currency rates and exchange control regulations.
Non-U.S.
Investments.
Investing in the securities outside of the United States involves certain considerations not usually associated with investing in securities of U.S. companies or the U.S. Government, including political and economic considerations, such as greater risks of expropriation, nationalization, confiscatory taxation, imposition of withholding or other taxes on interest, dividends, capital gains, other income or gross sale or disposition proceeds, limitations on the removal of assets and general social, political and economic instability; the relatively small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; the evolving and unsophisticated laws and regulations applicable to the securities and financial services industries of certain countries; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the Fund’s investment opportunities. In addition, accounting and financial reporting standards that prevail outside of the U.S. generally are not as high as U.S. standards and, consequently, less information is typically available concerning companies located outside of the U.S. than for those located in the U.S. As a result, the Fund may be unable to structure its transactions to achieve the intended results or to mitigate all risks associated with such markets. It may also be difficult to enforce the Fund’s rights in such markets. For example, securities traded on
non-U.S.
exchanges and the
non-U.S.
persons that trade these instruments are not subject to the jurisdiction of the SEC or the CFTC or the securities and commodities laws and regulations of the U.S. Accordingly, the protections accorded to the Fund under such laws and regulations are unavailable for transactions on foreign exchanges and with foreign counterparties.
Risks
Related to Portfolio
Companies
Default Risk.
It is generally anticipated that conventional debt will be paid as due, barring unexpected developments. Nonetheless, there exists the risk of default. The Adviser will attempt to reduce default risk through diversification and research (both on a country-by-country
and
issuer-by-issuer
basis).
Active Management.
The Adviser may from time to time attempt to exert management control over the reorganization process of the Fund’s portfolio companies. Active management is unusually resource-intensive and the Adviser’s more limited resources may put it at a competitive disadvantage.
Fraudulent Conveyance Considerations
. Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary from jurisdiction to jurisdiction. For example, if a court were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness, the borrower (i) was insolvent, (ii) was engaged in a business for which the assets remaining in such borrower constituted unreasonably small capital or (iii) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they mature, such court could invalidate such indebtedness and such security interest or other lien as fraudulent conveyances, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower (including to the Fund) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness. In addition, if an issuer in which the Fund has an investment becomes insolvent, any payment made on such investment may be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency.
In general, if payments on an investment are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured from the Fund, the resulting loss will be borne by investors in the Fund.

7
2

Risk Related to Privately-Held Companies and the Lack of Available Information About These Companies.
Investments in private companies may pose greater risks than investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and the ability to withstand financial distress. Second, the depth and breadth of experience of management in private companies tends to be less than that at public companies, which makes such companies more likely to depend on the management talents and efforts of a smaller group of persons and/or persons with less depth and breadth of experience. Therefore, the decisions made by such management teams and/or the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our investments and, in turn, on us. Third, the investments themselves tend to be less liquid. As such, we may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal repayment schedule. As a result, the relative lack of liquidity and the potential diminished capital resources of our target portfolio companies may affect our investment returns. Fourth, little public information generally exists about private companies. Further, these companies may not have third-party debt ratings or audited financial statements. We must therefore rely on the ability of the Adviser to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. The Adviser would typically assess an investment in a portfolio company based on the Adviser’s estimate of the portfolio company’s earnings and enterprise value, among other factors, and these estimates may be based on limited information and may otherwise be inaccurate, causing the Adviser to make different investment decisions than it may have made with more complete information. These companies and their financial information will generally not be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If the Adviser is unable to determine all material information about these companies, the Adviser may not make a fully informed investment decision, and we may lose money on our investments.
Investments in Securities or Assets of Publicly-Traded Companies Risk.
The Fund may invest a portion of its portfolio in publicly-traded assets. It is not expected that the Fund will be able to negotiate additional financial covenants or other contractual rights, which the Fund might otherwise be able to obtain in making privately negotiated investments. In addition, by investing in publicly-traded securities or assets, the Fund will be subject to U.S. federal and state securities laws, as well as
non-U.S.
securities laws, that may, among other things, restrict or prohibit its ability to make or sell an investment. Moreover, the Fund may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, the Fund may be limited in its ability to make investments and to sell existing investments in public securities because the Fund may be deemed to have material, non-public
information regarding the issuers of those securities or as a result of other internal policies. The inability to sell public securities in these circumstances could materially adversely affect the Fund’s investment results. In addition, an investment may be sold by the Fund to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up
periods.
Risks Related to the Failure to Make
Follow-On
Investments
.
Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as
“follow-on”
investments to:

•	increase or maintain in whole or in part our equity ownership percentage;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	attempt to preserve or enhance the value of our investment
We may elect not to make
follow-on
investments, may be constrained in our ability to employ available funds, or otherwise may lack sufficient funds to make those investments. We have the discretion to make any follow-on investments, subject to the availability of capital resources. However, doing so could be placing even more capital at risk in existing portfolio companies.

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The failure to make
follow-on
investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on
investment, we may elect not to make a
follow-on
investment because we may not want to increase our concentration of risk, because we prefer other opportunities or because we are inhibited by compliance with investment company requirements or the desire to maintain our tax status.
Risks Related to Return on Invested Capital.
We may not realize expected returns on our investment in a portfolio company due to changes in the portfolio company’s financial position or due to an acquisition of the portfolio company. If a portfolio company repays our loans prior to their maturity, we may not receive our expected returns on our invested capital. Many of our investments are structured to provide a disincentive for the borrower to pre-pay
or call the security, but this call protection may not cover the full expected value of an investment if that investment is repaid prior to maturity.
Middle-market companies operate in a highly acquisitive market with frequent mergers and buyouts. If a portfolio company is acquired or merged with another company prior to drawing on our commitment, we would not realize our expected return. Similarly, in many cases companies will seek to restructure or repay their debt investments or buy our other equity ownership positions as part of an acquisition or merger transaction, which may result in a repayment of debt or other reduction of our investment.
Debt and Equity of the Issuers.
Our portfolio companies in some cases may incur debt or issue equity securities that rank equally with, or senior to, our investments in those companies. Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities that rank equally with, or senior to, our investments. By their terms, those instruments may provide that the holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt instruments would usually prohibit portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under the debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically would be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying those holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.
The rights we may have with respect to the collateral securing certain loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements or agreements among lenders. Under these agreements, we may forfeit certain rights with respect to the collateral to holders with prior claims. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of those enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as lenders are adversely affected.
No Control of Portfolio Companies Risk.
The Fund does not expect to control the portfolio companies in which it invests. The Fund does not expect to have board representation or board observation rights, and the Fund’s debt agreements with such portfolio companies may contain certain restrictive covenants. As a result, the Fund is subject to the risk that a portfolio company in which it invests may make business decisions with which the Fund disagrees and the management of such company, as representatives of the holders of the company’s common equity, may take risks or otherwise act in ways that do not serve the Fund’s interests as debt investors. Due to the lack of liquidity for the Fund’s investments in non-traded
companies, the Fund may not be able to dispose of its interests in portfolio companies as readily as the Fund would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of the Fund’s portfolio holdings.

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Adjustments to Terms of Investments Risk
.
The terms and conditions of the loan agreements and related assignments may be amended, modified or waived only by the agreement of the lenders. Generally, any such agreement must include a majority or a supermajority (measured by outstanding loans or commitments) or, in certain circumstances, a unanimous vote of the lenders. Consequently, the terms and conditions of the payment obligation arising from loan agreements could be modified, amended or waived in a manner contrary to the preferences of the Fund, if a sufficient number of the other lenders concurred with such modification, amendment or waiver. There can be no assurance that any obligations arising from a loan agreement will maintain the terms and conditions to which the Fund originally agreed. Because the Fund may invest through participation interests and derivative securities, the Fund may not be entitled to vote on any such adjustment of terms of such agreements.
The exercise of remedies may also be subject to the vote of a specified percentage of the lenders thereunder. The Adviser will have the authority to cause the Fund to consent to certain amendments, waivers or modifications to the investments requested by obligors or the lead agents for loan syndication agreements. The Adviser may, in accordance with its investment management standards, cause the Fund to extend or defer the maturity, adjust the outstanding balance of any investment, reduce or forgive interest or fees, release material collateral or guarantees, or otherwise amend, modify or waive the terms of any related loan agreement, including the payment terms thereunder. The Adviser will make such determinations in accordance with its investment management standards. Any amendment, waiver or modification of an investment could adversely impact the Fund’s investment returns.
Second Priority Liens Risk.
Certain debt investments that the Fund makes may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the company under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before the Fund. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then the Fund, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against such company’s remaining assets, if any.
The Fund may also make unsecured debt investments in portfolio companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before the Fund is so entitled. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy its unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then its unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.
The rights the Fund may have with respect to the collateral securing the debt investments it makes to its portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that the Fund enters into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the

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obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. The Fund may not have the ability to control or direct such actions, even if its rights are adversely affected.
Covenant Breaches or Defaults Risk.
A portfolio company’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders or investors could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company’s ability to meet its obligations under the debt or equity securities that the Fund holds. The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.
Highly Leveraged Portfolio Companies Risk.
Some of the portfolio companies in which the Fund invests may be highly leveraged, which may have adverse consequences to these companies and to the Fund as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.
Risks Related to the Adviser and Its Affiliates; Conflicts of Interest
No prior experience managing an interval fund.
Although the Adviser and its investment team are experienced in managing portfolios of assets in which the Fund expects to invest, including managing a business development company that invests in private credit, they have no prior experience managing a portfolio that takes the form of an interval fund, and the investment philosophy and techniques used by the Adviser to manage an interval fund may differ from those previously employed by the Adviser, its affiliates, and their respective investment teams in identifying and managing past investments. Accordingly, we can offer no assurance that we will replicate the historical performance of other clients or other entities or companies that the Adviser’s investment team or the Adviser or its affiliates advised in the past, and we caution you that our investment returns could be substantially lower than the returns achieved by other clients of our Adviser or its affiliates. Further, the Adviser may not be able to successfully operate the Fund’s business or achieve the Fund’s investment objective. As a result, an investment in the Fund’s Common Shares may entail more risk than the shares of common stock of a comparable company with a substantial operating history.
Conflicts of Interest Related to Obligations of the Adviser
’
s Senior Management.
The members of the senior management and investment team of the Adviser serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, including a business development company that invests in private credit, or of investment funds managed by the Adviser’s affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of the Fund’s shareholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. In particular, the Fund will rely on the Adviser to manage its day-to-day activities
and to implement its investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund. As a result of these activities, the Adviser, its officers and affiliates, and employees of its affiliates will have conflicts of interest in allocating their time between the Fund and other activities in which they are or may become involved, including the management of one or more Other Accounts (defined below). The Adviser, its officers and affiliates, and employees of its affiliates will devote only as much of its or their time to the Fund’s business as the Adviser and its officers, in their judgment, determine is reasonably required, which may be substantially less than their full time.
The Fund relies, in part, on the Adviser to assist with identifying investment opportunities and making investment recommendations to the Fund. The Adviser’s personnel will be expected to attend lender conferences,

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management meetings and facility visits. While the Adviser may participate at times on creditor committees, which could serve to limit the Fund’s ability to trade, it will at all times seek to avoid any such constraint. Despite the Adviser’s best efforts, however, the Adviser may conclude that it is in the best interest of the Fund to accept a temporary restrain on its ability to trade. The Adviser and its affiliates are not restricted from forming additional investment funds, entering into other investment advisory relationships or engaging in other business activities. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser, its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business, but will be allocated between the Fund and such other business activities of the Adviser and its affiliates in a manner that the Adviser and, as applicable, such affiliates deem necessary and appropriate. See “
Potential Conflicts of Interest.
”
In addition, the Fund may make investments in different parts of the capital structure of companies in which Other Accounts already hold an investment, subject to the Investment Company Act and the conditions of the Order (as defined below). Generally speaking, the Adviser expects that the Fund will make such investments only when, at the time of investment, the Adviser believes such investment is in the Fund’s best interests and either the possibility of actual adversity is remote, the Fund’s investment is small and non-controlling
or the Adviser believes that such investment is appropriate for the Fund in light of the particular circumstances, notwithstanding the potential for conflict.
Time and Resource Risks Related to Employees of the Adviser and its Affiliates.
The Adviser, Diameter, and individuals employed by Diameter are generally not prohibited from raising capital for and managing other investment entities that make the same types of investments as those the Fund targets, including a business development company that invests in private credit. As a result, the time and resources that these individuals may devote to the Fund may be diverted. In addition, the Fund may compete with any such investment entity for the same investors and investment opportunities.
One or more of the Fund’s affiliates have received an exemptive order from the SEC which would apply to us and would allow us to engage in co-investment
transactions with the Adviser and its affiliates, subject to certain terms and conditions. However, while the terms of the exemptive relief would require that the Adviser will be given the opportunity to cause us to participate in certain transactions originated by affiliates of the Adviser, the Adviser may determine that we not participate in those transactions and for certain other transactions (as set forth in guidelines approved by the Board) the Adviser may not have the opportunity to cause us to participate. Affiliates of the Adviser, whose primary business includes the origination of investments or investing in non-originated assets,
engage in investment advisory business with accounts that compete with us. See “
Potential Conflicts of Interest.
”
Dependence on Key Personnel.
The Fund’s future success depends, to a significant extent, on the continued services of the officers and employees of the Adviser or its affiliates. The loss of services of one or more members of the Adviser’s or its affiliates’ management team, including members of any investment committees, could adversely affect the Fund’s financial condition, business and results of operations. Although the Adviser or one of its affiliates has employment agreements with some or all of these key personnel, employment is “at-will,” and
we cannot guarantee that all, or any particular one, will remain affiliated with the Fund and/or the Adviser or one of its affiliates. Further, the Fund does not intend to separately maintain key person life insurance on any of these individuals.
The Fund’s ability to achieve its investment objective depends on the Adviser’s ability to identify and analyze, and to invest in, finance and monitor companies that meet the Fund’s investment criteria. The Adviser’s capabilities in structuring the investment process, providing competent, attentive and efficient services to the Fund, and facilitating access to financing on acceptable terms depend on the employment of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve the Fund’s investment objective, the Adviser may need to hire, train, supervise and manage new investment professionals to participate in the Fund’s investment selection and monitoring process.

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The Adviser may not be able to find investment professionals in a timely manner or at all. Failure to support the Fund’s investment process could have a material adverse effect on our business, financial condition and results of operations.
While the Adviser has entered into the Resource Sharing Agreement (defined below) with Diameter Capital Partners and Diameter Capital (UK) Limited, pursuant to which Diameter Capital Partners and Diameter Capital (UK) Limited will provide the Adviser with experienced investment professionals and access to the resources of Diameter Capital Partners and Diameter Capital (UK) Limited so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement (as defined below), there can be no assurance that Diameter Capital Partners and Diameter Capital (UK) Limited will perform their respective obligations under the Resource Sharing Agreement. In addition, the Resource Sharing Agreement may be terminated by either party on sixty (60) days’ notice, and such termination may have a material adverse consequence on the Fund’s operations.
Misconduct by employees or by third-party service providers could cause significant losses to the Fund. Employee misconduct could include, among other things, binding the Fund to transactions that exceed authorized limits or present unacceptable risks and other unauthorized activities or concealing unsuccessful investments (which, in either case, may result in unknown and unmanaged risks or losses), or otherwise charging (or seeking to charge) inappropriate expenses to the Fund or Diameter. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Fund’s business prospects or future activities.
Allocation Policy Conflict of Interest.
The Adviser will determine whether it would be permissible, advisable or otherwise appropriate for the Fund to pursue a particular investment opportunity allocated to the Fund. However, the Adviser, its officers and affiliates, employees of its affiliates and members of any investment committees serve or may serve as investment advisers, officers, trustees or principals of entities or investment funds that operate in the same or a related line of business as us or of investment funds managed by the Adviser’s affiliates. Accordingly, these individuals may have obligations to investors in those entities or funds, the fulfillment of which might not be in the Fund’s best interest or the best interests of the Fund’s shareholders.
In addition, any affiliated investment vehicle currently formed or formed in the future and managed by the Adviser or its affiliates, particularly in connection with any future growth of their respective businesses, may have overlapping investment objectives with those of the Fund and, accordingly, may invest in asset classes similar to those targeted by the Fund. The Adviser’s allocation policies are intended to ensure that, over time, the Fund generally shares equitably with Other Accounts sponsored or managed by the Adviser or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for the Fund and such Other Accounts. However, there can be no assurance that the Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity among all Advisory Clients (as defined below) for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to the Fund. Not all conflicts of interest can be expected to be resolved in the Fund’s favor. It is possible that the Fund may not be given the opportunity to participate in certain investments made by those other entities that would otherwise be suitable for the Fund. Officers and employees of the Adviser and its affiliates may also face financial conflicts of interest to the extent their salary or bonus calculation or personal investments are in other entities that have a similar investment objective to the Fund.
Risks Related to Our Adviser’s Ability to Resign.
We cannot assure investors that the Adviser will remain our investment adviser or that we will continue to have access to Diameter or its investment professionals. The investment advisory agreement between the Fund and the Adviser (the “Investment Advisory Agreement”) may be terminated by either party without penalty on sixty (60) days’ written notice to the other party. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty on sixty (60) days’ written notice.
The Adviser has the right, under the Investment Advisory Agreement, to resign at any time on sixty (60) days’ written notice, regardless of whether we have found a replacement. In addition, our Board has the

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authority to remove the Adviser for any reason or for no reason, or may choose not to renew the Investment Advisory Agreement. Furthermore, the Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the Investment Company Act, by the Adviser. If the Adviser resigns or is terminated, or if we do not obtain the requisite approvals of shareholders and our Board to approve an agreement with the Adviser after an assignment, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within sixty (60) days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption and costs under any new agreements that we enter into could increase. Our financial condition, business and results of operations, as well as our ability to pay dividends, are likely to be adversely affected, and the value of our Common Shares may decline.
Any new Investment Advisory Agreement would be subject to approval by our shareholders. Even if we are able to enter into comparable management or administrative arrangements, the integration of a new adviser or administrator and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our business, financial condition and results of operations.
In addition, if the Adviser resigns or is terminated, we would lose the benefits of our relationship with Diameter, including insights into our existing portfolio, market expertise, sector and macroeconomic views and due diligence capabilities, as well as any investment opportunities referred to us.
Limitation of the Adviser’s Liability.
The Adviser has not assumed any responsibility to us other than to render the services described in the Investment Advisory Agreement, and it will not be responsible for any action of our Board in declining to follow the Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Adviser Indemnified Parties”) will not be liable to us for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Investment Advisory Agreement relates, provided that the Adviser will not be protected against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations and any liability that cannot be waived due to the fiduciary duty imposed upon the Advisor pursuant to Section 36(b) of the Investment Company Act.
We have agreed to provide to each Adviser Indemnified Party advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the matter and to the fullest extent permissible under law. Our obligation to provide indemnification and advancement of expenses is subject to the requirements of the Investment Company Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made. Despite these limitations, the rights to indemnification and advancement of expenses may lead the Adviser Indemnified Parties to act in a riskier manner than they would when acting for their own account.

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MANAGEMENT OF THE FUND
Trustees and Officers
The Board is responsible for the overall management of the Fund. There are currently five Trustees, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “
Management of the Fund
” in the SAI.
Adviser
The Adviser is responsible for the management of the Fund’s portfolio and provides the personnel, facilities, equipment and certain other services necessary for the operation of the Fund. The Adviser, which was formed for the purpose of serving as investment adviser to the Fund, is a registered investment adviser under the Advisers Act. The Adviser does not provide investment advisory services to any other Diameter entity. The Adviser will manage the Fund’s day-to-day
business affairs and manage the Fund’s portfolio.
The Adviser has entered into a Resource Sharing Agreement (the “Resource Sharing Agreement”) with Diameter Capital Partners and Diameter Capital (UK) Limited, pursuant to which Diameter Capital Partners and Diameter Capital (UK) Limited will provide the Adviser with experienced investment professionals and access to the resources of Diameter Capital Partners and Diameter Capital (UK) Limited so as to enable the Adviser to fulfill its obligations under the Investment Advisory Agreement (which are described in further detail below). Through the Resource Sharing Agreement, the Adviser intends to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Diameter Capital Partner’s and Diameter Capital (UK) Limited’s investment professionals. There can be no assurance that Diameter Capital Partners and Diameter Capital (UK) Limited will perform their respective obligations under the Resource Sharing Agreement. The Resource Sharing Agreement may be terminated by either party on sixty (60) days’ notice, and such termination may have a material adverse consequence on the Fund’s operations. The Fund is not a party to the Resource Sharing Agreement and accordingly is not responsible for paying any compensation thereunder.
Investment Advisory Agreement
The Investment Advisory Agreement between the Adviser and the Fund became effective as of September 30, 2025 and has an initial two-year
term. Thereafter, the Investment Advisory Agreement will continue in effect from year to year, provided such continuance is specifically approved at least annually by (i) the vote of the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Independent Trustees who are not parties to the Investment Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. The Investment Advisory Agreement will terminate automatically if assigned (as defined in the Investment Company Act) and is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board or the Adviser.
The Adviser Indemnified Parties will not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Investment Advisory Agreement relates, provided that the Adviser will not be protected against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). The Investment Advisory Agreement also provides that absent disabling conduct, the Fund will indemnify the Adviser Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as adviser for the Fund. The Adviser Indemnified Parties will not be liable under the Investment Advisory Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.
A discussion regarding the basis for the approval by the Board of the Investment Advisory Agreement will be available in the Fund’s first annual/semi-annual shareholder report, as applicable.
Management Fee
The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser under the Investment Advisory Agreement, a base management fee (the “Management Fee”). The Fund will make any payments due to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Fund may adopt, a deferred compensation plan pursuant to which the Adviser may elect to defer all or a portion of its fees under the Investment Advisory Agreement for a specified period of time. The Management Fee is an amount equal to 1.25% of the Fund’s average daily Managed Assets, payable quarterly in arrears. The Management Fee will decrease the net profits or increase the net losses of the Fund that are credited to its shareholders. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). Management Fees for any partial quarter shall be appropriately prorated.
Expense Limitation and Reimbursement Agreement
The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive the Management Fee and/or to assume or reimburse expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding the Management Fee; any taxes; fees and interest payments on borrowed funds; shareholder servicing and distribution fees; brokerage and distribution costs and expenses; acquired fund fees and expenses (as determined in accordance with SEC Form
N-2);
expenses incurred in connection with any merger or reorganization; and extraordinary or non-routine
expenses, such as litigation expenses (collectively, the “Specified Expenses”)) do not exceed 0.75% of the average daily net assets of Class A Shares and Class I Shares (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit in place at the time of the Waiver and the current Expense Limit. Unless earlier terminated by the Board, the Expense Limitation and Reimbursement Agreement has an initial two-year
term. The Expense Limitation and Reimbursement Agreement may be renewed at the Adviser’s discretion for consecutive one-year
terms thereafter. Neither the Fund nor the Adviser may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After the initial term, the Expense Limitation and Reimbursement Agreement may be terminated, without the payment of any penalty, by the Fund at any time, with or without notice, or by the Adviser upon thirty days’ written notice prior to the end of the then current term.
Payment of Fund Expenses
Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser.

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The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:

a)	the Management Fee;

b)	the Administration Fees;

c)	all other expenses of the Fund’s operations, administrations and transactions including, without limitation, those relating to;

(i)
organizational and offering expenses associated with the offering of the Common Shares and the offering of other securities issued by the Fund, including any preferred shares offered by the Fund (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, costs incurred in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s transfer agent, fees to attend retail seminars, costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, broker-dealers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing fee);

(ii)
all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”), investment bankers, administrative agents, paying agents, custodians or sub-custodians, trustees, consultants (including individuals consulted through expert network consulting firms), advisors, operating partners, deal sourcers (including personnel dedicated to but not employed by the Adviser or its affiliates), and other professionals;

(iii)	the cost of calculating individual asset values and the Fund’s net asset value (including the cost and expenses of any independent valuation firms);

(iv)
fees and expenses, including travel expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in respect of due diligence on prospective portfolio companies and, if necessary, in respect of enforcing the Fund’s rights with respect to investments in existing portfolio companies, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

(v)
due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for the benefit of the Fund), as well as the information technology systems used to obtain such research and other information;

(vi)
the costs of any public or private offerings of the Fund’s shares or the cost of effecting any sales and repurchases of the Common Shares and other securities, including registration and listing fees and fees payable to rating agencies;

(vii)	costs of registration rights granted to certain investors;

(viii)	certain costs and expenses relating to distributions paid on the Fund’s shares;

(ix)	costs incurred in connection with the creation and maintenance of legal entities to hold the Fund’s assets;

(x)	debt service and other costs of borrowings or other financing or derivative transactions (including, for the avoidance of doubt, interest, fees, and related legal expenses);

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(xi)	amounts payable to third parties relating to, or associated with, making or holding investments;

(xii)	costs associated with individual or groups shareholders;

(xiii)	transfer agent and custodial fees;

(xiv)	costs of derivatives and hedging;

(xv)	commissions and other compensation payable to brokers or dealers;

(xvi)	fees and expenses payable under any dealer manager, selected dealer agreements, selling agent or selected intermediary agreements, if any;

(xvii)	costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

(xviii)	taxes and governmental fees;

(xix)	Independent Trustee fees and expenses;

(xx)
expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board of Trustees or any committees thereof;

(xxi)
costs of preparing financial statements and maintaining books and records and preparing and submitting periodic filings, reports or other documents with the U.S. Commodity Futures Trading Commission (the “CFTC”), SEC, AIFMD (or other regulatory bodies) and other reporting and compliance costs, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund or its activities;

(xxii)
the costs of any reports, proxy statements or other notices to the Fund’s shareholders (including printing and mailing costs), the costs of any shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(xxiii)	the Fund’s fidelity bond;

(xxiv)	trustee and officers/errors and omissions liability insurance, and any other allocated insurance premiums;

(xxv)	information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(xxvi)	indemnification payments;

(xxvii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;

(xxviii)
costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Fund and the amount of any judgment or settlement paid in connection therewith;

(xxix)
all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

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(xxx)
investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trade errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal (including any retainers), filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

(xxxi)	costs associated with winding up and liquidating the Fund’s assets;

(xxxii)	direct costs and expenses of administration, including audit, accounting, compliance, consulting and legal costs; and

(xxxiii)	all other expenses reasonably incurred by the Adviser in connection with making investments and administering the Fund’s business.
From time to time, the Adviser or their affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.
Diameter Platform
The Adviser is a Delaware limited liability company and a wholly-owned subsidiary of Diameter Capital Partners. The Adviser was formed for the purpose of serving as investment adviser to the Fund, and it does not serve as investment adviser to any other entity. The Adviser is responsible for the management of the Fund’s portfolio and provides the personnel, facilities, equipment and certain other services necessary for the operation of the Fund. In making investment decisions on behalf of the Fund, the Adviser will utilize and rely on the experience, insights, professional connections, and expertise of individuals at Diameter. Accordingly, more information on Diameter Capital Partners and Diameter is provided below.
Diameter Capital Partners is a Delaware limited partnership with its principal place of business in New York, New York. Founded in February 2017, it was registered with the SEC as an investment adviser in August 2017, and commenced investment activities on September 1, 2017. Diameter Capital Partners has expanded its presence, with an office in West Palm Beach, Florida, opened in September 2021. In June 2022, another office was opened in London, England.
Diameter Capital
Partners’ co-founders, Scott
Goodwin and Jonathan Lewinsohn, serve as managing partners and launched the firm seeking to combine their expertise in research and credit trading to invest through the credit cycle and across capital structures. As a global credit asset manager, Diameter provides investment advisory services to its clients, which include pooled investment vehicles such as evergreen investment funds and closed-end drawdown
investment funds, customized funds
for co-investments or
specialized investment strategies, as well as structured credit vehicles consisting of collateralized debt obligations and collateralized loan obligations.
Diameter provides investment advisory services to its clients with respect to a wide range of investments, including: investments in instruments issued by U.S. and international (primarily Western European) issuers, including, but not limited to, bank debt; high yield corporate debt, including bonds and levered loans; investment grade debt; distressed debt; convertible securities; special situation opportunities; sovereign debt; structured credit instruments and related instruments; investments in derivatives and other hedging instruments, including,

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but not limited to, credit default swaps, options, foreign exchange, commodities and swaptions and constant maturity swaps; trade and bankruptcy claims; and publicly traded and private equities.
As of September 30, 2025, Diameter has approximately $24.8 billion of assets under management across all of its investment vehicles. Diameter’s primary investment vehicles include:

•	Diameter Master Fund LP seeks to generate absolute returns while investing long and short across the capital structure in a size constrained format;

•
Diameter Dislocation Master Fund LP, Diameter Dislocation Master Fund II LP, Diameter Dislocation Master Fund III LP and Diameter Dislocation Master Fund III (Contingent) LP are long-only funds that seek to generate absolute returns while investing in micro-cyclical, thematic and broader macro dislocations;

•	Various standalone funds-of-one with specialized investment strategies;

•
Diameter Credit Company is a Delaware statutory trust that has elected to be regulated as a business development company under the 1940 Act and that seeks to generate absolute returns while investing in sponsored and non-sponsored direct lending opportunities; and

•	Four collateralized debt obligation vehicles and eleven collateralized loan obligation vehicles.
Portfolio Managers
Scott Goodwin, Jonathan Lewinsohn and Joshua Green, the Fund’s primary portfolio managers, will manage the Fund’s portfolio with a team of investment professionals that they will lead.
Scott Goodwin.
Mr. Goodwin is a
Co-Founder
and Managing Partner of Diameter Capital Partners. Before starting Diameter Capital Partners, Mr. Goodwin was with Anchorage Capital Group as a Portfolio Manager and the Global Head of Trading (2010 – 2016), and was responsible for portfolio management for performing-credit risk across the firm’s flagship Anchorage Capital Partners (“ACP”) hedge fund. He also had day-to-day
oversight for the Anchorage Short Credit (“ASC”) fund. Mr. Goodwin was the only investment professional, besides Anchorage’s three partners, with meaningful investment discretion (50 bps per issuer on longs, and 100 bps per issuer on shorts) in ACP. During his tenure, he worked closely with the firm’s founders to help manage the overall risk of the ACP portfolio, and to generate thematic sector and single-name investment ideas across global credit markets. This included leading quarterly short idea meetings at which the whole research team presented.
As part of his duties as Global Head of Trading, Mr. Goodwin managed a team of 10 traders globally, two desk analysts, and a quantitative risk analyst. In this role, he had oversight of trade structuring and the implementation process across all credit products, equities, and hedging of both interest rates and foreign exchange, and other macro hedges. Mr. Goodwin oversaw the expansion of Anchorage’s trading capabilities; increased the breadth of product expertise; and upgraded the talent level globally with impactful hires, while revolutionizing the way the firm engaged the sell-side. He was instrumental in building the firm’s global debt capital markets engagement effort.
Mr. Goodwin worked
hand-in-hand
with Jonathan Lewinsohn during their overlap at Anchorage (2010 – 2013). In their respective roles as Head of Trading and Head of Research, Mr. Goodwin and Mr. Lewinsohn’s responsibilities included ensuring that the team focused its resources on the most relevant opportunities globally; they streamlined the research process to allow the firm to invest both proactively and reactively in periods of volatility. They also partnered to vet analyst research output and manage quarterly analyst portfolio reviews with Mr. Allen.

In addition to his portfolio management and trading responsibilities, Mr. Goodwin served on the investment committee (“IC”) at Anchorage as a voting member for all performing credit investments and shorts and was a rotating voting member for all other investments. He participated in weekly risk and monthly valuation committee meetings with Anchorage’s partners, along with quarterly best-execution meetings. He led a weekly trader meeting at which liquidity and opportunities in each sub-asset
class of credit were discussed. Mr. Goodwin also helped develop Anchorage’s collateralized loan obligation and collateralized debt obligation management business and was a permanent member of its independent IC. He facilitated Anchorage’s partnership with other large buy-side
firms and sell-side counterparts to optimize the construct of the CDS market, which helped promote liquidity.
Previously, Mr. Goodwin spent eight years with Citigroup (2002 – 2010), serving most recently as Head of High Yield Bond and Credit Default Swap Trading. Consistently among the leading P&L generators across the unit’s global credit business, Mr. Goodwin’s eight-member team traded debt from the crossover space to stressed/distressed. He traded sectors including autos, financials, energy, metals and mining, paper and packaging and retail, with a focus on technology, media, and telecom (“TMT”).
A 2002 graduate of Duke University, Mr. Goodwin earned a B.A. in Economics with a concentration in Markets and Management.
Jonathan Lewinsohn.
Mr. Lewinsohn is the
Co-Founder
and Managing Partner of Diameter Capital Partners. Before starting Diameter Capital Partners, Mr. Lewinsohn was a Senior Managing Director (Partner) at Centerbridge Partners, LP
(2013-17),
an investment manager focused on distressed and stressed credit, special situations, and private equity. At Centerbridge, Mr. Lewinsohn was active across the firm’s $14 billion credit platform. He led investments and restructurings in multiple industries, including chemicals, energy, financials, healthcare, industrials, infrastructure, mining, munis, retail, and TMT. Many of his investments at Centerbridge combined deep fundamental analysis with process or liability management angles.
At Centerbridge, Mr. Lewinsohn actively participated in monitoring the broader portfolio and was instrumental in enhancing firm processes, including: portfolio review, position review memos, and hedging strategies. He also was significantly involved in recruiting, training and mentoring a team of investment analysts.
Prior to joining Centerbridge, Mr. Lewinsohn was Head of Research (NA) and a permanent member of the IC at Anchorage Capital Group
(2007-13).
Along with the firm’s three partners, he was the only employee to serve on the IC for all investments across all Anchorage funds. He was accountable for managing most of the firm’s U.S. stressed and distressed positions. As Head of Research, Mr. Lewinsohn generated and vetted ideas across all of Anchorage’s teams and investment products. He also formulated the Anchorage IC process, supervised a large team of industry-specialist analysts and participated in monthly risk meetings. Mr. Lewinsohn worked closely with Mr. Goodwin to integrate the firm’s research and trading strategies and to develop thematic ideas in the global credit markets. Together Messrs. Lewinsohn and Goodwin created a streamlined process to allow the firm to both proactively and reactively invest in periods of market volatility. Mr. Lewinsohn began his career at Anchorage as a Senior Analyst, leading investments in autos, building products, business services, energy, healthcare, industrials and paper and packaging.
Mr. Lewinsohn has extensive experience investing in corporate restructurings in the United States, Canada, Spain, Germany, the United Kingdom, Australia and New Zealand. He has served on the Board of Directors of Martinrea Honsel, S.A., a joint venture between Anchorage and Martinrea (CAD: MRE) and Boart Longyear Ltd (AUS: BLY).
Mr. Lewinsohn previously served as a law clerk to Judge Richard A. Posner of the U.S. Court of Appeals
(2006-07).
He began his career at Morgan Stanley in the Mergers & Acquisition Group.

Mr. Lewinsohn received his JD in 2006 from Yale Law School where he was an editor of the Yale Law Journal and published a note on the post-9/11
bailout of the airline industry. He has also been published in the Yale Journal of International Law and Antitrust Law Stories (2007 Foundation Press). Mr. Lewinsohn received his B.A., summa cum laude, from Cornell University’s College of Arts and Sciences in 2002, where he was Phi Beta Kappa and recognized as a Merrill Presidential Scholar for finishing in the top 1% of his class. He served a five-year Term Membership at the Council on Foreign Relations and is a member of the Economic Club of New York.
Mr. Goodwin and Mr. Lewinsohn bring a history of collaboration and a combination of their complementary trading and research skills to identify situations that can be traded as fundamentals unfold.
Joshua Green.
Mr. Green is a Partner, Global Head of Performing Credit, and a CLO Co-Portfolio Manager at Diameter Capital Partners, where he joined in 2018. He is a member of the firm’s CDO/CLO and Private Credit Investment Committees. Mr. Green has deep expertise across the full spectrum of corporate credit, from performing to distressed, and is responsible for idea generation, portfolio and risk management, and capital markets relationships across the firm’s performing credit products. He also plays an active role in firmwide credit underwriting, with a focus on thematic investment opportunities that impact portfolios.
As CLO Co-Portfolio Manager, Mr. Green built Diameter’s award-winning CLO platform and is responsible for underwriting, portfolio construction, and risk management, as well as engagement with both debt and equity investors.
Prior to joining Diameter, Mr. Green was a Managing Director at Anchorage Capital Group from 2010 to 2017. At Anchorage, he focused on investments across markets, including performing credit, stressed and distressed bonds and loans, commodities, and equities. During his tenure, he helped lead investments across a wide variety of sectors, including industrials, healthcare, and energy, and managed a team of analysts responsible for idea generation and underwriting within these subsectors. In this capacity, he worked closely with Messrs. Goodwin and Lewinsohn.
Earlier in his career, Mr. Green worked in the Leveraged Finance Restructuring Group at Goldman Sachs, where he advised on complex debtor- and creditor-side mandates, including Chapter 11 restructurings, distressed M&A processes, and rescue financings.
Mr. Green received a B.A. in Psychology, summa cum laude, with a minor in Economics from Dartmouth College.
All investment decisions and portfolio allocation decisions will be made by the Portfolio Managers, who will draw on their expertise in credit analysis and underwriting, portfolio management, trading and transaction structuring expertise.
Information regarding the portfolio managers of the Fund is set forth below. Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Fund shares, and possible conflicts of interest, is available in the Fund’s SAI.
Control Persons and Principal Holders of Securities
A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of April 20, 2026, the Fund had not commenced investment operations and the only Shares of the Fund were owned by the Adviser.

In connection with the Proposed Reorganization, certain shareholders of the Predecessor Fund (the “Anchor Investors”) will receive in the aggregate Class I shares corresponding to the NAV of the Predecessor Fund as of the date of the Proposed Reorganization and will not bear any transaction fee. As of October 31, 2025, the NAV of the Predecessor fund was approximately $301 million. An Anchor Investor may continue to be deemed to control the Fund until such time as it owns 25% or less of the outstanding Common Shares. This ownership will fluctuate as other investors subscribe for Common Shares and as the Fund repurchases Common Shares in connection with any repurchase offers the Board may authorize. Depending on the size of this ownership interest at any given point in time, it is expected that one or more of the Anchor Investors will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of interest holders.

POTENTIAL CONFLICTS OF INTEREST
Generally
The Fund, the Adviser and their respective affiliates may encounter actual or potential conflicts of interest in connection with the Fund’s interests, assets or activities. If any matter arises that the Adviser determines in its good faith judgment constitutes an actual or potential conflict of interest, the Adviser may take such actions as it determines may be necessary or appropriate to ameliorate the conflict. There can be no assurance that the Adviser and its affiliates will identify or resolve all such conflicts of interest in a manner that is favorable to the Fund. Additionally, the Investment Advisory Agreement contains exculpation and indemnification provisions that, subject to the specific exceptions enumerated therein (generally for willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations), provide that the Adviser and its affiliates will be held harmless and indemnified, respectively, for matters relating to the operation of the Fund, including matters that may involve one or more potential or actual conflicts of interest.
The Adviser and its affiliates have both subjective and objective policies and procedures in place that are designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to the Fund and its similar fiduciary obligations to other clients. To the extent that the Fund competes with entities sponsored or managed by the Adviser or its affiliates for a particular investment opportunity, the Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal allocation policies, (2) the requirements of the Advisers Act and (3) the requirements of the Investment Company Act, including certain restrictions regarding co-investments
with affiliates. The Adviser’s allocation policies are intended to ensure that, over time, the Fund generally shares equitably with Other Accounts sponsored or managed by the Adviser or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer that are suitable for the Fund and such Other Accounts. However, there can be no assurance that the Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity among all Advisory Clients (as defined below) for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to the Fund. Not all conflicts of interest can be expected to be resolved in the Fund’s favor.
The Board is charged with protecting the Shareholders’ interests by monitoring how the Adviser addresses these and other conflicts of interest associated with the Fund’s management services and compensation, including by reviewing Fund performance and fees and expenses.
The following discussion enumerates certain potential conflicts of interest (but it is not intended to be an exhaustive list of all such conflicts), which should be carefully evaluated before making an investment in the Fund. Unless the context indicates otherwise, references in this section to conflicts of interest that may apply to the Adviser should be understood to apply to the Adviser and its affiliates.
Prospective investors should understand that (i) the relationships among the Fund, the Adviser and Diameter, and other clients of the Adviser and Diameter are complex and dynamic and (ii) as the Adviser’s, Diameter’s and the Fund’s respective businesses change over time, the Adviser and Diameter may be subject, and the Fund may be exposed, to new or additional conflicts of interest. This Prospectus does not address or anticipate every possible current or future conflict of interest that may arise or that is or may be detrimental to the Fund or its shareholders. Prospective investors should consult with their own advisers regarding the possible implications on their investment in the Fund of the conflicts of interest described in this Prospectus.
Other Activities
The Adviser and Diameter currently provide and/or may in the future provide investment management services to clients other than the Fund, including, without limitation, other investment funds (including funds with substantially similar objective programs and strategies to those of the Fund), structured credit vehicles and other client accounts (such new or existing client accounts, the “Other Accounts,” and together with the Fund, the “Advisory Clients” and each, an “Advisory Client”). The Fund will not have a direct or indirect interest in any Other Accounts. Such Other Accounts may compete with the Fund for the time and attention of the Adviser and may give rise to additional conflicts of interest.
The Diameter investment professionals will devote management time and attention to these Other Accounts, some of which may compete with the Fund for investment opportunities. Under certain circumstances, the Fund may invest in companies in which the Diameter investment professionals have a pre-existing
interest, whether directly or through other investment vehicles, subject to the Investment Company Act and the conditions of the exemptive order certain funds advised by affiliates of the Adviser have received from the SEC that permits the Fund to, among other things and subject to the conditions of the Order (as defined below), invest in certain privately placed securities in aggregated transactions alongside certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser’s affiliates.
Management Fee
Even in the event the value of an investor’s investment declines, the Management Fee will still be payable to the Adviser.
Compensation Arrangements with Other Accounts
The Adviser could be subject to a conflict of interest because varying compensation arrangements among the Fund and Other Accounts could incentivize the Adviser to manage the Fund and such Other Accounts differently. In addition, the structure and manner of compensation of the Adviser for advising the Fund is subject to the restrictions and requirements of the Investment Company Act. These and other differences could make the Fund less profitable to the Adviser than certain Other Accounts.
Side-by-Side
Management
The Adviser and/or Diameter will provide concurrent advisory services to Advisory Clients that are charged different performance-based compensation. As a result, the potential for the Adviser or Diameter to receive different fees or allocations from performance-based Advisory Clients creates a potential conflict of interest with respect to the allocation of investment opportunities because the Adviser or Diameter may have an incentive to direct more attractive investment ideas to, or to allocate investments in favor of, the Advisory Client that pays a more favorable performance-based compensation.
Allocation of Expenses
Subject to the Investment Company Act, expenses may be incurred that are attributable to the Fund and one or more Other Accounts (including in connection with portfolio companies in which the Fund and such Other Accounts have overlapping investments and in connection with the general operation and administration of such entities). The allocation of such expenses among such entities raises potential conflicts of interest, in part because expenses paid by the Fund or the Other Accounts generally will affect the amount of carried interest or other compensation that the Diameter affiliate acting as general partner of such Diameter fund or managed account will receive. The Adviser and Diameter intend to allocate such common expenses among the Fund and such Other Accounts in an equitable manner as determined by the Adviser (or Diameter) in good faith.
Co-Investment
Opportunities
The Investment Company Act generally prohibits the Fund from entering into negotiated co-investments
with affiliates absent an exemptive relief order from the SEC. Affiliates of the Fund and the Adviser have received an exemptive relief order from the SEC which permits the Fund to enter into certain negotiated co-investment
transactions alongside affiliated funds (as superseded by future exemptive relief orders, as applicable, the “Order”). Accordingly, the Fund is permitted to co-invest
with its affiliates if certain requirements are met.
There are expected to be circumstances where an amount that would otherwise have been invested by the Fund is instead allocated to co-investors
(who may or may not be shareholders of the Fund or investors in other accounts managed by Diameter). Each co-investment
opportunity (should any exist) is likely to be different, and allocation of each such opportunity will depend on the facts and circumstances specific to that unique situation (e.g., timing, industry, size, geography, asset class, projected holding period, exit strategy and counterparty). Different situations will require that the various facts and circumstances of each opportunity be weighted differently, as the Adviser deems relevant to such opportunity.
In addition, the Adviser and/or Diameter will in certain circumstances be incentivized to offer certain potential co-investors
opportunities to
co-invest
because the extent to which any such
co-investor
participates in (or is offered)
co-investment
opportunities may impact the amount of performance-based compensation and/or management fees or other fees paid by the co-investor.
Conflicts of Interest Relating to Diameter, the Adviser and their Clients
Investment professionals associated with Diameter and the Adviser, and their respective officers, directors, members, partners and employees (collectively, the “Related Parties”) will devote such time as is reasonably necessary to conduct the business affairs of the Fund in an appropriate manner. They will be actively involved in other investment activities not concerning the Fund and will not devote all of their professional time to the affairs of the Fund. Diameter personnel will work on the business and operation of Diameter and other projects, including Diameter’s existing corporate investments and Other Accounts, and, therefore, conflicts may arise in the allocation of resources, including due to Diameter’s internal policies, including information barrier policies, and compliance with applicable law and regulation. The Fund will have no interest in such other investments, funds, vehicles, accounts or other matters and it is possible that the investments held by such funds, vehicles and accounts may be in competition with those of the Fund. In this regard, for example, the Portfolio Managers devote a substantial amount of their business time to the affairs of Diameter’s other funds and operations. In addition, individuals not currently associated with the Adviser or its Related Parties may become associated with the Adviser or its Related Parties and the performance of the portfolio companies may also depend on the financial and managerial experience of such individuals.
The Adviser, its clients, its partners, its members, affiliates, funds or other investment vehicles or separate accounts managed by the Adviser or managed or sponsored by any of its affiliates, or their employees and their affiliates (“Related Entities”) may engage in transactions with, provide services to, invest in, advise, sponsor and/or act as portfolio manager to Other Accounts that may have similar structures and investment objectives and policies to those of the Fund and that may compete with the Fund for investment opportunities. The Adviser and its Related Parties act as a portfolio manager to the Fund and the Related Entities. The Adviser and its Related Parties and such Related Entities may receive fees or other benefits for these services or investments that are greater than the fees for its services to the Fund. This disparity in fee income may create potential conflicts of interest between the Adviser’s obligations to the Fund and the Adviser, its Related Parties or such Related Entities’ obligations to other persons for such services.
The Adviser, its Related Parties and certain Related Entities may invest in assets that would also be appropriate as portfolio companies. Except as provided under the Investment Company Act, the Order, or other applicable law, neither the Adviser, its Related Parties, nor any Related Entity has any duty, in making or maintaining such investments, to act in a way that is favorable to the Fund or to offer any such opportunity to the Fund. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to the Fund. In connection with the foregoing activities, the Adviser, its Related

Parties and/or any Related Entity may from time to time come into possession of material nonpublic information that limits the ability of the Adviser or its Related Parties to effect a transaction for the Fund, and the Fund’s investments may be constrained as a consequence of the Adviser’s or its Related Parties’ inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including the Fund.
Section 204A of the Advisers Act requires the Adviser to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material nonpublic information. If the Adviser or its Related Parties were to receive material non-public
information about a particular obligor or asset, or have an interest in causing the Fund to transact a particular asset, the Adviser may be prevented from causing the Fund to transact such asset due to internal restrictions imposed on the Adviser or its Related Parties. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public
information, it is possible that such controls could fail and result in the Adviser or its Related Parties, or one of its investment professionals, making an investment while, at least constructively, in possession of material non-public
information.
The Adviser and its Related Parties may discuss the composition of the portfolio investments and other matters relating to the transactions contemplated hereby with any Related Parties or any Related Entities, and may also have such discussions with certain beneficial owners of the portfolio investments. There can be no assurance that such discussions will not influence the actions or inactions of the Adviser or its Related Parties, which actions or inactions may have material effects on the performance of the portfolio investments.
Diameter Policies and Procedures
Policies and procedures implemented by Diameter or the Adviser from time to time (including as may be implemented in the future) to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the synergies across Diameter’s areas of operation or expertise that the Fund expects to draw on for purposes of pursuing attractive investment opportunities. Because Diameter has other activities beyond the Fund, it is subject to a number of actual and potential conflicts of interest, additional regulatory considerations and more legal and contractual restrictions than that to which it would otherwise be subject if it focused only on the Fund. As a consequence, information, which could be of benefit to the Fund, might become restricted to certain businesses units within Diameter and otherwise be unavailable to the Fund. Diameter may implement certain policies and procedures that may reduce the positive synergies that Diameter seeks to cultivate across its businesses. Additionally, the terms of confidentiality or other agreements with or related to companies in which Diameter or Other Accounts have or have considered making an investment or which are otherwise Advisory Clients of Diameter may restrict or otherwise limit the ability of the Fund and/or its portfolio companies and their respective affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies. While Diameter has sought to, and will continue to seek to, resist, mitigate and manage contractual restrictions requested by investment counterparties, non-competition
undertakings and analogous agreements are becoming increasingly prevalent in international transactions and any restrictions (whether in existence under current investment documentation or to be negotiated under future investment documents) may have consequences that are adverse to the interests of the Fund, such as, for example and without limitation, adversely affecting the ability of the Fund to participate in certain sectors and/or geographies. Further, Diameter may enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for the Fund, may require the Fund to share such opportunities or otherwise limit the amount of an opportunity the Fund can otherwise take.
Business Benefits
Prospective investors should note that the Adviser and its affiliates from time to time engage in transactions with prospective and actual investors in the Fund that entail business benefits to such investors, such as the provision of economic interests in the Adviser to certain seed investors in the Fund. Such transactions may be entered into prior to or coincident with an investor’s admission to the Fund or during the term of its investment. The nature of such transactions can be diverse and may include benefits relating to the Fund, other Diameter funds and their respective portfolio investments.
Allocation of Investment Opportunities; Other Business Activities of Diameter and the Adviser
As a general matter, it is not expected that all investment opportunities identified by or suitable for Diameter investment funds, vehicles and managed accounts will be made available to the Fund. Each of the Adviser and any Other Accounts and their respective affiliates and operating companies, borrowers and issuers, as applicable, engage in, or may in the future engage in, a broad range of business activities and investments substantially similar to and/or competitive with the portfolio investments made by the Fund or the issuers (or their respective underlying obligors) in respect thereof. The performance of such other investments could conflict with and adversely affect the performance of portfolio investments of the Fund, and may adversely affect the availability of such opportunities. Diameter or its respective affiliates have established and will be permitted, in their sole discretion, in the future to establish Other Accounts with investment objectives, mandates and policies that are the same or substantially similar to, overlap with and/or are or related to, those of the Fund (including, without limitation, and subject to the Investment Company Act, co-invest
funds), in each case, without the consent of, or notice to, any shareholder.
Diameter will allocate investment and sale opportunities between the Fund and Other Accounts in accordance with the Order, the Advisers Act and its allocation policies. Such policies generally provide that Diameter and the Adviser will determine if a potential investment opportunity is appropriate for multiple client accounts, taking into account certain factors such as the investment objectives, strategy, guidelines and investment restrictions of such client accounts and the risk-return profile of the potential investment. If such investment is appropriate for multiple client accounts, Diameter and the Adviser generally expect to allocate the potential investment in accordance with the targeted position size for each eligible client account, subject to its consideration of a number of factors. These factors include but are not limited to (i) need to re-size
the portfolio, (ii) availability of cash,
(iii) ramp-up
or wind-down period for the individual Other Account, (iv) availability of and required degree of leverage, (v) avoiding odd lots, and (vi) any other considerations deemed relevant by Diameter or the Adviser in good faith. The Fund will not be entitled to any type of priority allocations of investment opportunities, other than in accordance with the requirements of the Order.
Subject to the requirements of the Order, Diameter will not have any obligation to present an opportunity to the Fund if Diameter determines in good faith that such opportunity should not be presented to the Fund in accordance with the above.
The Adviser will have no obligation to purchase or sell a security for, enter into a transaction on behalf of, or provide an investment opportunity to the Fund or Other Accounts solely because the Adviser purchases or sells the same security for, enters into a transaction on behalf of, or provides an opportunity to an Other Account or the Fund if, in its reasonable opinion, such security, transaction or investment opportunity does not appear to be suitable, practicable or desirable for the Fund or the Other Account.
In particular, when the Fund, or any of its Subsidiaries, is ramping up its investment or trading strategies, it may receive larger allocations of certain securities than the Other Accounts in order to obtain its desired risk and portfolio size. Conversely, when Other Accounts ramp up their investment and trading strategies, the Fund may receive reduced or no allocations of certain securities, subject to the requirements of the Order. The Adviser not allocating as much of each appropriate investment opportunity that arises to the Fund could result in lower returns for the Fund than had the Fund taken the full opportunity for itself.
Diameter and any Other Accounts and their respective affiliates and operating companies, borrowers and issuers, as applicable, engage in, or may in the future engage in, a broad range of business activities and investments substantially similar to and/or competitive with the portfolio investments made by the Fund or the issuers (or their respective underlying obligors) in respect thereof. The performance of such other investments could conflict with and adversely affect the performance of portfolio investments of the Fund, and may adversely affect the availability of such opportunities.
In addition, an investment by Diameter, Other Accounts or any of their respective affiliates or operating companies, borrowers or issuers may have an effect on the existing investments and/or investment opportunities of the Fund. For example, any such investment in a particular industry could limit the ability of the Fund to pursue other opportunities within the same or related industries. Additionally, operating companies of Diameter or its affiliates may be in the same industry as and compete with portfolio companies.
In addition, Other Accounts may involve different terms and fee structures, which may incentivize Diameter to make more (or less) of such investment opportunities available to the Fund and/or such Other Accounts and may result in conflicts of interest in respect of the managing and monitoring of such investments and evaluating and executing on disposition opportunities. Accordingly, Diameter cannot assure equal treatment across the Fund and such Other Accounts.
To the extent an investment opportunity is rejected by the Portfolio Managers, none of Diameter, the Adviser or any of their respective affiliates will be restricted from pursuing such opportunity outside of the Fund’s investment program. In such a circumstance, Diameter may allocate such an opportunity to an Other Account or to one or more entities established for the benefit of, or otherwise controlled by, one or more senior executives of Diameter, its affiliates and/or their family members.
Investments in Which Another Diameter Fund Has a Different Investment
Subject to the Investment Company Act and the conditions of the Order, the Fund may make portfolio investments in companies in which Other Accounts have or are concurrently making a different investment (including, for the avoidance of doubt, an investment that is senior in a portfolio company’s capital structure to the Fund’s investment) at the time of the Fund’s investment, and Other Accounts may invest in portfolio companies in which the Fund has made an investment. The Fund and such Other Accounts may hold or make investments in different parts of the capital structure of the same portfolio company. In such situations, the Fund and such Other Accounts may have conflicting interests (e.g., over the terms of, or actions taken with respect to, their respective investments). If an Other Account holds an interest in a portfolio company that is junior to the Fund’s interest, the Fund could be required to abstain from voting or to vote with a majority of disinterested holders of its class. Furthermore, if the portfolio company in which the Fund has a debt investment and in which an Other Account has an equity investment (or a debt investment that is junior or senior to the Fund’s investment) becomes distressed or defaults on its obligations under the portfolio investment held by the Fund, Diameter and its affiliates may have conflicting loyalties between its duties to the Fund and to such Other Account. In that regard, actions may be taken for the other Diameter entities that are adverse to the Fund. In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among the potential investors and the respective terms thereof. There can be no assurance that the return on the Fund’s investment will be equivalent to or better than the returns obtained by the other affiliates participating in the transaction. It is possible that in a bankruptcy, insolvency or similar proceeding related to an issuer or borrower, the Fund’s interest may be subordinated or otherwise adversely affected by virtue of the involvement and actions or inactions of an Other Account relating to its investment. Prospective investors should note that the Fund does not expect to target investments in companies that are controlled directly or indirectly, at the time such investment is made, by Diameter, and therefore the number of investment opportunities appropriate for the Fund’s investment program is expected to be lower than if such opportunities were targeted. However, the Fund may share certain investments with Other Accounts.
Valuation
The Fund’s assets and liabilities are valued in accordance with the valuation policies and procedures of the Fund and the Adviser, as may be amended from time to time. Such valuations will be made in accordance with Rule
2a-5
under the Investment Company Act, the U.S. SEC rule governing the valuation of the Fund’s portfolio investments, and U.S. GAAP. In making valuation determinations, the Adviser, may be deemed subject to a conflict of interest, as the valuation of such assets and liabilities affects its compensation. There is no guarantee that the value determined with respect to a particular asset or liability by the Adviser will represent the value that will be realized by the Fund on the eventual disposition of the related investment or that would, in fact, be realized upon an immediate disposition of the investment.
Certain of the Fund’s investments are expected to be in loans that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Adviser and reviewed by the audit committee of the Board. The Adviser intends to retain independent providers of financial advisory and investment banking services to assist the Adviser by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the Adviser will, as needed, prepare portfolio investment valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with the valuation policies and procedures of the Fund and the Adviser. The participation of the Adviser in the Fund’s valuation process could result in a conflict of interest, since the Management Fee is based in part on the Fund’s Managed Assets. In addition, the Investment Company Act and Rule
2a-5
thereunder impose requirements on the Fund and Adviser in respect of the valuation of the Fund’s assets that the Adviser believes significantly mitigate any such potential conflicts, including, for example, that the Fund’s portfolio managers may not exert undue influence on valuation determinations.
Investments Alongside Other Accounts
Subject to the Investment Company Act and the conditions of the Order, the Fund is expected to co-invest,
from time to time, with Other Accounts (including
co-investment
or other vehicles in which Diameter or its personnel invest and that co-invest
with such Other Accounts) in portfolio investments that are suitable for both the Fund and such Other Accounts. Even if the Fund and such Other Accounts invest in the same securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, political, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for the Fund and/or such Other Accounts may not be the same. Additionally, the Fund and/or such Other Accounts may have different expected termination dates and/or investment objectives (including target return profiles) and Diameter, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities.
Cross and Principal Transactions
The Fund is expected to engage in transactions where assets held by Other Accounts are expected to be transferred to the Fund at fair market value. Such transactions will be conducted in accordance with the requirements of applicable laws, including the Investment Company Act and Rule
17a-7
thereunder. Cross trades can occur for a variety of reasons, including, without limitation, tax purposes, liquidity purposes, portfolio rebalancing, to reduce transaction costs or to comply with regulatory requirements.
Under Rule
17a-7
under the Investment Company Act, securities transactions may be effected between an investment company and certain affiliates, provided the transactions meet certain protective conditions. For example, transactions between an investment company and another fund managed by the same adviser must meet the conditions of the rule, unless the SEC provides a separate exemption. Among the protective conditions,
Rule 17a-7
generally requires that cross trades: (a) involve a security for which market quotations are readily available; and (b) be effected at the independent current market price of the security. Rule
17a-7
contains a number of other requirements for cross trades, including that the transaction be consistent with the policy of each fund; that no commission, fee or other remuneration be paid in connection with the transaction; that the board (including a majority of independent directors) take certain actions; and that the fund maintain certain records.
Portfolio Company Relationships
The Fund’s portfolio companies may be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other investment funds managed by Diameter or its affiliates that, although Diameter determines to be consistent with the requirements of such funds’ governing agreements, may not have otherwise been entered into but for the affiliation with Diameter, and which may involve fees and/ or servicing payments to Diameter-affiliated entities. In addition, portfolio companies of Other Accounts may do business with, support or have other relationships with competitors of the Fund’s portfolio companies, and in that regard prospective investors should not assume that a company related to or otherwise affiliated with Diameter will only take actions that are beneficial to or not opposed to the interests of the Fund and its portfolio companies. For example, it is possible that certain portfolio companies of the Other Accounts or companies in which the Other Accounts have an interest will compete with the Fund for one or more investment opportunities. In addition, it is possible that one or more portfolio companies of the Fund may look to buy or sell a business or asset to or from a portfolio company of an Other Account (or to or from the Other Account itself).
Additionally, Diameter may hold equity or other investments in companies or businesses (even if they are not “affiliates” of Diameter) that provide services to or otherwise contract with portfolio companies. In connection with such relationships, Diameter may also make referrals and/or introductions to portfolio companies (which may result in financial incentives and/or milestones benefiting Diameter that are tied or related to participation by portfolio companies). The Fund and its shareholders will not share in any fees or economics accruing to Diameter as a result of these relationships and/or participation by portfolio companies.
Material
Non-Public
Information
Certain investment professionals of the Adviser or its affiliates, may serve as directors of, or in a similar capacity with, portfolio companies (or the underlying obligors thereof) in which the Fund invests or otherwise engage in transactions or discussions with portfolio companies (or the underlying obligors thereof) in which the Adviser may have access to material non-public
information. The Adviser, its affiliates or Other Accounts may also own or manage investments in portfolio companies (or the underlying obligors thereof) in which the Fund invests. In the event that material non-public
information is obtained with respect to such portfolio companies (or the underlying obligors thereof), or the Fund becomes subject to trading restrictions under the internal trading policies of those portfolio companies (or the underlying obligors thereof) as a result of applicable law or regulations, the Fund could be prohibited for a period of time from purchasing or selling the securities of such portfolio companies, and this prohibition may have an adverse effect on the Fund. In the event that the Adviser has material non-public
information about an underlying obligor, the Fund could be prohibited for a period of time from purchasing or selling the securities of the portfolio companies holding such obligation if the non-public
information is material for both the underlying obligor and the portfolio companies. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Fund will be on a need-to-know
basis only, and the Fund may not be free to act upon any such information. Therefore, the Fund may not have access to material non-public
information in the possession of the Adviser, its affiliates or Other Accounts that might be relevant to an investment decision to be made by the Fund. In addition, Adviser or its affiliates, in an effort to avoid buying or selling restrictions on behalf of the Fund or Other Accounts, may choose to forego an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the portfolio company as the Fund, are eligible to receive or have received, even if possession of such information would be advantageous to the Fund.
Service Providers and Counterparties
Certain third-party advisors and other service providers and vendors or their affiliates to the Fund and its portfolio companies (including accountants, administrators, paying agents, depositories, lenders, bankers, brokers, attorneys, consultants, title agents and investment or commercial banking firms) are owned by Diameter, the Fund or Other Accounts or provide goods or services to, or have other business, personal, financial or other relationships with, Diameter, the Other Accounts and/or their respective portfolio companies and affiliates and personnel. Such advisors and service providers referred to above may be investors in the Fund, affiliates of the Adviser, sources of financing and investment opportunities or co-investors
or commercial counterparties or entities in which Diameter and/or Other Accounts have an investment, and payments by the Fund and/or such entities may indirectly benefit Diameter, the Other Accounts and their respective portfolio companies or any affiliates or personnel. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to the Fund and its portfolio companies could have other commercial or personal relationships with Diameter, Other Accounts and their respective portfolio companies, or any affiliates, personnel or family members of personnel of the foregoing. Although Diameter selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Diameter), the relationship of service providers and vendors to Diameter as described above will influence Diameter in deciding whether to select, recommend or form such an advisor or service provider to perform services for the Fund, subject to applicable law, or a portfolio company, the cost of which will generally be borne directly or indirectly by the Fund and can be expected to incentivize Diameter to engage such service provider over a third-party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to pay such service providers and vendors higher fees or commissions, resulting in higher fees and expenses being borne by the Fund, than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Diameter can be expected to also have an incentive to invest in or create service providers and vendors to realize on these opportunities.
Diameter generally does not enter into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to Diameter itself compared to those it enters into on behalf of the Fund and its portfolio companies for the same services. However, Diameter may receive a lower rate or discount in certain circumstances, including, but not limited to, with respect to legal fees for unconsummated transactions that are charged at a discounted rate, such that if the Fund and its portfolio companies consummate a higher percentage of transactions with a particular law firm than Diameter, Other Accounts or their respective portfolio companies, the shareholders of the Fund could indirectly pay a higher net effective rate for the services of that law firm than Diameter, the Other Accounts or their portfolio companies. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by the Fund and its portfolio companies are different from those used by Diameter, Other Accounts and their respective portfolio companies, and their affiliates and personnel, the Fund and its portfolio companies can be expected to pay different amounts or rates than those paid by such other persons. Similarly, Diameter, the Fund, the Other Accounts and their respective portfolio companies and affiliates can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Diameter) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products or services depending on certain factors, including without limitation the volume of transactions entered into with such counterparty by Diameter, the Fund and its portfolio companies in the aggregate or other factors.
Subject to applicable law, the Fund, Other Accounts and their respective portfolio companies are expected to enter into joint ventures with third parties to which the service providers and vendors described above will, in certain circumstances, provide services. In some of these cases, the third-party joint venture partner may negotiate to not pay its pro rata
 share of fees, costs and expenses to be allocated as described above, in which case the Fund, Other Accounts and their respective portfolio companies that also use the services of the portfolio company service provider will, directly or indirectly, pay the difference, or the portfolio company service provider will bear a loss equal to the difference.
Diameter may, from time to time, encourage service providers to funds and investments to use, generally at market rates and/or on arm’s length terms (and/or on the basis of best execution, if applicable), the Diameter-affiliated service providers in connection with the business of the Fund, portfolio companies, and unaffiliated entities. This practice creates a conflict of interest because it provides an indirect benefit to Diameter in the form of added business for the Firm-affiliated service providers without any reduction to the Fund’s management fee.

For example, Diameter has made an equity investment, constituting less than 5% of the outstanding equity, in Siepe LLC, a vendor that provides IT and middle-office services related to loan trading and settlement as well as services related to tracking leverage facilities (the “Loan/IT Service Provider”). The Loan/IT Service Provider has entered into a services agreement with Diameter and its affiliates to provide IT and desktop support, and has entered into separate agreements with certain Advisory Clients, pursuant to which, for a fee payable by such Advisory Clients, the Loan/IT Service Provider will provide borrowing base and related calculations, loan middle office and settlement support to such Advisory Clients. Any arrangement between the Fund and an affiliated service provider, including Loan/IT Service Providers, will be approved by the Board in accordance with the requirements of the Investment Company Act. The Management Fees payable by the Advisory Clients will not be reduced by the amount of fees payable by the Advisory Clients to the Loan/IT Service Provider under the preceding agreements, since Diameter is not obligated under the respective investment management agreements to provide such services. Accordingly, Diameter will indirectly benefit economically through the arrangement between the Loan/IT Service Provider and the Advisory Clients, in that it will share in the profitability of the Loan/IT Service Provider as an equityholder. Diameter believes, however, that the fees charged to the Advisory Clients under their services agreements are reasonable in relation to the services provided and are comparable to what other third-party providers would charge.
Certain portfolio companies that provide services to the Fund, Other Accounts and/or portfolio companies or assets of the Fund and/or Other Accounts may be transferred between and among the Fund and/or Other Accounts (where the Fund may be a seller or a buyer in any such transfer) for minimal or no consideration (based on a third-party valuation confirming the same). Such transfers may give rise to actual or potential conflicts of interest for Diameter.
Investments by Senior Management and Key Employees in the Fund and Other Accounts
Certain senior management and key employees of the Adviser and its affiliates currently have investments in Other Accounts, and their investments can increase or decrease in the future in one or more such accounts. Such employees may or may not choose to make investments in the Fund. It is expected that the size and nature of these employee investments will change over time without notice to the Fund’s shareholders. Investments by the senior management and key employees in the Fund and/or Other Accounts could incentivize the senior management and key employees to increase or decrease the risk profile of the Fund or the Other Accounts, or to choose to allocate certain investments to Other Accounts over the Fund and vice versa.
Investments in Securities by Adviser Personnel
The code of ethics of the Adviser places restrictions on personal trades by employees, including that they disclose their personal securities holdings and transactions to the Adviser on a periodic basis, and requires that employees pre-clear
most types of personal securities transactions. None of the Adviser, its affiliates or its employees may invest on behalf of themselves in individual securities that would be appropriate for, held by, or may fall within the investment guidelines of the Fund without the consent of the Chief Compliance Officer or his or her designee.
The Adviser, its affiliates and its employees may give advice or take action for their own accounts that may differ from, conflict with or be adverse to advice given or action taken for the Fund. These activities may adversely affect the prices and availability of other securities held by or potentially considered for purchase by the Fund.
Personnel
The Adviser and its affiliates from time to time hire short-term or long-term personnel (including secondees and interns) who are employees, relatives of or are otherwise associated with an investor, portfolio company or a service provider. Although reasonable efforts are made to mitigate any potential conflicts of interest with respect to each particular situation, there is no guarantee that the Adviser can control for all such potential conflicts of interest, and there may continue to be an ongoing appearance of a conflict of interest. For example, certain employees and other professionals of Diameter have family members or relatives who are actively involved in the credit industry and/or have business, personal, financial or other relationships with companies in the credit industry (including the advisors and service providers described above), which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be employees, officers, directors or owners of companies or assets which are actual or potential investments of the Fund or other counterparties of the Fund and its portfolio companies and/or assets. Moreover, in certain instances, the Fund or its portfolio companies may purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. In most such circumstances, the Fund will not be precluded from undertaking any particular investment activity and/or transaction. To the extent the Adviser determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined to be appropriate by the Adviser.
The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund. Although the various conflicts discussed herein are generally described separately, prospective investors should consider the potential effects of the interplay of multiple conflicts.

DETERMINATION OF NET ASSET VALUE
The Fund calculates the NAV of each class of Common Shares as of the close of business on each day the NYSE is open for trading or at such times as the Board may determine. The NAV per share for each class of Common Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made.
The Fund conducts the valuation of its investments, upon which its NAV is based, and accounts for all other assets and liabilities at all times consistent with U.S. Generally Accepted Accounting Principles (“GAAP”) and the Investment Company Act. The Fund values its investments in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”)
and Rule 2a-5 under
Investment Company Act, which defines fair value as the value of a portfolio investment for which market quotations are not readily available. A market quotation is “readily available” only when it is a quoted price (unadjusted) in active markets for identical instruments that a fund can access at the measurement date, provided that such a quotation is not considered to be readily available if it is not reliable. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a readily available market quotation for these investments existed, and these differences could be material.
Investments for which market quotations are readily available will typically be valued at those market quotations. To validate market quotations, we will utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. To assess the continuing appropriateness of pricing sources and methodologies, the Adviser regularly performs price verification procedures and issues challenges as necessary to independent pricing services or brokers, and any differences are reviewed in accordance with the valuation procedures. The Adviser does not adjust the prices unless it has a reason to believe market quotations are not reflective of the fair value of an investment.
The prices provided by a nationally recognized pricing service are typically based on the mean of bid and ask prices for each investment for which market quotations are available. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices, market transactions in comparable investments, various relationships observed in the market between investments and calculated yield measures based on valuation technology commonly employed in the market for such investments. Broker quotes may also be used to value investments. Equity securities for which market quotations are available are generally valued at the last sale price or official closing price on the primary market or exchange on which they trade. Futures contracts are ordinarily valued at the last sales price on the securities or commodities exchange on which they are traded. Written and purchased options are ordinarily valued at the closing price on the securities or commodities exchange on which they are traded.
In accordance with
Rule 2a-5 under
the Investment Company Act, the Board has designated the Adviser as the valuation designee to perform fair value determinations related to the Fund’s investments, subject to the Board’s oversight and periodic reporting requirements. Any investments and other assets for which such current market quotations are not readily available are valued at fair value (“Fair Valued Assets”) as determined in good faith by a committee of the Adviser under the Fund’s valuation procedures approved by, and under the general supervision and responsibility of, the Board. The pricing of all Fair Valued Assets and determinations thereof shall be reported by the Adviser as valuation designee to the Board at each regularly scheduled quarterly meeting. These valuation approaches involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the investments or market and the investments’ complexity. The valuation procedures may be modified from time to time.

For investments without reliable market quotations, the Adviser will generally value such assets on a monthly (or in certain cases, where monthly valuations are not practicable, quarterly) basis with assistance from one or more independent valuation firms. Daily valuations made between these monthly (or quarterly) determinations will generally be at the most recent monthly (or in certain cases, quarterly) valuation, and the Adviser will monitor such assets on a daily basis for market related (generally credit spread driven) or investment specific events which would warrant a material change in valuation. If the Adviser determines such a change has occurred with respect to one or more investments, the Adviser will, pursuant to authority delegated by the Board, determine whether to update the daily value for each relevant investment, with assistance from one or more independent valuation firms, where applicable and as needed, in accordance with the Fund’s valuation procedures, and if the Adviser determines such an update is necessary, will update such valuation as soon as reasonably practicable with the assistance of one or more independent valuation firms. Because such valuations are inherently uncertain, they often reflect only periodic information received by the Adviser about the underlying investments’ operations, which may be on a lagged basis and therefore fluctuate over time and can be based on estimates.
As part of the valuation process, the Adviser will generally take into account relevant factors in determining the fair value of the Fund’s investments for which reliable market quotations are not readily available, including and in combination, as relevant: (i) the nature and realizable value of any collateral; (ii) the underlying investment’s ability to make payments based on its earnings and cash flow; (iii) the markets in which the underlying investment does business; and (iv) overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity or debt sale occurs, the Adviser, with the assistance of independent valuation firms, considers whether the pricing indicated by the external event corroborates its valuation.
The most recently determined NAV per share for each class of Common Shares will be available daily on the Fund’s website: www.diameterdynamiccredit.com.

DISTRIBUTIONS
The Fund intends to distribute all or substantially all of its net earnings and realized gains, if any, in the form of dividends from net investment income (“dividends”) and distributions of net realized capital gains (“capital gain distributions,” and together with dividends, “distributions”). The Fund intends to declare dividends daily and distribute dividends to shareholders of record on a quarterly basis. Net realized capital gain distributions, if any, are usually declared and paid in December for the prior twelve-month period ending October 31. The Fund does not have a fixed distribution rate nor does it guarantee that it will pay any distributions in any particular period.
The Investment Company Act generally limits the Fund to one capital gain distribution per year, except for certain permitted distributions related to the Fund’s qualification as a RIC. In addition, the Fund may pay a special distribution at the end of the calendar year to comply with applicable law.
The portion of distributions that exceeds the Fund’s current and accumulated earnings and profits, which are calculated under tax principles, will constitute a non-taxable
return of capital. If distributions in any tax year are less than the Fund’s current earnings and profits but are in excess of net investment income and net realized capital gains, such excess is not treated as a non-taxable
return of capital but rather may be taxable to shareholders at ordinary income rates even though it may economically represent a return of capital.
Various factors will affect the level of the Fund’s income, including the asset mix, the average maturity of the Fund’s portfolio and its use of hedging. To permit the Fund to maintain more stable quarterly distributions, the Fund may from time to time distribute more or less than the entire amount of income earned in a particular period. Any undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular quarterly period may be more or less than the amount of income actually earned by the Fund during that period. Undistributed income will add to the Fund’s NAV and, correspondingly, distributions from undistributed income will deduct from the Fund’s NAV.
Under normal market conditions, the Adviser will seek to manage the Fund in a manner such that the Fund’s distributions are reflective of the Fund’s current and projected earnings levels. The distribution level of the Fund is subject to change based upon a number of factors, including the current and projected level of the Fund’s earnings, and may fluctuate over time.
If a shareholder’s Common Shares are accepted for repurchase in a quarterly repurchase offer, upon payment for such repurchased Common Shares, such repurchased Common Shares will no longer be considered outstanding and therefore will no longer be entitled to receive distributions from the Fund.
The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its quarterly distribution declarations at any time and may do so without prior notice to common shareholders.
Shareholders will automatically have all dividends and distributions reinvested in Common Shares of the Fund issued by the Fund in accordance with the Fund’s distribution reinvestment plan unless an election is made to receive cash. See “
Distribution Reinvestment Plan
”.

DISTRIBUTION REINVESTMENT PLAN
The Board adopted a DRIP, pursuant to which the Fund will reinvest all cash dividends or distributions declared by the Board on behalf of investors who do not elect to receive their cash dividends or distributions in cash as provided below. As a result, if the Board authorizes, and the Fund declares, a cash dividend or distribution, then Common Shareholders who have not elected to “opt out” of the DRIP will have their cash dividends or distributions automatically reinvested on behalf of such shareholder in additional Common Shares as described below.
Under the DRIP, no action is required on the part of a registered shareholder to have its cash dividend or other distribution reinvested in Common Shares. A registered shareholder will be able to elect to receive an entire cash dividend or distribution in cash by notifying the plan administrator, in writing, at Diameter Capital Partners, PO Box 219070, Kansas City, MO 64121-9070, so that notice is received by the plan administrator no later than 10 days prior to the record date for the cash dividend or distributions to the Common shareholders. The plan administrator will set up an account for Common Shares acquired through the plan for each shareholder who has not elected to receive cash dividends or distributions in cash and hold the Common Shares in non-certificated form.
The Fund expects to use primarily newly issued Common Shares to implement the DRIP.
The purchase price for Common Shares purchased under the DRIP will be equal to the most recent available NAV per share for such Common Shares on the date the distribution is paid.
The plan is terminable by the Fund upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any cash dividend or distribution by the Fund.

DESCRIPTION OF SHARES
Shares of Beneficial Interest
The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of May 2, 2025, and the Declaration of Trust. The Fund is authorized to issue an unlimited number of Shares. The Declaration of Trust provides that the Trustees may authorize one or more classes of Shares, with Shares of each such class or series having such preferences, voting powers, terms of repurchase, if any, and special or relative rights or privileges (including conversion rights, if any) as the Board may determine. The Board may from time to time, without a vote of the common shareholders, divide, combine or, prior to the issuance of Shares, reclassify the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares.
On November 18, 2025, the Fund was granted an exemptive order from the SEC to, among other things, issue multiple classes of Common Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable. An investment in any Common Share class of the Fund represents an investment in the same assets of the Fund. However, the minimum investment amounts, sales loads, if applicable, and ongoing fees and expenses for each Common Share class may be different. The fees and expenses for the Fund are set forth in “
Summary of Fund Fees and Expenses
.” The details of each class of Common Shares are set forth in “
Plan of Distribution
.”
There is currently no market for the Common Shares, and the Fund does not expect that a market for the Common Shares will develop in the foreseeable future.
Any additional offerings of classes of Shares will require approval by the Board. Any additional offering of classes of Shares will also be subject to the requirements of the Investment Company Act, which provides that such Shares may not be issued at a price below the then current NAV, exclusive of the sales load, except in connection with an offering to existing holders of Shares or with the consent of a majority of the Fund’s common shareholders.
The following table shows the amounts of Shares that have been authorized and outstanding as of April 20, 2026:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Amount Held by the Fund or for its Account
Common Shares, par value $0.001 per share
Class A Shares	Unlimited	—	—
Class I Shares	Unlimited	—	10,000
Common Shares
Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and the purchasers of the Common Shares will have no obligation to make further payments for the purchase of the Common Shares or contributions to the Fund solely by reason of their ownership of the Common Shares in accordance with the Declaration of Trust, except that the Trustees shall have the power to cause shareholders to pay certain expenses of the Fund by setting off charges due from shareholders from declared but unpaid dividends or distributions owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder, and except for the obligation to repay any funds wrongfully distributed. Distributions may be made to the holders of the Fund’s Class A Shares and Class I Shares at the same time and in different per Common Share amounts on such Class A Shares and Class I Shares if, as

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and when authorized and declared by the Board. Although an investment in any class of Common Shares represents an investment in the same assets of the Fund, the purchase restrictions and ongoing fees and expenses for each share class are different, resulting in different NAVs and distributions for each class of Shares. See “
Plan of Distribution
.”
If and whenever preferred shares (“Preferred Shares,” and together with Common Shares, “Shares”) are outstanding, the holders of Common Shares will not be entitled to receive any distributions from the Fund unless all accrued dividends on Preferred Shares have been paid, unless asset coverage (as defined in the Investment Company Act) with respect to Preferred Shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the Preferred Shares have been met. See “-
Preferred Shares
” below.
Preferred Shares
The Declaration of Trust provides that the Board may authorize the issuance of Preferred Shares, with rights as determined by the Board, by action of the Board without the approval of the holders of Common Shares. Holders of Common Shares have no preemptive right to purchase any Preferred Shares that might be issued.
Under the Investment Company Act, the Fund is not permitted to issue Preferred Shares unless immediately after such issuance the value of the Fund’s total assets (minus any liabilities not representing senior securities) is at least 200% of the aggregate amount of senior securities representing indebtedness plus the liquidation value of the outstanding Preferred Shares (i.e., the liquidation value plus the amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total assets, after subtracting any liabilities not representing senior securities). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Shares unless, at the time of such declaration, the value of the Fund’s total assets is at least 200% of such liquidation value. If the Fund issues Preferred Shares, it may be subject to restrictions imposed by guidelines of one or more rating agencies that may issue ratings for Preferred Shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.
Although the terms of any Preferred Shares that the Fund might issue in the future, including dividend rate, liquidation preference and repurchase provisions, will be determined by the Board, subject to applicable law and the Declaration of Trust, it is likely that any such Preferred Shares issued would be structured to carry a relatively short-term dividend rate reflecting interest rates on short-term debt securities, by providing for the periodic redetermination of the dividend rate at relatively short intervals through a fixed spread or remarketing procedure, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The Fund also believes that it is likely that the liquidation preference, voting rights and repurchase provisions of any such Preferred Shares would be similar to those stated below.
Liquidation Preference
. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of Preferred Shares will be entitled to receive a preferential liquidating distribution, which would be expected to equal the original purchase price per preferred share plus accrued and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares would not be entitled to any further participation in any distribution of assets by the Fund.
Voting Rights
. The Investment Company Act requires that the holders of any Preferred Shares, voting separately as a single class, have the right to elect at least two Fund Trustees at all times. The remaining Fund Trustees will be elected by holders of Common Shares and Preferred Shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Shares have the right to elect a majority of the Fund Trustees at any time two years’

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dividends on any Preferred Shares are unpaid. The Investment Company Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the Preferred Shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the Investment Company Act, including, among other things, changes in the Fund’s sub-classification
as a
closed-end
investment company or changes in its fundamental investment restrictions. See “
Delaware Law and Certain Provisions in the Declaration of Trust
”. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any Preferred Shares outstanding. The Board presently intends that, except as otherwise indicated in this Prospectus and except as otherwise required by applicable law, holders of any Preferred Shares will have equal voting rights with holders of Common Shares (one vote per share, unless otherwise required by the Investment Company Act) and will vote together with holders of Common Shares as a single class.
The affirmative vote of the holders of a majority of any outstanding Preferred Shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of Preferred Shares so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of Preferred Shares. The class vote of holders of Preferred Shares described above would in
each case be in addition to any other vote required to authorize the action in question.
Repurchase, Purchase and Sale of Preferred Shares by the Fund
. The terms of any Preferred Shares are expected to provide that (1) they are repurchasable by the Fund in whole or in part at the original purchase price per share plus accrued dividends per share, (2) the Fund may tender for or purchase Preferred Shares and (3) the Fund may subsequently resell any shares so tendered for or purchased.
Liquidity Feature
. Preferred shares may include a liquidity feature that allows holders of Preferred Shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Fund will pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Fund. The terms of such liquidity feature may require the Fund to repurchase Preferred Shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Fund.
The discussion above describes the possible offering of Preferred Shares by the Fund. If the Board determines to proceed with such an offering, the terms of the Preferred Shares may be the same as, or different from, the terms described above, subject to applicable law and the Fund’s Declaration of Trust. The Board, without the approval of the holders of Common Shares, may authorize an offering of Preferred Shares or may determine not to authorize such an offering, and may fix the terms of the Preferred Shares to be offered.

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DELAWARE LAW AND CERTAIN PROVISIONS IN THE DECLARATION OF TRUST
An investor in the Fund will be a shareholder of the Fund and such investor’s rights in the Fund will be established and governed by the Declaration of Trust. Any prospective investors and their advisers should carefully review the Declaration of Trust as each shareholder will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.
Organization and Duration
The Fund was formed in Delaware on May 2, 2025, and will remain in existence until terminated in accordance with the Fund’s Declaration of Trust or pursuant to Delaware law.
Purpose
Under the Declaration of Trust, the purpose of the Fund is to conduct, operate and carry on the business of an investment company within the meaning of the 1940 Act. The Fund is permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon the Fund pursuant to the agreements relating to such business activity.
Shareholders; Additional Classes of Common Shares
Persons who purchase Shares will be shareholders of the Fund. The Adviser may invest in the Fund as a shareholder.
In addition, to the extent permitted by the Investment Company Act and by the Fund’s exemptive relief from the SEC, the Fund reserves the right to issue additional classes of Common Shares in the future subject to fees, charges, repurchase rights, and other characteristics different from those of the Common Shares offered in this Prospectus.
Each Common Share has one vote and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable.
All classes of Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights.
Any Common Shares held by a shareholder may be transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the shareholder or (2) with the written consent of the Adviser or its designated agents, which consent may be withheld in its or their sole discretion. In connection with any request to transfer Common Shares, the Fund may require the shareholder requesting the transfer to obtain, at the shareholder’s expense, an opinion of counsel selected by the Trustees as to such matters as the Trustees may reasonably request.
Transferees will not be allowed to become substituted shareholders without the consent of the Adviser or its designated agents, which consent may be withheld in their sole discretion. A shareholder who transfers Common Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.
Anti-Takeover Provisions in the Declaration of Trust
The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to change the composition of the Board or convert the Fund

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to open-end status.
These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office only by action taken by two-thirds of the remaining Trustees or by the holders of at least two-thirds of the outstanding Shares then entitled to vote in an election of such Trustee. The Trustees may also fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Board.
Derivative Actions, Direct Actions and Exclusive Jurisdiction
The Declaration of Trust provides that a shareholder may bring a derivative action on behalf of the Fund, in addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand
upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees will only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Trustees will be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action. In addition, no shareholder may maintain a derivative action on behalf of the Fund unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action. Notwithstanding the foregoing, however, such provisions do not apply to any claims arising under U.S. federal securities law.
Further, in addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, any claim that affects all shareholders of the Fund or any series or class equally, that is, proportionately based on their number of Shares in the Fund or in such series of class, must be brought as a derivative claim irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim. Notwithstanding the foregoing, however, such provision does not apply to any claims arising under U.S. federal securities law.
Under the Declaration of Trust, actions by shareholders against the Fund asserting a claim governed by Delaware law or the Fund’s organizational documents must be brought in the Court of Chancery of the State of Delaware or any other court in the State of Delaware with subject matter jurisdiction. Shareholders also waive the right to jury trial to the fullest extent permitted by law. This exclusive jurisdiction provision may make it more expensive for a shareholder to bring a suit. Notwithstanding the foregoing, however, such provisions do not apply to any claims arising under U.S. federal securities law.
Number of Trustees; Vacancies; Removal
The Fund’s Declaration of Trust provides that the number of Trustees shall be determined by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of such Trustee’s term.
Except as otherwise required by applicable requirements of the Investment Company Act and as may be provided by the Board in setting the terms of any class or series of Preferred Shares, pursuant to an election under the Fund’s Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative

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vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the Investment Company Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.
The Fund’s Declaration of Trust provides that with respect to any Trustee of the Fund who is also an employee of the Adviser of the Fund or an affiliate of the Adviser, any such Trustee shall automatically be deemed removed as a Trustee of the Fund simultaneously with the cessation of such Trustee’s employment with the Adviser or its affiliate (for any reason, including termination with or without cause). Except for the foregoing, any of the Trustees may be removed (i) at any meeting of Shareholders by a vote of not less than two-thirds of the outstanding voting Shares or (ii) with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal will become effective.
The Fund has a total of five members of the Board, three of whom are Independent Trustees. The Fund’s Declaration of Trust provides that a majority of its Board must be Independent Trustees. Each Trustee shall serve during the continued lifetime of the Fund until such Trustee dies, resigns or is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of such Trustee’s successor.
Amendment of the Declaration of Trust
The Trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders will only have the right to vote (i) on any amendment to the amendment provision in the Declaration of Trust, (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Trustees in good faith, (iii) on any amendment submitted to them by the Trustees and (iv) on any matters where shareholder authorization is required by the Investment Company Act, in each case, subject to the terms of the Declaration of Trust.
Term, Dissolution, and Liquidation
Unless dissolved and terminated pursuant to the Declaration of Trust, the Fund shall continue indefinitely. The Board may, without approval of the shareholders, determine to liquidate the Fund as contemplated by Section 3808(e) of the Delaware Statutory Trust Act. After paying or adequately providing for the payment of all claims and obligations as required by Section 3808(e) of the Delaware Act, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Fund property, in cash or in kind or partly each, among the Shareholders according to their respective rights. After the winding up and liquidation of the Fund, including the distribution to the shareholders of any assets of the Fund, a majority of the Trustees will execute and lodge among the records of the Fund an instrument in writing setting forth the fact of such termination and will execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Fund, the Trustees will thereupon be discharged from all further liabilities and duties under the Declaration of Trust, and the rights and interests of all shareholders will thereupon cease.

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CLOSED-END
INTERVAL FUND STRUCTURE
The Fund is a
non-diversified,
closed-end
management investment company (commonly referred to as a
closed-end
fund) that is operated as an interval fund.
Closed-end
funds differ from
open-end
funds (which are generally referred to as mutual funds) in that closed-end
funds do not redeem their shares at the request of the shareholder. This means that if shareholders wish to sell their shares of a closed-end
fund they must trade them on the stock exchange (if the
closed-end
fund’s shares are listed on an exchange) like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at NAV.
Also, mutual funds generally offer new shares on a continuous basis to new investors and closed-end
funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the Fund’s investments. By comparison, closed-end
funds are generally able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.
Unlike traditional listed
closed-end
funds which list their common shares for trading on a securities exchange, the Common Shares of the Fund are not listed on any securities exchange. Notwithstanding that the Fund is structured as an “interval fund” and conducts periodic repurchase offers, investors should not expect to be able to sell their Common Shares when and/or in the amount desired, regardless of how the Fund performs. The Fund is designed for long-term investors and an investment in the Common Shares, unlike an investment in a traditional listed closed-end
fund, should be considered illiquid. Investors should consider that they may not have access to the money they invest. An investment in the Common Shares is not suitable for investors who need access to the money they invest.
Although the Fund’s shareholders will have no right to redeem their Common Shares, the Fund conducts periodic repurchase offers as described below under “
Periodic Repurchase Offers and Transfers of Shares
.” The Fund may also, from time to time, consider taking other corporate actions that the Board determines to be in the best interest of the Fund and its shareholders. Depending on the circumstances, economic and market conditions, and the availability of suitable options and alternatives, these actions could include, for example, a sale of all or substantially all of the Fund’s assets either on a complete portfolio basis or individually followed by a liquidation, a merger of the Fund with another investment company, or converting the Fund into an open-end
fund. The Fund would consider a variety of factors in determining whether to pursue a corporate action such as any of the foregoing, including shareholder feedback, the composition of its portfolio, portfolio performance, its financial condition, internal management considerations, existing economic and market conditions, the nature of available options and sales and repurchase trends with respect to the Common Shares. There can be no assurance that any such corporate action, even if considered, will be pursued or determined to be in the best interests of the Fund and its shareholders. In addition, certain of these corporate actions would require the approval of the Fund’s shareholders.

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PERIODIC REPURCHASE OFFERS AND TRANSFERS OF SHARES
No Right of Redemption
No shareholder will have the right to require the Fund to redeem its Common Shares. No public market exists for the Common Shares, and none is expected to develop. Consequently, investors will not be able to liquidate their investment other than as a result of repurchases of Common Shares by the Fund, as described below.
Repurchase Offers
The Fund is an “interval fund,” a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV, pursuant to Rule
23c-3
under the Investment Company Act, reduced by any applicable repurchase fee. Such policy may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act).
Once each quarter, the Fund will offer to repurchase at NAV, less any repurchase fee (not to exceed 2% of the proceeds), no less than 5% and no more than 25% of the outstanding Common Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). The NAV per share of repurchased Common Shares will be determined as of the close of regular trading on the NYSE on a day to be determined but no later than the 14 th
day after the Repurchase Request Deadline, or the next business day if the 14 th
day is not a business day (each a “Repurchase Pricing Date”).
Determination of Repurchase Offer Amount
The Board, in its sole discretion, will determine the number of Common Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will not be less than 5% and no more than 25% of the total number of Common Shares outstanding on the Repurchase Request Deadline. For each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of each class of the Fund’s outstanding Common Shares at the NAV applicable to each such class, which is the minimum amount permitted.
Notice to Shareholders
No less than 21 calendar days and no more than 42 calendar days before each Repurchase Request Deadline, the Fund will send to each shareholder of record and to each beneficial owner of the shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information shareholders should consider in deciding whether to tender their Common Shares for repurchase. The Shareholder Notification also will include the procedures on how to tender Common Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date by which the Fund will pay to shareholders the repurchase proceeds (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.
The Repurchase Request Deadline will be strictly observed
. If a shareholder fails to submit a repurchase request in good order by the Repurchase Request Deadline, the shareholder will be unable to liquidate Common Shares until a subsequent repurchase offer, and will have to resubmit a repurchase request in the next repurchase offer. Shareholders may withdraw or change a Repurchase Request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

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Repurchase Price
The repurchase price of the Common Shares will be the Fund’s NAV of the applicable class as of the close of regular trading on the NYSE on the Repurchase Pricing Date. During the period the offer to repurchase is open, shareholders may obtain the current NAV by calling 833-697-4987. The Fund’s NAV can fluctuate daily, and the current NAV may differ from the NAV on the Repurchasing Price Date. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer.
Repurchase Amounts and Payment of Proceeds
Common Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the shareholder’s address of record, or credited directly to a predetermined bank account on the date the payment is to be made, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Common Shares that are consistent with the Investment Company Act, regulations thereunder and other pertinent laws.
There is no minimum number of Common Shares that must be tendered before the Fund will honor repurchase requests. If shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional number of Common Shares not to exceed 2% of the outstanding Common Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if shareholders tender Common Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Common Shares on the Repurchase Request Deadline, the Fund will repurchase the Common Shares on a pro rata basis, provided, that the Fund may accept all Common Shares tendered by persons who own, in the aggregate, fewer than 100 Common Shares and who tender all of their Common Shares, before prorating Common Shares tendered by others. Affiliates of the Fund may own Common Shares and determine to participate in the Fund’s repurchase offers, which may contribute to a repurchase offer being oversubscribed and the Fund effecting repurchases on a pro rata basis.
If any Common Shares tendered are not repurchased because of proration, shareholders will have to wait until the next repurchase offer and resubmit a new repurchase request, and such repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Common Shares a shareholder wishes to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some shareholders may tender more Common Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.
If a shareholder’s Common Shares are accepted for repurchase, upon payment for such repurchased Common Shares, such Common Shares will no longer be considered outstanding and such shares will cease to have any voting rights. Common Shares tendered pursuant to a repurchase offer will earn dividends declared to shareholders of record only through the date on which payment for repurchased Common Shares is made.
Suspension or Postponement of a Repurchase Offer
The Fund may suspend or postpone a repurchase offer only: (i) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (ii) for any period during which the NYSE or any market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (iii) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (iv) for such other periods as the SEC may by order permit for the protection of Fund shareholders.

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Liquidity Requirements
From the time that the notification is sent to shareholders until the Repurchase Pricing Date, the Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets: (i) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline; or (ii) that mature by the next Repurchase Payment Deadline.
The Fund intends to finance repurchase offers with cash on hand, cash raised through borrowings, or the liquidation of portfolio securities. If the Fund is required to sell its more liquid, higher quality portfolio securities to purchase Common Shares that are tendered, remaining common shareholders will be subject to increased risk and increased Fund expenses as a percentage of net assets. See “
Risks – Repurchase Offers Risk
”
Early Repurchase Deduction
The Fund may impose a 2% Early Repurchase Deduction on Common Shares repurchased within one year. The one-year
holding period will be satisfied if at least one year has elapsed from (a) the issuance date of the applicable Common Shares to (b) the subscription date immediately following the Repurchase Pricing Date used in the repurchase of such Common Shares. Shareholders who are exchanging a class of the Fund’s Common Shares for an equivalent aggregate NAV of another class of the Fund’s Common Shares will not be subject to, and will not be treated as repurchases for the calculation of, the 5% quarterly calculation on repurchases and will not be subject to the Early Repurchase Deduction. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.
The Fund may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):

•	repurchases resulting from death, qualifying disability or divorce;

•	in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance;

•	due to trade or operational error; or

•	repurchases of Common Shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Fund.
As set forth above, the Fund may waive the Early Repurchase Deduction in respect of repurchase of Common Shares resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a shareholder who is a natural person, including Common Shares held by such shareholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the shareholder, the recipient of the Common Shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such shareholder, provided that the condition causing the qualifying disability was not pre-existing
on the date that the shareholder became a shareholder or (iii) in the case of divorce, receiving written notice from the shareholder of the divorce and the shareholder’s instructions to effect a transfer of the Common Shares (through the repurchase of the Common Shares by the Fund and the subsequent purchase by the shareholder) to a different account held by the shareholder (including trust or an individual retirement account or other retirement or profit-sharing plan). The Fund must receive the written repurchase request within 12 months after the death of the shareholder, the initial determination of the shareholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a shareholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the shareholder. If spouses are joint registered holders of Common Shares, the request to have

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the Common Shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the shareholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death, disability or divorce does not apply.
Transfers of Shares
Any Common Shares held by a shareholder may be transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the shareholder or (2) with the written consent of the Adviser or its designated agents, which consent may be withheld in its or their sole discretion. In connection with any request to transfer Common Shares, the Fund may require the shareholder requesting the transfer to obtain, at the shareholder’s expense, an opinion of counsel selected by the Fund or its agents as to such matters as may reasonably be requested.
Transferees will not be allowed to become substituted shareholders without the consent of the Adviser or its designated agents, which consent may be withheld in their sole discretion. A shareholder who transfers Common Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund or any administrator in connection with the transfer.
Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Fund, but until such record is made, the shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Fund shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.
No shareholder of the Fund will be subject in such capacity to any personal liability whatsoever to any person in connection with Fund’s property or the acts, obligations or affairs of the Fund. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Fund will be subject in such capacity to any personal liability whatsoever to any person, save only liability to the Fund or its shareholders arising from bad faith, willful misconduct, gross negligence or reckless disregard for his duty to such person; and, subject to the foregoing exception, all such persons shall look solely to the Fund’s property for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any shareholder, Trustee or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he will not, on account thereof, be held to any personal liability.
Redemption of Senior Securities; Tax Considerations; Fund Expenses
The Fund may not purchase Shares to the extent such purchases would result in the asset coverage with respect to any indebtedness or preferred equity being reduced below the asset coverage requirement set forth in the Investment Company Act. Accordingly, in order to purchase all Shares tendered, the Fund may have to repay or redeem all or part of any then outstanding indebtedness or preferred equity to maintain the required asset coverage.
The repurchase of tendered Shares by the Fund is generally a taxable event to common shareholders. See “
Certain U.S. Federal Income
Tax Matters
”.
The Fund pays all costs and expenses associated with the making of any periodic repurchase offer. Selected securities dealers or other financial intermediaries may charge a processing fee to confirm a repurchase of Shares pursuant to a periodic repurchase offer.

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CERTAIN U.S. FEDERAL INCOME TAX MATTERS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Fund and the purchase, ownership and disposition of the Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to common shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold the Shares as capital assets. A U.S. shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation (or other U.S. entity treated as a corporation for U.S. federal income tax purposes), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt
organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold the Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of the Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.
Taxation as a Regulated Investment Company
The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.
To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”) (collectively, the “90% Gross Income Test”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 2(b) above) (collectively, the “Diversification Tests”).

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As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income (which is generally its net ordinary income plus the excess, if any, of its net short term capital gains in excess of its net long-term capital losses), determined without regard to any deduction for dividends paid, and its net tax-exempt
income for such taxable year. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.
The Fund may have investments, either directly or indirectly, that require income to be included in investment company taxable income in a year prior to the year in which the Fund actually receives a corresponding amount of cash in respect of such income. For example, if the Fund holds, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly, debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated and in certain situations where the Fund owns, directly or indirectly, an interest in a partnership that does not have a Section 754 election in effect.
As a RIC, the Fund is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s expenses in a given taxable year exceed its investment company taxable income, it will have a net operating loss for that year. However, the Fund is not permitted to carry forward net operating losses to subsequent taxable years, and such net operating losses generally will not pass through to the Fund’s shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, the Fund may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year
period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years (together, the “
Excise Tax Distribution Requirements
”). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.
In addition to the Excise Tax Distribution Requirements, the other requirements for qualification of the Fund as a RIC requires that the Fund obtain information from or about the underlying investments in which the Fund is invested. Certain issuers may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from such issuers, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.
The Fund may make investments through entities classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership, rather than an association or publicly traded

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partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure certain of its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may hold such investments through one or more Subsidiary U.S. or
non-U.S.
corporation(s) (or other entity treated as such for U.S. tax purposes). In such a case, any income from such investments should not adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income may be subject to U.S. or
non-U.S.
tax depending on the circumstances, which the Fund would indirectly bear through its ownership of such Subsidiary corporation(s). The Fund’s need to hold such investments through such U.S. or
non-U.S.
corporation(s) in order to satisfy the 90% Gross Income Test may, however, jeopardize its ability to satisfy the Diversification Tests, which may make it difficult for the Fund to qualify as a RIC for U.S. federal income tax purposes.
Further, for purposes of calculating the value of the Fund’s investments in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s controlled group must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.
Additionally, while the Fund generally intends to qualify as a RIC for each taxable year, it is possible that it may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for its first short taxable year. In such case, however, the Fund anticipates that the associated tax liability would not be material, and that such non-compliance
would not have a material adverse effect on the Fund’s business, financial condition and results of operations, although there can be no assurance in this regard.
The Fund may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. If the Fund makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid. However, a distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
Failure to Qualify as a Regulated Investment Company
If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify
as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding
5-year
period.

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If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to shareholders. Additionally, the Fund would not be able to deduct distributions to its shareholders, nor would distributions to shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate
U.S. shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.
The remainder of this discussion assumes that the Fund will qualify as a RIC and have satisfied the distribution requirement set forth above.
Distributions
Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned the Shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her Shares, the excess will be treated by the shareholder as gain from a sale or exchange of the Shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate
shareholders.
Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the DRIP. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares (or cash that would have been received if the shareholder elected to reach such distribution as cash). The additional shares received by a shareholder pursuant to the DRIP will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long- term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Common Shares by an amount equal to the deemed distribution less the tax credit.
The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues Preferred Shares, the Fund intends to allocate capital gain dividends, if any, between its Common Shares and Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions.

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The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund.
The Internal Revenue Service has also issued private letter rulings on cash/share dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current or accumulated earnings and profits for federal income tax purposes. As a result, shareholders could be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear to what extent the Fund will be able to pay taxable dividends in cash and shares (whether pursuant to IRS Revenue Procedures, a private letter ruling or otherwise).
If an investor purchases shares in the Fund shortly before the record date of a distribution, the price of the shares will generally include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.
U.S. shareholders who have not
“opted-out”
of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax, including any amounts withheld for which a refund is available by filing a U.S. federal income tax return, automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. shareholders. A U.S. shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. shareholder’s account.
Sale or Exchange of Shares
Upon the sale or other disposition of the Shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the Shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the Shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year. For non-corporate
taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.
No loss will be allowed on the sale or other disposition of Shares if the owner acquires (including pursuant to the DRIP) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale or exchange of Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.
The Fund is an interval fund, a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding shares at net asset value. Shareholders who tender all Shares of the Fund held, or considered to be held, by them

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will be treated as having sold their Shares and generally will realize a capital gain or loss (
i
.
e
., “Sale or Exchange Treatment” as discussed below). If a shareholder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its Shares (
i.e.
, “Distribution Treatment” as discussed below). In such a case, there is a risk that non-tendering
shareholders, and shareholders who tender some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund.
Sale or Exchange Treatment
. In general, the tender and repurchase of the Shares should be treated as a sale or exchange of the Shares by a U.S. shareholder if the receipt of cash:

•	results in a “complete termination” of such U.S. shareholder’s ownership of Shares in the Fund;

•	results in a “substantially disproportionate” redemption with respect to such U.S. shareholder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. shareholder.
In applying each of the tests described above, a U.S. shareholder must take account of Shares that such U.S. shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. shareholders should consult their tax advisers regarding the application of the constructive ownership rules to their particular circumstances.
A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. shareholder does not actually own any of the Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. shareholders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax advisers.
A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.
A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. shareholder’s relative interest in Shares of the Fund is minimal (
e
.
g
., less than 1%) and the U.S. shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.
Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.
If a U.S. shareholder satisfies any of the tests described above, the U.S. shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S.

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20

shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. shareholders. However, if a U.S. shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.
Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a
61-day
period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.
Distribution Treatment
. If a U.S. shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free
return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable
return of investment to the extent, generally, of the U.S. shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. shareholder’s remaining Shares.
Provided certain holding period and other requirements are satisfied, certain non-corporate
U.S. shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend. This reduced rate will apply to: (i) 100% of the dividend if 95% or more of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income; or (ii) the portion of the dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund this year if such qualified dividend income accounts for less than 95% of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gains from such sales exceeds net long-term capital loss from such sales) for that taxable year. Such a dividend will be taxed in its entirety, without reduction for the U.S. shareholder’s tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. shareholder’s Shares is treated as the receipt by the U.S. shareholder of a dividend, the U.S. shareholder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. shareholder.
To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. shareholder, (i) it may be eligible for a dividends-received deduction to the extent attributable to dividends received by the Fund from domestic corporations, and (ii) it may be subject to the “extraordinary dividend” provisions of the Code. Corporate U.S. shareholders should consult their tax advisors concerning the availability of the dividends-received deduction and the application of the “extraordinary dividend” provisions of the Code in their particular circumstances.
If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. shareholder rather than as an exchange, the other shareholders, including any non-tendering
shareholders, could be deemed to have received a taxable stock distribution if such shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it. A proportionate increase in a U.S. shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in U.S. Treasury regulations. All shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.
Publicly Offered Regulated Investment Company Status
. A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. The Fund expects to qualify as a publicly offered RIC. There can be no assurances that the Fund will be treated as a publicly offered RIC in its first or second taxable year. If the Fund is a RIC that is not a publicly offered RIC for any period, a non-corporate
shareholder’s allocable portion of its affected expenses, including its management fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.
Nature of the Fund’s Investments
Certain hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher- taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.
These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.
Below Investment Grade Instruments
The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Original Issue Discount
For federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest (i.e., interest paid with additional securities or equity instead of cash) or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year.

Because any original issue discount will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its shareholders in order to satisfy the annual distribution requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may not qualify for or maintain RIC tax treatment and thus the Fund may become subject to corporate-level income tax.
Market Discount
In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.
Currency Fluctuations
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Non-U.S.
Investments
The Fund’s investment in
non-U.S.
securities may be subject to
non-U.S.
income, withholding and other taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to
non-U.S.
taxes paid by the Fund.
If the Fund purchases shares in a “passive foreign investment company” under the Code (“PFIC”), the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market
at the end of each taxable year its shares in such PFIC, in which case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of

PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements.
If the Fund holds more than 10% of the shares in a foreign corporation that is treated as a “controlled foreign corporation” under the Code (“CFC”), the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each year from such foreign corporation in an amount equal to its pro rata share of the foreign corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the foreign corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that owns (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.
Non-U.S.
Currency
The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time it actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also generally treated as ordinary income or loss.
Preferred Shares or Borrowings
If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on shares in certain circumstances. Limits on the Fund’s payments of dividends on shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.
Backup Withholding
The Fund or other applicable withholding agent may be required to withhold U.S. federal income tax from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

U.S. Tax Exempt Shareholders
Under current law, the Fund generally serves to prevent the attribution of unrelated business taxable income (“UBTI”) from being realized by its U.S.
tax-exempt
shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S.
tax-exempt
shareholder could realize UBTI by virtue of its investment in Shares if such U.S.
tax-exempt
shareholder borrows to acquire its Shares. U.S.
tax-exempt
shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.
Foreign Shareholders
U.S. taxation of a shareholder who is not a U.S. shareholder (such as a nonresident alien individual, a
non-U.S.
trust or estate or a
non-U.S.
corporation, as defined for U.S. federal income tax purposes) (a
“non-U.S.
shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.
If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the
non-U.S.
shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate, if applicable), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to shareholders. For these purposes, interest-related dividends and short- term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a
non-U.S.
shareholder, and that satisfy certain other requirements. Nevertheless, in the case of the Shares are held through an intermediary, the intermediary could withhold U.S. federal income tax even if the Fund reported the payment as having been derived from “interest-related dividends” or “short-term capital gain dividends.” Moreover, depending on the circumstances, the Fund could report all, some or none of its potentially eligible dividends as derived from “interest-related dividends” or “short-term capital gain dividends,” or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. A
non-U.S.
shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares. However, a
non-U.S.
shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and gains realized upon the sale, exchange or other disposition of shares.
If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a
non-U.S.
shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations.
Non-U.S.
corporate shareholders may also be subject to the branch profits tax imposed by the Code.
The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate, if applicable) unless the
non-U.S.
shareholder certifies his or her
non-U.S.
status under penalties of perjury or otherwise establishes an exemption.
The tax consequences to a
non-U.S.
shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.
Non-U.S.
shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial
foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial
foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Shareholders should consult their own tax advisor regarding FATCA and whether it may be relevant to their ownership and disposition of the Shares.
Loss Reportable Transaction
Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Other Taxation
Shareholders may be subject to state, local and
non-U.S.
taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in Common Shares by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local,
non-U.S.
or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor” within the meaning of Section 3(42) of ERISA (a “Benefit Plan Investor”) and prohibit certain transactions involving the assets of Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is generally defined to include (a) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (b) “plans” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (c) entities whose underlying assets are considered to constitute the assets of any of the foregoing described in clauses (a) and/or (b) above (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in Commons Shares with the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Other Plan Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt
prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt
prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.
Whether or not the underlying assets of the Fund were deemed to constitute “plan assets,” as described below, the acquisition and/or holding of Common Shares by a Benefit Plan Investor with respect to which the Adviser or Diameter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of Common Shares. These class exemptions include, without limitation, PTCE
84-14
respecting transactions determined by independent qualified professional asset managers, PTCE
90-1
respecting insurance company pooled separate accounts, PTCE
91-38

respecting bank collective investment funds, PTCE
95-60
respecting life insurance company general accounts and PTCE
96-23
respecting transactions determined by
in-house
asset managers. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Common Shares in reliance on these or any other exemption should carefully review the exemption in consultation with their legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Plan Assets
Under ERISA and the regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), when a Benefit Plan Investor acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Assets Regulation) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors or that the entity is an “operating company,” each as defined in the Plan Assets Regulation. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered to be “plan assets” of any Benefit Plan Investor investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund or the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Benefit Plan Investor that becomes a shareholder.
Other Plans
Certain Plans, such as governmental plans and
non-U.S.
plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in Common Shares should consult with their legal advisors regarding their proposed investment in the Commons Shares.
Representation
By acceptance of any Common Shares, each shareholder will be deemed to have represented and warranted that either (i) it is not, and it is not investing on behalf of a Plan or (ii) its purchase and holding of the Commons Shares will not constitute a non-exempt
prohibited transaction under Title I of ERISA or Section 4975 of the Code or similar violation under any applicable Other Plan Laws.
Reporting of Indirect Compensation
Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the U.S. Department of Labor regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions of fees and compensation in this Prospectus and the other documents governing the Fund, including the Management Fee, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion of ERISA, the Code and Other Plan Law issues should not be construed as legal advice. Fiduciaries of Plans should consult their own legal advisors with respect to issues arising under ERISA, the Code and applicable Other Plan Laws make their own independent decision regarding an investment in the Fund. The foregoing discussion is general in nature and is not intended to be all-inclusive.
Each Plan fiduciary should consult with its legal advisors concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of Plans that are not subject to Title I of ERISA or Section 4975 of the Code, such as governmental plans and
non-U.S.
plans, may contain fiduciary responsibility and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.
The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Prospectus is general, does not purport to be a thorough analysis of ERISA or the Code, may be affected by future publication of regulations and rulings and should not be considered legal advice. Potential investors that are Benefit Plan Investors and their fiduciaries should consult their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Common Shares. Plans that are not subject to the requirements of ERISA or Section 4975 of the Code (such as governmental plans,
non-U.S.
plans and certain church plans) may be subject to similar rules under other applicable laws or documents, and also should consult their own advisors as to the propriety of an investment in the Fund.

PLAN OF DISTRIBUTION
Common Shares
The Fund is authorized to offer two separate classes of Common Shares designated as Class A Shares and Class I Shares. Class A Shares will be offered to investors pursuant to the SEC’s exemptive order permitting the multi-class structure (“Multi-Class Exemptive Relief”) that the Fund received on November 18, 2025. The Fund may in the future register and include other classes of Shares in the offering.
Common Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Common Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
Class I Shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I Shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I Shares, (4) through certain registered investment advisers, (5) by the Fund’s executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Diameter Capital Partners or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, or (6) by other categories of investors that the Fund names in an amendment or supplement to this prospectus. Generally, Class A Shares are available only through brokerage, transactional-based accounts. Not all Dealers offer all classes of Common Shares. See “
Share Class
 Considerations
” below.
Distributor
ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, acts as the distributor of the Fund’s Common Shares, pursuant to a distribution services agreement with the Fund (the “Distribution Agreement”), on a reasonable best efforts basis, subject to various conditions. See “
Plan of Distribution
.”
Under the Distribution Agreement, the Distributor’s responsibilities include, but are not limited to, selling Common Shares of the Fund upon the terms set forth in this Prospectus. The Distributor also may enter into agreements with Dealers for the sale and servicing of the Common Shares. Dealers or other financial intermediaries may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this prospectus. Any terms and conditions imposed by a Dealer or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a shareholder’s ability to purchase the Common Shares or tender the Common Shares for repurchase, or otherwise transact business with the Fund. Class A Shares and Class I Shares are not subject to an upfront sales load; however, investors may be required to pay brokerage commissions on purchases or sales of the Common Shares to their Dealers. Investors should consult with their Dealers or other financial intermediaries about any transaction or other fees or charges their Dealers or other financial intermediaries might impose on each class of Common Shares in addition to any fees imposed by the Fund. See “
-Class A Shares-Sales Load
” below.

Minimum Investments
The following investment minimums apply for purchases of the Common Shares:

	Class A Shares	Class I Shares
Minimum Initial Investment	$25,000	$1,000,000
Minimum Subsequent Investment	$1,000	$500,000
The $1,000,000 minimum initial investment for Class I Shares set forth in the above table applies to individuals and “Institutional Investors,” which include, but are not limited to, endowments, foundations, family offices, local, city, and state governmental institutions, corporations and insurance company separate accounts who may purchase shares of the Fund through a Dealer or other financial intermediary that has entered into an agreement with the Distributor to purchase Class I Shares.
For Class I Shares, there is no minimum initial investment for:

•
Employer-sponsored retirement plans (not including Simplified Employee Pension Individual Retirement Arrangements, Savings Incentive Match Plan for Employees Individual Retirement Accounts or Salary Reduction Simplified Employee Pension Plans) and state sponsored 529 college savings plans, collective trust funds, investment companies or other pooled investment vehicles, unaffiliated thrifts and unaffiliated banks and trust companies.

•	Employees, officers and directors/trustees of Diameter or its affiliates and immediate family members of such persons, if they open an account directly with Diameter.

•
Clients of Dealers or other financial intermediaries that: (i) charge such clients a fee for advisory, investment consulting, or similar services or (ii) have entered into an agreement with the Distributor to offer Class I Shares through a no-load
program or investment platform.

The minimum for initial and subsequent investments may be waived by the Adviser for certain investors based on consideration of various factors, including the investor’s overall relationship with the Adviser, the investor’s holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time, though shares will only be sold to investors that satisfy the Fund’s eligibility requirements. The minimum initial and subsequent investments may also be reduced by the Adviser for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser, the type of distribution channels offered by the intermediary and such other factors as the Adviser may consider relevant at the time.
Share Class Considerations
The Fund offers two classes of Common Shares: Class A Shares and Class I Shares. When selecting a share class, investors should consider the following:

•	which share classes are available to an investor;

•	the amount an investor intends to invest;

•	how long an investor expects to own the Common Shares; and

•	total costs and expenses associated with a particular share class.
Each investor’s financial considerations are different. Investors should speak with their financial adviser to help them decide which share class is best for them. Not all Dealers offer all classes of Common Shares. In addition, Dealers may vary the actual sales load charged, if applicable, as well as impose additional fees and charges on each class of Common Shares. If an investor’s Dealer offers more than one class of Common Shares, they should carefully consider which class of Common Shares to purchase.
Intra-Fund Share Class Conversions
Subject to the conditions set forth in this paragraph, Common Shares of one class of the Fund may be converted into (i.e., reclassified as) Common Shares of a different class of the Fund at the request of a shareholder’s financial intermediary, if approved by the Adviser in its sole discretion. To qualify for a conversion, the shareholder must satisfy the conditions for investing in the class into which the conversion is sought (as described in this Prospectus and the SAI). No sales charge will be imposed on the conversion of shares. The financial intermediary making the conversion request must submit the request in writing. In addition, the financial intermediary or other responsible party must process and report the transaction as a conversion. The value of the Common Shares received during a conversion will be based on the relative NAV of the Common Shares being converted and the shares received as a result of the conversion. It generally is expected that conversions will not result in taxable gain or loss.
Class I Shares
Class I Shares will be sold at the then-current NAV of the applicable class and are not subject to any sales load imposed by the Fund or the Distributor or distribution fees. Because the Class I Shares are sold at the prevailing NAV without an upfront sales load, the entire amount of an investor’s purchase is invested immediately (subject to any transaction fee charged by a selling agent or other financial intermediary).
Class A Shares
Sales Load
No upfront sales load will be paid with respect to Class A Shares, however, if an investor buys Class A Shares through certain financial intermediaries, they may directly charge the investor transaction fees or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 2.00% cap on NAV for Class A Shares.
Shareholder Servicing and Distribution Fee
Class A Shares pay to the Distributor a shareholder servicing and distribution fee equal to 0.75% per annum of the average daily value of the Fund’s net assets for the Class A Shares. See “
-Distribution and Service Plan-Class A Shares
.”
Distribution and Service Plan – Class A Shares
The Fund has adopted the Distribution and Service Plan to pay to the Distributor a shareholder servicing and/or distribution fee for certain activities relating to the distribution of Class A Shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class A Shares. The Distribution and Service Plan operates in a manner consistent with Rule
12b-1
under the Investment Company Act, which regulates the manner in which an open-end
investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end
investment company, it has undertaken to comply with the terms of Rule
12b-1
in accordance with the terms of the Multi-Class Exemptive Relief. Under the Distribution and Service Plan, the Fund pays the Distributor a shareholder servicing and/or distribution fee that together accrue at an annual rate equal to 0.75%, which reduces the NAV of Class A Shares. Because these fees are paid out of the Fund’s assets attributable to Class A Shares on an ongoing basis, over time, they will increase the cost of an investment in Class A Shares, including causing the Class A Shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I Shares.

The Fund may also pay fees to financial intermediaries for sub-administration, sub-transfer agency, sub-accounting and other administrative services outside of its Distribution and Servicing Plan.
Class I Shares are not subject to any shareholder servicing or distribution fees.
How to Purchase Shares
The following section provides basic information about how to purchase Common Shares of the Fund.
The Distributor acts as the distributor of the Common Shares of the Fund on a reasonable best efforts basis, subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Common Shares of the Fund. The Common Shares will be continuously offered through the Distributor. As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. Common Shares will be sold at a public offering price equal to the then-current NAV of the applicable class.
The Fund will have the sole right to accept orders to purchase Common Shares and reserves the right to reject any order in whole or in part. The offering may be terminated by the Fund or the Distributor at any time.
No market currently exists for the Fund’s Common Shares. The Common
Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Fund’s Shares and the Fund does not anticipate that a secondary market will develop for its Common Shares. Neither the Adviser, the Distributor nor the Dealers intend to make a market in the Fund’s Common Shares.
Acceptance and Timing of Purchase Orders
A purchase order received in good order by the Fund or a financial intermediary prior to the close of the NYSE, on a day the Fund is open for business, together with payment will be effected at that day’s NAV. An order received after the close of the NYSE will be priced based on the Fund’s NAV next computed after it is received by the relevant financial intermediary. The definition of “good order” may vary among financial intermediaries. The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. The Fund reserves the right to close if the primary trading markets of its portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business. For shares purchased through the Fund’s transfer agent, order instructions must be received in good order prior to the close of regular trading on the NYSE in order to receive the current day’s NAV. Instructions must include the name and signature of an appropriate person designated on the account application, account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order. For more information on purchasing Common Shares through the Fund’s transfer agent, please call 833-697-4987.
Investors may buy shares of the Fund through brokers, dealers and other financial intermediaries (“Selling Agents”) that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund. Orders will be priced at the appropriate price next computed after it is received by a Selling Agent or the Selling Agent’s authorized designee. The Fund will be deemed to have received a purchase order when a Selling Agent or, if applicable, a Selling Agent’s authorized designee, receives the request in good order. A purchase order from the client of a Selling Agent is not received in “good order” by such Selling Agent unless and until a confirmation of such order is passed back from the Distributor, the Fund, or their delegate to the broker who submitted the order, which may not occur until the business day immediately following the business day on which the purchase order was submitted by the client to such Selling Agent or at another time determined by the Fund or the Selling Agent. A Selling Agent may hold shares in an omnibus account in the Selling Agent’s name or the Selling Agent may maintain individual ownership records. Selling Agents may charge fees for the services they provide in connection with processing a shareholder’s transaction order or maintaining an investor’s account with them. Investors should check with their Selling Agent to determine if it is subject to these arrangements. Selling Agents are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly.
Selling Agents and other financial intermediaries also may impose terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions set forth in this Prospectus (including requirements as to the timing of a subscription and required documentation). Such terms and conditions are not imposed by the Fund, the Distributor or any other service provider of the Fund. Any terms and conditions imposed by a Selling Agent or other financial intermediary, or operational limitations applicable to such parties, may affect or limit a stockholder’s ability to purchase Common Shares, or otherwise transact business with the Fund. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to their Selling Agent or other financial intermediary. The Fund and the Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Fund Common Shares. The sale of Common Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors. Common Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If a shareholder places an order to buy Common Shares and their payment is not received and collected, their purchase may be canceled and they could be liable for any losses or fees the Fund has incurred
.
Payments to Financial Intermediaries
The Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to Dealers in connection with the sale of the Common Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including but not limited to access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives, as described in more detail below. The Additional Compensation may differ among brokers or dealers in amount. Payments of Additional Compensation may be fixed dollar amounts based on the aggregate value of outstanding Common Shares held by common shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.
Servicing Arrangements
The Fund’s Common Shares may be available through Dealers that have entered into shareholder servicing arrangements with respect to the Fund.
These Dealers provide varying investment products, programs, platforms and accounts, through which investors may purchase Common Shares. Shareholder servicing arrangements typically include processing orders for shares, generating account and confirmation statements, sub-accounting,
account maintenance, tax reporting, collecting and posting distributions to investor accounts and disbursing cash dividends as well as other investment or administrative services required for the particular Dealer’s products, programs, platform and accounts.
The Adviser and/or its affiliates may make payments to Dealers for the shareholder services provided. These payments are made out of the Adviser’s own resources and not Fund assets. The actual services provided by these Dealers, and the payments made for such services, vary from firm to firm. The payments may be based on a fixed dollar amount for each account and position maintained by the Dealer and/or a percentage of the value of shares held by investors through the firm. Please see the Fund’s SAI for more information.
These payments may be material to Dealers relative to other compensation paid by the Fund, the Adviser and/or its affiliates and may be in addition to other fees and payments, such as distribution and/or service fees,
Sub-Transfer
Agency Expenses, revenue sharing or “shelf space” fees and event support, other non-cash
compensation. Also, the payments may vary from amounts paid to the Fund’s transfer agent for providing similar services to other accounts. The Adviser and/or its affiliates do not control these Dealers’ provision of the services for which they are receiving payments.
These Dealers may impose additional or different conditions than the Fund on purchases of Common Shares. They may also independently establish and charge their customers or program participants transaction fees, account fees and other amounts in connection with purchases of Common Shares in addition to any fees imposed by the Fund. These additional fees may vary and over time could increase the cost of an investment in the Fund and lower investment returns. Each Dealer is responsible for transmitting to its customers and program participants a schedule of any such fees and information regarding any additional or different conditions regarding purchases. Shareholders who are customers of these Dealers or participants in programs serviced by them should contact their Dealer for information regarding these fees and conditions.
Request for Multiple Copies of Shareholder Documents
To reduce expenses, it is intended that only one copy of the Fund’s Prospectus and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If shareholders wish to receive individual copies of these documents and their shares are held in the Fund’s account, call the Fund at 833-891-0802. Shareholders will receive the additional copy within 30 days after receipt of their request by the Fund. Alternatively, if a shareholder’s shares are held through a financial institution, please contact the financial institution.

CUSTODIAN AND TRANSFER AGENT
The custodian of the assets of the Fund is The Bank of New York Mellon, whose principal business address is 225 Liberty Street, New York, New York 10286. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Fund’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of the Fund’s portfolio securities.
SS&C GIDS, Inc., whose principal business address is 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s transfer agent with respect to the Common Shares.

ADMINISTRATION AND ACCOUNTING SERVICES
ALPS Fund Services, Inc. provides certain administration and accounting services to the Fund pursuant to a Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, the Administrator provides the Fund with, among other things, customary fund accounting services, including computing the Fund’s NAV and maintaining books, records and other documents relating to the Fund’s financial and portfolio transactions, and customary fund administration services, including assisting the Fund with regulatory filings, tax filings and other administrative activities. For these and other services it provides to the Fund, the Fund pays the Administrator an annual fee calculated based upon the average NAV of the Fund, subject to a minimum annual fee (the “Administration Fees”). The Administration Fees are paid to the Administrator out of the assets of the Fund, and therefore they decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses.
Lyra Client Solutions US, LLC (“Lyra”) serves as a service provider to the Fund pursuant to a client services agreement (the “Client Services Agreement”). Under the Client Services Agreement, Lyra provides certain administrative oversight, intermediary onboarding, shareholder servicing, and related services. Lyra’s services are subject to ongoing oversight by the Board. For these services it provides to the Fund, the Fund pays Lyra a quarterly fee calculated based upon the average NAV of the Fund, subject to a quarterly minimum fee. Such fees are paid out of the assets of the Fund, and therefore they decrease the net profits or increase the net losses of the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, whose principal business address is One Manhattan West, New York, NY 10001, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

LEGAL MATTERS
Simpson Thacher & Bartlett LLP, 900 G Street, N.W., Washington, D.C. 20001 and 425 Lexington Avenue Floor 9, New York, NY 10017, serves as counsel to the Fund. Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, DE 19801, serves as special Delaware counsel to the Fund.

PRIVACY NOTICE
Introduction
Your privacy is very important to us. This notice (this “Privacy Notice”) is provided by Diameter Capital Partners LP (“we” or “us”), and sets forth our policies for the collection, use, storage, sharing, disclosure (collectively, “processing”) and protection of personal information relating to current, prospective and former investors in the Funds, as applicable.
References to “you” or an “investor” in this Privacy Notice mean any investor who is an individual, or any individual connected with an investor who is a legal person, as applicable.
Who to Contact About This Privacy Notice
This Privacy Notice is being provided in accordance with the applicable requirements under the privacy and data protection laws that apply in the jurisdictions where we operate (collectively, the “Data Protection Laws”). The Fund and the Adviser are considered to be data controllers in respect of any personal information we hold about you for the purposes of certain Data Protection Laws. This means that the Fund and the Adviser (alone or jointly, as applicable) determines the purposes and the means of the processing of your personal information.
Please contact our Head of Investor Relations at DCP_IR@diametercap.com or call l 833-891-0802 with any questions about this Privacy Notice or requests with regards to the personal information we hold.
Please note that the Administrator, the Distributor, the Custodian and other service providers work under a range of professional and legal obligations that require them to process personal information (e.g., anti-money laundering legislation). In order to meet the requirements of such obligations, they, from time to time, would not be acting on our instructions but instead in accordance with their own respective professional or legal obligations and therefore as data controllers in their own right with respect to such processing. For more specific information or requests in relation to the processing of personal information by the Administrator, the Distributor, the Custodian or any other service provider of the Fund, you may also contact the relevant service provider directly at the address specified in this registration statement or by visiting their websites.
The Types of Personal Information We May Collect
“Personal information” means any information relating to an identifiable individual who can be identified from such information, either alone or in combination with other information, including the terms “nonpublic personal information” as defined under the Gramm-Leach-Bliley Act (“GLBA”) or “personal information,” “personal data,” or similar terms as defined by applicable Data Protection Laws. The categories of personal information we may collect include names, residential or business addresses, or other contact details, signature, nationality, tax identification or passport number, social security number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, information on investment activities, or other personal information, such as certain special categories of personal information (including, where relevant, information on political affiliations, ethnic origin, and personal information relating to criminal convictions and offences), as specified under the applicable Data Protection Laws, that may be contained in your relevant materials or documents obtained through background searches.
How We Collect Personal Information
We may collect personal information about you through: (i) information provided directly to us by you, or another person on your behalf; (ii) information that we obtain in relation to any transactions between you and us; and (iii) the monitoring of telephone conversations with you.
We also may receive your personal information from third parties or other sources, such as our affiliates, the Administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies and other background check providers, transaction counterparties, service providers, law enforcement, other investors, fraud prevention and detection agencies, or other publicly accessible sources, such as the Internet.
How We May Use Personal Information
We will use one of the lawful bases under the applicable Data Protection Laws to process your personal information. Such grounds include, for example, circumstances where:
(i) processing is necessary to perform our obligations under the Declaration of Trust, Bylaws, Investment Advisory Agreement and Services Agreement or any other contract we have with you;
(ii) we are required to comply with a legal or regulatory obligation applicable to us;
(iii) or processing is necessary for the purpose of our or a third party’s legitimate interests.
Specific purposes for which we may use your personal information as described above, and the lawful bases we rely on to do so, are set out in the table below.

Lawful basis	Purposes of use
Where it is necessary to perform our contract with you or to take steps at your request to enter into the contract
•
To consider and make decisions about your subscription to the Fund.

•
To admit you to the Fund (including undertaking client and investor due diligence).

•
To administer and manage your investment, including to report on the performance and governance of the Funds; to make payments or distributions; to provide requested investment services and related support services; and to perform any other obligations in or relating to your subscription.

•
To enter into, administer or perform any other contract or agreement we have with you.

Where it is necessary for compliance with a legal or regulatory obligation to which we are subject
•
To perform appropriate client and investor due diligence in accordance with our legal obligations.

•
To ensure the protection of personal information and other information, property and assets in our possession.

•
To cooperate with competent regulators and other public authorities, including by responding to their requests for information, undertaking internal investigations, and complying with our reporting, filing and other regulatory obligations.

•
To comply with our legal and regulatory record-keeping requirements.

•
For the prevention and detection of fraud and other unlawful acts.

•
For compliance with our anti-money laundering, tax reporting and sanctions obligations.

Lawful basis	Purposes of use
• To comply with any other obligations to which we are subject under applicable rules and laws.

Where is it necessary for the purposes of our or another party’s legitimate business interests, except where these are overridden by your interests, rights or freedoms
•
To provide and improve our services and business offerings.

•
To manage and administer the Fund and related accounts, and to open, maintain or close accounts in connection with an investment.

•
To manage financing arrangements.

•
To market our products and services.

•
To ensure compliance with our internal policies and procedures.

•
For IT system problem diagnosis, security and business continuity purposes.

•
To manage operational, commercial, financial and investment risks.

•
To prepare and maintain books, reports and records and ensure appropriate governance of the Adviser.

•
To manage insurances, complaints, potential and actual claims.

•
To verify information you have provided and perform appropriate client and investor due diligence.

•
To carry out surveys.

•
For the prevention and detection of fraud and other unlawful acts.

•
To provide support and communicate with you.

•
To assist transaction counterparties in complying with their regulatory and legal obligations.

•
To exercise, establish, protect or defend legal rights, property, and safety, including to enforce our agreements and policies and to respond to suspected illegal activity and threats to our systems and services.

•
To provide information to a potential purchaser of all or a part of our business.

•
For any other legitimate purpose communicated to you.

Consent
Subject to local laws, we typically do not rely on consent in order to process your personal information as described above. If we do ask you for consent, we will provide you with details of the activities we are requesting consent for.

Automated Decision-Making
You will not be subject to decisions that have a significant impact on you based solely on automated decision-making, unless we have a lawful basis for doing so and have separately notified you.
What Are The Consequences Of Failing To Provide Personal Information
Where personal information is required to satisfy a statutory obligation (including compliance with applicable anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in your subscription in the Fund being rejected or your Interest becoming subject to compulsory redemption or withdrawal, as applicable. Where there is suspicion of unlawful activity, failure to provide personal information may result in the submission of a report to the relevant law enforcement agency or supervisory authority.
Cross Border Transfers
We may transfer the personal information we collect about you to countries other than the one in which you reside for the purposes described in this Privacy Notice, some of which may have different standards of protection for personal information compared to the country in which you reside. For example, your personal information may be transferred to and processed in the United States. Where your personal information is transferred to other countries, we will put appropriate safeguards in place, for example contractual protections, to ensure the lawfulness and security of the transfer. Please contact us if you would like further information about this.
How We May Disclose Personal Information
We may disclose information about you to our affiliates, service providers (including the Administrator), or other third parties to accept your subscription, administer and maintain your account(s), perform our contractual obligations, or for other purposes described in this Privacy Notice. We may also need to disclose your personal information with regulatory, tax or law enforcement authorities to comply with applicable legal or regulatory requirements, respond to court orders, or in the context of regulatory requests for information, administrative proceedings, or investigations, or to exercise, establish, protect or defend legal rights, property and safety, and to respond to suspected illegal activity and threats to our systems and servers. We will also release information about you if you direct us to do so.
We may also disclose information about you or your transactions and experiences with us, to our affiliates or service providers, background check companies, anti-fraud service providers, credit agencies, debt-collection agencies, tracing agencies, banks, payments processors, IT and other software providers, survey providers, auditors, agents, consultants and legal and other professionals, for our everyday business purposes, such as administration of our business, record-keeping, maintaining security of our information technology systems, reporting and monitoring of our activities, investor relations activities, and compliance with applicable legal and regulatory requirements.
We may additionally disclose personal information about you to partners and counterparties in corporate transactions and to their professional advisors, in connection with a possible sale or restructuring of all or part of our business.
Retention Periods and Security Measures
We will not retain personal information for longer than is reasonably necessary in relation to the purpose for which it is collected, subject to the applicable Data Protection Laws. Personal information will be retained for the duration of your investment in the Fund and for a minimum of five years after a withdrawal, as applicable, of your investment, or liquidation of the Fund. We may retain personal information for a longer period for the purpose of marketing our products and services or compliance with applicable law. From time to time, we will review the purpose for which personal information has been collected and decide whether to retain it or to delete if retention no longer serves any business or legal purpose.
To protect your personal information from unauthorized access and use, we use commercially reasonable security measures designed to protect your personal information from unauthorized access or use in accordance with applicable Data Protection Laws. These measures include computer safeguards and secured files and buildings.
We will notify you of personal information breaches affecting you as required by and in accordance with the requirements of applicable Data Protection Laws.
Additional Information under the U.S. Gramm-Leach-Bliley Act 1999 (Reg
S-P)
and Fair Credit Reporting Act (Reg
S-AM)
For purposes of U.S. federal law, this Privacy Notice applies to current and former investors who are individuals or Individual Retirement Accounts. We are providing this additional information under U.S. federal law. The Privacy Notice must generally be provided to shareholders before or at the time the customer relationship is established (i.e., the time the shares are purchased) and annually thereafter for as long as the shares are held, unless it can meet the requirements of the annual delivery exemption. Moreover, for consumers who are not customers (each as defined under Regulation S-P §248.3), the Privacy Notice must be provided prior to any disclosure of non-public personal information to a non-affiliated third party, except as otherwise authorized by law.
We may disclose information about our investors, prospective investors or former investors to affiliates (i.e., financial and non-financial
companies related by common ownership or control) or
non-affiliates
(i.e., financial or
non-financial
companies not related by common ownership or control) for our everyday business purposes, such as to process your transactions, maintain your account(s) or respond to court orders and legal investigations. Thus, it may be necessary or appropriate, under anti-money laundering and similar laws, to disclose information about the Fund’s investors in order to accept subscriptions from them. Where disclosure of your non-public personal information to a non-affiliated third-party is necessary, we undertake for engagement letters with non-affiliated third parties to include provisions limiting the use of any such information solely to the purposes for which your non-public personal information is being disclosed. We will also release information about you if you direct us to do so.
We may disclose your information to our affiliates for direct marketing purposes, such as offers of products and services to you by us or our affiliates. You may prevent this type of sharing by contacting us at DCP_IR@diametercap.com or calling 833-891-0802 and expressing your desire to opt-out of such disclosure of your non-public personal information. When you are no longer our investor, we may continue to disclose your information to our affiliates for such purposes.
You may contact us at any time to limit our sharing of your personal information, where available. If you limit sharing for an account you hold jointly with someone else, your choices will apply to everyone on your account. U.S. state laws may give you additional rights to limit sharing.
Additional Information under the Cayman Islands Data Protection Act 2017 (“DPA”)
The Fund may disclose your personal information to its services providers, including the Adviser, the Administrator, the Custodian, the Distributor, or others who are located outside the Cayman Islands. It may also be necessary to disclose your information to the Cayman Islands Monetary Authority or the Tax Information Authority, which may, in turn, exchange this information with foreign tax authorities, regulatory or law enforcement agencies. Any transfer of your personal information by us, our affiliates or service providers outside the Cayman Islands will be carried out in accordance with the DPA.
You may have certain rights under the DPA, including: (i) the right to be informed; (ii) the right of access; (iii) the right to rectification; (iv) the right to stop or restrict processing; (v) the right to stop direct marketing; (vi) rights in relation to automated decision making; (vii) the right to seek compensation; and (viii) the right to complain to the supervisory authority. Please use the contact details under Who to Contact About This Privacy Notice if you wish to exercise these rights.
Additional Information under the General Data Protection Regulation
You may have certain rights under EU General Data Protection Regulation and equivalent legislation in effect in the United Kingdom (“GDPR”) in relation to our processing of your personal information and any processing carried out on your behalf. These rights include: (i) the right to request access to your personal information; (ii) the right to request rectification of your personal information; (iii) the right to request erasure of your personal information (the “right to be forgotten”); (iv) the right to restrict our processing or use of your personal information; (v) the right to object to our processing or use where we have considered this to be necessary for our legitimate interests (such as in the case of our marketing activities); (vi) where relevant, the right to request the portability of the data; (vii) if your consent to processing has been obtained, the right to withdraw your consent at any time; and (viii) the right to lodge a complaint with a supervisory authority.
A complaint in respect of the Adviser may be made to: (i) the Information Commissioner’s Office in the United Kingdom at the following link: https://ico.org.uk/make-a-complaint/data-protection-complaints/; or (ii) to the relevant EU data protection authority, a list of which is available at the following link:
https://digital-strategy.ec.europa.eu/en/library/list-personal-data-protection-competent-authorities.
Additional Information Under the California Consumer Privacy Act, as amended by the California Privacy Rights Act, and all implementing regulations thereto (collectively, “CCPA”)
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Last updated December 2025

APPENDIX A – LIST OF INVESTMENTS OF THE PREDECESSOR FUND
The following table sets forth certain unaudited information as of December 31, 2025 for each investment of the Predecessor Fund.

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Investments—Non-Controlled/Non-Affiliated—Assets

First Lien Debt Communication Services
Altice France Holding S.A.	Term Loan	9.05%	SOFR	5.06%	11/05/2025	10/30/2028	2,000,000	1,975,000	1,980,630
CenturyLink, Inc.	Term Loan	6.18%	SOFR	2.35%	4/14/2025	4/15/2029	4,416,063	4,225,870	4,399,237
Connect Holding II LLC (3)	Delayed Draw Term Loan	7.98%	SOFR	4.25%	4/25/2025	4/3/2031	4,500,000	4,100,187	3,933,292
CSC Holdings, LLC (4)	Revolving Line of Credit	6.10%	SOFR	2.25%	4/16/2025	7/13/2027	3,734,848	3,385,598	3,256,348
Digicel International Finance Ltd.	Term Loan	9.02%	SOFR	5.25%	4/08/2025	5/25/2027	250,000	247,500	250,179
Radiate Holdco LLC	Delayed Draw Term Loan	7.72%	SOFR	4.00%	10/23/2025	12/31/2029	1,012,500	987,750	989,719
Radiate Holdco LLC	Term Loan	7.72%	SOFR	4.00%	10/23/2025	6/26/2029	1,012,500	1,004,250	1,004,906
Zayo Group Holdings, Inc.	Term Loan	6.83%	SOFR	3.00%	9/26/2025	3/11/2030	2,899,225	2,699,262	2,759,540

							19,825,136	18,625,417	18,573,851	5.54%

Consumer Discretionary
1261229 B.C. Ltd.	Term Loan	9.97%	SOFR	6.25%	4/10/2025	10/8/2030	2,885,500	2,693,142	2,825,641
ABG Intermediate Holdings 2 LLC	Term Loan	5.97%	SOFR	2.25%	11/05/2025	2/12/2032	748,116	747,180	749,705
AMC Entertainment Holdings, Inc.	Term Loan	10.73%	SOFR	7.00%	4/04/2025	1/4/2029	2,034,663	1,999,057	2,041,805
American Axle & Manufacturing	Term Loan	3.66%	SOFR	3.25%	10/21/2025	2/24/2032	900,000	897,125	901,872
Atlas Luxco 4 SARL	Term Loan	5.65%	EURIBOR	3.75%	8/06/2025	8/6/2032	2,593,500	3,023,113	3,078,360
Bausch + Lomb Corporation	Term Loan	7.97%	SOFR	4.25%	6/18/2025	6/10/2030	1,343,250	1,336,534	1,359,033
Beach Acquisition Bidco, LLC	Term Loan	5.52%	EURIBOR	3.50%	7/16/2025	6/25/2032	985,000	1,148,015	1,170,595
Bending Spoons US Inc.	Term Loan	9.57%	SOFR	5.88%	12/18/2025	12/30/2031	500,000	480,000	486,250
Boost Newco Borrower LLC	Term Loan	5.67%	SOFR	2.00%	5/08/2025	1/31/2031	297,750	297,750	298,588
Boots Group Finco LP	Term Loan	3.73%	SONIA	4.75%	7/18/2025	7/19/2032	2,600,000	3,470,202	3,547,935
Boxer Parent Co Inc.	Term Loan	6.82%	SOFR	3.00%	12/10/2025	7/30/2031	748,116	746,713	747,050
City Football Group Limited	Term Loan	7.18%	SOFR	3.25%	5/05/2025	7/22/2030	1,339,798	1,328,075	1,341,473
Clover Holdings 2 LLC	Term Loan	7.75%	SOFR	7.75%	10/08/2025	12/9/2031	498,747	500,617	497,500
Conga Corporation	Term Loan	7.34%	SOFR	3.50%	10/08/2025	5/8/2028	1,197,601	1,193,357	1,197,601
Cotiviti Holdings Inc.	Term Loan	7.63%	SOFR	4.50%	10/31/2025	2/21/2031	500,000	491,500	485,627
Cotiviti Holdings Inc.	Term Loan	6.62%	SOFR	2.75%	10/10/2025	2/24/2031	299,242	282,036	288,271
CP Atlas Buyer, Inc.	Term Loan	8.97%	SOFR	5.25%	7/01/2025	7/8/2030	3,291,750	3,165,317	3,192,998
Crown Fin US, Inc.	Term Loan	8.34%	SOFR	4.50%	7/01/2025	12/2/2031	1,736,886	1,710,833	1,716,261
CSC Holdings LLC	Term Loan	8.25%	Prime	1.50%	4/22/2025	4/15/2027	1,858,846	1,780,716	1,629,140
Delivery Hero SE	Term Loan	8.84%	SOFR	5.00%	9/05/2025	12/12/2029	3,537,707	3,577,934	3,556,881

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Dish DBS Corporation	Term Loan	11.25%	SOFR	11.25%	11/19/2025	6/29/2029	2,743,993	2,778,293	2,785,153
Endo Finance Holdings Inc.	Term Loan	7.47%	SOFR	3.75%	11/03/2025	4/23/2031	1,496,212	1,490,601	1,486,486
Financiere Pax SAS	Term Loan	5.64%	EURIBOR	3.50%	12/11/2025	12/31/2029	983,333	1,154,483	1,161,554
Finastra USA, Inc.	Term Loan	7.72%	SOFR	4.00%	7/31/2025	7/31/2032	550,000	544,500	539,448
Global Medical Response, Inc.	Term Loan	7.38%	SOFR	3.50%	9/10/2025	9/13/2032	646,260	644,644	651,058
Grant Thornton Advisors LLC	Term Loan	6.72%	SOFR	3.00%	5/08/2025	6/2/2031	448,875	443,264	451,200
Grifols, S.A.	Term Loan	5.97%	SOFR	2.00%	7/29/2025	11/15/2027	456,756	456,756	457,231
Houghton Mifflin Harcourt	Term Loan	9.07%	SOFR	5.25%	9/12/2025	4/9/2029	149,229	134,306	132,085
IFCO Management GmbH	Term Loan	5.41%	SOFR	3.50%	7/30/2025	7/30/2032	1,300,000	1,481,342	1,540,387
Innovative Xcessories & Services LLC	Term Loan	9.22%	SOFR	5.50%	8/15/2025	9/5/2029	298,001	292,041	298,064
Intrum AB (4)	Revolving Line of Credit	7.50%	EURIBOR	7.50%	8/14/2025	12/31/2026	4,565,141	5,147,733	5,130,237
KnowBe4, Inc.	Term Loan	7.59%	SOFR	3.75%	7/22/2025	7/21/2032	800,000	798,000	801,504
LSF12 Crown US Coml Bidco LLC	Term Loan	7.37%	SOFR	3.50%	7/14/2025	12/2/2031	777,221	755,847	783,050
LTI Holdings, Inc.	Term Loan	7.47%	SOFR	3.75%	4/23/2025	7/19/2029	644,725	611,683	649,503
Magenta Sec Holdings LLC	Term Loan	10.09%	SOFR	6.25%	4/04/2025	7/27/2028	2,200,000	2,216,500	2,208,250
Marelli Holdings Co., Ltd. (3)	Delayed Draw Term Loan	11.75%	SOFR	8.00%	6/23/2025	3/13/2026	2,900,000	2,979,750	2,974,907
Metropolis Technology Inc.	Term Loan	8.98%	SOFR	5.25%	10/20/2025	11/3/2032	1,825,000	2,004,750	2,009,813
Michaels Stores	Term Loan	8.18%	LIBOR	4.25%	12/16/2025	4/15/2028	698,172	676,728	676,766
NEP Group, Inc.	Term Loan	8.22%	SOFR	4.50%	11/03/2025	10/17/2031	1,893,774	1,892,409	1,744,639
Nidda Healthcare Holding	Term Loan	4.50%	SONIA	4.50%	12/05/2025	12/31/2032	1,000,000	1,333,450	1,355,249
Paradigm Parent LLC	Term Loan	8.17%	SOFR	4.50%	10/23/2025	4/19/2032	648,375	551,119	572,700
Ping Identity Corporation	Term Loan	6.59%	SOFR	2.75%	10/31/2025	10/29/2032	950,000	947,625	953,563
Pitney Bowes Inc.	Term Loan	7.42%	SOFR	3.75%	12/08/2025	3/17/2028	997,395	992,221	993,346
RealPage Inc.	Term Loan	6.93%	LIBOR	3.00%	11/04/2025	2/18/2028	1,496,094	1,496,094	1,496,670
Renaissance Learning, Inc.	Term Loan	7.72%	SOFR	4.00%	5/08/2025	4/5/2030	1,886,199	1,749,203	1,652,678
Restoration Hardware, Inc.	Term Loan	6.33%	SOFR	2.50%	4/23/2025	10/15/2028	884,737	822,805	874,469
Rithum Holdings Inc.	Term Loan	8.42%	SOFR	4.75%	7/24/2025	7/21/2032	897,750	879,795	899,150
Romansur Investments SL	Term Loan	6.12%	EURIBOR	4.00%	10/02/2025	10/2/2032	1,500,000	1,757,850	1,779,326
Shift4 Payments, Inc.	Term Loan	6.17%	SOFR	2.50%	5/08/2025	5/7/2032	548,625	547,253	552,512
Sizzling Platter, LLC (4)	Term Loan	8.72%	SOFR	5.00%	6/25/2025	6/9/2031	575,465	518,027	542,376
StepStone Group Inc.	Term Loan	8.20%	SOFR	4.50%	8/19/2025	12/19/2031	2,147,625	1,979,853	2,010,131
SWF Holdings I Corp.	Term Loan	8.22%	SOFR	4.50%	4/08/2025	12/19/2029	1,275,350	1,277,439	1,269,885
Team Health Holdings, Inc.	Term Loan	8.34%	SOFR	4.50%	7/23/2025	6/30/2028	1,393,000	1,393,000	1,399,422
Tenneco Inc.	Term Loan	8.74%	SOFR	4.75%	12/02/2025	11/17/2028	498,715	487,494	489,958
Tenneco Inc.	Term Loan	8.99%	SOFR	5.00%	4/22/2025	11/17/2028	3,100,000	2,867,500	3,052,679
Twitter Inc.	Term Loan	9.30%	SOFR	5.50%	4/17/2025	10/27/2029	225,000	220,500	224,638
Versant Media Group Inc.	Term Loan	3.50%	SOFR	3.50%	10/24/2025	1/30/2031	1,850,000	1,831,500	1,852,895
Voyager Parent LLC	Term Loan	8.42%	SOFR	4.75%	11/03/2025	5/9/2032	997,500	999,994	999,465
WideOpenWest Finance, LLC	Term Loan	11.17%	SOFR	7.00%	4/04/2025	12/11/2028	1,213,329	1,232,011	1,238,099

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
WS Audiology A/S	Term Loan	5.87%	EURIBOR	3.75%	11/05/2025	2/28/2029	3,000,000	3,457,177	3,525,230
xAI Corp.	Term Loan	11.12%	SOFR	7.25%	6/20/2025	6/28/2030	2,735,003	2,625,603	2,707,899
Xerox Corp.	Term Loan	7.73%	SOFR	4.00%	10/01/2025	11/19/2029	1,275,620	1,191,110	1,095,439

							86,368,946	88,531,469	89,131,700	26.58%

Consumer Staples
B&G Foods, Inc.	Term Loan	7.22%	SOFR	3.50%	7/16/2025	10/10/2029	460,483	427,908	445,517
Golden State Foods Corp.	Term Loan	7.67%	SOFR	4.00%	11/03/2025	10/7/2031	997,475	1,003,086	1,004,956
Naked Juice LLC	Term Loan	9.17%	SOFR	5.50%	5/19/2025	1/24/2029	1,050,000	1,029,325	1,047,375
Seashell Bidco SL	Term Loan	6.06%	SOFR	4.00%	12/11/2025	12/15/2032	1,333,333	1,557,573	1,572,809

							3,841,291	4,017,892	4,070,657	1.21%

Energy
Calpine Corporation	Term Loan	5.47%	SOFR	1.75%	9/05/2025	1/31/2031	1,000,000	1,000,000	1,001,055
Discovery Energy Corporation	Term Loan	7.42%	SOFR	3.75%	5/06/2025	5/1/2031	1,000,000	982,500	1,007,190

							2,000,000	1,982,500	2,008,245	0.60%

Financials
Allwyn Entertainment Financing UK PLC	Term Loan	4.93%	SOFR	3.00%	12/15/2025	3/29/2032	883,333	1,031,892	1,041,555
Apex Group Treas LLC	Term Loan	7.39%	SOFR	3.50%	11/18/2025	2/11/2034	398,995	371,065	377,050
Crane NXT Co	Term Loan	2.75%	EURIBOR	2.75%	12/10/2025	12/10/2032	1,333,333	405,573	413,203
Dermatology Intermediate Holdings III	Term Loan	8.09%	SOFR	4.25%	9/02/2025	3/23/2029	99,485	87,049	96,272
Gloves Buyer Inc.	Term Loan	7.72%	SOFR	4.00%	11/03/2025	1/17/2032	1,000,000	990,000	996,875
Grinding Med / MC Grinding	Term Loan	7.34%	SOFR	3.50%	5/08/2025	10/12/2028	992,462	962,688	994,323
Gryphon Debt Merger Sub, Inc.	Term Loan	6.88%	SOFR	3.00%	6/18/2025	6/6/2030	1,300,000	1,293,500	1,310,433
McKissock Investment Holdings LLC	Term Loan	8.87%	SOFR	5.00%	6/16/2025	3/12/2029	1,025,553	1,026,835	965,302
McKissock Investment Holdings LLC	Term Loan	9.47%	SOFR	5.00%	5/28/2025	3/12/2029	551,665	575,211	540,197
Osttra Group Limited	Term Loan	7.43%	SOFR	3.50%	5/20/2025	5/20/2032	1,000,000	995,000	1,005,860
Red Planet Borrower LLC	Term Loan	7.72%	SOFR	4.00%	8/12/2025	8/7/2032	1,100,000	1,072,375	1,103,438
STATS	Term Loan	9.40%	SOFR	5.25%	4/22/2025	5/22/2026	1,539,329	1,493,149	1,517,009
VS Buyer LLC	Term Loan	6.09%	SOFR	2.25%	11/04/2025	4/14/2031	748,125	740,644	752,333
XPLOR T1 LLC	Term Loan	7.29%	SOFR	3.50%	10/29/2025	10/29/2032	1,147,125	1,141,389	1,149,992
Team Services Group LLC	Term Loan	9.10%	SOFR	5.00%	7/09/2025	12/20/2027	1,143,995	1,143,995	1,143,383

							14,263,400	13,330,365	13,407,225	4.00%

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Health Care
EyeCare Partners LLC	Term Loan	9.62%	SOFR	5.75%	4/04/2025	8/31/2028	4,200,000	4,236,500	4,206,300

							4,200,000	4,236,500	4,206,300	1.25%

Industrials
Infinity Bidco 1 Ltd	Term Loan	5.46%	EURIBOR	4.50%	12/11/2025	7/11/2031	1,333,333	1,565,400	1,575,074
Crane NXT Co.	Term Loan	2.75%	EURIBOR	2.75%	12/10/2025	12/10/2032	1,333,333	1,149,729	1,171,358
Valcour Packaging LLC	Term Loan	8.99%	SOFR	5.25%	4/04/2025	10/10/2028	2,200,000	2,222,000	2,225,674

							4,866,666	4,937,129	4,972,106	1.48%

Information Technology
CommScope Inc.	Term Loan	8.47%	SOFR	4.75%	4/04/2025	12/18/2029	3,000,000	3,017,375	3,009,540
OID-OL Intermediate I LLC	Term Loan	9.84%	SOFR	6.00%	6/11/2025	2/1/2029	2,800,000	2,891,000	2,881,662
Speed Midco 3 Sa rl	Term Loan	4.85%	SOFR	2.75%	9/23/2025	9/23/2032	3,000,000	3,539,850	3,557,189
Twitter, Inc.	Term Loan	10.45%	SOFR	6.50%	4/08/2025	10/26/2029	2,529,671	2,441,194	2,490,828
VCI Asset Holdings 1 LLC	Term Loan	10.00%	SOFR	10.00%	11/24/2025	11/20/2030	4,732,815	4,685,487	4,685,487
Zuora Inc.	Term Loan	9.50%	LIBOR	5.00%	4/17/2025	2/14/2032	1,000,000	986,250	997,940

							17,062,486	17,561,156	17,622,646	5.25%

Materials
BW Holding Inc.	Term Loan	10.34%	SOFR	6.50%	11/24/2025	12/14/2028	3,350,000	3,433,750	3,421,204

							3,350,000	3,433,750	3,421,204	1.02%

Total First Lien Debt							155,777,925	156,656,178	157,413,934	46.94%

Second Lien Debt
Financials
Asurion LLC	Term Loan	9.08%	LIBOR	5.25%	12/09/2025	1/31/2028	550,000	547,625	549,057
Nexus Buyer LLC	Term Loan	9.47%	SOFR	5.75%	8/07/2025	8/4/2032	350,000	346,500	347,540
Osttra Group Ltd.	Term Loan	9.43%	SOFR	5.50%	5/20/2025	5/20/2033	100,000	99,000	101,000

							1,000,000	993,125	997,597	0.30%

Total Second Lien Debt							1,000,000	993,125	997,597	0.30%

Collateralized Debt Obligation
Financials
Romark Credit Funding Ltd., Series 2025-4A, Class D	Collateralized Debt Obligation	6.92%			7/01/2025	7/29/2043	950,000	950,000	962,173

							950,000	950,000	962,173	0.29%

Total Collateralized Debt Obligation							950,000	950,000	962,173	0.29%

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Collateralized Loan Obligation
Financials
Anchorage Credit Funding Ltd., Series 2015-1A, Class BR2	Collateralized Loan Obligation	3.01%			6/04/2025	7/28/2037	2,000,000	1,845,000	1,884,802
Anchorage Credit Funding Ltd., Series 2019-9A, Class BR	Collateralized Loan Obligation	3.05%			5/15/2025	10/25/2037	1,450,000	1,339,438	1,363,920
Anchorage Credit Funding Ltd., Series 2025-18A, Class E	Collateralized Loan Obligation	8.85%			7/24/2025	10/22/2040	2,600,000	2,600,000	2,599,750
Anchorage Credit Funding Ltd., Series 2025-19A, Class D	Collateralized Loan Obligation	6.59%			10/09/2025	10/25/2040	950,000	950,000	953,212
Anchorage Credit Funding Ltd., Series 2025-19A, Class E	Collateralized Loan Obligation	8.64%			10/09/2025	10/25/2040	1,300,000	1,300,000	1,291,709
Bayard Park CLO, Ltd., Series 2025-1A, Class E	Collateralized Loan Obligation	10.22%			6/06/2025	7/24/2038	1,600,000	1,657,600	1,645,160
Bridge Street CLO Ltd., Series 2024-1A Class E	Collateralized Loan Obligation	10.87%			11/07/2025	4/20/2037	1,350,000	1,366,200	1,357,194
Rad CLO Ltd., Series 2023-20A Class DR	Collateralized Loan Obligation	10.28%			10/31/2025	7/20/2040	2,250,000	2,284,113	2,266,869
Symphony CLO Ltd., Series 2024-42A Class E	Collateralized Loan Obligation	10.63%			11/04/2025	4/17/2037	1,350,000	1,364,580	1,360,410

							14,850,000	14,706,931	14,723,026	4.39%

Total Collateralized Loan Obligation							14,850,000	14,706,931	14,723,026	4.39%

Convertible Bond
Information Technology
AP Grange Holdings, LLC	Convertible Bond	5.00%			4/14/2025	3/20/2045	250,000	247,500	265,000
AP Grange Holdings, LLC	Convertible Bond	6.50%			4/14/2025	3/20/2045	2,250,000	2,278,125	2,390,625
Five9 Inc.	Convertible Bond	1.00%			10/06/2025	3/15/2029	350,000	310,625	315,768
Rapid7 Inc.	Convertible Bond	1.25%			10/03/2025	3/15/2029	150,000	134,625	136,787

							3,000,000	2,970,875	3,108,180	0.93%

Total Convertible Bond							3,000,000	2,970,875	3,108,180	0.93%

Corporate Bond
Communication Services
Beignet Investor LLC	Corporate Bond	6.58%			10/16/2025	5/30/2049	8,740,000	9,104,741	9,274,189
Connect Holding II LLC (3)	Corporate Bond	10.50%			8/15/2025	4/3/2031	1,831,000	1,776,070	1,742,004
Discovery Communications, LLC	Corporate Bond	3.95%			7/08/2025	3/20/2028	750,000	683,125	703,043
Electronic Arts Inc.	Corporate Bond	1.85%			9/29/2025	2/15/2031	200,000	189,125	192,625
EW Scripps Co.	Corporate Bond	9.88%			11/17/2025	8/15/2030	2,600,000	2,608,188	2,597,959

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Frontier Communications, Inc.	Corporate Bond	8.63%			4/04/2025	3/15/2031	5,250,000	5,578,125	5,533,106
Level 3 Financing, Inc.	Corporate Bond	3.88%			8/04/2025	11/15/2029	5,100,000	4,072,500	4,487,898
Sinclair Television Group, Inc.	Corporate Bond	8.13%			4/08/2025	2/15/2033	2,500,000	2,431,250	2,615,800
SoftBank Group Corp.	Corporate Bond	5.75%			7/08/2025	7/8/2032	150,000	175,388	179,030
SoftBank Group Corp.	Corporate Bond	6.88%			7/08/2025	1/10/2031	950,000	956,750	954,593
SoftBank Group Corp.	Corporate Bond	7.25%			7/08/2025	7/10/2032	1,650,000	1,675,750	1,672,646
VEON Midco B.V.	Corporate Bond	9.00%			7/02/2025	7/15/2029	1,840,000	1,840,000	1,921,797
Uniti Services LLC	Corporate Bond	7.50%			9/26/2025	10/15/2033	1,750,000	1,754,375	1,794,704

							33,311,000	32,845,387	33,669,394	10.04%

Consumer Discretionary
Crocs, Inc.	Corporate Bond	4.13%			9/08/2025	8/15/2031	2,150,000	1,955,781	1,991,846
DEUCE FINCO	Corporate Bond	7.00%			11/13/2025	11/20/2031	1,233,333	1,619,490	1,684,857
Ferrellgas LP	Corporate Bond	9.25%			10/17/2025	1/15/2031	1,550,000	1,550,000	1,598,833
Intralot Capital Lux	Corporate Bond	6.75%			9/24/2025	10/15/2031	450,000	515,127	525,994
LGI Homes Inc.	Corporate Bond	7.00%			4/04/2025	11/15/2032	1,850,000	1,692,750	1,777,545
Lions Gate Capital Holdings LLC	Corporate Bond	6.00%			6/06/2025	8/15/2029	4,550,000	4,049,500	4,343,794
Muvico LLC	Corporate Bond	9.00%			8/18/2025	2/19/2029	2,251,700	2,356,750	2,444,918
TENNECO INC	Corporate Bond	8.00%			10/09/2025	11/17/2028	1,000,000	985,000	1,004,730
Discovery Holdings Inc.	Corporate Bond	4.05%			6/30/2025	3/15/2029	3,550,000	3,153,660	3,436,861
Discovery Holdings Inc.	Corporate Bond	4.05%			5/12/2025	3/15/2029	600,000	530,000	556,074

							19,185,033	18,408,058	19,365,452	5.77%

Consumer Staples
Sabre Financial Borrower	Corporate Bond	11.13%			11/20/2025	6/15/2029	1,800,000	1,800,000	1,828,188
Sotheby’s	Corporate Bond	7.38%			5/13/2025	10/15/2027	3,700,000	3,638,625	3,678,725
Synergy Infrastructure	Corporate Bond	7.88%			11/14/2025	12/1/2030	1,550,000	1,559,688	1,612,543

							7,050,000	6,998,313	7,119,456	2.12%

Energy
CRESCENT ENERGY FINANCE	Corporate Bond	9.75%			8/25/2025	10/15/2030	3,400,000	3,517,125	3,566,804
Golar LNG Ltd	Corporate Bond	7.50%			10/27/2025	10/2/2030	3,450,000	3,397,875	3,331,613
Moss Creek Resources Holdings Inc.	Corporate Bond	8.25%			5/01/2025	9/1/2031	3,000,000	2,817,500	2,874,660
Nabors Industries, Inc.	Corporate Bond	9.13%			4/14/2025	1/31/2030	2,750,000	2,588,125	2,892,918
Occidental Petroleum Corp.	Corporate Bond	6.45%			11/04/2025	9/15/2036	1,600,000	1,698,304	1,703,832
Rockies Express Pipeline LLC	Corporate Bond	6.88%			4/25/2025	4/15/2040	700,000	681,750	725,904
Rockies Express Pipeline LLC	Corporate Bond	7.50%			4/25/2025	7/15/2038	850,000	854,438	928,579
Venture Global Calcasieu Pass, LLC	Corporate Bond	4.13%			5/22/2025	8/15/2031	2,400,000	2,154,000	2,185,464

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Venture Global LNG Inc.	Corporate Bond	9.88%			11/18/2025	2/1/2032	400,000	418,500	413,486
WildFire Intermediate Holdings, LLC	Corporate Bond	7.50%			4/24/2025	10/15/2029	1,850,000	1,706,250	1,877,824
YPF Sociedad Anónima	Corporate Bond	9.50%			4/22/2025	1/17/2031	3,100,000	3,208,500	3,303,469

							23,500,000	23,042,367	23,804,553	7.10%

Financials
Bluepeak ABS Issuer	Corporate Bond	8.85%			12/10/2025	12/20/2055	1,650,000	1,636,361	1,652,916
Boston Properties Limited Partnership	Corporate Bond	2.55%			5/09/2025	4/1/2032	250,000	205,490	218,396
BX Trust	Corporate Bond	6.80%			11/21/2025	12/15/2030	2,400,000	2,400,000	2,408,988
Freedom Mortgage Corporation	Corporate Bond	6.63%			11/03/2025	1/15/2027	475,000	475,000	476,223
Freedom Mortgage Holdings	Corporate Bond	7.88%			8/05/2025	4/1/2033	2,000,000	2,000,000	2,072,540
GoEasy Ltd	Corporate Bond	6.88%			12/11/2025	2/15/2031	1,100,000	1,020,250	1,029,188
Goldman Sachs Private CR	Corporate Bond	5.88%			11/20/2025	1/31/2031	1,100,000	1,093,179	1,103,630
Hudson PAcific Properties	Corporate Bond	3.95%			11/03/2025	11/1/2027	1,000,000	957,500	956,090
Kilroy Realty, L.P.	Corporate Bond	2.65%			7/29/2025	11/15/2033	100,000	79,122	82,165
MetroNet Infrastructure	Corporate Bond	7.11%			12/04/2025	12/20/2055	2,000,000	1,999,943	2,014,792
Samhallsbyg Holdings	Corporate Bond	2.25%			11/17/2025	7/12/2027	300,000	325,333	335,309
X3G MergeCo S.p.A.	Corporate Bond	7.00%			11/14/2025	5/15/2030	1,550,000	1,608,314	1,717,276

							13,925,000	13,800,492	14,067,513	4.19%

Health Care
Grifols, S.A.	Corporate Bond	7.50%			7/21/2025	5/1/2030	1,950,000	2,393,528	2,409,454
Harrow, Inc.	Corporate Bond	8.63%			9/08/2025	9/15/2030	2,450,000	2,450,000	2,569,744

							4,400,000	4,843,528	4,979,198	1.48%

Industrials
Atkore Inc	Corporate Bond	4.25%			10/17/2025	6/1/2031	3,100,000	2,927,750	2,979,426
Biffa Group Holdings Ltd	Corporate Bond	7.38%			12/04/2025	6/15/2031	1,666,667	2,221,500	2,268,566
Calderys Financing LLC	Corporate Bond	11.25%			4/22/2025	6/1/2028	3,100,000	3,255,000	3,294,014
Hillenbrand Inc.	Corporate Bond	3.75%			10/15/2025	3/1/2031	850,000	841,500	852,023
JH North America Holdings, LLC	Corporate Bond	5.88%			8/28/2025	1/31/2031	2,100,000	2,138,250	2,146,074
JH North America Holdings, LLC	Corporate Bond	6.13%			8/28/2025	7/31/2032	1,050,000	1,069,063	1,078,687
Luna 1.5 S.à r.l.	Corporate Bond	10.50%			8/08/2025	7/1/2032	2,763,122	3,255,652	3,376,184
Luna 1.5 S.à r.l.	Corporate Bond	12.00%			9/17/2025	7/1/2032	400,000	406,563	421,145
Maxam Prill S.à r.l.	Corporate Bond	7.75%			7/24/2025	7/15/2030	1,150,000	1,118,375	1,191,279
Trivium Packaging Finance	Corporate Bond	12.25%			5/21/2025	1/15/2031	900,000	906,750	977,648

							17,079,789	18,140,403	18,585,046	5.54%

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock
Information Technology
Crane NXT, Co.	Corporate Bond	4.20%			4/15/2025	3/15/2048	1,396,000	793,026	899,114
xAI LLC	Corporate Bond	12.50%			6/20/2025	6/30/2030	450,000	450,000	480,110

							1,846,000	1,243,026	1,379,224	0.41%

Materials
Celsa Opco SA	Corporate Bond	8.25%			12/05/2025	12/15/2030	100,000	116,440	121,580
JW Aluminum Continuous Cast Co.	Corporate Bond	10.25%			4/07/2025	4/1/2030	4,268,000	4,246,590	4,457,243
Olympus Water U.S. Holding Corporation	Corporate Bond	7.25%			9/25/2025	2/15/2033	550,000	550,000	553,479

							4,918,000	4,913,030	5,132,302	1.53%

Utilities
The AES Corporation	Corporate Bond	2.45%			7/15/2025	1/15/2031	3,150,000	2,830,775	2,857,775
Calpine LLC	Corporate Bond	5.00%			4/11/2025	2/1/2031	1,700,000	1,658,562	1,727,446
SW I plc	Corporate Bond	6.88%			8/07/2025	8/7/2032	200,000	271,901	279,837
Talen Energy Supply LLC	Corporate Bond	6.50%			10/16/2025	2/1/2036	2,600,000	2,635,750	2,690,727
Volagrid LLC	Corporate Bond	7.38%			10/28/2025	11/1/2030	1,850,000	1,873,625	1,834,312

							9,500,000	9,270,613	9,390,097	2.80%

Total Corporate Bond							134,714,822	133,505,217	137,492,235	41.00%

Floating Rate Note
Financials
Genworth Holdings, Inc.	Floating Rate Note	6.12%	SOFR	2.00%	4/22/2025	11/15/2036	3,955,000	3,157,406	3,337,169

							3,955,000	3,157,406	3,337,169	1.00%

Total Floating Rate Note							3,955,000	3,157,406	3,337,169	1.00%

Investments in Investee Funds
Information Technology
VCI Asset Holdings 1 LLC	Investments in Investee Funds				11/20/2025		159,134	159,134	159,134

							159,134	159,134	159,134	0.05%

Total Investments in Investee Funds							159,134	159,134	159,134	0.05%

Investments (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Amortized Cost	Fair Value	% of Net Assets Applicable to Common Stock

Preferred Equity
Communication Services
Dish DBS Corp.	Preferred Equity	5.38%			7/17/2025		340,000	340,874	341,724

							340,000	340,874	341,724	0.10%

Utilities
SCE Trust VI	Preferred Equity	5.00%			5/19/2025		2,593,500	3,011,353	3,121,613
SCE Trust II	Preferred Equity	5.10%			5/19/2025		883,333	292,461	304,708

							3,476,833	3,303,814	3,426,321	1.02%

Total Preferred Equity							3,816,833	3,644,688	3,768,045

Total Investments—Non-Controlled/ Non-Affiliated Before Cash							318,223,714	316,743,554	321,961,493	96.00%

Other Cash and Cash equivalents
MSILF Treasury Securities Portfolio	Cash equivalents	4.06%					4,565,141	50,522,650	50,522,650	15.06%
Cash	Cash						6,274,519	6,274,519	6,274,519	1.87%

Total Cash and Cash Equivalents							10,839,659	56,797,169	56,797,169	16.94%

Total Portfolio Investments, Cash and Cash Equivalents							329,063,374	373,540,723	378,758,662	112.94%

Securities Sold Short (1)	Investment Type	Interest Rate (2)	Reference Rate	Spread	Acquisition Date	Maturity Date	Shares/Principal Amount	Proceeds Received	Fair Value (3)	% of Net Assets Applicable to Common Stock
Securities Sold Short—Non-Controlled/Non-Affiliated—Liabilities
First Lien Debt
Consumer Discretionary
NEP Group Inc	Term Loan	8.22%	SOFR	4.50%	11/03/2025	10/17/2031	(501,283)	(500,971)	(461,807)

								(500,971)	(461,807)	-0.14%

Total Common Equity Bond							(501,283)	(500,971)	(461,807)	-0.14%

Government Bond
Government
United States	Government Bond	3.50%			12/01/2025	11/30/2030	13,997,320	(13,962,357)	(13,950,424)

							13,997,320	(13,962,357)	(13,950,424)	-4.16%

Total Government Bond							13,997,320	(13,962,357)	(13,950,424)	-4.16%

Total Investments—Non-Controlled/Non-Affiliated								(14,463,328)	(14,412,231)	-4.30%

(1)
All investments are
non-controlled/non-affiliated
investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act classifies investments based on the level of control that the Fund maintains in a particular portfolio Fund. As defined in the 1940 Act, a company is generally presumed to be
“non-controlled”
when the Fund owns 25% or less of the portfolio company’s voting securities and “controlled” when the Fund owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Fund maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as
“non-affiliated”
when the Fund owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Fund owns 5% or more of a portfolio company’s voting securities.

(2)
The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR”), as well as Euro Interbank Offered Rate (“EURIBOR”) and Sterling Overnight Index Average (“SONIA”), which reset monthly or quarterly.

(3)	Security is restricted per Rule 12-12.8 of Regulation S-X.
(4)	Security has an unfunded commitment. As of 12/31/2025, the unfunded commitments for Intrum AB, Sizzling Platter, LLC and SWF Holdings I Corp. are €84,859, $26,579, and $1,624,650.

Diameter Dynamic Credit Fund
Class A Shares
Class I Shares

PROSPECTUS
April 20, 2026
All dealers that buy, sell or trade Common Shares, whether or not participating in this offer, may be required to deliver a Prospectus when acting on behalf of the Distributor.

APRIL 20, 2026

Diameter Dynamic Credit Fund

STATEMENT OF ADDITIONAL INFORMATION

Diameter Dynamic Credit Fund (the “Fund”) is a non-diversified, closed-end management investment company that operates as an “interval fund.” This Statement of Additional Information (“SAI”) relating to the Fund’s common shares of beneficial interest (the “Common Shares”) does not constitute a prospectus, but should be read in conjunction with the Prospectus relating thereto dated April 20, 2026. This SAI does not include all information that a prospective investor should consider before purchasing Shares, and investors should obtain and read the prospectus prior to purchasing such shares. A copy of the Prospectus may be obtained without charge by calling 833-891-0802. Investors may also obtain a copy of the prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

References to the Investment Company Act of 1940 or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

This Statement of Additional Information is dated April 20, 2026

i

INVESTMENT POLICIES

The Fund’s fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. For the purposes of this registration statement, “majority of the outstanding voting securities of the Fund” means the lesser of: (i) of 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions are not fundamental polices of the Fund and may be changed by the Board without shareholder approval and on prior notice to shareholders of the Fund. If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from any cause other than actions by the Fund will not be considered a violation.

Fundamental Policies:

The Fund may not:

1. Borrow money, except to the extent permitted by (i) the Investment Company Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

2. Issue senior securities, except to the extent permitted by (i) the Investment Company Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

3. Underwrite securities of other issuers, except to the extent permitted by (i) the Investment Company Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

4. Invest more than 25% of the value of its total assets in the securities of companies or entities engaged in any one industry, or group of industries. This limitation does not apply to investment in the securities of the U.S. government, its agencies or instrumentalities.

5. Purchase or sell real estate except as permitted by (i) the Investment Company Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

6. Purchase or sell commodities or contracts related to commodities except to the extent permitted by (i) the Investment Company Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

7. Make loans except (a) through the purchase of debt securities or other debt instruments, the purchase of syndicated loans or an interest in syndicated loans or the origination of loans in accordance with its investment objective and policies or (b) to the extent permitted by (i) the Investment Company Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority.

With respect to the fundamental policy relating to borrowing money set forth above, the Investment Company Act requires the Fund to maintain at all times an asset coverage of at least 300% of the amount of its borrowings that are indebtedness. For the purpose of borrowing money, “asset coverage” means the ratio that the value of the Fund’s total assets, minus liabilities other than borrowings and preferred shares, bears to the aggregate amount of all borrowings and preferred shares. Certain trading practices and investments may be considered to be borrowings and thus subject to the Investment Company Act restrictions. On the other hand,

1

certain practices and investments may involve leverage but are not considered to be borrowings under the Investment Company Act, such as the purchasing of securities on a when-issued or delayed delivery basis, entering into reverse repurchase agreements, credit default swaps or futures contracts, engaging in short sales and writing options on portfolio securities, so long as the Fund complies with an applicable exemption in Rule 18f-4 under the Investment Company Act. Borrowing money to increase portfolio holdings is known as “leveraging.”

With respect to the fundamental policy relating to issuing senior securities set forth above, “senior securities” are defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Under the Investment Company Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

With respect to the fundamental policy relating to underwriting set forth above, the Investment Company Act does not prohibit a fund from engaging in the underwriting business or from underwriting the securities of other issuers. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act. Under the Securities Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the Securities Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the Securities Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability.

With respect to the fundamental policy relating to concentration set forth above, the Investment Company Act does not define what constitutes “concentration” in an industry or groups of industries. The SEC staff has taken the position that investment of more than 25% of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. The Fund does not consider pooled investment vehicles to be an industry or group of industries, and will consider them to be issuers in a particular industry or group of industries to the extent a pooled vehicle’s investment strategy is explicitly focused on a specific industry or group of industries. It is possible that interpretations of concentration could change in the future. A fund that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a fund that does not concentrate in an industry. The underlying funds in which the Fund invests are not subject to the Fund’s investment restrictions or other policies. The Fund will, however, consider the investments held by underlying funds, to the extent known, in determining whether its investments are concentrated in any particular industry or groups of industries.

With respect to the fundamental policy relating to commodities set forth above, the Investment Company Act does not prohibit a fund from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). If the Fund were to invest in a physical commodity or a physical commodity-related instrument, the Fund would be subject to the additional risks of the particular physical commodity and its related market.

With respect to the fundamental policy relating to lending set forth above, the Investment Company Act does not prohibit a fund from making loans; however, SEC staff interpretations currently prohibit funds from engaging in securities lending of more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements (a repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans). The Fund also will be permitted by this policy to make loans of money, including to other funds. The policy above will be interpreted not to prevent the Fund from purchasing or investing in debt obligations and loans. In addition, collateral

2

arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.

The Fund’s fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the Investment Company Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the Investment Company Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the Investment Company Act, the policy will be interpreted to mean either that the Investment Company Act expressly permits the practice or that the Investment Company Act does not prohibit the practice.

In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund:

(a)

On a quarterly basis, the Fund will make an offer to repurchase a designated percentage of the outstanding Common Shares from shareholders (a “Repurchase Offer”), pursuant to Rule 23c-3 under the Investment Company Act, unless suspended or postponed in accordance with regulatory requirements;

(b)

The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”). Each Repurchase Request Deadline will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to shareholders of the Repurchase Offer.

(c)

Each Repurchase Pricing Date (as defined in Rule 23c-3) will be determined in accordance with Rule 23c-3, as may be amended from time to time. Currently, Rule 23c-3 requires the Repurchase Pricing Date to be no later than the 14th day after a Repurchase Request Deadline, or the next business day if the 14th day is not a business day.

Non-Fundamental Restrictions

The Fund’s investment objective and investment strategies are not fundamental and may be changed by the Board without shareholder approval.

The Fund will provide shareholders with at least sixty (60) days’ notice prior to changing the following 80% investment policy: Under normal circumstances, the Fund will invest directly or indirectly at least 80% of its total assets (net assets plus borrowings for investment purposes) in credit instruments (including, but not limited to, loans, bonds, structured credit investments and other credit instruments, such as first-lien debt, second-lien debt, mezzanine and unsecured debt) of varying maturities. The Fund may also invest in additional strategies in the future.

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ADDITIONAL RISK FACTORS

The following information supplements the discussion of the Fund’s investment objective, investments and related risks that are described in the Prospectus. The Fund may invest in the following instruments and use the following investment techniques, subject to any limitations set forth in the Prospectus. There is no guarantee the Fund will buy all of the types of securities or use any or all of the investment techniques described herein.

Interest Rate, Mortgage and Credit Swaps Risk. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed note payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events.

Equity Index Swaps Risk. Equity index swaps involve the exchange by the Fund with another party of cash flows based upon the performance of an index or a portion of an index of securities that usually includes dividends. The Fund may purchase cash-settled options on equity index swaps. A cash-settled option on a swap gives the purchaser the right, but not the obligation, in return for the premium paid, to receive an amount of cash equal to the value of the underlying swap as of the exercise date. These options typically are purchased in privately negotiated transactions from financial institutions, including securities brokerage firms.

Currency Swaps Risk. Currency swaps may be entered for both hedging and non-hedging purposes. Currency swaps involve the exchange of rights to make or receive payments in specified foreign currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for another designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity that involves special investment techniques and risks. Incorrect forecasts of market values and currency exchange rates can materially adversely affect the Fund’s performance. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction.

Swaptions Risk. Purchasing and writing (sell) options contracts on swaps, is commonly referred to as “swaptions.” A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms.

General Limitations on Certain Futures, Options and Swap Transactions Risk. The Adviser with respect to the Fund intends to file a notice of eligibility for an exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the futures markets. Pursuant to CFTC Regulation 4.5, the Adviser and the Fund expect not to be subject to regulation as a commodity pool operator or commodity pool, respectively, under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

Restricted Securities and Rule 144A Securities Risk. “Restricted securities” generally are securities that may be resold to the public only pursuant to an effective registration statement under the Securities Act or an

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exemption from registration. Regulation S under the Securities Act is an exemption from registration that permits, under certain circumstances, the resale of restricted securities in offshore transactions, subject to certain conditions, and Rule 144A under the Securities Act is an exemption that permits the resale of certain restricted securities to qualified institutional buyers. Since its adoption by the SEC in 1990, Rule 144A has facilitated trading of restricted securities among qualified institutional investors. To the extent restricted securities held by the Fund qualify under Rule 144A and an institutional market develops for those securities, the Fund expects that it will be able to dispose of the securities without registering the resale of such securities under the Securities Act. However, to the extent that a robust market for such 144A securities does not develop, or a market develops but experiences periods of illiquidity, investments in Rule 144A securities could increase the level of the Fund’s illiquidity.

Where an exemption from registration under the Securities Act is unavailable, or where an institutional market is limited, the Fund may, in certain circumstances, be permitted to require the issuer of restricted securities held by the Fund to file a registration statement to register the resale of such securities under the Securities Act. In such case, the Fund will typically be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Fund may be permitted to resell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, or the value of the security were to decline, the Fund might obtain a less favorable price than prevailed when it decided to sell. Restricted securities for which no market exists are priced by a method that the investment fund managers believe reflects fair value.

Mid- and Small-Capitalization Company Risk. Middle and small capitalization companies may be less financially secure than larger, more established companies and depend on a small number of key personnel.

In addition, it is more difficult to get information on middle and small capitalization companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts. A s a result, the securities of middle and small capitalization companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger capitalization securities or the market as a whole. The purchase or sale of more than a limited number of shares of a middle and small company may affect its market price. The Fund may need a considerable amount of time to purchase or sell its positions in these securities. Investing in middle and small capitalization securities requires a longer term view.

Securities of Smaller and Emerging Growth Companies Risk. Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. The Adviser believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

Small cap and emerging growth securities will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by the Fund of portfolio securities may require the Fund to make many small sales over a lengthy period of time, or to sell these securities at a discount from market prices or during periods when, in the Adviser’s judgment, such disposition is not desirable.

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The process of selection and continuous supervision by the Adviser does not, of course, guarantee successful investment results; however, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small cap and emerging growth companies requires specialized research and analysis.

Small companies are generally little known to most individual investors although some may be dominant in their respective industries. The Adviser believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. The Fund may invest in securities of small issuers in the relatively early stages of business development that have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but the Adviser believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities market cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

Merger or Other Event Driven Arbitrage Strategies Risk. Companies may be involved in (or which are the target of) acquisition attempts or takeover or tender offers or mergers or companies involved in work-outs, liquidations, demergers, spin-offs, reorganizations, bankruptcies, share buy-backs and other capital market transactions or “special situations.” The level of analytical sophistication, both financial and legal, necessary for a successful investment in companies experiencing significant business and financial distress is unusually high. There is no assurance that the Adviser will correctly evaluate the nature and magnitude of the various factors that could, for example, affect the prospects for a successful reorganization or similar action. There exists the risk that the transaction in which such business enterprise is involved either will be unsuccessful, take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price of the security or other financial instrument in respect of which such distribution is received. Acquisitions sometimes fail because the U.S. government, European Union or some other governmental entity does not approve of aspects of a transaction due to anti-trust concerns, tax reasons, subsequent disagreements between the acquirer and target as to management transition or corporate governance matters or changing market conditions. Similarly, if an anticipated transaction does not in fact occur, or takes more time than anticipated, the Fund may be required to sell its investment at a loss. As there may be uncertainty concerning the outcome of transactions involving financially troubled companies in which the Fund may invest, there is potential risk of loss by the Fund of its entire investment in such companies. In some circumstances, investments may be relatively illiquid making it difficult to acquire or dispose of them at the prices quoted on the various exchanges. Accordingly, the Fund’s ability to respond to market movements may be impaired and consequently the Fund may experience adverse price movements upon liquidation of its investments. Settlement of transactions may be subject to delay and administrative uncertainties. An investment in securities of a company involved in bankruptcy or other reorganization and liquidation proceedings ordinarily remains unpaid unless and until such company successfully reorganizes and/or emerges from bankruptcy, and the Fund may suffer a significant or total loss on any such investment during the relevant proceedings.

Investing in securities of companies in a special situation or otherwise in distress requires active monitoring of such companies and may, at times, require active participation by the Fund (including by way of board membership or corporate governance oversight) in the management or in the bankruptcy or reorganization proceedings of such companies. Such involvement may restrict the Fund’s ability to trade in the securities of such companies. It may also prevent the Fund from focusing on matters relating to other existing investments or potential future investments of the Fund. In addition, as a result of its activities, the Fund may incur additional legal or other expenses, including, but not limited to, costs associated with conducting proxy contests, public filings, litigation expenses and indemnification payments to the investment manager or persons serving at the

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investment manager’s request on the boards of directors of companies in which the Fund has an interest. It should also be noted that any such board representatives have a fiduciary duty to act in the best interests of all shareholders, and not simply the Fund, and thus may be obligated at times to act in a manner that is adverse to the Fund’s interests. The occurrence of any of the above events may have a material adverse effect on the performance of the Fund.

Bankruptcy and Other Proceedings Risk. When a company seeks relief under the U.S. Bankruptcy Code (or has a petition filed against it), an automatic stay prevents all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect liens or reach collateral securing such claims. Creditors who have claims against the company prior to the date of the bankruptcy filing must petition the court to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so if the court concludes that the value of the property in which the creditor has an interest will be “adequately protected” during the proceedings. If the bankruptcy court’s assessment of adequate protection is inaccurate, a creditor’s collateral may be wasted without the creditor being afforded the opportunity to preserve it. Thus, even if the Fund holds a secured claim, it may be prevented from collecting the liquidation value of the collateral securing its debt, unless relief from the automatic stay is granted by the court. If relief from stay is not granted, the Fund may not realize a distribution on account of its secured claim until a plan of reorganization or liquidation for the debtor is confirmed. Bankruptcy proceedings can involve substantial legal, professional and administrative costs to the portfolio company and the Fund, and during the process the portfolio company’s competitive position may erode, key management personnel may depart and the company may not be able to invest adequately. Although the Adviser intends to invest the Fund’s assets primarily in debt, the debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value. Such investments can result in a total loss of principal. Bankruptcy proceedings are inherently litigious, time consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. The equitable power of bankruptcy judges (as more fully described below) also can result in uncertainty as to the ultimate resolution of claims.

Security interests held by creditors are closely scrutinized and frequently challenged in bankruptcy proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under the Uniform Commercial Code or other applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and, because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will be more likely to experience a significant loss of its investment. There can be no assurance that the security interests securing the Fund’s claims will not be challenged vigorously and found defective in some respect, or that the Fund will be able to prevail against any such challenge.

Moreover, debt may be disallowed or subordinated to the claims of other creditors if the creditor is found to have engaged in certain inequitable conduct resulting in harm to other parties with respect to the affairs of a company filing for protection from creditors under the U.S. Bankruptcy Code. In addition, creditors’ claims may be treated as equity if they are deemed to be contributions to capital, or if a creditor attempts to control the outcome of the business affairs of a company prior to its filing under the Bankruptcy Code. If a creditor is found to have interfered with the company’s affairs to the detriment of other creditors or shareholders, the creditor may be held liable for damages to injured parties. While the Adviser will attempt to avoid taking the types of action that would lead to equitable subordination or creditor liability, there can be no assurance that such claims will not be asserted. In addition, if representation on an unsecured creditors’ committee of a company causes the Fund, the Adviser or Diameter or its affiliates to be deemed a fiduciary for all general unsecured creditors, the securities of such company held in an account may become restricted securities, which are not freely tradable.

While the challenges to liens and debt described above normally occur in a bankruptcy proceeding, the conditions or conduct that would lead to an attack in a bankruptcy proceeding could in certain circumstances result in actions brought by other creditors of the debtor, shareholders of the debtor or even the debtor itself in

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other state or U.S. federal proceedings, including pursuant to state fraudulent transfer laws. As is the case in a bankruptcy proceeding, there can be no assurance that such claims will not be asserted or that the Adviser or the Fund will be able successfully to defend against them. To the extent that the Adviser or the Fund assumes an active role in any legal proceeding involving the debtor, the Fund may be prevented from disposing of securities issued by such debtor due to such person’s possession of material, non-public information concerning such debtor.

In certain protective situations, companies in which the Fund has invested or to which the Fund has extended loans may file for protection under Chapter 11 of the U.S. Bankruptcy Code. These debtor-in-possession or “DIP” loans are most often revolving working-capital or term loan facilities put into place at the outset of a Chapter 11 case to provide the debtor with both immediate cash and the ongoing working capital that will be required during the reorganization process. While such loans are generally less risky than many other types of loans as a result of their seniority in the debtor’s capital structure and because their terms have been approved by a U.S. federal bankruptcy court order, it is possible that the debtor’s reorganization efforts may fail and the proceeds of the ensuing liquidation of the DIP lender’s collateral might be insufficient to repay in full the DIP loan.

In addition, companies located in non-U.S. jurisdictions may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in U.S. jurisdictions. To the extent such non-U.S. laws and regulations do not provide the Fund with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Fund’s investments in any such companies may be adversely affected. For example, bankruptcy law and process in a non-U.S. jurisdiction may differ substantially from that in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.

Derivatives Risk. A derivative is generally a financial contract the value of which depends on, or is derived from, changes in the value of one or more “reference instruments,” such as underlying assets (including securities), reference rates, indices or events. Derivatives may relate to stocks, bonds, credit, interest rates, commodities, currencies or currency exchange rates, or related indices. A derivative may also contain leverage to magnify the exposure to the reference instrument. Derivatives may be traded on organized exchanges and/or through clearing organizations, or in private transactions with other parties in the over-the-counter (“OTC”) market with a single dealer or a prime broker acting as an intermediary with respect to an executing dealer. Derivatives may be used for hedging purposes and non-hedging (or speculative) purposes. Some derivatives require one or more parties to post “margin,” which means that a party must deposit assets with, or for the benefit of, a third party, such as a futures commission merchant, in order to initiate and maintain the derivatives position.

Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, which can magnify the impact of a decline in the value of the reference instrument underlying the derivative, and the Fund could lose more than the amount it invests. Derivatives can have the potential for unlimited losses, for example, where the Fund may be called upon to deliver a security it does not own. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. Derivatives may involve risks different from, and possibly greater than, the risks associated with investing directly in the reference instrument. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives may involve fees, commissions, or other costs that may reduce the Fund’s gains or exacerbate losses from the derivatives. Certain aspects of the regulatory treatment of derivative instruments, including federal income tax, are currently unclear and may be affected by changes in legislation, regulations, or other legally binding authority.

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Derivatives involve risks different from the risks associated with investing directly in securities and other traditional investments. There are risks that apply generally to derivatives transactions, including:

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Correlation risk, which is the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

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Counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. Counterparty risk may arise because of market activities and developments, the counterparty’s financial condition (including financial difficulties, bankruptcy, or insolvency), or other reasons. Not all derivative transactions require a counterparty to post collateral, which may expose the Fund to greater losses in the event of a default by a counterparty. Counterparty risk is generally thought to be greater with OTC derivatives than with derivatives that are exchange traded or centrally cleared. However, derivatives that are traded on organized exchanges and/or through clearing organizations involve the possibility that the futures commission merchant or clearing organization will default in the performance of its obligations.

•	Credit risk, which is the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

•	Currency risk, which is the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Illiquidity risk, which is the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Fund will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

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Index risk, which is if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Fund paid for such derivative.

•	Legal risk, which is the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

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Leverage risk, which is the risk that the Fund’s derivatives transactions can magnify the Fund’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

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•

Market risk, which is the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Fund may be required to pay substantial additional margin to maintain its position or the Fund’s returns may be adversely affected.

•	Operational risk, which is the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

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Valuation risk, which is the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

•	Volatility risk, which is the risk that the value of derivatives will fluctuate significantly within a short time period.

Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.

The Fund intends to operate as a “limited derivatives user” for purposes of the derivatives transactions exemption in Rule 18f-4. To qualify as a limited derivatives user, the Fund’s “derivatives exposure” is limited to 10% of its net assets subject to exclusions for certain currency or interest rate hedging transactions (as calculated in accordance with Rule 18f-4). If the Fund fails to qualify as a “limited derivatives user” as defined in Rule 18f-4 and seeks to enter into derivatives transactions, the Fund will be required to establish a comprehensive derivatives risk management program, to comply with certain value-at-risk based leverage limits, to appoint a derivatives risk manager and to provide additional disclosure both publicly and to the SEC regarding its derivatives positions.

Options. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price. As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s options may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

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Futures Contracts. The Fund may enter into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

An open position, either a long or short position, is typically closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss. Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. Settlement with physical delivery may involve additional costs. Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market. A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security

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or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Swap Agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing, and more are expected to be in the future. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of its Common Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses. The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional the Fund expenses. The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

Limited Partnership Interests Risk. Private credit funds, often organized as limited partnerships, are the most common vehicles for making private credit investments. When making investments through secondary transactions in such investment funds, the Fund will typically agree to purchase an investor’s existing limited partnership interest in an investment fund, typically at a discount to NAV, and take on existing obligations to fund future capital calls. Due to the illiquidity of the market for limited partnership interests and/or other types of interests or positions in investment funds, an investor can sometimes purchase a secondary investment at a discount to an investment fund’s NAV. Securities issued by private partnerships tend to be more illiquid, and highly speculative. Limited partnership and/or other interests or positions in investment funds have not been and will not be registered under the 1933 Act or any other securities laws in any jurisdiction.

Prepayment Risk. The frequency at which prepayments (including voluntary prepayments by the obligors and liquidations due to defaults and foreclosures) occur on loans underlying assets will be affected by a variety of factors including the prevailing level of interest rates as well as economic, demographic, tax, social, legal and other factors. Generally, borrowers tend to prepay their loans when prevailing interest rates fall below the interest rates on their outstanding loans. The Adviser accounts for anticipated prepayment levels in investing in loan assets. However, increased prepayment levels may negatively impact the total cash realized over the life of the assets and may consequently affect the rate of return on such investments.

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MANAGEMENT OF THE FUND

Investment Advisory Agreement

Diameter DCF Advisor LLC (the “Adviser”) serves as the investment adviser to the Fund. The Adviser is located at 50 Hudson Yards, Suite 6600A, New York, NY 10001 and is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. The Adviser is a wholly-owned subsidiary of Diameter Capital Partners LP, a credit-focused investment adviser that focuses on the full spectrum of credit investing, from performing to distressed. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Adviser is responsible for the management and operation of the Fund and the investment of the Fund’s assets. The Adviser provides such services to the Fund pursuant to the investment advisory agreement between the Fund and the Adviser (the “Investment Advisory Agreement”).

The Investment Advisory Agreement became effective as of September 30, 2025 and has an initial two-year term. Thereafter, the Investment Advisory Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

Pursuant to the Investment Advisory Agreement, the Fund pays the Adviser a management fee (the “Management Fee”) in an amount equal to 1.25% of the Fund’s average daily Managed Assets (defined below), payable quarterly in arrears. The Management Fee will be paid to the Adviser before giving effect to any repurchase of Common Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its shareholders. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). Management Fees for any partial quarter shall be appropriately prorated.

The Adviser has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Adviser has agreed to waive the Management Fee and/or to assume or reimburse expenses of the Fund (a “Waiver”), if required to ensure the total annual expenses (excluding the Management Fee; any taxes; fees and interest payments on borrowed funds; shareholder servicing and distribution fees; brokerage and distribution costs and expenses; acquired fund fees and expenses (as determined in accordance with SEC Form N-2); expenses incurred in connection with any merger or reorganization; and extraordinary or non-routine expenses, such as litigation expenses) (“Total Annual Expenses”) do not exceed 0.75% of the average daily net assets of Class A Shares and Class I Shares (the “Expense Limit”). For a period not to exceed three years from the date on which a Waiver is made, the Adviser may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit in place at the time of the Waiver and the current Expense Limit. Unless earlier terminated by the Board, the Expense Limitation and Reimbursement Agreement has an initial two-year term from the date of commencement of the Fund’s operations. The Expense Limitation and Reimbursement Agreement may be renewed at the Adviser’s discretion for consecutive twelve-month terms thereafter. Neither the Fund nor the Adviser may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After the initial term, the Expense Limitation and Reimbursement Agreement may be terminated, without the payment of any penalty, by the Fund at any time, with or without notice, or by the Adviser upon thirty days’ written notice prior to the end of the then current term.

Information on Trustees and Officers

The Fund’s business and affairs are managed under the direction of the Board. The Board currently consists of five members, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). The Fund’s officers serve at the discretion of the Board. The Board maintains an audit committee and a nominating and governance committee and may establish additional committees from time to time as necessary.

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The Investment Company Act requires that at least 40% of the Trustees of the Fund be Independent Trustees. Certain exemptive rules promulgated under the Investment Company Act require that at least 50% of the Trustees of the Fund be Independent Trustees. Currently, three of the five Trustees (60%) are Independent Trustees. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman of the Board, regardless of whether the trustee happens to be independent or a member of management. The Board has determined that its leadership structure, in which the Chairman of the Board is an interested person of the Fund, is appropriate because the Independent Trustees believe that an interested Chairman has a personal and professional stake in the quality and continuity of services provided by management to the Fund. The Independent Trustees have determined that they can act independently and effectively without having an Independent Trustees serve as Chairman and that a key factor for assuring that they are in a position to do so is for the directors who are independent of management to constitute a majority of the Board.

The Board expects to perform its risk oversight function primarily through (a) its two standing committees, which report to the entire Board and are comprised solely of Independent Trustees and (b) monitoring by the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures and monitoring by the Adviser’s Chief Compliance Officer.

The Board has established an audit committee and a nominating and governance committee. The Fund does not have a compensation committee because its executive officers do not receive any direct compensation from the Fund.

Audit Committee. The members of the audit committee of the Fund are Steven Bossi, Amanda R. Wurtz, and Daniel Kasell, each of whom is an Independent Trustee. Steven Bossi serves as chairperson of the audit committee. The Board has adopted a charter for the audit committee. The audit committee is responsible for approving the Fund’s independent accountants, reviewing with the Fund’s independent accountants the plans and results of the audit engagement, approving professional services provided by the Fund’s independent accountants, reviewing the independence of the Fund’s independent accountants and reviewing the adequacy of the Fund’s internal accounting controls.

Nominating and Governance Committee. The members of the nominating and governance committee of the Fund are Steven Bossi, Amanda R. Wurtz, and Daniel Kasell, each of whom is an Independent Trustee. Amanda R. Wurtz serves as chairperson of the nominating and governance committee. The Board has adopted a charter for the nominating and governance committee. The nominating and governance committee is responsible for selecting, researching and nominating Trustees for election by the Fund’s shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

The below discusses some of the experiences, qualifications and skills of each Trustee that support the conclusion that he or she should serve on the Board.

Our Trustees have been divided into two groups – interested trustees and Independent Trustees. An interested trustee is an “interested person” as defined in Section 2(a)(19) of the 1940 Act. An Independent Trustee is a trustee who is not an “interested person.”

Interested Trustees

Scott Goodwin is a Co-Founder and Managing Partner of Diameter Capital Partners. Before starting Diameter Capital Partners, Mr. Goodwin was with Anchorage Capital Group as a Portfolio Manager and the Global Head of Trading (2010 – 2016), and was responsible for portfolio management for performing-credit risk across the firm’s flagship Anchorage Capital Partners (“ACP”) hedge fund. He also had day-to-day oversight for the Anchorage Short Credit (“ASC”) fund. Mr. Goodwin was the only investment professional, besides

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Anchorage’s three partners, with meaningful investment discretion (50 bps per issuer on longs, and 100 bps per issuer on shorts) in ACP. During his tenure, he worked closely with the firm’s founders to help manage the overall risk of the ACP portfolio, and to generate thematic sector and single-name investment ideas across global credit markets. This included leading quarterly short idea meetings at which the whole research team presented.

As part of his duties as Global Head of Trading, Mr. Goodwin managed a team of 10 traders globally, two desk analysts, and a quantitative risk analyst. In this role, he had oversight of trade structuring and the implementation process across all credit products, equities, and hedging of both interest rates and foreign exchange, and other macro hedges. Mr. Goodwin oversaw the expansion of Anchorage’s trading capabilities; increased the breadth of product expertise; and upgraded the talent level globally with impactful hires, while revolutionizing the way the firm engaged the sell-side. He was instrumental in building the firm’s global debt capital markets engagement effort.

Mr. Goodwin worked hand-in-hand with Jonathan Lewinsohn during their overlap at Anchorage (2010 – 2013). In their respective roles as Head of Trading and Head of Research, Mr. Goodwin and Mr. Lewinsohn’s responsibilities included ensuring that the team focused its resources on the most relevant opportunities globally; they streamlined the research process to allow the firm to invest both proactively and reactively in periods of volatility. They also partnered to vet analyst research output and manage quarterly analyst portfolio reviews with Mr. Allen.

In addition to his portfolio management and trading responsibilities, Mr. Goodwin served on the investment committee (“IC”) at Anchorage as a voting member for all performing credit investments and shorts and was a rotating voting member for all other investments. He participated in weekly risk and monthly valuation committee meetings with Anchorage’s partners, along with quarterly best-execution meetings. He led a weekly trader meeting at which liquidity and opportunities in each sub-asset class of credit were discussed. Mr. Goodwin also helped develop Anchorage’s collateralized loan obligation and collateralized debt obligation management business and was a permanent member of its independent IC. He facilitated Anchorage’s partnership with other large buy-side firms and sell-side counterparts to optimize the construct of the CDS market, which helped promote liquidity.

Previously, Mr. Goodwin spent eight years with Citigroup (2002 – 2010), serving most recently as Head of High Yield Bond and Credit Default Swap Trading. Consistently among the leading P&L generators across the unit’s global credit business, Mr. Goodwin’s eight-member team traded debt from the crossover space to stressed/distressed. He traded sectors including autos, financials, energy, metals and mining, paper and packaging and retail, with a focus on technology, media, and telecom (“TMT”).

A 2002 graduate of Duke University, Mr. Goodwin earned a B.A. in Economics with a concentration in Markets and Management.

Joshua Green is a Partner, Global Head of Performing Credit, and a CLO Co-Portfolio Manager at Diameter Capital Partners, where he joined in 2018. He is a member of the firm’s CDO/CLO and Private Credit Investment Committees. Mr. Green has deep expertise across the full spectrum of corporate credit, from performing to distressed, and is responsible for idea generation, portfolio and risk management, and capital markets relationships across the firm’s performing credit products. He also plays an active role in firmwide credit underwriting, with a focus on thematic investment opportunities that impact portfolios.

As CLO Co-Portfolio Manager, Mr. Green built Diameter’s award-winning CLO platform and is responsible for underwriting, portfolio construction, and risk management, as well as engagement with both debt and equity investors.

Prior to joining Diameter, Mr. Green was a Managing Director at Anchorage Capital Group from 2010 to 2017. At Anchorage, he focused on investments across markets, including performing credit, stressed and distressed bonds and loans, commodities, and equities. During his tenure, he helped lead investments across a

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wide variety of sectors, including industrials, healthcare, and energy, and managed a team of analysts responsible for idea generation and underwriting within these subsectors. In this capacity, he worked closely with Messrs. Goodwin and Lewinsohn.

Earlier in his career, Mr. Green worked in the Leveraged Finance Restructuring Group at Goldman Sachs, where he advised on complex debtor- and creditor-side mandates, including Chapter 11 restructurings, distressed M&A processes, and rescue financings.

Mr. Green received a B.A. in Psychology, summa cum laude, with a minor in Economics from Dartmouth College.

Independent Trustees

Steven Bossi was most recently a Managing Director at Goldman Sachs where he was the Head of Private Credit, External Investment Group (XIG) from 2009 to 2023. Mr. Bossi worked at Goldman Sachs for nearly 15 years after joining in 2009. Prior to his tenure at Goldman Sachs, Mr. Bossi was a Managing Director and chief investment officer of the Deutsche Bank Asset Management hedge fund business and President of DB Investment Managers from 2001 to 2009. Prior to joining Deutsche, Mr. Bossi worked with the Private Finance Group at Aetna Life & Casualty from 1982 to 1992 before joining a family office as chief investment officer. Mr. Bossi earned his M.B.A. from the University of Chicago in 1989 and B.S. from the University of Connecticut in 1982.

Daniel Kasell was most recently the Managing Director and Chief Legal Officer at Square Mile Capital Management, where he worked from June 2010 to October 2022. Prior to his tenure at Square Mile, Mr. Kasell was an Associate at Sullivan & Cromwell LLP in the Commercial Real Estate and Private Equity Groups from September 2005 to June 2010. Mr. Kasell earned his J.D. from the University of Pennsylvania Carey Law School in 2005 and B.A. in Near Eastern Studies from Cornell University in 2002.

Amanda R. Wurtz most recently provided consulting services for family offices and asset management firms from 2018 to 2021. Prior to that, Ms. Wurtz was the President and CEO at RSL Investments from 2016 to 2018. Prior to joining RSL Investments, Ms. Wurtz was the Head of Family Offices at Providence Equity Partners from 2014 to 2016, and she was the Head of Family Offices, Global Head of Consultant Strategy at Highbridge Capital Management from 2011 to 2013. Earlier in her career, Ms. Wurtz was a Director of Business Development at Argonaut Capital from 2007 to 2011. Ms. Wurtz earned her J.D., with honors, from Cardozo School of Law in 2007 and B.A. in English Literature, with honors, from Brown University in 1999.

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Biographical Information

Certain biographical and other information relating to the Trustees is set forth below, including their address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the Diameter-advised Funds and any currently held public company and other investment company directorships.

Name, Address(1) and Year of Birth	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Investment Companies and Investment Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
INTERESTED TRUSTEES*:

Scott Goodwin, Born 1979	Trustee, Chair of the Board of Trustees, Co-President	Since Inception	Co-Founder and Managing Partner of Diameter Capital Partners LP (since 2017)	1	Leadership Advisory Board Member, The United States Soccer Federation (since 2025)

Joshua Green, Born 1985	Trustee	Since Inception	Partner, Global Head of Performing Credit, and a CLO Co-Portfolio Manager at Diameter Capital Partners LP (since 2018)	1	None
INDEPENDENT TRUSTEES:

Steven Bossi, Born 1960	Trustee, Chair of the Audit Committee and Member of the Nominating and Governance Committee	Since Inception	Managing Partner, Onslow Consulting LLC (since 2024); Advisor, Emory Oak (2023-2024); Managing Director, Goldman Sachs (2009-2023)	2	Director, Collaborative Capital Advisors LLC (since 2025); Director, Atalaya (2024); Trustee, Diameter Credit Company (since 2024)

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Name, Address(1) and Year of Birth	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Number of Investment Companies and Investment Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years

Daniel Kasell, Born 1980	Trustee, Member of the Nominating and Governance Committee and the Audit Committee	Since Inception	Senior Advisor, TPG Real Estate Credit (since 2025); Vice President, Sydav Realty Co. (since 2022); Managing Member, Dunam East LLC (2023-2024); Chief Legal Officer, Square Mile Capital Management LLC (2018-2022)	2	Trustee, Diameter Credit Company (since 2023)

Amanda R. Wurtz, Born 1977	Trustee, Chair of the Nominating and Governance Committee and Member of the Audit Committee	Since Inception	Independent Consultant (hedge fund and family office) (2018-2022)	2	Trustee, Diameter Credit Company (since 2023)

*	Mr. Goodwin and Mr. Green are each an “interested person” as defined in the 1940 Act because each is an officer of Diameter Capital Partners and certain of its affiliates.
(1)	Unless otherwise indicated, the business address of the persons listed above is c/o Diameter Dynamic Credit Fund, 50 Hudson Yards, Suite 6600A, New York, NY 10001.

Certain biographical and other information relating to the officers of the Fund who are not Trustees is set forth below, including their address and year of birth, principal occupations for at least the last five years and length of time served. With the exception of the CCO, executive officers receive no compensation from the Fund. The Fund compensates the CCO for his services as its CCO.

Each executive officer is an “interested person” of the Fund (as defined in the Investment Company Act) by virtue of that individual’s position with the Adviser or its affiliates described in the table below.

Name, Address(1) and Year of Birth	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years
Scott Goodwin Born 1979	Trustee, Co-President, Chair of the Board of Trustees	Since Inception	Co-Founder and Managing Partner of Diameter Capital Partners LP (since 2017)
Jonathan Lewinsohn Born 1979	Co-President	Since Inception	Co-Founder and Managing Partner of Diameter Capital Partners LP (since 2017)

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Name, Address(1) and Year of Birth	Position(s) with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years
Michael Cohn Born 1973	General Counsel	Since Inception	Partner, General Counsel and Chief Compliance Officer of Diameter Capital Partners LP (since 2024); Chief Compliance Officer and Deputy General Counsel at Fortress Investment Group (2004-2024)
Matthew Gilmartin Born 1977	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	Since Inception	Partner, Chief Operating Officer, Chief Financial Officer and Head of Operations at Diameter Capital Partners LP (since 2019)
Alex Morgan, 1290 Broadway, Suite 1000, Denver, CO 80203 Born 1989	Chief Compliance Officer	Since Inception	Director, Fund Chief Compliance Officer at SS&C (since 2024); Vice President, Compliance at Northern Trust Asset Management (2023-2024); 2nd Vice President, Compliance at Northern Trust Asset Management (2020-2023)
Alisan Oliver-Li Born 1988	Secretary	Since Inception	Counsel at Diameter Capital Partners LP (since 2024); Associate at Davis Polk & Wardwell LLP (2019-2024)

(1)	Unless otherwise indicated, the business address of the persons listed above is c/o Diameter Dynamic Credit Fund, 50 Hudson Yards, Suite 6600A, New York, NY 10001.

Trustee Beneficial Ownership of Shares

As the Fund is newly-offered, as of April 20, 2026, none of the Trustees or officers of the Fund, as a group, owned any Common Shares of the Fund.

As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

Compensation of Trustees

No compensation is paid to our trustees who are “interested persons,” as such term is defined in Section 2(a)(19) of the Investment Company Act. We pay each Independent Trustee as follows:

•	a $50,000 annual retainer so long as the Fund’s NAV is up to $1 billion;

•	$75,000 so long as the Fund’s NAV is between $1 billion—$2 billion;

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•	$100,000 if the Fund’s NAV exceeds $2 billion;

•	$2,000 for each meeting of the Board attended, whether in person or via video conference;

•	$1,000 for each committee meeting attended; and

•	an additional fee of $10,000 per year for the chair of the Audit Committee and $5,000 per year for the chair of the Nominating and Corporate Governance Committee.

We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Trustee incurred by such trustee in connection with the fulfillment of his or her duties as an Independent Trustee.

Indemnification of Trustees and Officers

The governing documents of the Fund generally provide that, to the extent permitted by applicable law, the Fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Fund unless, as to liability to the Fund or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. In addition, the Fund will not indemnify Trustees with respect to any matter as to which Trustees did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which Trustees had reasonable cause to believe that the conduct was unlawful. Indemnification provisions contained in the Fund’s governing documents are subject to any limitations imposed by applicable law.

Portfolio Management

Portfolio Manager Assets Under Management

The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s primary portfolio managers and assets under management in those accounts as of September 30, 2025.

	Number of Accounts Managed	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance-Based
Jonathan Lewinsohn
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	40	24,619,175,596	35	16,881,054,428
Other Accounts	6	3,715,958,078	1	1,142,408,000

Scott Goodwin
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	40	24,619,175,596	35	16,881,054,428
Other Accounts	6	3,715,958,078	1	1,142,408,000

Joshua Green
Registered Investment Companies	0	0	0	0
Other Pooled Investment Vehicles	15	6,824,275,000	15	6,824,275,000
Other Accounts	2	291,937,856	0	0

Portfolio Manager Compensation Overview

Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation for Scott Goodwin and Jonathan Lewinsohn are their

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respective indirect ownership interests in Diameter Capital Partners. The principal components of compensation for Joshua Green include a base salary, a discretionary bonus, and interests in the revenue streams of various vehicles managed by Diameter Capital Partners and its affiliates.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the Adviser.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and, in the case of a portfolio manager, performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of Diameter employees with those of the Adviser and its clients.

Securities Ownership of Portfolio Managers

None.

Proxy Voting Policies

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Adviser. The Proxy Voting Policies and Procedures of our Adviser are summarized below. The guidelines are reviewed periodically by the Adviser and our Independent Trustees, and, accordingly are subject to change.

The Adviser will generally vote equity proxies consistent with management’s direction, unless it believes doing so is not in the best interests of the Fund. Diameter’s analysts responsible for the relevant investment position are typically responsible for the determination of the best course of action. In the event that the voting direction is not in accordance with management’s recommendations, the Adviser’s compliance department will oversee an enhanced review of the voting decision to determine whether the proxy was voted in the best interests of the Fund.

The Adviser has the flexibility to abstain from a particular proxy vote if it believes that doing so would be in the best interests of the Fund, taking into account the associated costs and expected benefits to the Fund. While it is the Adviser’s policy not to ignore or neglect its proxy voting responsibilities, there may be times when refraining from voting is in the Fund’s best interests, such as when the Adviser’s analysis of a particular proxy reveals that the cost of voting the proxy may exceed the expected benefit to the Fund.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 833-891-0802 or (ii) by visiting the SEC’s website at www.sec.gov.

Codes of Ethics

The Fund and the Adviser have adopted a code of ethics (the “Code of Ethics”) in compliance with Section 17(j) of the Investment Company Act and Rule 17j-1 thereunder. Each Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to a Code of Ethics may invest in securities for their personal investment accounts, including making investments in securities that may be purchased or held by the Fund. The Codes of Ethics are available on the EDGAR Database on the SEC’s website at www.sec.gov. Copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

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DISTRIBUTION OF FUND SHARES

ALPS Distributors, Inc., located at 1290 Broadway, Suite 1000, Denver, CO 80203, acts as the distributor of the Fund’s Common Shares, pursuant to the Distribution Agreement, on a reasonable best efforts basis, subject to various conditions.

The initial term of the Distribution Agreement is two years. Thereafter, the Distribution Agreement will continue in effect with respect to the Fund for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of the Board; or (ii) by a vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by the majority of the Board members who are not “interested persons” (as defined in the Investment Company Act) of any party to the Distribution Agreement by vote cast in person at a meeting called for the purpose of voting on such approval.

The Fund has received an exemptive order from the Securities and Exchange Commission (“SEC”) permitting the Fund to, among other things, issue multiple classes of Shares and to impose asset-based distribution fees and early-withdrawal fees as applicable (the “Multi-Class Exemptive Relief”). The Multi-Class Exemptive Relief was granted on November 18, 2025, and the Fund is subject to Rule 18f-3 under the Investment Company Act. The Fund has adopted a Multi-Class Plan pursuant to Rule 18f-3 under the Investment Company Act. Under the Multi-Class Plan, Common Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

Distribution and Service Plan

Under the terms of the Multi-Class Exemptive Relief, the Fund is subject to Rule 12b-1 under the Investment Company Act. The Fund has adopted the Distribution and Service Plan and intends to pay the shareholder servicing and distribution fee under such plan. The Distribution and Service Plan operates in a manner consistent with Rule 12b-1 under the Investment Company Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. The Distribution and Service Plan permits the Fund to compensate the Distributor for providing or procuring through financial firms, distribution, administrative, recordkeeping, shareholder and/or related services with respect to the Class A Shares. Most or all of the shareholder servicing and/or distribution fees are paid to financial firms through which shareholders may purchase or hold Class A Shares. Because these fees are paid out of the Fund’s assets attributable to Class A Shares on an ongoing basis, over time they will increase the cost of an investment in Class A Shares, including causing the Class A Shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I Shares.

The maximum annual rates at which the shareholder servicing and/or distribution fees may be paid under the Distribution and Service Plan (calculated as a percentage of the Fund’s average daily net assets attributable to the Class A Shares) is 0.75%.

The fee payable pursuant to the Distribution and Service Plan may be used by the Distributor to provide or procure distribution services and shareholder services in respect of Class A Shares (either directly or by procuring through other entities, including various financial services firms such as broker-dealers and registered investment advisers).

The Fund may also pay fees to financial intermediaries for sub-administration, sub-transfer agency, sub-accounting and other administrative services outside of its Distribution and Servicing Plan.

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In accordance with Rule 12b-1 under the Investment Company Act, the Distribution and Service Plan may not be amended to increase materially the costs which holders of Class A Shares may bear under the Distribution and Service Plan without approval of a majority of each of the outstanding Class A Shares, as applicable, and by vote of a majority of both: (i) the Trustees of the Fund; and (ii) those Independent Trustees who have no direct or indirect financial interest in the operation of the Distribution and Service Plan or any agreements related to it (the “Plan Trustees”), cast in person at a meeting called for the purpose of voting on the Distribution and Service Plan and any related amendments. The Distribution and Service Plan may not take effect until approved by a vote of a majority of both: (i) the Trustees of the Fund; and (ii) the Plan Trustees. Such persons approved the Distribution and Service Plan on September 30, 2025. The Distribution and Service Plan shall continue in effect so long as such continuance is specifically approved at least annually by the Trustees and the Plan Trustees. The Distribution and Service Plan may be terminated at any time, without penalty, by vote of a majority of the Plan Trustees or by a vote of a majority of the outstanding Class A Shares. Pursuant to the Distribution and Service Plan, the Distributor will provide the Board with quarterly reports of amounts expended under the Distribution and Service Plan and the purpose for which such expenditures were made.

FINRA rules limit the amount of distribution fees that may be paid by registered investment companies out of their assets as a percentage of total new gross sales. “Service fees,” defined to mean fees paid for providing shareholder services or the maintenance of accounts (but not transfer agency or sub-account services), are not subject to these limits on distribution fees. Some portion of the fees paid pursuant to the Distribution and Service Plan may qualify as “service fees” (or fees for ministerial, recordkeeping or administrative activities) and therefore will not be limited by FINRA rules which limit distribution fees as a percentage of total new gross sales. However, FINRA rules limit service fees to 0.25% of a fund’s average annual net assets.

The Fund is newly established and thus did not pay any distribution and/or service fees in a prior fiscal year.

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PORTFOLIO TRANSACTIONS AND BROKERAGE

In following the Fund’s investment strategy, the Adviser expects few of the Fund’s transactions to involve brokerage. To the extent the Fund’s transactions involve brokerage, the Fund does not expect to use one particular broker or dealer. It is the Fund’s policy to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money market securities and other debt securities are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, the Fund will not pay brokerage commissions for such purchases. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

In addition, Diameter may place a combined order for two or more accounts it manages, including the Fund, that are engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed appropriate by Diameter to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or the Fund may obtain, it is the opinion of Diameter that the advantages of combined orders outweigh the possible disadvantages of separate transactions. The Adviser believes that the ability of the Fund to participate in higher volume transactions will generally be beneficial to the Fund.

The Adviser may pay a higher commission than otherwise obtainable from other brokers in return for brokerage or research services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

While it is the Fund’s general policy to seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Fund, weight is also given to the ability of a broker-dealer to furnish brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, to the Fund or to Diameter, even if the specific services are not directly useful to the Fund and may be useful to Diameter in advising other clients. When one or more brokers is believed capable of providing the best combination of price and execution, the Adviser may select a broker based upon brokerage or research services provided to Diameter. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by Diameter to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer. The standard of reasonableness is to be measured in light of Diameter’s overall responsibilities to the Fund.

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DESCRIPTION OF SHARES

The Board (subject to applicable law and the Fund’s Declaration of Trust) may authorize an offering, without the approval of the holders of Common Shares and, depending on their terms, any Preferred Shares outstanding at that time, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Fund currently does not expect to issue any other classes of shares, or series of shares, except for the Common Shares.

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CERTAIN U.S. FEDERAL INCOME TAX MATTERS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Fund and the purchase, ownership and disposition of the Shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to common shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold the Shares as capital assets. A U.S. shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation (or other U.S. entity treated as a corporation for U.S. federal income tax purposes), an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold the Shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of the Shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (2) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”) (collectively, the “90% Gross Income Test”); and (3) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 2(b) above) (collectively, the “Diversification Tests”).

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As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income (which is generally its net ordinary income plus the excess, if any, of its net short term capital gains in excess of its net long-term capital losses), determined without regard to any deduction for dividends paid, and its net tax-exempt income for such taxable year. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

The Fund may have investments, either directly, that require income to be included in investment company taxable income in a year prior to the year in which the Fund actually receives a corresponding amount of cash in respect of such income. For example, if the Fund holds, directly or indirectly, corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Fund holds, directly or indirectly, debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with “payment in kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that it has not yet received in cash but has been allocated and in certain situations where the Fund owns, directly or indirectly, an interest in a partnership that does not have a Section 754 election in effect.

As a RIC, the Fund is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s expenses in a given taxable year exceed its investment company taxable income, it will have a net operating loss for that year. However, the Fund is not permitted to carry forward net operating losses to subsequent taxable years, and such net operating losses generally will not pass through to the Fund’s shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, the Fund may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years (together, the “Excise Tax Distribution Requirements”). In order to meet the Excise Tax Distribution Requirement for a particular year, the Fund will need to receive certain information, which it may not timely receive, in which case the Fund will need to estimate the amount of distributions it needs to make to meet the Excise Tax Distribution Requirement. If the Fund underestimates that amount, it will be subject to the excise tax. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

In addition to the Excise Tax Distribution Requirements, the other requirements for qualification of the Fund as a RIC requires that the Fund obtain information from or about the underlying investments in which the Fund is invested. Certain issuers may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from such issuers, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.

The Fund may make investments through entities classified as partnerships for U.S. federal income tax purposes. An entity that is properly classified as a partnership, rather than an association or publicly traded

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partnership taxable as a corporation, is not itself subject to U.S. federal income tax. Instead, each partner of the partnership must take into account its distributive share of the partnership’s income, gains, losses, deductions and credits (including all such items allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year, without regard to whether such partner has received or will receive corresponding cash distributions from the partnership. For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes, generally will be determined as if the Fund realized these tax items directly. In order to meet the 90% Gross Income Test, the Fund may structure certain of its investments in a way that could increase the taxes imposed thereon or in respect thereof. For example, the Fund may hold such investments through one or more Subsidiary U.S. or non-U.S. corporation(s) (or other entity treated as such for U.S. tax purposes). In such a case, any income from such investments should not adversely affect the Fund’s ability to meet the 90% Gross Income Test, although such income may be subject to U.S. or non-U.S. tax depending on the circumstances, which the Fund would indirectly bear through its ownership of such Subsidiary corporation(s). The Fund’s need to hold such investments through such U.S. or non-U.S. corporation(s) in order to satisfy the 90% Gross Income Test may, however, jeopardize its ability to satisfy the Diversification Tests, which may make it difficult for the Fund to qualify as a RIC for U.S. federal income tax purposes.

Further, for purposes of calculating the value of the Fund’s investments in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of the Fund’s controlled group must be aggregated with the Fund’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.

Additionally, while the Fund generally intends to qualify as a RIC for each taxable year, it is possible that it may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for its first short taxable year. In such case, however, the Fund anticipates that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on the Fund’s business, financial condition and results of operations, although there can be no assurance in this regard.

The Fund may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. If the Fund makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid. However, a distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

Failure to Qualify as a Regulated Investment Company

If the Fund, otherwise qualifying as a RIC, fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund may continue to be taxed as a RIC for the relevant taxable year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund fails to qualify as a RIC for more than two consecutive taxable years and then seeks to re-qualify as a RIC, the Fund would generally be required to recognize gain to the extent of any unrealized appreciation in its assets unless the Fund elects to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period.

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If the Fund fails to qualify for treatment as a RIC in any taxable year and is not eligible for relief provisions, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate and would be subject to any applicable state and local taxes, regardless of whether the Fund makes any distributions to shareholders. Additionally, the Fund would not be able to deduct distributions to its shareholders, nor would distributions to shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. shareholders that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Shares, and any remaining distributions would be treated as capital gain.

The remainder of this discussion assumes that the Fund will qualify as a RIC and have satisfied the distribution requirement set forth above.

Distributions

Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned the Shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her Shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her Shares, the excess will be treated by the shareholder as gain from a sale or exchange of the Shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the DRIP. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares (or cash that would have been received if the shareholder elected to reach such distribution as cash). The additional shares received by a shareholder pursuant to the DRIP will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long- term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its Common Shares by an amount equal to the deemed distribution less the tax credit.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues Preferred Shares, the Fund intends to allocate capital gain dividends, if any, between its Common Shares and Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions.

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The Fund expects to be treated as a “publicly offered regulated investment company.” As a “publicly offered regulated investment company,” in addition to the Fund’s DRIP, the Fund may choose to pay a majority of a required dividend in Shares rather than cash. In order for the distribution to qualify for the Annual Distribution Requirement, the dividend must be payable at the election of each Shareholder in cash or Shares (or a combination of the two), but may have a “cash cap” that limits the total amount of cash paid to not less than 20% of the entire distribution. If Shareholders in the aggregate elect to receive an amount of cash greater than the Fund’s cash cap, then each Shareholder who elected to receive cash will receive a pro rata share of the cash and the rest of their distribution in Shares of the Fund.

The Internal Revenue Service has also issued private letter rulings on cash/share dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current or accumulated earnings and profits for federal income tax purposes. As a result, shareholders could be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear to what extent the Fund will be able to pay taxable dividends in cash and shares (whether pursuant to IRS Revenue Procedures, a private letter ruling or otherwise).

If an investor purchases shares in the Fund shortly before the record date of a distribution, the price of the shares will generally include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.

U.S. shareholders who have not “opted-out” of the Fund’s DRIP will have their cash dividends and distributions net of any applicable U.S. withholding tax, including any amounts withheld for which a refund is available by filing a U.S. federal income tax return, automatically reinvested in additional Shares, rather than receiving cash dividends and distributions. Any dividends or distributions reinvested under the plan will nevertheless remain taxable to U.S. shareholders. A U.S. shareholder will have an adjusted basis in the additional Shares purchased through the DRIP equal to the dollar amount that would have been received if the U.S. shareholder had received the dividend or distribution in cash, unless the Fund were to issue new Shares that are trading at or above net asset value, in which case, the U.S. shareholder’s basis in the new Shares would generally be equal to their fair market value. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. shareholder’s account.

Sale or Exchange of Shares

Upon the sale or other disposition of the Shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the Shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the Shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other disposition of Shares if the owner acquires (including pursuant to the DRIP) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale or exchange of Shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.

The Fund is an interval fund, a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding shares at net asset value. Shareholders who tender all Shares of the Fund held, or considered to be held, by them

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will be treated as having sold their Shares and generally will realize a capital gain or loss (i.e., “Sale or Exchange Treatment” as discussed below). If a shareholder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its Shares (i.e., “Distribution Treatment” as discussed below). In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund.

Sale or Exchange Treatment. In general, the tender and repurchase of the Shares should be treated as a sale or exchange of the Shares by a U.S. shareholder if the receipt of cash:

•	results in a “complete termination” of such U.S. shareholder’s ownership of Shares in the Fund;

•	results in a “substantially disproportionate” redemption with respect to such U.S. shareholder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. shareholder.

In applying each of the tests described above, a U.S. shareholder must take account of Shares that such U.S. shareholder constructively owns under detailed attribution rules set forth in the Code, which generally treat the U.S. shareholder as owning Shares owned by certain related individuals and entities, and Shares that the U.S. shareholder has the right to acquire by exercise of an option, warrant or right of conversion. U.S. shareholders should consult their tax advisers regarding the application of the constructive ownership rules to their particular circumstances.

A sale of Shares pursuant to a repurchase of Shares by the Fund generally will result in a “complete termination” if either (i) the U.S. shareholder owns none of the Fund’s Shares, either actually or constructively, after the Shares are sold pursuant to a repurchase, or (ii) the U.S. shareholder does not actually own any of the Shares immediately after the sale of Shares pursuant to a repurchase and, with respect to Shares constructively owned, is eligible to waive, and effectively waives, constructive ownership of all such Shares. U.S. shareholders wishing to satisfy the “complete termination” test through waiver of attribution should consult their tax advisers.

A sale of Shares pursuant to a repurchase of Shares by the Fund will result in a “substantially disproportionate” redemption with respect to a U.S. shareholder if the percentage of the then outstanding Shares actually and constructively owned by such U.S. shareholder immediately after the sale is less than 80% of the percentage of the Shares actually and constructively owned by such U.S. shareholder immediately before the sale. If a sale of Shares pursuant to a repurchase fails to satisfy the “substantially disproportionate” test, the U.S. shareholder may nonetheless satisfy the “not essentially equivalent to a dividend” test.

A sale of Shares pursuant to a repurchase of Shares by the Fund will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. shareholder’s proportionate interest in the Fund. A sale of Shares that actually reduces the percentage of the Fund’s outstanding Shares owned, including constructively, by such Shareholder would likely be treated as a “meaningful reduction” even if the percentage reduction is relatively minor, provided that the U.S. shareholder’s relative interest in Shares of the Fund is minimal (e.g., less than 1%) and the U.S. shareholder does not exercise any control over or participate in the management of the Fund’s corporate affairs. Any person that has an ownership position that allows some exercise of control over or participation in the management of corporate affairs will not satisfy the meaningful reduction test unless that person’s ability to exercise control over or participate in management of corporate affairs is materially reduced or eliminated.

Substantially contemporaneous dispositions or acquisitions of Shares by a U.S. shareholder or a related person that are part of a plan viewed as an integrated transaction with a repurchase of Shares may be taken into account in determining whether any of the tests described above are satisfied.

If a U.S. shareholder satisfies any of the tests described above, the U.S. shareholder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and such U.S.

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shareholder’s tax basis in the repurchased Shares. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares exceeds one year as of the date of the repurchase. Specified limitations apply to the deductibility of capital losses by U.S. shareholders. However, if a U.S. shareholder’s tendered and repurchased Shares have previously paid a long-term capital gain distribution (including, for this purpose, amounts credited as an undistributed capital gain) and such Shares were held for six months or less, any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

Any loss realized on a sale or exchange will be disallowed to the extent the Shares disposed of are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the Shares. In such a case, the basis of the Shares acquired will be increased to reflect the disallowed loss.

Distribution Treatment. If a U.S. shareholder does not satisfy any of the tests described above, and therefore does not qualify for sale or exchange treatment, the U.S. shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the U.S. shareholder’s tax basis in the relevant Shares. The amount of any distribution in excess of the Fund’s current and accumulated earnings and profits, if any, would be treated as a non-taxable return of investment to the extent, generally, of the U.S. shareholder’s basis in the Shares remaining. If the portion not treated as a dividend exceeds the U.S. shareholder’s basis in the Shares remaining, any such excess will be treated as capital gain from the sale or exchange of the remaining Shares. Any such gain will be capital gain and will be long-term capital gain if the holding period of the Shares exceeds one year as of the date of the exchange. If the tendering U.S. shareholder’s tax basis in the Shares tendered and repurchased exceeds the total of any dividend and return of capital distribution with respect to those Shares, the excess amount of basis from the tendered and repurchased Shares will be reallocated pro rata among the bases of such U.S. shareholder’s remaining Shares.

Provided certain holding period and other requirements are satisfied, certain non-corporate U.S. shareholders generally will be subject to U.S. federal income tax at a maximum rate of 20% on amounts treated as a dividend. This reduced rate will apply to: (i) 100% of the dividend if 95% or more of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income; or (ii) the portion of the dividends paid by the Fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the Fund this year if such qualified dividend income accounts for less than 95% of the Fund’s gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gains from such sales exceeds net long-term capital loss from such sales) for that taxable year. Such a dividend will be taxed in its entirety, without reduction for the U.S. shareholder’s tax basis of the repurchased Shares. To the extent that a tender and repurchase of a U.S. shareholder’s Shares is treated as the receipt by the U.S. shareholder of a dividend, the U.S. shareholder’s remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the tendered and repurchased Shares will be added to any Shares retained by the U.S. shareholder.

To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. shareholder, (i) it may be eligible for a dividends-received deduction to the extent attributable to dividends received by the Fund from domestic corporations, and (ii) it may be subject to the “extraordinary dividend” provisions of the Code. Corporate U.S. shareholders should consult their tax advisors concerning the availability of the dividends- received deduction and the application of the “extraordinary dividend” provisions of the Code in their particular circumstances.

If the sale of Shares pursuant to a repurchase of Shares by the Fund is treated as a dividend to a U.S. shareholder rather than as an exchange, the other shareholders, including any non-tendering shareholders, could be deemed to have received a taxable stock distribution if such shareholder’s interest in the Fund increases as a result of the repurchase. This deemed dividend would be treated as a dividend to the extent of current or

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accumulated earnings and profits allocable to it. A proportionate increase in a U.S. shareholder’s interest in the Fund will not be treated as a taxable distribution of Shares if the distribution qualifies as an isolated redemption of Shares as described in U.S. Treasury regulations. All shareholders are urged to consult their tax advisors about the possibility of deemed distributions resulting from a repurchase of Shares by the Fund.

Publicly Offered Regulated Investment Company Status. A “publicly offered regulated investment company” or “publicly offered RIC” is a RIC whose shares are either (i) continuously offered pursuant to a public offering within the meaning of Section 4 of the Securities Act, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. The Fund expects to qualify as a publicly offered RIC. There can be no assurances that the Fund will be treated as a publicly offered RIC in its first or second taxable year. If the Fund is a RIC that is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of its affected expenses, including its management fees, will be treated as an additional distribution to the shareholder and will be treated as miscellaneous itemized deductions that are deductible only to the extent permitted by applicable law. Under current law, such expenses will not be deductible by any such shareholder for tax years that begin prior to January 1, 2026 and are deductible subject to limitation thereafter.

Nature of the Fund’s Investments

Certain hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Original Issue Discount

For federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest (i.e., interest paid with additional securities or equity instead of cash) or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year.

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Because any original issue discount will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to its shareholders in order to satisfy the annual distribution requirement, even though the Fund will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. The Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may not qualify for or maintain RIC tax treatment and thus the Fund may become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Non-U.S. Investments

The Fund’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

If the Fund purchases shares in a “passive foreign investment company” under the Code (“PFIC”), the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to Shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in gross income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Fund’s gross income resulting from the QEF election will be considered qualifying income for the purposes of the 90% Gross Income Test. Alternatively, the Fund may elect to mark-to-market at the end of each taxable year its shares in such PFIC, in which case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in its income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in any year income in excess of its distributions from PFICs and its proceeds from dispositions of

34

PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Distribution Requirements.

If the Fund holds more than 10% of the shares in a foreign corporation that is treated as a “controlled foreign corporation” under the Code (“CFC”), the Fund may be treated as receiving a deemed distribution (taxable as ordinary income or, if eligible, the preferential rates that apply to “qualified dividend income”) each year from such foreign corporation in an amount equal to its pro rata share of the foreign corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the foreign corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. shareholder of a CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. shareholders. A “U.S. shareholder,” for this purpose, is any U.S. person that owns (actually or constructively) 10% or more of the combined value or voting power of all classes of shares of a corporation. If the Fund is treated as receiving a deemed distribution from a CFC, the Fund will be required to include such distribution in its investment company taxable income regardless of whether the Fund receives any actual distributions from such CFC, and the Fund must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Distribution Requirement. Income inclusions from a foreign corporation that is a CFC are “good income” for purposes of the 90% Gross Income Test regardless of whether the Fund receives timely distributions of such income from the foreign corporation.

Non-U.S. Currency

The Fund’s functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a currency other than the U.S. dollar and the time it actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss by the Fund. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also generally treated as ordinary income or loss.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on shares in certain circumstances. Limits on the Fund’s payments of dividends on shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.

Backup Withholding

The Fund or other applicable withholding agent may be required to withhold U.S. federal income tax from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

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U.S. Tax Exempt Shareholders

Under current law, the Fund generally serves to prevent the attribution of unrelated business taxable income (“UBTI”) from being realized by its U.S. tax-exempt shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a U.S. tax-exempt shareholder could realize UBTI by virtue of its investment in Shares if such U.S. tax-exempt shareholder borrows to acquire its Shares. U.S. tax-exempt shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Foreign Shareholders

U.S. taxation of a shareholder who is not a U.S. shareholder (such as a nonresident alien individual, a non-U.S. trust or estate or a non-U.S. corporation, as defined for U.S. federal income tax purposes) (a “non-U.S. shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the non-U.S. shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate, if applicable), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to shareholders. For these purposes, interest-related dividends and short- term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a non-U.S. shareholder, and that satisfy certain other requirements. Nevertheless, in the case of the Shares are held through an intermediary, the intermediary could withhold U.S. federal income tax even if the Fund reported the payment as having been derived from “interest-related dividends” or “short-term capital gain dividends.” Moreover, depending on the circumstances, the Fund could report all, some or none of its potentially eligible dividends as derived from “interest-related dividends” or “short-term capital gain dividends,” or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. A non-U.S. shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares. However, a non-U.S. shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and gains realized upon the sale, exchange or other disposition of shares.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations. Non-U.S. corporate shareholders may also be subject to the branch profits tax imposed by the Code.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate, if applicable) unless the non-U.S. shareholder certifies his or her non-U.S. status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.

Non-U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

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Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Shareholders should consult their own tax advisor regarding FATCA and whether it may be relevant to their ownership and disposition of the Shares.

Loss Reportable Transaction

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Other Taxation

Shareholders may be subject to state, local and non-U.S. taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

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CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Fund is The Bank of New York Mellon, whose principal business address is 225 Liberty Street, New York, New York 10286. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Fund’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of the Fund’s portfolio securities.

SS&C GIDS, Inc., whose principal business address is 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s transfer agent with respect to the Common Shares.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is One Manhattan West, New York, NY 10001.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of April 20, 2026, the Fund had not commenced investment operations and the only Shares of the Fund were owned by the Adviser.

Simultaneously with the Fund beginning to accept offers to purchase Shares, it is intended that DIF LP (the “Predecessor Fund”) will reorganize with and transfer substantially all of its assets and liabilities to the Fund (the “Proposed Reorganization”). In connection with the Proposed Reorganization, certain shareholders of the Predecessor Fund (the “Anchor Investors”) will receive in the aggregate Class I shares corresponding to the NAV of the Predecessor Fund as of the date of the Proposed Reorganization and will not bear any transaction fee. As of October 31, 2025, the NAV of the Predecessor Fund was approximately $301 million. An Anchor Investor may continue to be deemed to control the Fund until such time as it owns 25% or less of the outstanding Common Shares. This ownership will fluctuate as other investors subscribe for Common Shares and as the Fund repurchases Common Shares in connection with any repurchase offers the Board may authorize. Depending on the size of this ownership interest at any given point in time, it is expected that one or more of the Anchor Investors will, for the foreseeable future, either control the Fund or be in a position to exercise a significant influence on the outcome of any matter put to a vote of interest holders.

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APPENDIX A – AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholder and Board of Trustees of

Diameter Dynamic Credit Fund

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Diameter Dynamic Credit Fund (the “Fund”), as of September 30, 2025, and the related notes (collectively referred to as the financial statement). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Fund at September 30, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of the Fund’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the auditor of one or more Diameter DCF Advisor LLC investment companies since 2025.

New York, New York

October 14, 2025

DIAMETER DYNAMIC CREDIT FUND

Statement of Assets and Liabilities

September 30, 2025

Assets
Cash	$100,000

Total Assets	$100,000

Liabilities
Total Liabilities	—
Commitments and contingencies (Note 4)

Net Assets	$100,000

Composition of Net Assets Attributable to Common Shares
Par value	$10
Paid-in-capital	99,990

Total Net Assets Attributable to Common Shares	$100,000

Class I Common Shares
Net asset value per share	$10.00
Net assets	$100,000
Shares issued and outstanding (unlimited shares authorized, par value $0.001 per share)	10,000

The accompanying notes are an integral part of this financial statement

NOTES TO FINANCIAL STATEMENT

1.	Organization

Diameter Dynamic Credit Fund (the “Fund”) is registered under the Securities Act of 1933 and the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund expects to engage in a continuous offering of its Common Shares (defined below) and expects to operate as an interval fund that will offer to make quarterly repurchases of shares at the relevant net asset value (the “NAV”) per Common Share.

The Fund currently offers one class of shares of beneficial interest: Class I Common Shares (“Common Shares”). The Fund is authorized to issue an unlimited number of Common Shares.

The Fund has adopted (as defined below), pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its Common Shares at NAV on a quarterly basis. Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Common Shares at NAV (either by number of shares or aggregate NAV) subject to the approval of the board of trustees (the “Board”). Written notification of each quarterly repurchase offer will be sent to shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). If a repurchase offer is oversubscribed, the Fund may, but is not required to, determine to increase the amount repurchased by up to 2% of the Fund’s Common Shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request.

Effective September 30, 2025, Diameter DCF Advisor LLC (the “Adviser”), a Delaware limited liability company and a wholly-owned subsidiary of Diameter Capital Partners LP (collectively with its subsidiaries and affiliated entities, “Diameter”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement (Note 3). The Adviser is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser is responsible for the day-to-day management of the Fund. The Fund operates under the direction of the board of trustees (the “Board”). The Board is responsible for the overall management of the Fund. There are currently five trustees, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”). The Independent Trustees are responsible for, among other things, reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates.

It is anticipated that the Fund will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will the leverage employed by the Fund exceed the limitations set forth in the 1940 Act. The 1940 Act requires that a registered investment company must comply with an asset coverage requirement of 300% of its borrowings, including amounts borrowed, measured at the time such investment company incurs the indebtedness. This requirement means that the value of such investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).

The Fund’s investment objectives are to seek to generate current income and provide attractive risk-adjusted returns. The Fund will seek to achieve its investment objectives by dynamically adjusting its portfolio exposures depending on the market environment and will invest in a wide range of credit-related products in both the public and private credit sectors.

The Fund was organized as a Delaware statutory trust on May 2, 2025, pursuant to a Declaration of Trust, governed by the laws of the State of Delaware. The Fund has no operations from that date to

September 30, 2025, other than those related to organizational matters and the registration of its Common Shares under applicable securities laws. The Adviser purchased 10,000 Class I Shares at a net asset value of $10.00 per share on July 28, 2025.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Fund’s financial statement is prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in U.S. dollars. The Fund is considered an investment company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946. Management believes it has made all necessary adjustments so that the financial statement is presented fairly and that estimates made in preparing its financial statement are reasonable and prudent.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may ultimately differ from these estimates.

(c)	Net Asset Value

The NAV for each class of Common Shares will be calculated by the Fund daily, as of the close of regular trading on the New York Stock Exchange (the “NYSE”). The NAV per share for the class of Common Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made. The valuation of the Fund’s investments, upon which the NAV is based, and all other assets and liabilities are recorded in accordance with U.S. GAAP and the 1940 Act. The Fund’s investments are valued in accordance with ASC 820 and Rule 2a-5 under the 1940 Act. The Fund held no investments as of September 30, 2025.

(d)	Cash

The cash amount consists of cash at a bank.

(e)	Income Taxes

The Fund intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s shareholders and would not be reflected in the Fund’s financial statements.

3.	Related-Party Transactions

(a)	Investment Advisory Agreement

On September 30, 2025, the Fund entered into an Investment Advisory Agreement with the Adviser, which became effective on September 30, 2025. Upon becoming effective, the Fund will pay the Adviser a fee for investment advisory and management services.

The Fund pays the Adviser a management fee (the “Management Fee”) in an amount equal to 1.25% of the Fund’s average daily total assets of the Fund (“Managed Assets”), payable quarterly in arrears. Managed Assets means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). The Management Fee is paid as of the date the Fund commences investment operations following the time its registration statement is declared effective.

At September 30, 2025, the only shareholder of the Fund is the Adviser.

(b)	Expense Limitation and Reimbursement Agreement

On September 30, 2025, the Fund entered into an Expense Limitation and Reimbursement Agreement with the Adviser, which became effective on September 30, 2025. Upon becoming effective, the Adviser agrees with the Fund to waive the Management Fee and/or to assume or reimburse expenses of the Fund (“Waiver”) if required to ensure that the total annual expenses of the Fund (the “Specified Expenses” (as defined below)) do not exceed 0.75% of the average daily net assets of Class I Common Shares (“Expense Limit”).

“Specified Expenses” of the Fund means all expenses incurred in the business of the Fund, including organization and certain offering expenses, with the exception of: the Management Fee, any taxes, fees and interest payments on borrowed funds, shareholder servicing and distribution fees, brokerage and distribution costs and expenses, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary or non-routine expenses, such as litigation expenses.

For a period not to exceed three years from the date on which a Waiver is made, if the estimated annualized Specified Expenses as of a given month are less than the Expense Limit, the Adviser may recoup amounts waived or assumed during the previous thirty-six months, provided the Adviser is able to effect such recoupment and the Fund will remain in compliance with the Expense Limit in place at the time of the Waiver and the current Expense Limit, if any, at the time of the recoupment.

4.	Commitments and Contingencies

(a)	Commitments

As of September 30, 2025, the Adviser and its affiliates have incurred organizational and offering expenses as well as some non-organizational matters on the Fund’s behalf in the estimated amount of $1.8 million. The amount will only be borne by the Fund after the Fund completes its first sale of shares in its public offering. Thereafter, organizational expenses will be paid out of Fund assets which will be expensed as they are incurred and offering expenses will be amortized over a 12-month period from when they are incurred, in each case, subject to the Waiver.

5.	Indemnifications

Under the Fund’s organizational documents, its officers and trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. Under such agreements, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters or agents may be required to make. The Fund’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

6.	Subsequent Events

In preparing these financial statements, the Fund’s management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. There were no subsequent events identified that require recognition or disclosure.

APPENDIX B – UNAUDITED FINANCIAL STATEMENTS

DIAMETER DYNAMIC CREDIT FUND

Statement of Assets and Liabilities

February 28, 2026

(Unaudited)

Assets
Cash	$100,000

Total Assets	100,000

Liabilities
Total Liabilities	—
Commitments and contingencies (Note 4)

Net Assets	$100,000

Composition of Net Assets Attributable to Common Shares
Par value	$10
Paid-in-capital	99,990

Total Net Assets Attributable to Common Shares	$100,000

Class I Common Shares
Net asset value per share	$10.00
Net assets	$100,000
Shares issued and outstanding (unlimited shares authorized, par value $0.001 per share)	10,000

The accompanying notes are an integral part of this financial statement.

DIAMETER DYNAMIC CREDIT FUND

NOTES TO FINANCIAL STATEMENT

(UNAUDITED)

1.	Organization

Diameter Dynamic Credit Fund (the “Fund”) is registered under the Securities Act of 1933 and the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund expects to engage in a continuous offering of its Common Shares (defined below) and expects to operate as an interval fund that will offer to make quarterly repurchases of shares at the relevant net asset value (the “NAV”) per Common Share.

The Fund offers two share classes of beneficial interest (“Common Shares”): Class A Shares (“Class A Shares”) (minimum initial investment $25,000; subsequent $1,000) and Class I Shares (“Class I Shares”) (minimum initial investment $1,000,000; subsequent $500,000), with the Adviser retaining discretion to waive these minimums. Both classes are issued daily at NAV with no upfront sales load, though Class A investors purchasing through financial intermediaries may be charged transaction fees of up to 2.00% of NAV by their intermediary. Class A Shares carry a 0.75% per annum shareholder servicing and distribution fee under the Fund’s 12b-1 Distribution and Service Plan, while Class I Shares are not subject to any such fees.

The Fund has adopted (as defined below), pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its Common Shares at NAV on a quarterly basis. Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Common Shares at NAV (either by number of shares or aggregate NAV) subject to the approval of the board of trustees (the “Board”). Written notification of each quarterly repurchase offer will be sent to shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). If a repurchase offer is oversubscribed, the Fund may, but is not required to, determine to increase the amount repurchased by up to 2% of the Fund’s Common Shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s Common Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request.

Effective September 30, 2025, Diameter DCF Advisor LLC (the “Adviser”), a Delaware limited liability company and a wholly-owned subsidiary of Diameter Capital Partners LP (collectively with its subsidiaries and affiliated entities, “Diameter”), acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement (Note 3). The Adviser is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser is responsible for the day-to-day management of the Fund. The Fund operates under the direction of the board of trustees (the “Board”). The Board is responsible for the overall management of the Fund. There are currently five trustees, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”). The Independent Trustees are responsible for, among other things, reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates.

It is anticipated that the Fund will employ leverage as market conditions permit and at the discretion of the Adviser, but in no event will the leverage employed by the Fund exceed the limitations set forth in the 1940 Act. The 1940 Act requires that a registered investment company must comply with an asset coverage requirement of 300% of its borrowings, including amounts borrowed, measured at the time such investment

DIAMETER DYNAMIC CREDIT FUND

NOTES TO FINANCIAL STATEMENT—(CONTINUED)

(UNAUDITED)

company incurs the indebtedness. This requirement means that the value of such investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness).

The Fund’s investment objectives are to seek to generate current income and provide attractive risk-adjusted returns. The Fund will seek to achieve its investment objectives by dynamically adjusting its portfolio exposures depending on the market environment and will invest in a wide range of credit-related products in both the public and private credit sectors.

The Fund was organized as a Delaware statutory trust on May 2, 2025, pursuant to a Declaration of Trust, governed by the laws of the State of Delaware. The Fund has no operations from that date to February 28, 2026, other than those related to organizational matters and the registration of its Common Shares under applicable securities laws. The Adviser purchased 10,000 Class I Shares at a net asset value of $10.00 per share on July 28, 2025. There are no Class A shares outstanding as of February 28, 2026.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Fund’s financial statement is prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in U.S. dollars. The Fund is considered an investment company under U.S. GAAP and follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946. Management believes it has made all necessary adjustments so that the financial statement is presented fairly and that estimates made in preparing its financial statement are reasonable and prudent.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may ultimately differ from these estimates.

(c)	Net Asset Value

The NAV for each class of Common Shares will be calculated by the Fund daily, as of the close of regular trading on the New York Stock Exchange (the “NYSE”). The NAV per share for the class of Common Shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made. The valuation of the Fund’s investments, upon which the NAV is based, and all other assets and liabilities are recorded in accordance with U.S. GAAP and the 1940 Act. The Fund’s investments are valued in accordance with ASC 820 and Rule 2a-5 under the 1940 Act. The Fund held no investments as of February 28, 2026.

(d)	Cash

The cash amount consists of cash at a bank.

DIAMETER DYNAMIC CREDIT FUND

NOTES TO FINANCIAL STATEMENT—(CONTINUED)

(UNAUDITED)

(e)	Income Taxes

The Fund intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s shareholders and would not be reflected in the Fund’s financial statements.

3.	Related-Party Transactions

(a)	Investment Advisory Agreement

On September 30, 2025, the Fund entered into an Investment Advisory Agreement with the Adviser, which became effective on September 30, 2025. Upon becoming effective, the Fund will pay the Adviser a fee for investment advisory and management services.

The Fund pays the Adviser a management fee (the “Management Fee”) in an amount equal to 1.25% of the Fund’s average daily total assets of the Fund (“Managed Assets”), payable quarterly in arrears. Managed Assets means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes). The Management Fee is paid as of the date the Fund commences investment operations following the time its registration statement is declared effective.

At February 28, 2026, the only shareholder of the Fund is the Adviser.

(b)	Expense Limitation and Reimbursement Agreement

On September 30, 2025, the Fund entered into an Expense Limitation and Reimbursement Agreement with the Adviser, which became effective on September 30, 2025. Upon becoming effective, the Adviser agrees with the Fund to waive the Management Fee and/or to assume or reimburse expenses of the Fund (“Waiver”) if required to ensure that the total annual expenses of the Fund (the “Specified Expenses” (as defined below)) do not exceed 0.75% of the average daily net assets of Class I Shares and Class A Shares (“Expense Limit”).

“Specified Expenses” of the Fund means all expenses incurred in the business of the Fund, including organization and certain offering expenses, with the exception of: the Management Fee, any taxes, fees and interest payments on borrowed funds, shareholder servicing and distribution fees, brokerage and distribution costs and expenses, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary or non-routine expenses, such as litigation expenses.

For a period not to exceed three years from the date on which a Waiver is made, if the estimated annualized Specified Expenses as of a given month are less than the Expense Limit, the Adviser may recoup amounts waived or assumed during the previous thirty-six months, provided the Adviser is able to effect such recoupment and the Fund will remain in compliance with the Expense Limit in place at the time of the Waiver and the current Expense Limit, if any, at the time of the recoupment.

DIAMETER DYNAMIC CREDIT FUND

NOTES TO FINANCIAL STATEMENT—(CONTINUED)

(UNAUDITED)

4.	Commitments and Contingencies

(a)	Commitments

As of February 28, 2026, the Adviser and its affiliates have incurred organizational and offering expenses as well as some non-organizational matters on the Fund’s behalf in the estimated amount of $1.8 million. The amount will only be borne by the Fund after the Fund completes its first sale of shares in its public offering. Thereafter, organizational expenses will be paid out of Fund assets which will be expensed as they are incurred and offering expenses will be amortized over a 12-month period from when they are incurred, in each case, subject to the Waiver.

5.	Indemnifications

Under the Fund’s organizational documents, its officers and trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. Under such agreements, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters or agents may be required to make. The Fund’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

6.	Subsequent Events

In preparing these financial statements, the Fund’s management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. There were no subsequent events identified that require recognition or disclosure.